UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒            Preliminary Proxy Statement
☐            Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☐            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

VENAXIS, INC.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒            No fee required.
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
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☐            Fee paid previously with preliminary materials:
☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:
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(4)	Date Filed:

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado
 (303) 794-2000
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 TO BE HELD ON MARCH 24, 2016
February 5, 2016
To the Shareholders of Venaxis, Inc.:
A special meeting of shareholders, or the Meeting, of Venaxis, Inc., a Colorado corporation, will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on March 24, 2016, at 3 P.M. local time, for the purpose of considering and voting upon the following:
1.	Amendment and Restatement of the Articles of Incorporation. The adoption of amended and restated Articles of Incorporation of Venaxis to increase the number of authorized shares of common stock, no par value, from 60,000,000 to 200,000,000, and to change the name of Venaxis to Strand Life Sciences, Inc. as part of the first closing of the transactions described in this proxy statement.
2.	Reverse Split. The approval of a proposal to authorize the board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment to the Company’s amended and restated Articles of Incorporation, subject to the authority of the board of directors to abandon such amendment, to authorize the board of directors, in effecting such reverse stock split, to reduce the total number of shares of Common Stock the Company is authorized to issue to 60,000,000 if a reverse stock split of one-for-six through one-for-ten is effected, or to 75,000,000 if a reverse stock split of one-for-four or one-for five is effected, subject to the authority of the board of directors to abandon such amendment.
3.	The Master Agreement. The approval of the Master Agreement among Venaxis, Strand Life Sciences Private Limited, or Strand, and Strand Genomics, Inc., a wholly owned subsidiary of Strand, or Strand U.S., that sets forth the covenants and agreements of Venaxis and Strand regarding the operation of the combined company following the first closing (as described in this proxy statement) which will be focused on the commercialization and further development of Strand’s products and services.
4.	The Share Sale Agreements and Investment Agreements. The approval of the Share Sale Agreements and Investment Agreements described in this proxy statement among Venaxis and the Strand shareholders pursuant to which Venaxis will, at the applicable closing, purchase the Strand shares held by such Strand shareholders and the Strand shareholders will immediately use the funds they receive to purchase shares of Venaxis Common Stock.
5.	Issuance of Shares of Venaxis Common Stock to the Strand Shareholders and ESOP Option Holders and Approval of the 2016 Stock Option Plan. The approval to issue up to 100,000,000 shares of Venaxis Common Stock and approval of the 2016 Stock Option Plan. Upon approval, Venaxis will issue to the Strand Shareholders the shares of Venaxis Common Stock purchased at the applicable closing under the Investment Agreements, and have the approval for the shares of Common Stock underlying the Venaxis stock options to be granted under the new 2016 Stock Option Plan pursuant to which Venaxis will grant stock options to Strand employees and directors holding ESOP Options issued by Strand.

6.	The Asset Purchase Transaction. The approval of the acquisition of substantially all of the assets of Strand U.S., by a subsidiary of Venaxis formed for that purpose.
7.	New Equity Incentive Plan. The adoption of a new 2016 Equity Incentive Plan of the combined company under which 8,000,000 shares of common stock are reserved for future equity awards to employees, consultants and non-employee directors of Venaxis and its subsidiaries after the first closing.
8.	Advisory Vote on Parachute Compensation. The approval, on a non-binding, advisory basis, as required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, of the compensation that has been or may be paid to Venaxis’ named executive officers based on or otherwise related to, the transactions described in the proxy statement.
9.	Adjournment of the Meeting, if necessary. The approval of the adjournment of the Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve the foregoing proposals.
The board of directors is not aware of any other business to come before the Meeting.  Pursuant to Venaxis’ Bylaws, the board of directors has fixed the close of business on February 2, 2016 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof.
You are requested to complete and sign the enclosed proxy which is solicited by the board of directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.
This proxy statement is available online at:  www.venaxis.com.
EACH SHAREHOLDER, WHETHER OR NOT HE, SHE OR IT PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS, HER OR ITS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.
BY ORDER OF THE BOARD OF DIRECTORS,
____________________
Gail S. Schoettler,
Chair of the Board of Directors

Page
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION	4
Questions and Answers	4
Glossary	9
SUMMARY	12
The Companies	12
The Transaction	14
Reasons for the Transaction and Board Recommendation	15
Financial Advisor Opinion	15
Overview of the Transaction Agreements	15
Management of the Combined Company After the First Closing	18
Interests of Directors and Executive Officers in the Transaction	19
Reverse Stock Split	19
Risk Factors	19
Regulatory Approvals	20
Anticipated Accounting Treatment	20
Dissenters’ Rights	20
THE SPECIAL MEETING	21
General Information	21
Voting Rights and Votes Required	21
FORWARD-LOOKING STATEMENTS	24
THE TRANSACTION AND THE TRANSACTION AGREEMENTS	25
Master Agreement	25
Share Sale Agreements and Investment Agreements	30
Registration Rights Agreements	32
Asset Purchase Agreement	32
Equity Incentive Plans	33
Employment Agreements	33
Monetization of the Venaxis Legacy Business	34
BACKGROUND OF THE TRANSACTION	35
REASONS FOR THE TRANSACTION AND BOARD RECOMMENDATION	41
PROPOSALS	42
Proposal No. 1—To Amend and Restate the Articles of Incorporation, as Amended, to Increase the Total Number of Shares of Common Stock That Venaxis Is Authorized to Issue and to Change the Name Of Venaxis	42
Proposal No. 2—To Amend the Articles of Incorporation, As Amended, to Effect a Reverse Stock Split of the Common Stock Within a Range of Reverse Split Ratios	42
Proposal No. 3—Approval of the Master Agreement	45
Proposal No. 4—Approval of the Share Sale Agreements and the Investment Agreements with the Strand Shareholders	46
Proposal No. 5—Approval of the Issuance of Venaxis Common Stock Under The Share Sale Agreements and the Investment Agreements and Approval of the 2016 Stock Option Plan	47
Proposal No. 6—Approval of the Asset Purchase Agreement	49
Proposal No. 7—Approval of the 2016 Equity Incentive Plan	50
Proposal No. 8—Advisory (Nonbinding) Vote on Compensation	55
Proposal No. 9—Proposal to Approve the Adjournment of the Meeting, if necessary	56

i

ii

This proxy statement incorporates important business and financial information about Venaxis that is not included in or delivered with the document.  This information is available without charge to shareholders upon written or oral request to:

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado
(303) 794-2000
Attention:  Jeffrey G. McGonegal

To obtain timely delivery, shareholders must request the information no later than five business days before the date of the Meeting.

iii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
This section provides answers to frequently asked questions about what we refer to as the “Transaction” between Venaxis and each of Strand, Strand U.S. and the Strand Shareholders.  This section, however, only provides summary information.  We urge you to read carefully the remainder of this proxy statement, including the annexes to this proxy statement, because the information in this section does not provide all the information that might be important to you regarding the Transaction and the other matters being considered at the Meeting.  Please refer to the Glossary at the end of this Question and Answer section for a definition of the terms we use throughout this proxy statement.
Questions and Answers
Q:            What is included in the Transaction?
A:            There are a number of agreements that provide the legal framework for the Transaction.  They are:
•	The Master Agreement. The Master Agreement between Venaxis, Strand and Strand U.S. serves as a roadmap for the closing of the Transaction and the operation of the combined company following the First Closing, which will be focused on the commercialization and further development of Strand’s products and services.
•	The Share Sale Agreements and Investment Agreements. Venaxis has entered into separate Share Sale Agreements and Investment Agreements with the Strand Shareholders holding more than 90% of the Strand shares, in the aggregate and of each class, under which, at two different Closings, Venaxis will purchase such Strand shares from the existing Strand Shareholders and the Strand Shareholders will immediately use the funds they receive to purchase shares of Venaxis Common Stock. The purchase of the Strand shares by Venaxis for cash will be conducted under an exemption from the U.S. cash tender offer regulations, as Strand is a foreign private issuer. The shares of Venaxis Common Stock to be issued to the Strand Shareholders at the Closings will be issued as private placements of securities, subject to later registration for resale.
•	The Asset Purchase Agreement. At the First Closing, Venaxis Sub will purchase from Strand U.S. all of the assets of Strand U.S., will assume the liabilities associated with those assets and Venaxis will become the employer of all of the Strand U.S. employees.
Q:            What will the Strand Shareholders receive in the Transaction?
A:            Venaxis has agreed to issue, and Strand Shareholders will receive, subject to Venaxis shareholder approval, shares of Venaxis Common Stock such that following the consummation of the Transaction contemplated by the Investment Agreements and the Master Agreement, current shareholders of Venaxis are expected to own approximately 32% of the common stock of the combined company, and current Strand Shareholders and Strand ESOP Option holders are expected to own or have the right to acquire approximately 68% of the common stock of the combined company, after giving effect to the shares issuable pursuant to stock options of Venaxis that will be issued to holders of Strand ESOP Options as of the First Closing, without giving effect to any shares issuable pursuant to Venaxis’ other outstanding options and warrants.  The 32%/68% is referred to as the Shareholding Ratio in this proxy statement.  The Shareholding Ratio, with respect to the outstanding shares, is based on the assumption that 100% of the Strand Shareholders (excluding the ESOP) will execute the applicable Share Sale Agreements and Investment Agreements with Venaxis and will consummate the Transaction under such Transaction Agreements.  Currently, the holders of more than 90% of the Strand shares have signed such agreements with Venaxis, subject to approvals, including the Venaxis shareholder approval.

Q:            Why are the two companies proposing to combine?
A:            Venaxis and Strand believe that the combined company resulting from the Transaction will have a number of potential advantages, including a focus on the commercialization of the Strand NGS products and services in the oncology market.  The existing resources of each of Venaxis and Strand will be focused on such commercialization and other business efforts related to the Strand products and services.  The combination will also give Strand access to the public markets in which to pursue financing for its business.
Q:            What is happening to the current Venaxis business assets?
A:            Since 2004, Venaxis has pursued the development of, and sought FDA clearance for, its APPY1 diagnostic test product, but has been unable to obtain such clearance.  The APPY1 products are CE marked and currently offered for sale in Europe.  Venaxis believes that it is in the best interest of the Venaxis shareholders to shift its focus and resources to the commercialization and further development of the Strand products and services.  Therefore, Venaxis intends to wind down its appendicitis business, and hopes to pursue a disposition of such appendicitis business assets, as well as legacy animal health assets in order to gain additional funds to dedicate to the funding and advancement of the Strand products and services.  Until such time as plans are finalized for the appendicitis business and the legacy animal health assets, Venaxis plans to continue to support such assets.
Q:            What is the reverse stock split and why is it necessary?
A:            The Venaxis Common Stock is currently listed on the NASDAQ Capital Market but the trading price of its Common Stock does not meet the minimum bid price required by the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2).  As of February 2, 2016, the closing price of the Venaxis Common Stock is $0.25 per share.  Venaxis is currently trying to regain compliance with the minimum bid rule and has until March 8, 2016 to regain such compliance.  Although Venaxis will not be able to regain compliance by such date, it intends to proceed with the reverse stock split proposal and will effect the reverse stock split in connection with the First Closing, in the discretion of its board of directors, if Venaxis believes the implementation of the reverse stock split will assist it in regaining compliance with the NASDAQ Capital Market minimum bid price requirements.  If so, immediately prior to the First Closing, the outstanding shares of Venaxis’ Common Stock will be reclassified and combined into a lesser number of shares at a ratio between one-for-four and one-for ten to be determined by Venaxis’ board of directors and publicly announced by Venaxis.
Q:            What is the impact of the Transaction on Venaxis’ NASDAQ Capital Market Listing?
A:            If NASDAQ determines that the Transaction is a business combination resulting in a change in control of Venaxis, NASDAQ will require the combined company, after the First Closing, to apply for initial listing on NASDAQ in order to maintain a NASDAQ listing.  Such process would require the combined company to meet the initial qualitative and quantitative requirements for listing, and incur fees associated with such listing.  We cannot assure you that, if such initial listing application is required, that the combined company will meet such initial listing qualifications.
Q:            Why am I receiving this proxy statement?
A:            You are receiving this proxy statement because you have been identified as a shareholder of Venaxis as of the record date.  This proxy statement is being used by Venaxis to solicit proxies for the Meeting.  If you are a shareholder of Venaxis, you are entitled to vote at the Meeting.  This document contains important information about the Transaction, the shares of Venaxis Common Stock to be issued to the Strand Shareholders and the Meeting, and you should read it carefully.

Q:            What Venaxis shareholder approvals are required to consummate the Transaction?
A:            To consummate the Transaction, Venaxis’ shareholders must approve:
•	The amendment and restatement of the Articles of Incorporation, as amended, of Venaxis to increase the number of authorized shares of Venaxis Common Stock from 60,000,000 to [75,000,000] [200,000,000], and to change the name of Venaxis to Strand Life Sciences, Inc. as part of the First Closing of the Transaction described in this proxy statement;
•	The Reverse Split;
•	The Master Agreement between Venaxis and Strand and Strand U.S. that sets forth the covenants and agreements of Venaxis and Strand about the operation of the combined company following the First Closing and includes the commitment of Venaxis to issue stock options to the holders of ESOP Options, and separate stock options to U.S.-based employees of Strand U.S. effective with the First Closing;
•	The issuance of up to 100,000,000 shares of Venaxis Common Stock under the Investment Agreements at the First Closing or the Second Closing, and the new 2016 Stock Option Plan under which stock options to acquire up to 9,343,650 shares of Common Stock will be granted, at the First Closing, to the holders of ESOP Options;
•	The Share Sale Agreements and Investment Agreements described in this proxy statement between Venaxis and the Strand Shareholders pursuant to which Venaxis will purchase shares of Strand held by such Strand Shareholders and the Strand Shareholders will immediately use the funds they receive to purchase shares of Venaxis Common Stock;
•	The Asset Purchase Transaction under which Venaxis will acquire substantially all of the assets of Strand U.S.; and
•	The new 2016 Equity Incentive Plan under which up to 8,000,000 shares of Common Stock are reserved for future equity awards to employees, consultants and non‑employee directors of Venaxis and its subsidiaries (including Strand), including awards to U.S.-based employees of Strand at the First Closing.
Q:            What other conditions must be satisfied to consummate the First Closing?
A:            In addition to Venaxis obtaining shareholder approval at the Meeting, closing conditions for the First Closing for both Strand and Venaxis include:
•	conditional approval for the continued listing of Venaxis Common Stock on the NASDAQ Capital Market and approval of the shares of Venaxis Common Stock to be issued to the Strand Shareholders on the NASDAQ Capital Market;
•	subject to certain exceptions, the absence of any effects, changes, events or circumstances that singularly or collectively has a material adverse effect on the business, financial condition, operations or results of operations of Venaxis or Strand or the ability of Venaxis or Strand to consummate the Transaction or perform their obligations under the Master Agreement;
•	the accuracy of the representations and warranties provided by Venaxis, Strand and Strand U.S. pursuant to the Master Agreement, except where such inaccuracies do not constitute a material adverse effect;

•	the accuracy of the representations and warranties provided by Venaxis and the Strand Shareholders pursuant to each Share Sale Agreement and Investment Agreement, except where such inaccuracies do not constitute a material adverse effect;
•	the accuracy of the representations and warranties provided by Venaxis and Strand U.S. pursuant to the Asset Purchase Agreement, except where such inaccuracies do not constitute a material adverse effect;
•	the performance of the covenants and obligations of Venaxis and Strand pursuant to the Master Agreement in all material respects;
•	certain closing conditions related to the Strand capital structure, including
o	receipt of consent or approval at a special meeting of certain Strand Shareholders to terminate Strand’s Restated Shareholders’ Agreement, amend the articles of association of Strand, and cancel all preferential rights attached to certain Strand shares such that all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.
o	receipt of consent or approval from the requisite Strand Shareholders to terminate Strand’s Restated Shareholders’ Agreement, amend the articles of association of Strand, and cancel all preferential rights attached to certain Strand shares such that, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.
•	the delivery of certain certifications by each of Venaxis and Strand; and
•	the absence of any injunction or order preventing the consummation of the Transaction or any legal proceeding in which a governmental body seeks to prohibit or restrain the consummation of the merger or otherwise materially impact the rights or operations of Venaxis or Strand following the consummation of the Transaction.
Q:            What risks should I consider in deciding whether to vote in favor of the proposals?
A:            You should carefully review the section of this proxy statement entitled “Risk Factors” beginning on page 71,  which sets forth certain risks and uncertainties related to the Transaction and the combined company to which Venaxis’ and Strand’s businesses are and will be subject.
Q:            Why are there two Closings?
A:            Certain of the Strand Shareholders cannot close on the Share Sale Agreements and Investment Agreements they executed until after September 30, 2016, for India tax reasons.  At the First Closing, Venaxis will acquire at least a majority of the outstanding shares of Strand and will consolidate the Strand business with the Venaxis business for financial and reporting purposes.  In its capacity as the majority shareholder of Strand after the First Closing, Venaxis will control Strand and its subsidiaries.
Q:            When do you expect the Closings to occur?
A:            We anticipate that the First Closing will occur early in the second quarter of 2016 as promptly as practicable after the Meeting of Venaxis shareholders and satisfaction or waiver of all closing conditions, but we cannot predict the exact timing.  We expect the Second Closing will occur as soon as practicable after September 30, 2016.

Q:            Am I entitled to dissenters’ rights?
A:            Under the Colorado Business Corporation Act, holders of Venaxis Common Stock are not entitled to dissenter rights in connection with the Transaction or the proposals described in this proxy statement because the outstanding shares of Venaxis Common Stock will not be exchanged and no changes are made to the rights associated with the Venaxis Common Stock on a per-share basis.
Q:            Who is paying for this proxy solicitation?
A:        Venaxis is conducting this proxy solicitation and Venaxis and Strand will each bear one-half of the costs of the fees and expenses, other than attorneys’ fees, incurred in connection with the filing, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders.  Venaxis and Strand will each bear their own legal expenses.  Venaxis may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy materials to beneficial owners.
Q:            Who can help answer my questions?
A:            If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals described herein, including the procedures for voting your shares, you should contact:
Venaxis, Inc.
Attn: Jeffrey McGonegal
1585 South Perry Street
Castle Rock, CO 80104
 E-mail: info@venaxis.com
Q:            Who is soliciting my proxy?
A:            The proxy is being solicited of Venaxis shareholders by Venaxis’ board of directors.
Q:            As a Venaxis shareholder, how does Venaxis’ board of directors recommend that I vote?
A:            After careful consideration, Venaxis’ board of directors recommends that Venaxis shareholders vote “FOR” each proposal listed in this proxy statement.
Q:            What do I need to do now?
A:            We urge you to read this proxy statement carefully, including its annexes, and to consider how the Transaction affects you.
If your shares of Venaxis Common Stock are registered directly in your name, you may provide your proxy instructions in four different ways.  First, you can mail your signed proxy card in the enclosed return envelope.  Alternatively, you can provide your proxy instructions via the Internet at https://secure.corporatestock.com/vote.php.  Finally, you can deliver your completed proxy card in person or by completing a ballot in person at the Meeting.  Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Meeting.
If your Venaxis shares are held in a brokerage account in “street name” or by another nominee, your broker will not be able to vote your shares of Venaxis Common Stock without instructions from you.  You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:            What happens if I do not return a proxy card or otherwise provide proxy instructions?
A:            If you do not submit a proxy card or vote at the Meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the meeting.
Q:            May I vote in person?
A:            If your shares of Venaxis Common Stock are registered directly in your name with Venaxis’ transfer agent you are considered, with respect to those shares, the shareholder of record, and the proxy materials and proxy card are being sent directly to you.  If you are a Venaxis shareholder of record as of February 2, 2016, you may attend the Meeting to be held on March 24, 2016 and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions. However, we urge you to return your proxy card with your voting instructions in any event, just in case your plans should change.
If your shares of Venaxis Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you are also invited to attend the Meeting.  Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting.
Q:            May I change my vote after I have provided proxy instructions?
A:            Any shareholder of record has the right to revoke the proxy any time before his, her or its proxy is voted at the Meeting by sending a written notice stating that he, she or it would like to revoke the proxy, by submitting new proxy instructions either on a new proxy card, by telephone or via the Internet, or by attending the Meeting and voting in person.  Attendance alone at the Meeting will not revoke your proxy.  If a Venaxis shareholder has instructed a broker to vote shares of Venaxis Common Stock held in “street name,” the shareholder must follow directions received from the broker to change those instructions.
Q:            Why am I being asked to vote on the Adjournment Proposal?
A:            The board of directors believes that if a quorum is not present or if the number of shares of Common Stock present or represented at the Meeting and voting in favor of the proposals are insufficient to approve such proposals, it is in the best interests of the shareholders to enable the board, for a limited period of time, to further solicit proxies to approve the proposals.

Glossary
The following list of terms is used in this proxy statement to identify parties, events, agreements or other items related to the proposals submitted to the Venaxis shareholders for approval at the Meeting.  We use these terms to simplify the disclosure and focus on the material information we are conveying in this proxy statement.
“2016 Equity Incentive Plan” means the equity incentive plan of the combined company under which up to 8,000,000 shares of common stock are reserved for future equity awards to employees, consultants and non-employee directors of Venaxis and its subsidiaries (including Strand) following the First Closing, including stock options to be issued to the Strand U.S. employees at the First Closing.

“2016 Stock Option Plan” means the stock option plan pursuant to which Venaxis will grant, at the First Closing, non-qualified stock options to acquire up to 9,343,650 shares of Common Stock to the holders of the ESOP Options.
“Asset Purchase Agreement” means the Asset Purchase Agreement, dated January 26, 2016, between Venaxis Sub and Strand U.S., under which Venaxis Sub will acquire substantially all of the assets of Strand U.S. and assume the liabilities associated with such assets, and Venaxis will employ the U.S. employees of Strand U.S.
“CE marking” means mandatory conformity marking for certain products sold within the European Economic Area (EEA) and other countries and jurisdictions outside of the EEA that accept such CE marking.
“CLIA” means the U.S. Clinical Laboratory Improvements Amendments of 1988.
“Closing” means the First Closing and/or the Second Closing.
“CMS” means the U.S. Center for Medicare and Medicaid Services.
“Common Stock” or “Venaxis Common Stock” means the common stock, no par value, of Venaxis, which will change its name to Strand Life Sciences, Inc. as of the First Closing.
“ESOP” means the Strand Employees Welfare Trust.
“ESOP Shares” means Strand shares held by the ESOP under the Strand Employee Stock Option Plans of 2003, 2006, 2007 and 2013.
“ESOP Options” means the stock options granted to employees of Strand under the Strand Employee Stock Option Plans administered under the ESOP.
“FDA” means the U.S. Food and Drug Administration.
“First Closing” means the Closing of the Transaction contemplated under the Master Agreement, certain of the Share Sale Agreements and Investment Agreements and the Asset Purchase Agreement.  The First Closing is anticipated to occur early in the second quarter of 2016, following the receipt of approvals sought in the proxy statement from the Venaxis shareholders and receipt of certain other approvals under the Transaction Agreements.
“LDTs” mean laboratory developed tests.
“Master Agreement” means the Master Agreement, dated January 26, 2016, among Venaxis, Strand and Strand U.S., which serves as a framework for the Transaction.
“NGS” means next generation sequencing.
“NTB” means Neidiger, Tucker, Bruner, Inc., an investment banking firm that rendered a fairness opinion to the Venaxis board of directors in connection with its approval of the Transaction and Transaction Agreements.

“Registration Rights Agreements” means the Registration Rights Agreements among Venaxis and the Strand Shareholders who execute Investment Agreements and participate in a Closing under such Investment Agreements.
“Second Closing” means the Closing of the Transaction contemplated under the Share Sale Agreements and Investment Agreements with certain Strand Shareholders who cannot, for India tax purposes, participate in the First Closing.  The Second Closing is anticipated to occur promptly after September 30, 2016.
“Share Sale Agreements and Investment Agreements” means, collectively, the Share Sale Agreement and the Investment Agreement entered into between Venaxis and one or more of the Strand Shareholders, each dated January 26, 2016, under which Venaxis will purchase all shares of Strand held by such Strand Shareholders and such Strand Shareholders will immediately use the funds they receive to purchase shares of Venaxis Common Stock in private placement transactions.
“Strand” means Strand Life Sciences Private Limited, a company organized under the laws of India and with core business activities in India.  Unless the context implies that we are using “Strand” to refer only to Strand Life Sciences Private Limited, we also sometimes use “Strand” to refer to Strand and its subsidiaries on a consolidated basis, which includes Strand U.S.
“Strand U.S.” means Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand Life Sciences Private Limited.
“Strand Shareholders” mean the holders of equity shares of Strand Life Sciences Private Limited.
“Transaction” means the transactions that will occur between Venaxis and Strand under the Master Agreement, between Venaxis and the various Strand Shareholders under the Share Sale Agreements and Investment Agreements, and between Venaxis Sub and Strand U.S. under the Asset Purchase Agreement.
“Venaxis” means Venaxis, Inc., a Colorado corporation.
“Venaxis Sub” means Venaxis Sub Inc., a Delaware corporation and wholly owned subsidiary of Venaxis formed for the purpose of acquiring the assets of Strand U.S.

SUMMARY
This summary highlights selected information from this proxy statement.  To understand the Transaction fully, you should read carefully this entire document and the documents to which we refer, including the annexes attached hereto.  See “Where You Can Find More Information” on page 155.  A copy of the Master Agreement is attached as Annex A to this proxy statement, copies of the forms of Share Sale Agreements and Investment Agreements are attached as Annex B-1 and Annex B-2 to this proxy statement and a copy of the Asset Purchase Agreement is attached as Annex C to this proxy statement.  You are encouraged to read these Transaction Agreements as they are the legal document that govern the Transaction.  Page references in this proxy statement to such Transaction Agreements have been included in parentheses to direct you to a more detailed description of the topics presented in this summary.
The Companies
Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104
 (303) 794-2000

Venaxis® is an in vitro diagnostic company that was focused on obtaining clearance from the FDA for and commercializing its blood-based test to serve as an adjunctive test in the diagnosis and treatment of acute appendicitis in children, adolescents and young adults.  Its current test, the APPY1 Test, is a CE marked rapid blood test panel for aiding in identifying patients in the emergency department who are at low risk for acute appendicitis.  In March of 2014, Venaxis submitted a de novo request for the APPY1 Test.  In June 2014, the FDA sent an Additional Information (AI) request.  In December 2014, Venaxis filed a response as a submission amendment.  On January 27, 2015, the FDA notified Venaxis that it had determined that the APPY1 Test does not meet the criteria for market clearance as a class II device based upon data and information in the de novo submission and subsequent amendment.
Venaxis has experienced recurring losses and negative cash flows from operations.  At September 30, 2015, Venaxis had approximate balances of cash and liquid investments of $18,932,000, working capital of $18,278,000, total shareholders’ equity of $18,901,000 and an accumulated deficit of $102,628,000.  To date, Venaxis has in large part relied on equity financing to fund its operations.  Venaxis is closely monitoring its cash balances, cash needs and expense levels.
Venaxis’ strategic plans include the following:
•	pursuing the consummation of the Transaction with Strand and a pivot in the focus of the combined company from appendicitis diagnostic test development to Strand’s focus on NGS-based diagnostic tests designed to provide oncologists with accurate genomic, proteomic and other molecular profiling capabilities to help identify standard therapy modalities for solid tumor breast, colon and non-small cell lung, or NSCLC, cancers;
•	following the First Closing, exploring opportunities to monetize its appendicitis and animal health assets to gain additional capital to support the operations of the combined company; and
•	pursuing additional capital raising opportunities.

Strand Life Sciences Private Limited
Kirloskar Business Park, 5th Floor
Bellary Road
Bengaluru, Karnataka 560024
 (91) 80-4078-7263

Strand Life Sciences is a global precision medicine company that uses NGS and other molecular information technologies aimed at empowering cancer care.  Its StrandAdvantage pan-cancer panels, launched in the U.S. in August 2015, provide medical oncologists with comprehensive information regarding genomic changes in solid tumors, and associated FDA-approved treatment alternatives, in 11 days from sample delivery.  Strand’s comprehensive knowledge base of genomic variants linked to FDA-approved targeted cancer therapies and drugs in open clinical trials provides clinically actionable treatment options, enabling clinicians to develop a truly personalized treatment regimen for cancer patients.  Strand’s long history of sophisticated bioinformatics provides automation of curation, interpretation and reporting, thus driving down costs.  Strand derives revenue from:
1.      StrandAdvantage Panel: a NGS-based targeted multi-gene 152 gene cancer test sold to oncologists, pathologists and other healthcare professionals in the United States and India.
2.      StrandNGS Software Platform: licensing and distribution of software products to genomics and molecular biology researchers for the analysis, visualization and discovery from NGS data.
3.      Biopharma Services: bioinformatics and data services to biotechnology, life science and pharmaceutical companies, research and academic institutions and others for clinical research, discovery and companion diagnostics.
4.      Other Product Offerings:  Heptox, a predictive model utilized in drug discovery to predict hepatoxicity, is currently sold to biopharma partners.
In total, Strand’s products and solutions have been used in over 2,000 laboratories including academia, biopharmaceutical companies and 100 hospitals worldwide.
Strand’s primary future revenue driver is its CLIA validated LDT test for all solid tumors, the StrandAdvantage cancer panel.  This pan solid tumor panel consists of 152 genes and select immunohistochemistry (“IHC”) markers.  The panel differentiates from others on the market in its ability to address standard-of-care chemotherapy, in addition to targeted therapies and therapies in clinical trials.
Strand initially launched a 48 gene version of this test in the United States in March 2015 and subsequently launched the 152 gene version in August 2015.  The test offers comprehensive, actionable, and patient-specific genomic information through high-quality, easy-to-read reports which include the latest genomic variant information matched to all FDA approved treatment options and pre-approved clinical trial options.  In addition to the panel of 152 genes, the test includes appropriate IHC tests which provide insights into the efficacy and toxicity of standard chemotherapeutics and select standard-of-care targeted therapies.  The test results are delivered in what Strand believes to be the shortest turnaround time in the industry, which enables physicians to use StrandAdvantage as an integral part of determining the optimal therapy for each patient.
Initially, results are delivered to physicians in the StrandAdvantage “standard-of-care” (SoC) report within approximately 11 days following a biopsy procedure for breast, NSCLC and colon cancer indications currently.  Following this, a full report is delivered in approximately 21 days for all solid tumor indications, describing applicable clinical trials or off-label therapeutics.  The StrandAdvantage SoC report and StrandAdvantage full report are easy to interpret and extremely user friendly for physicians.  Strand customers are continually supported by Strand’s robust clinical consultant team which is available to customers for follow up questions regarding clinical and genetic matters.

The Transaction (see pages 35 to 40)

Under each of the Share Sale Agreements, upon receipt of all necessary approvals, Venaxis will purchase from each of the Strand Shareholders, all of such Strand Shareholder’s equity shares of Strand, conditioned upon such Strand Shareholder using such funds under the applicable Investment Agreement with Venaxis to purchase shares of Venaxis Common Stock.  Under the Share Sale Agreements and Investment Agreements, at the applicable Closing, a Strand Shareholder will sell his, her or its Strand shares to Venaxis and use the proceeds received from Venaxis to purchase shares of Venaxis Common Stock.  The offer by Venaxis under the Share Sale Agreements to acquire the Strand shares for cash from the Strand Shareholders was made, and the purchase will be made, under an exemption from the U.S. cash tender rules for offers and sales to shareholders of a foreign private issuer.  The offer to sell shares of Venaxis Common Stock was made, and the sales will be made, as a private offering under Section 4(a)(2) of the Securities Act.  Venaxis and Strand also entered into a Master Agreement to provide the framework for the Transaction contemplated by the parties.
Venaxis and Strand have agreed to complete the Transaction in two Closings, and assuming 100% of the Strand Shareholders (excluding the ESOP) execute the applicable Share Sale Agreements and Investment Agreements, and participate in either of the two Closings, the Venaxis shareholders immediately prior to the First Closing would own 32% of the Venaxis Common Stock and the Strand Shareholders, and Strand ESOP Option holders receiving stock options in cancellation of the ESOP Options, would collectively own 68% of the combined company.
We are asking for shareholder approval of the issuance of the shares of Common Stock under the Investment Agreements and approval of the 2016 Stock Option Plan as one proposal because unless the Venaxis shareholders approve both the issuance of the Common Stock under the Investment Agreements to the Strand Shareholders, and the 2016 Stock Option Plan, which provides for issuance of stock options by Venaxis to the Strand ESOP Option holders, Venaxis would not be able to issue the shares and grant the stock options that are part of the Shareholding Ratio and would not be able to consummate the Transaction.
In the First Closing, which would occur promptly after receipt of all required consents and approvals:
•	the holders of at least a majority of the outstanding Strand shares would sell such shares to Venaxis and would use the proceeds from such sale to invest in shares of Venaxis Common Stock;
•	Venaxis would issue stock options under the new 2016 Stock Option Plan to the employees and directors of Strand who had held ESOP Options;
•	Venaxis would issue stock options under the new 2016 Equity Incentive Plan to the U.S.-based employees of Strand U.S.;
•	Venaxis would acquire substantially all of the assets of Strand U.S. under the Asset Purchase Agreement;
•	The name of Venaxis would change to Strand Life Sciences, Inc. and its trading symbol on NASDAQ would change to a symbol to be determined by Strand; and
•	the board of directors and officers of Venaxis would change as described below.

As of and after the First Closing, Venaxis would own at least a majority of the Strand shares and would consolidate Strand and its subsidiaries with Venaxis for financial and reporting purposes.  At the Second Closing, which is expected to occur in the fourth quarter of 2016, Venaxis would purchase the remaining Strand shares from the remaining Strand Shareholders under the remaining Share Sale Agreements, and such remaining Strand Shareholders would use the funds they receive to purchase shares of Venaxis Common Stock under the remaining Investment Agreements.
Reasons for the Transaction and Board Recommendation (see page 41)

Following the receipt of the January 2015 FDA letter regarding its APPY1 Test, Venaxis began to explore its strategic alternatives, which included continued pursuit of regulatory approval for the APPY1 Test, focusing its resources on the research and development of its APPY2 product candidate or seeking other technologies and opportunities.  After an extensive search, Venaxis began to explore with Strand the possibility of combining the companies and focusing the resources of the combined company on the Strand products, which are at the commercialization stage.  Strand is in the initial phase of its U.S. commercialization launch with its StrandAdvantage product and desires access to the public trading and financing market that a combination with Venaxis would provide.
Mutual Reasons for Entering into the Transaction
Both Venaxis and Strand believe that the combined company will:
•	have resources and management experience to support a more rapid commercialization launch for the Strand products in the U.S. and development of its pipeline of product candidates;
•	provide access to the public U.S. markets to provide financing alternatives to Strand;
•	provide additional public company experience and diagnostic experience to Strand from the Venaxis management team and board of directors; and
•	increase potential to provide shareholder value to the legacy Venaxis and Strand Shareholders.
Financial Advisor Opinion (see pages 59 to 65)

Neidiger, Tucker, Bruner, Inc., or NTB, served as Venaxis’ financial advisor in connection with the proposed Transaction.  NTB is prepared to deliver to the board of directors of Venaxis its oral opinion, subsequently confirmed in writing on such date, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations described in its opinion, the Strand Shareholding Ratio of 68%, representing the shares issued to the Strand Shareholders and the ESOP Options granted to the ESOP Option holders was fair, from a financial point of view, to Venaxis.
Overview of the Transaction Agreements (see pages 25 to 34)

Master Agreement
The Master Agreement provides the framework for the combination of Venaxis and Strand and the governance and operation of the combined company following the First Closing.  The Master Agreement contains the following agreements and obligations of Venaxis and Strand:
•	Establishes the Shareholding Ratio – assuming that all Strand Shareholders enter into and consummate the applicable Share Sale Agreements and Investment Agreements with Venaxis, following both Closings, the Venaxis shareholders as of the date of the Master Agreement or their successors-in-interest would collectively own an aggregate of 32% of Venaxis shares, and the Strand Shareholders, on a fully diluted basis as of the date of the Master Agreement, would collectively own shares or own stock options equal to 68% of Venaxis shares.

•	ESOP Options – as part of the First Closing, Venaxis would award stock options to acquire shares of Venaxis Common Stock to the Strand ESOP Options holders. The shares underlying such stock options are included in the 68% of the Shareholding Ratio to be owned by former Strand Shareholders. Such stock options replace the ESOP Options, which will be cancelled in connection with the First Closing. As of the date of this proxy statement, the ESOP held 14.2% of the Strand shares. In addition, at the First Closing, Venaxis shall issue stock options to acquire common stock, in the amounts set forth in Schedule 2.4(c) of the Master Agreement to employees of Strand U.S. in the U.S. identified on Schedule 2.4(c) of the Master Agreement with the exercise price and the vesting schedule specified on Schedule 2.4(c) of the Master Agreement. Such Venaxis stock options shall be in addition to, and not be part of, the Venaxis options issued to the holders of the ESOP Options included in the Shareholding Ratio described above.
•	Registration of the shares of Venaxis Common Stock for resale by the Strand Shareholders – the transactions under the Investment Agreements will be conducted as a private placement of securities by Venaxis to the Strand Shareholders under Section 4(a)(2) of the Securities Act. Venaxis has committed, in the Investment Agreements, to prepare and file as soon as possible under applicable law multiple resale registration statements, to use its best efforts to have such resale registration statements declared effective by the SEC and to maintain effectiveness of the resale registration statements until the registered securities can be sold without compliance with the volume limitations under Rule 144 to allow for resale by the Strand Shareholders of the shares of Common Stock acquired under the Investment Agreements.
•	Governance – the changes to the management and board of directors of Venaxis, as described below under the heading “Management of the Combined Company After the First Closing” will be effective as of and after the First Closing.
The Master Agreement contains certain covenants of Venaxis and Strand that apply during the period between the execution date of the Master Agreement and the First Closing date.  Those covenants include:  (1) requirements to conduct the business of Strand, Strand U.S. and Venaxis in the ordinary course during such period; (2) provide access to information and cooperation between the parties; (3) no solicitation by either party of proposals or bids for a competing or alternative transaction; (4) the pursuit of all required consents and approvals; (5) the filing and effectiveness of this proxy statement; (6) the holding of the Meeting contemplated by this proxy statement; (7) specific terms regarding the issuance and subsequent registration of the shares underlying the stock options issued in replacement of the ESOP Options, and issuance of new stock options to the U.S.-based employees of Strand U.S.; (8) satisfaction of all required closing conditions; (9) obligation for payment of taxes; (10) procurement of “tail” directors’ and officers’ insurance for the current Venaxis directors and officers immediately prior to the First Closing; and (11) procurement of “tail” directors’ and officers’ insurance for the current Strand directors and officers immediately prior to the First Closing if it is determined that Strand’s directors’ and officers’ insurance that is in-force before the First Closing cannot continue after the First Closing.
The Master Agreement identifies the conditions to the First Closing and the Second Closing.  For the First Closing, such conditions include receipt of all necessary consents and approvals, including the Venaxis shareholder approval at the Meeting.
If either party receives a “Superior Offer” from a third party for an alternative transaction, the board of directors of such party has the right to consider such Superior Offer in furtherance of its fiduciary duties.  If the Master Agreement is terminated by either Strand or Venaxis because of a decision to accept a Superior Offer, the terminating party shall pay the non-terminating party a termination fee equal to $2.5 million plus the non-terminating party’s actual Transaction fees and expenses up to a cap of $1.5 million, for a maximum termination fee of $4.0 million.  As of the date of this proxy statement, the fees and expenses of Venaxis are approximately $995,000 and the fees and expenses of Strand are approximately $900,000.

Share Sale Agreements and Investment Agreements
Venaxis entered into a Share Sale Agreement and an Investment Agreement with Strand Shareholders holding more than 90% of the outstanding Strand shares in the aggregate and of each class, excluding for this purpose, the shares of Strand held by the ESOP.  Under those Share Sale Agreements and Investment Agreements, Venaxis will acquire, at the applicable Closing, all of the Strand shares held by such Strand Shareholders and such Strand Shareholders will immediately use the proceeds from such sale to acquire shares of Venaxis Common Stock.  The offers to purchase the Strand shares under the Share Sale Agreements are being made to the Strand Shareholders as shareholders of a foreign private issuer under the applicable rules promulgated under the Exchange Act, including under the Tier 1 exemption from the tender offer rules, and the offers to sell and sales of the shares of Venaxis Common Stock under the Investment Agreements are being made as private placements in accordance with Section 4(a)(2) of the Securities Act.  Accordingly, the shares of Venaxis Common Stock to be sold to the Strand Shareholders under the Investment Agreements will be subject to certain restrictions on resale.  Venaxis has committed to file resale registration statements to register such shares of Common Stock for resale as soon as possible under applicable law, and to use its best efforts to have such resale registration statements declared effective by the SEC.
Under the Share Sale Agreements and Investment Agreements, Venaxis and each Strand Shareholder will make representations and warranties to each other with respect to their accredited investor status and investment intent with respect to the shares to be acquired.  In addition, Venaxis makes representations and warranties with respect to its business.
As of the First Closing, Biomark Capital Fund IV L.P., or Biomark, will be the principal shareholder of Venaxis, holding close to a majority of the outstanding Venaxis Common Stock.  In addition, David Wetherell, Manager of Biomark Capital Management Co. LLC, or Biomark Management, and Douglas Lind, a Managing Director of Biomark Management, will be members of the board of directors of the combined company.
Strand Shareholders holding more than 90%, but less than 100% of the outstanding Strand shares in the aggregate and of each class, excluding the shares held by the ESOP, entered into Share Sale Agreements and Investment Agreements with Venaxis.  Venaxis and Strand have agreed to continue to use reasonable efforts to provide information required by the remaining Strand Shareholders such that the holders of 100% of the Strand shares will enter into Share Sale Agreements and Investment Agreements with Venaxis prior to the First Closing or, if that does not occur, by the Second Closing.  If any Strand Shareholder declines to enter into a Share Sale Agreement and Investment Agreement with Venaxis, such Strand Shareholder will continue to hold his, her or its Strand shares following the Closings, and Venaxis will be the majority owner of Strand.
Registration Rights Agreements
At the First Closing, Venaxis will enter into two Registration Rights Agreements: (1) a Registration Rights Agreement with the Strand Shareholders who will not be affiliates of Venaxis after a Closing and who execute, deliver, and participate in a closing under the Investment Agreements with Venaxis; and (2) a Registration Rights Agreement with the Strand Shareholders who will be affiliates of Venaxis after a Closing and who execute, deliver, and participate in a closing under the Investment Agreements with Venaxis.  Under such Registration Rights Agreements, Venaxis has agreed to register for resale the shares of Venaxis Common Stock acquired at a closing under the Investment Agreements, to file such resale registration statements as soon as possible in compliance with applicable law, to use its best efforts to have the resale registration statements be declared effective by the SEC and to maintain effectiveness of the resale registration statements until the registered securities can be sold without complying with the volume limitations under Rule 144.

Asset Purchase Agreement
Strand U.S. and Venaxis Sub entered into the Asset Purchase Agreement, pursuant to which, following Venaxis shareholder approval, Venaxis Sub will acquire substantially all of the assets and assume substantially all of the liabilities of Strand U.S. as of the First Closing.  The excluded assets include the cash on hand and the excluded liabilities consist primarily of the intercompany obligations between Strand U.S. and Strand.  The purpose of the Asset Purchase Agreement transactions is to centralize the U.S.-based assets, employees, obligations and activities in the United States under a direct subsidiary of Venaxis.  Strand U.S. will continue to exist following the First Closing, but the parties anticipate dissolving Strand U.S. in the ordinary course following the First Closing.
Management of the Combined Company After the First Closing (see pages 66 to 73)

After the First Closing, the board of directors of the combined company will be as follows:
Name	Current Affiliation
Vijay Chandru, Ph.D.	Strand, Co-founder and Chairman
Susan A. Evans	Venaxis, Director
Douglas Lind	Biomark Management, Managing Director, and Strand, Director
Gail S. Schoettler	Venaxis, Director
Ravi Venkatesan	Venture Partner, Unitus Seed Fund and Strand, Director
David E. Welch	Venaxis, Director
David Wetherell	Biomark Management, Manager, and Strand, Director

On and after the First Closing date, Biomark will have the right, under the Biomark Investment Agreement, to select two nominees to be elected to the combined company’s board of directors, who will initially be Douglas Lind and David Wetherell.  Thereafter, for so long as Biomark beneficially owns at least fifteen percent (15%) of the issued and outstanding shares of Common Stock, the combined company’s board of directors, upon request from Biomark, will include such individuals, or other designees meeting the necessary qualifications, as a board nominee in proxy materials soliciting shareholder votes in the election of the combined company’s board of directors and will recommend to shareholders the election of such nominees.  If Biomark’s beneficial ownership of the outstanding Common Stock falls below fifteen percent (15%), but is at least seven and one-half percent (7.5%), Biomark will have the right to select one qualified nominee to be elected to the combined company’s board of directors and to designate one qualified individual to be a board observer.  If Biomark’s beneficial ownership of the outstanding Common Stock falls below seven and one-half percent (7.5%), but is at least five percent (5%), Biomark will have the right to select one qualified nominee to be elected to the combined company’s board of directors.  Once Biomark’s beneficial ownership of the outstanding Common Stock first falls below five percent (5%), the nomination and delegation rights will cease.

Immediately following the First Closing, the executive management team of the combined company is expected to be composed of the following individuals:
Name	Position with Combined Company	Current Position
Vijay Chandru, Ph.D. Stephen T. Lundy	Executive Chairman Chief Executive Officer, President	Strand, Executive Chairman Venaxis, CEO, President and Director
Jeffrey G. McGonegal	Chief Financial Officer and Secretary	Venaxis, CFO and Secretary
Thiru Reddy	Chief Operating Officer	Strand, Chief Financial Officer
Ramesh Hariharan, Ph.D.	Chief Technology Officer	Strand, Chief Technology Officer
Kalyanasundaram Subramanian	Chief Scientific Officer	Strand, Chief Scientific Officer

Interests of Directors and Executive Officers in the Transaction (see pages 57 to 58)

In considering the recommendation of the Venaxis board of directors with respect to issuing shares of Venaxis Common Stock and consummating the other Transaction contemplated by the Transaction Agreements, Venaxis shareholders should be aware that certain members of the board of directors and executive officers of Venaxis and of Strand have interests in the Transaction that are different from, or in addition to, the interests of the Venaxis shareholders or Strand Shareholders, as the case may be.  These interests present a conflict of interest.  The Venaxis and Strand board of directors were aware of these conflicts of interest during deliberations on the merits of the Transaction and in making their respective decisions in approving the Transaction, the Transaction Agreements, and, for the Venaxis board of directors, the amendments to Venaxis’ Articles of Incorporation, the Reverse Split, the 2016 Stock Option Plan, the 2016 Equity Incentive Plan and the related transactions.
Reverse Stock Split (pages 42 to 45)

We are asking for approval of a proposal to authorize the Venaxis board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment to the Company’s amended and restated Articles of Incorporation, subject to the authority of the board of directors to abandon such amendment, to authorize the board of directors, in effecting such reverse stock split, to reduce the total number of shares of Common Stock the Company is authorized to issue to 60,000,000 if a reverse stock split of one-for-six through one-for-ten is effected, or to 75,000,000 if a reverse stock split of one-for-four or one-for five is effected, subject to the authority of the board of directors to abandon such amendment.  We believe the reverse split may be necessary to achieve a minimum bid price required for continued listing of the Common Stock on the NASDAQ Capital Market to provide shareholders with access to trading in the shares.  The board of directors will carefully consider the impact of the reverse stock split ratio on existing shareholders of Venaxis, on the investor community at large, and will use its discretion to apply the least onerous ratio necessary to achieve the desired results.
Risk Factors  (see pages 71 to 96)

Both Venaxis and Strand are subject to various risks associated with their business and their industries, and the combined company will also be subject to those and other risks.  In addition, the Transaction poses a number of risks to each company and its shareholders, including the following risks:
•	some of Venaxis’ and Strand’s officers and directors have interests in the Transaction that may be different from yours and influence them to support or approve the Transaction;
•	Venaxis’ shareholders may not realize a benefit from the Transaction commensurate with the ownership dilution they will experience; and
•	a negative market perception of the proposed Transaction may harm either Venaxis’ or Strand’s business and employee relationships.

Regulatory Approvals  (see page 155)

As of the date of this proxy statement, neither Venaxis nor Strand is required to obtain approvals or clearances from any antitrust regulatory authorities in the United States, India or other countries to consummate the Transaction.  In the United States, Venaxis must comply with applicable federal and state securities laws and NASDAQ rules and regulations in connection with the continued listing of the Common Stock, the issuance of shares of Common Stock to the Strand Shareholders and the filing of this proxy statement.
In India, Strand is required to take prior approval/ sanction of the Karnataka High Court located in Bangalore, Karnataka, India for the cancellation of the shares held by the employees’ stock option trust of Strand.  Further, the transfer of shares by shareholders of an Indian company should comply with the conditions prescribed under the Companies Act, 2013.  Such transfer of shares by a resident Indian shareholder to a non-resident is also subject to reporting requirements specified by the Reserve Bank of India.  Also, certain Strand Shareholders may be required to obtain prior approval of the Reserve Bank of India in respect of the Share Sale Agreements or Investment Agreements for the sale of shares of Strand to Venaxis or for the subscription to shares of Venaxis Common Stock to be issued to such Strand Shareholders.
Anticipated Accounting Treatment  (see page 155)

For accounting and financial statement purposes, the Transaction will be treated as a reverse merger and a business combination using the purchase method of accounting in accordance with U.S. GAAP.  For accounting purposes, Strand is considered to be acquiring Venaxis.
Dissenters’ Rights

Under the Colorado Business Corporation Act, holders of Venaxis Common Stock are not entitled to dissenter rights in connection with the Transaction or the proposals described in this proxy statement because the outstanding shares of Venaxis Common Stock will not be exchanged and no changes are made to the rights associated with the Venaxis Common Stock on a per-share basis.

THE SPECIAL MEETING
General Information
Time, Date and Place of Meeting
The Meeting will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on March 24, 2016, at 3 P.M. local time.
Solicitation
The enclosed proxy is being solicited by Venaxis’ board of directors.  The costs of the solicitation will be borne by Venaxis.  Proxies may be solicited personally or by mail, telephone or facsimile by directors, officers and regular employees of Venaxis, none of whom will receive any additional compensation for such solicitations.  Venaxis will reimburse banks, brokers, nominees, custodians and fiduciaries for reasonable out-of-pocket expenses they incur in sending the proxy materials to beneficial owners of the shares.
Venaxis has retained the services of D.F. King Incorporated, a professional proxy solicitation firm, to assist the board of directors in its solicitation of proxies.
Voting Rights and Votes Required
Holders of shares of Venaxis Common Stock, at the close of business on February 2, 2016, or the Record Date, are entitled to notice of, and to vote at, the Meeting.  On the Record Date, 30,990,029 shares of Common Stock were outstanding.  Holders of Common Stock are entitled to one vote per share.
The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient shares represented for a quorum or votes to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.
The proposed corporate actions which the Venaxis shareholders are being asked to approve will require the approval of a majority of the votes cast at the Meeting as long as a quorum is achieved.  The proposed corporate actions requiring such vote for approval are:  (1) the amendment and restatement of the Venaxis Articles of Incorporation, as amended, to increase the number of authorized shares and change the name of the company to Strand Life Sciences, Inc.; (2) approval of the discretion of the Venaxis board of directors to effect the Reverse Stock Split; (3) approval of the Master Agreement; (4) approval of the Share Sale Agreements and Investment Agreements; (5) approval of up to 100,000,000 shares of Venaxis Common Stock for issuance under the Investment Agreements and under the 2016 Stock Option Plan to holders of Strand ESOP Options; (6) approval of the Asset Purchase Agreement; (7) for the adoption of the 2016 Equity Incentive Plan; (8) approval, on a non-binding basis of the say-on-parachute compensation to the Venaxis named executive officers; and (9) approval to adjourn the meeting, if necessary.
The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

Shares of Common Stock represented by all properly executed proxies received at Venaxis’ transfer agent by March 24, 2016 by 12:00 noon Mountain Time will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted:
“FOR” the adoption of amended and restated Articles of Incorporation of Venaxis to increase the number of authorized shares of common stock, no par value, from 60,000,000 to [75,000,000] [200,000,000], and to change the name of Venaxis to Strand Life Sciences, Inc. as part of the First Closing.
“FOR” the approval of a proposal to authorize the board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment to the Company’s amended and restated Articles of Incorporation, subject to the authority of the board of directors to abandon such amendment, to authorize the board of directors, in effecting such reverse stock split, to reduce the total number of shares of Common Stock the Company is authorized to issue to 60,000,000 if a reverse stock split of one-for-six through one-for-ten is effected, and to 75,000,000 if a reverse stock split of one-for-four or one-for five is effected, subject to the authority of the board of directors to abandon such amendment.
“FOR” the approval of the Master Agreement that sets forth the covenants and agreements of Venaxis and Strand regarding the operation of the combined company following the First Closing, which will be focused on the commercialization and further development of Strand’s products and services.
“FOR” the approval of the Share Sale Agreements and Investment Agreements, pursuant to which Venaxis will, at the applicable closing, purchase the Strand shares held by the Strand Shareholders and the Strand Shareholders will immediately use the funds they receive to purchase shares of Venaxis Common Stock.
“FOR” the approval of up to 100,000,000 shares of Venaxis Common Stock, and approval of the 2016 Stock Option Plan, to be used by Venaxis  under the applicable Investment Agreements to issue to the Strand Shareholders the shares of Venaxis Common Stock purchased at the applicable Closing under the Investment Agreements, and to provide for the shares of Venaxis Common Stock underlying the Venaxis stock options to be granted under the new 2016 Stock Option Plan pursuant to which Venaxis will grant stock options to Strand employees and directors holding ESOP Options issued by Strand.
“FOR” the approval of the Asset Purchase Agreement, under which Venaxis Sub will acquire substantially all of the assets, and assume substantially all of the liabilities, of Strand U.S.
“FOR” the adoption of the 2016 Equity Incentive Plan of Venaxis, under which up to 8,000,000 shares of Common Stock are reserved for future equity awards to employees, consultants and non-employee directors of Venaxis and its subsidiaries (including Strand) at and after the First Closing, including issuance of stock options to acquire shares of Venaxis Common Stock to the U.S. employees of Strand U.S.
“FOR” approval, on a non-binding, advisory basis, as required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, of the compensation that has been or may be paid to Venaxis’ named executive officers based on or otherwise related to, the Transaction.

“FOR” the approval of the adjournment of the Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve the foregoing proposals.

Management and the board of directors of Venaxis know of no other matters to be brought before the Meeting other than as described above.  If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.
The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to Venaxis’ corporate secretary that the proxy is revoked; (2) presenting to Venaxis a later-dated proxy; or (3) by attending the Meeting and voting in person.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from those expressed or implied.  Any forward-looking statement speaks only as of the date made.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.
These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause Venaxis’ actual results to vary materially from those indicated by such forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances.  Factors which could cause actual results to differ from expectations, many of which are beyond the control of Venaxis, include, but are not limited to, our ability to consummate the Transaction with Strand described in this proxy statement; successfully pivot our business to the business of Strand; monetize and dispose of our appendicitis and animal health assets; successfully commercialize the combined company’s product and service offerings in the U.S. and internationally; maintain FDA and CE marking approval for the Strand products; execute agreements required to successfully advance the combined company’s objectives; retain the management and scientific team to advance the combined company’s products; overcome adverse changes in market conditions and the regulatory environment; obtain and enforce intellectual property rights; realize the value of intangible assets; obtain adequate financing in the future through commercial sales of products and services, product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; deal with general business conditions and competition; and other factors referenced in this proxy statement under the heading “Risk Factors.”

THE TRANSACTION AND THE TRANSACTION AGREEMENTS
Master Agreement
Actions of the Parties.  The Master Agreement provides the framework for the combination of Venaxis and Strand and the governance and operation of the combined company following the First Closing.  The Master Agreement contains the following agreements and obligations of Venaxis and Strand:
•	Establishes the Shareholding Ratio – assuming that all Strand Shareholders enter into and consummate the applicable Share Sale Agreements and Investment Agreements with Venaxis, following both Closings, the Venaxis shareholders as of the date of the Master Agreement or their successors-in-interest would collectively own an aggregate of 32% of Venaxis shares, and the Strand Shareholders, on a fully diluted basis as of the date of the Master Agreement, would collectively own shares or own stock options equal to 68% of Venaxis shares.
•	ESOP Options – as part of the First Closing, Venaxis would award stock options to acquire shares of Venaxis Common Stock to the Strand ESOP Option holders. The shares underlying such stock options are included in the 68% of the Shareholding Ratio to be owned by former Strand Shareholders. Such stock options replace the ESOP Options, which will be cancelled in connection with the First Closing. As of the date of this proxy statement, the ESOP held 14.2% of the Strand shares. In addition, at the First Closing, Venaxis shall issue stock options to acquire common stock, in the amounts set forth in Schedule 2.4(c) of the Master Agreement, to employees of Strand U.S. or Venaxis Sub in the U.S. identified on Schedule 2.4(c) of the Master Agreement with the exercise price and the vesting schedule specified on Schedule 2.4(c) of the Master Agreement. Such Venaxis stock options shall be in addition to, and not be part of, the Venaxis options issued to the holders of the ESOP Options included in the Shareholding Ratio described above.
•	Registration of the shares of Venaxis Common Stock for resale by the Strand Shareholders – the transactions under the Investment Agreements will be conducted as private placements of securities by Venaxis to the Strand Shareholders under Section 4(a)(2) of the Securities Act. Venaxis has committed, in the Investment Agreements, to prepare and file as soon as possible under applicable law, a resale registration statement, or multiple resale registration statements, to use its best efforts to have such resale registration statement(s) declared effective by the SEC and to maintain effectiveness of the resale registration statement(s) until the registered securities can be sold without limitation under Rule 144 to allow for resale by the Strand Shareholders of the shares of Common Stock acquired under the Investment Agreements.
•	Governance – the changes to the management and board of directors of Venaxis, as described below under the heading “Management of the Combined Company After the First Closing” will be effective as of and after the First Closing.
Covenants.  The Master Agreement contains certain covenants of Venaxis and Strand that apply during the period between the execution date of the Master Agreement and the First Closing date.  Those covenants include:  (1) requirements to conduct the business of Strand, Strand U.S. and Venaxis in the ordinary course during such period; (2) provide access to information and cooperation between the parties; (3) no solicitation by either party of proposals or bids for a competing or alternative transaction; (4) the pursuit of all required consents and approvals; (5) the filing and effectiveness of this proxy statement; (6) the holding of the Meeting contemplated by this proxy statement; (7) specific terms regarding the issuance and subsequent registration of the shares underlying the stock options issued in replacement of the ESOP Options and other stock options issued to U.S.-based employees of Strand U.S.; (8) satisfaction of all required closing conditions; (9) obligation for payment of taxes; (10) procurement of “tail” directors’ and officers’ insurance for the Venaxis directors and officers immediately prior to the First Closing; and (11) procurement of “tail” directors’ and officers’ insurance for the current Strand directors and officers immediately prior to the First Closing if it is determined that Strand’s directors’ and officers’ insurance that is in-force before the First Closing cannot continue after the First Closing.

Representations and Warranties.  In the Master Agreement, each of Venaxis, Strand and Strand U.S. make representations and warranties about their respective business to the other party.  None of such representations and warranties shall survive the First Closing and no indemnification is provided with respect to any failure of such representations and warranties.
Conditions to Closing.  The Master Agreement identifies the conditions to the First Closing and the Second Closing.  For the First Closing, such conditions are:
For Venaxis
•	The representations and warranties of Strand, Strand U.S. and the applicable Strand Shareholders contained in the Master Agreement, the other Transaction agreements and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the First Closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
•	Strand shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Master Agreement to be performed or complied with by it prior to or on the First Closing date.
•	No action shall have been commenced against Venaxis or Strand, which would prevent the First Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated to occur at the First Closing.
•	All required consents and filings shall have been received and delivered to Strand and Venaxis at or prior to the First Closing.
•	There shall not have occurred any material adverse effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a material adverse effect.
•	Strand and each of the Strand Shareholders party thereto shall have delivered to Venaxis duly executed counterparts to the Transaction Agreements (other than the Master Agreement), and such other documents and deliveries set forth in such Transaction Agreements as closing deliveries, including no rescission by any Strand Shareholder of executed Share Sale Agreements and Investment Agreements, as applicable.
•	Venaxis shall have received officers’ certificates contemplated by the Master Agreement.
•	This proxy statement shall have been declared effective by the SEC, and no stop orders shall be in effect preventing consummation of the transactions contemplated by the Master Agreement to take place at the First Closing.

•	The shareholders of Venaxis shall have approved the proposals set forth in this proxy statement, by the requisite vote for each proposal.
•	Strand’s board of directors will have sought, and obtained the consent of the holders of more than 90% of each of the MediBIC Preferred Shares, the Preferred Shares, the Series B Shares and will have held a special meeting of the Series B1 Equity Shares of Strand to obtain the approval of a majority of the holders of the Series B1 Equity Shares in order to terminate Strand’s Restated Shareholders’ Agreement, amend the articles of association of Strand, and cancel all preferential rights attached to such MediBIC Preferred Shares, Preferred Shares and Series B Shares of Strand, and conferred on the Strand Shareholders holding such Series B1 Equity Shares such that upon receiving such consents, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.
•	Strand shall have delivered to Venaxis such other documents or instruments as Venaxis reasonably requests and are reasonably necessary to consummate the transactions contemplated by the Master Agreement.
For Strand and Strand U.S.
•	The representations and warranties of Venaxis contained in the Master Agreement, the other Transaction Agreements and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the First Closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
•	Venaxis shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Master Agreement and each of the other Transaction Agreements to be performed or complied with by it prior to or on the First Closing date.
•	No action shall have been commenced against Venaxis or Strand, which would prevent the First Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated to occur at the First Closing.
•	All required consents and filings shall have been received and delivered to Strand and Venaxis at or prior to the First Closing.
•	There shall not have occurred any material adverse effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a material adverse effect.
•	Venaxis shall have delivered to Strand duly executed counterparts to the Transaction Agreements (other than the Master Agreement), and such other documents and deliveries set forth in such Transaction Agreements as closing deliveries.
•	Strand shall have received officers’ certificates contemplated by the Master Agreement.

•	This proxy statement shall have been declared effective by the SEC, and no stop orders shall be in effect preventing consummation of the transactions contemplated by the Master Agreement to take place at the First Closing.
•	The shareholders of Venaxis shall have approved the proposals set forth in this proxy statement, by the requisite vote for each proposal.
•	Strand’s board of directors will have sought, and obtained the consent of the holders of more than 90% of each of the MediBIC Preferred Shares, the Preferred Shares, the Series B Shares and will have held a special meeting of the Series B1 Equity Shares of Strand to obtain the approval of a majority of the holders of the Series B1 Equity Shares in order to terminate Strand’s Restated Shareholders’ Agreement, amend the articles of association of Strand, and cancel all preferential rights attached to such MediBIC Preferred Shares, Preferred Shares and Series B Shares of Strand, and conferred on the Strand Shareholders holding such Series B1 Equity Shares such that upon receiving such consents, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.
•	Venaxis shall have delivered to Strand such other documents or instruments as Strand reasonably requests and are reasonably necessary to consummate the transactions contemplated by the Master Agreement.
With respect to the Second Closing, because Strand will then be a majority-owned subsidiary of Venaxis, the conditions to the Second Closing for Venaxis and the Strand Shareholders participating in the Second Closing will be:
•	No action shall have been commenced against Venaxis or Strand, which would prevent the Second Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated to occur at the Second Closing.
•	No stop orders shall be in effect with respect to this proxy statement preventing consummation of the transactions contemplated by the Master Agreement and the applicable Share Sale Agreements and Investment Agreements to take place at the Second Closing.
•	The resident remaining Strand Shareholders shall have obtained a certificate of fair value of shares in respect of the shares of Strand owned by such resident remaining Strand Shareholders from a chartered accountant or merchant banker registered with the Securities and Exchange Board of India as per any internationally accepted pricing methodology for valuation of shares on arm’s length basis as per the Foreign Exchange Management (Transfer or Issue of Security by a Person Resident Outside India) Regulations, 2000 and shall have delivered the same to Venaxis.
Superior Offer.  Although the parties have covenanted not to seek or solicit alternative transaction proposals, if either party receives a “Superior Offer” from a third party for an alternative transaction, the board of directors of such party has the right to consider such Superior Offer in furtherance of its fiduciary duties.  The Master Agreement defines “Superior Offer” as an unsolicited bona fide written offer by an unaffiliated third party to acquire pursuant to a tender offer, exchange offer, merger, consolidation or other business combination: (a) all or substantially all of the assets of the targeted party, including its subsidiaries; or (b) more than 50% of the outstanding voting securities of the targeted party and as a result of which the shareholders of the targeted party immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction, in exchange for consideration that is determined by the board of directors of targeted party, in its good faith judgment, after obtaining and taking into account the advice of an independent financial advisor, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to its shareholders than the Transaction contemplated in the Transaction Agreements and described in this proxy statement.

Termination of the Master Agreement.  The Master Agreement can be terminated in the following circumstances:
•	by the mutual written consent of Strand and Venaxis;
•	by Venaxis by written notice to Strand if:
o	Venaxis is not then in material breach of any provision of the Master Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Strand pursuant to the Master Agreement that would give rise to the failure of any of the conditions to the First Closing and such breach, inaccuracy or failure has not been cured by Strand within thirty (30) days of Strand’s receipt of written notice of such breach from Venaxis; or
o	any of the conditions to Venaxis’ obligation to participate in the First Closing shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by April 5, 2016, or such other date that the parties may mutually agree upon, in writing, in their sole and absolute discretion (the “Drop Dead Date”) unless such failure shall be due to the failure of Venaxis to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the First Closing;
•	by Strand by written notice to Venaxis if:
o	Strand is not then in material breach of any provision of the Master Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Venaxis pursuant to the Master Agreement that would give rise to the failure of any of the closing conditions to the First Closing and such breach, inaccuracy or failure has not been cured by Venaxis within thirty (30) days of Venaxis’ receipt of written notice of such breach from Strand; or
o	any of the conditions to Strand’s obligation to participate in the First Closing shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Strand to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the First Closing;
•	by Venaxis or Strand in the event that (i) there shall be any law that makes consummation of the transactions contemplated by the Master Agreement illegal or otherwise prohibited or (ii) any governmental authority shall have issued a government order restraining or enjoining the transactions contemplated by the Master Agreement, and such government order shall have become final and non-appealable;
•	by Venaxis immediately prior to entering into a definitive agreement with respect to a Venaxis Superior Offer, provided that (i) subject to the terms of the Master Agreement, the board of directors of Venaxis has withdrawn or modified the Venaxis board recommendation and authorized Venaxis to enter into a definitive agreement for a transaction that constitutes a Venaxis Superior Offer, (ii) immediately prior to the termination of the Master Agreement, Venaxis pays to Strand the termination fee described below and (iii) immediately following such termination Venaxis enters into a definitive agreement to effect such Venaxis Superior Offer;

•	by Strand immediately prior to entering into a definitive agreement with respect to a Strand Superior Offer, provided that (i) subject to the terms of the Master Agreement, the board of directors of Strand has authorized Strand to enter into a definitive agreement for a transaction that constitutes a Strand Superior Offer, (ii) immediately prior to the termination of the Master Agreement, Strand pays to Venaxis the termination fee described below, and (iii) immediately following such termination, Strand enters into a definitive agreement to effect such Strand Superior Offer; or
•	by Venaxis if the Venaxis shareholders do not adopt and approve the proposals set forth in this proxy statement at the Meeting.
If the Master Agreement is terminated by either Strand or Venaxis because of a decision to accept a Superior Offer, the terminating party shall pay the non-terminating party a termination fee equal to $2.5 million plus the non-terminating party’s actual Transaction fees and expenses up to a cap of $1.5 million, for a maximum termination fee of $4.0 million.  As of the date of this proxy statement, the fees and expenses of Venaxis are approximately $995,000 and the fees and expenses of Strand are approximately $900,000.
Share Sale Agreements and Investment Agreements
Principal Terms.  Venaxis entered into a Share Sale Agreement and an Investment Agreement with Strand Shareholders holding more than 90%, but less than 100%, of the outstanding Strand shares in the aggregate and of each class, excluding for this purpose, the shares of Strand held by the ESOP.  Under those Share Sale Agreements and Investment Agreements, Venaxis will acquire, at the applicable Closing, all of the Strand shares held by such Strand Shareholders and such Strand Shareholders will immediately use the proceeds from such sale to acquire shares of Venaxis Common Stock.  The offers to purchase the Strand shares under the Share Sale Agreements are being made to the Strand Shareholders as shareholders of a foreign private issuer under the applicable rules promulgated under the Exchange Act, including under the Tier 1 exemption  from the tender offer rules, and the offers to sell and sales of the shares of Venaxis Common Stock under the Investment Agreement are being made as private placements in accordance with Section 4(a)(2) of the Securities Act.  Accordingly, the shares of Venaxis Common Stock to be sold to the Strand Shareholders under the Investment Agreements will be subject to certain restrictions on resale.  Venaxis has committed to filing a resale registration statement(s) to register such shares of Common Stock for resale as soon as possible under applicable law, to use its best efforts to have such resale registration statement(s) declared effective by the SEC and to maintain effectiveness of the resale registration statement(s) until the registered securities can be sold without compliance with the volume limitation under Rule 144.
Strand Shareholders holding more than 90%, but less than 100%, of the outstanding Strand shares in the aggregate and of each class, excluding the shares held by the ESOP, entered into Share Sale Agreements and Investment Agreements with Venaxis.  Venaxis and Strand have agreed to continue to use reasonable efforts to provide information required by the remaining Strand Shareholders such that the holders of 100% of the Strand shares will enter into Share Sale Agreements and Investment Agreements with Venaxis prior to the First Closing or, if that does not occur, by the Second Closing.  If any Strand Shareholder declines to enter into a Share Sale Agreement and Investment Agreement with Venaxis, such Strand Shareholder will continue to hold his, her or its Strand shares following the Closings, and Venaxis will be the majority owner of Strand.

Representations and Warranties.  Under the Share Sale Agreements and Investment Agreements, Venaxis and each Strand Shareholder make representations and warranties to each other with respect to their accredited investor status and investment intent with respect to the shares to be acquired.  In addition, Venaxis makes representations and warranties with respect to its business.
Covenants.  The Share Sale Agreements and Investment Agreements contain certain covenants of Venaxis and the Strand Shareholders that apply during the period between the execution date of the applicable agreements and the First Closing date.  Those covenants include:  (1) requirements to conduct the business of Venaxis in the ordinary course during such period; (2) agreement to deliver additional documents, instruments, and take other actions to give effect to the Transaction contemplated by such agreements; (3) obligation of Venaxis to pay all transfer, documentary, sales, use, stamp, registration, value added and other taxes and fees incurred outside of the U.S. in connection with such agreements; (4) the filing and mailing of this proxy statement to the Venaxis shareholders; and (5) entry into the Registration Rights Agreements at the First Closing with all Strand Shareholders who executed Investment Agreements (subject to actual consummation of such Investment Agreement).  In addition, as of the First Closing, Biomark will be the principal shareholder of Venaxis, holding close to a majority of the outstanding Venaxis Common Stock, and Venaxis has agreed, under the Biomark Investment Agreement, that David Wetherell, Manager of Biomark Management, and Douglas Lind, a Managing Director of Biomark Management, will be members of the board of directors of the combined company.
Conditions to Closing.  The Share Sale Agreements and Investment Agreements identify the conditions to the First Closing and the Second Closing.  For the First Closing, the conditions are:
For both the Strand Shareholders and Venaxis:
•	The simultaneous closing or closings of the Transaction contemplated under the applicable Share Sale Agreements and Investment Agreements such that Venaxis will acquire a majority of the shares of Strand from the Strand Shareholders (excluding the ESOP Shares) (referred to as the “Sale and Reinvestment Transaction”);
•	The execution of Share Sale Agreements and Investment Agreements by Venaxis and all of the remaining Strand Shareholders who are willing to enter into such agreements pursuant to which Venaxis will acquire more than 90% of each class of shares of Strand (excluding the ESOP Shares) (referred to as the “Remaining Shareholders Sale and Reinvestment Transaction”); and
•	The board of directors of Venaxis will have approved and recommended to the shareholders of Venaxis the Sale and Reinvestment Transaction, the Asset Purchase Transaction and the Remaining Shareholders Sale and Reinvestment Transaction, and Venaxis will have received the affirmative vote of the requisite shareholders of Venaxis approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholders Sale and Reinvestment Transaction and the transactions contemplated under the Master Agreement.
For the Strand Shareholders
•	Venaxis will deliver negotiated closing deliverables;
•	The representations and warranties of Venaxis will be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the First Closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which will be true and correct in all respects as of that specified date);

•	Venaxis will have duly performed and complied in all material respects with all agreements, covenants and conditions required by such Share Sale Agreements, Investment Agreements and the Master Agreement to be performed or complied with by it prior to or on the First Closing date; and
•	Venaxis will have received all consents, authorizations, orders and approvals from the governmental authorities or any third parties.
For Venaxis
•	Venaxis will execute and deliver the Registration Rights Agreements;
•	The Strand Shareholders will deliver negotiated closing deliverables;
•	The representations and warranties of the Strand Shareholders will be true and correct in all respects as of the First Closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which will be true and correct in all respects as of that specified date);
•	Each Strand Shareholder will have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Share Sale Agreements and Investment Agreements to be performed or complied with by it prior to or on the First Closing date; and
•	The Strand Shareholders will have received all required consents, authorizations, orders and approvals from the governmental authorities or any third parties.
Registration Rights Agreements
At the First Closing, Venaxis will enter into two Registration Rights Agreements: (1) a Registration Rights Agreement with the Strand Shareholders who will not be affiliates of Venaxis after a Closing and who execute, deliver, and participate in a closing under the Investment Agreements with Venaxis; and (2) a Registration Rights Agreement with the Strand Shareholders who will be affiliates of Venaxis after a Closing and who execute, deliver, and participate in a closing under the Investment Agreements with Venaxis.  Under such Registration Rights Agreements, Venaxis has agreed to register for resale the shares of Venaxis Common Stock acquired at a closing under the Investment Agreements, to file such resale registration statements as soon as possible in compliance with applicable law, to use its best efforts to have the resale registration statements be declared effective by the SEC and to maintain effectiveness of the resale registration statements until the registered securities can be sold without complying with the volume limitations under Rule 144.
Asset Purchase Agreement
Venaxis Sub and Strand U.S. will enter into the Asset Purchase Agreement pursuant to which Venaxis Sub will acquire substantially all of the assets and assume substantially all of the liabilities of Strand U.S. as of the First Closing.  The excluded assets include the cash on hand and the excluded liabilities consist primarily of the intercompany obligations between Strand U.S. and Strand.  The purpose of the Asset Purchase Agreement transactions is to centralize the U.S.-based assets, employees, obligations and activities in the United States under a direct subsidiary of Venaxis.  Strand U.S. will continue to exist following the First Closing, but the parties anticipate dissolving Strand U.S. in the ordinary course following the First Closing.

Equity Incentive Plans
Venaxis has developed two new equity incentive plans in connection with the Transaction.  Both will be subject to approval by the Venaxis shareholders at the Meeting.  The plans are:
2016 Stock Option Plan.  The 2016 Stock Option Plan will be used to provide the Venaxis stock option awards to Strand employees who hold ESOP Options immediately prior to the execution of the Master Agreement.  The Venaxis stock options will be issued at the First Closing in satisfaction of the agreement, as set forth in the Master Agreement, to provide the Strand India employees with options, with identical exercise prices, term and vesting schedules, as the current ESOP Options held by such Strand India employees as of the date of the Master Agreement.  The shares of Common Stock underlying awards under the 2016 Stock Option Plan will be registered on a Form S-8 registration statement, to be filed with the SEC promptly after the First Closing.  Venaxis does not anticipate making additional stock option awards under the 2016 Stock Option Plan.  Venaxis has “bundled” the approval of the 2016 Stock Option Plan with the approval for the shares to be issued to the Strand Shareholders so that the Venaxis shareholders must approve the 2016 Stock Option Plan in order to approve the issuance of the shares of Common Stock to the Strand Shareholders under the Investment Agreements.
2016 Equity Incentive Plan.  The 2016 Equity Incentive Plan will be used by the combined company to make awards to the employees, non-employee directors and consultants of the combined company, including stock options to be issued at the First Closing to employees of Strand U.S.  Under the 2016 Equity Incentive Plan, the Compensation Committee of the board of directors of the combined company will be able to make stock option, restricted stock, restricted stock units and performance-based awards to eligible participants, with such terms, including exercise price, if applicable, vesting schedule, performance goals and other provisions, as determined to be in compliance with applicable laws and regulations and the business needs of the combined company.  The shares of Common Stock underlying the awards under the 2016 Equity Incentive Plan will be registered on a Form S-8 registration statement, to be filed with the SEC promptly after the First Closing.
Employment Agreements
Venaxis is party to employment agreements with Stephen T. Lundy, its Chief Executive Officer, and Jeffrey G. McGonegal, its Chief Financial Officer.  Both of these executive officers have agreed to continue in such roles following the First Closing.  As part of the First Closing, Venaxis will enter into amended and restated employment agreements with such officers with the following principal terms:
Chief Executive Officer – Mr. Lundy will continue to serve as President and Chief Executive Officer, positions he has held since March 24, 2010.  He will serve in such roles at the pleasure of the board of directors of the combined company unless the agreement is terminated by either party as provided in the agreement.  The agreement provides in the event that Mr. Lundy’s employment is terminated by the company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. Lundy’s salary will be made for twelve months.  In the event of death or disability, severance payments based upon Mr. Lundy’s salary will be made for three months.  Under the agreement, Mr. Lundy is eligible to participate in the benefit, incentive and equity incentive plans of the combined company.

Chief Financial Officer – Mr. McGonegal will continue to serve as Chief Financial Officer and Secretary of the combined company, roles he has held since June 2003.  He will serve in such roles following the First Closing at the pleasure of the board of directors of the combined company unless the agreement is terminated by either party as provided in the agreement.  The agreement provides in the event that Mr. McGonegal’s employment is terminated by the company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. McGonegal’s salary will be made for six months.  In the event of death or disability, severance payments based upon Mr. McGonegal’s salary will be made for six months.
Monetization of the Venaxis Legacy Business
Venaxis has been considering its strategic alternatives since January 2015, as described above, which led to the decision to participate in the Transaction with Strand as described in this proxy statement.  Venaxis has initially explored interest on the part of third parties to acquire the legacy appendicitis-related and animal health assets of Venaxis in order to realize valuation from such legacy assets.  To date, Venaxis has not identified a potentially interested third party for any such legacy assets.  Venaxis intends to try to monetize such legacy assets between the date of the execution of the Master Agreement and the date of the First Closing and, if not successful in that time period, to continue to expend reasonable efforts to realize value for such assets.  Any value received will be used by the combined company to support the Strand business activities going forward.  Until such time as plans are finalized for the appendicitis business and the legacy animal health assets, Venaxis plans to continue to support such assets.

BACKGROUND OF THE TRANSACTION
The board of directors of Strand formally engaged Oppenheimer & Co., Inc. or Oppenheimer, in November 2014 to pursue a Series C private placement primarily to fund the company’s growth and business expansion in the United States and also for general working capital purposes.  Following a thorough business, financial, legal, intellectual property, and technical diligence review of the complete Strand business both in the United States and India, Oppenheimer launched the formal private placement process in January 2015.  Between January and March 2015, Oppenheimer approached approximately 150 global financial and strategic investors.
In March 2015, Oppenheimer presented the first update of the private placement process to the Strand board of directors.  Out of the 150 investors initially approached, approximately 45 investors expressed initial interest in learning more about the opportunity through a call with senior management, an in person meeting, or the request of additional information about the company.  These calls and meetings took place both in the United States and India.
The Venaxis board of directors, with the assistance of Venaxis’ senior management and outside financial advisors, has regularly reviewed opportunities to expand Venaxis’ product offerings and product and technology pipeline and to maximize value for Venaxis’ shareholders, including by the acquisition of complementary products, technologies and companies. As part of this review, the Venaxis board of directors has periodically considered whether the continued execution of Venaxis’ business strategy as a single-product in-vitro diagnostics company or through a business combination with a third party would provide the best avenue to enhance shareholder value.
In January 2015, Venaxis received correspondence from the FDA noting the FDA’s determination that the Venaxis APPY1 Test did not meet the criteria for substantial equivalence based upon data and information submitted by Venaxis in its 510(k) application for APPY1.  Following the receipt of such letter, Venaxis began to explore its strategic alternatives, which included continued pursuit of regulatory approval for the APPY1 Test, focusing its resources on the research and development of its APPY2 product candidate or seeking other technologies and opportunities.  During February and March 2015, Venaxis concentrated its efforts on working with the FDA and preparing additional information with respect to its APPY1 and APPY2 products, but also began to seek diversification alternatives.
The initial relationship between Venaxis and Strand began in February 2015, when Oppenheimer shared a presentation regarding Strand with the CEO of Venaxis, Stephen T. Lundy.
During the Venaxis board of directors meeting held on March 11-12, 2015, management provided the board of directors with an early assessment of companies with point of care, or POC, or diagnostic or CLIA –based platforms and/or product offerings in development or early commercialization that could present potential strategic combination, licensure or joint venture opportunities for Venaxis.  Some considerations included the regulatory approval status, potential menu expansion with APPY2 and industry-based considerations.  At the March 2015 board meetings, the board of directors authorized Venaxis’ management, along with its advisors, to initiate more extensive strategic opportunity evaluations.
Between March and September 2015, interested strategic and financial investors performed initial due diligence on Strand.
From March 12, 2015, through the Venaxis board of director meetings held on June 1-2, 2015, management kept the directors informed of the company’s status with the FDA and the strategic alternatives activities.  As disclosed on its April 7, 2015 business update call, Venaxis engaged a strategic advisor to assist the company in its search for suitable diagnostic companies to create value opportunities for shareholders.

On May 6, 2015, management and Venaxis’ strategic advisor updated the board of directors on its search for suitable acquisition targets. Management had developed a screening process focused on companies with commercial or near commercial launch status, capital efficiency, ability to complete a transaction, and product offerings in an industry where a significant market opportunity existed, followed by secondary screening criteria focused on addressable market and product or technology attributes, management and commercial capabilities and financial status.
In May 2015, Strand formally engaged Baker & Hostetler LLP to act as U.S. legal counsel for the Strand transactions.
At the Venaxis board of directors meeting held on June 1-2, 2015, management updated the board of directors on its strategic process activities.  Venaxis and its advisors had evaluated over 150 companies prior to the June 2015 board of directors meeting and approximately 28 companies were classified as high-interest.  Meetings and/or conference calls were conducted at the end of April and in May to better qualify these opportunities, with 13 remaining as viable targets based on Venaxis’ criteria, including Strand.  The board of directors authorized continued attention by management on the strategic alternatives assessments.  Venaxis updated investors regarding its strategic alternatives efforts on its investor call held on June 24, 2015.
On June 8, 2015, a representative from Oppenheimer re-engaged with Mr. Lundy to discuss a potential transaction between Venaxis and Strand. Mr. Lundy agreed the opportunity was worthy of further discussion.  In June 2015, Mr. Lundy and Scott Storrer, the CEO of Strand met and began initial discussions regarding a potential transaction between the companies.  A non-disclosure agreement was executed as of July 6, 2015 to advance further discussions.
In July 2015, investment banking personnel who had been advising Strand departed from Oppenheimer and joined Raymond James & Associates Inc.  Both advisory firms continued to advise Strand in a joint fashion and advisory engagements were subsequently amended and approved by the Strand board of directors.
During this time period, after discussions with Strand’s advisory firms, the Strand board of directors also pursued a sale of a legacy software business and ultimately entered into a contractual relationship with an interested buyer.  This transaction subsequently closed in September 2015.
Venaxis management and advisors met with the FDA in June 2015 to discuss potential modifications to the APPY1 product labeling as well as the possible gathering of additional clinical data which might support revised indications for use.  Subsequent to that meeting, Venaxis, in conjunction with its advisors, developed revised indications for use for APPY1, as well as a proposed plan for gathering additional clinical data to support the modified claims. The proposal included combining the results of the already completed clinical study, with additional new prospective patient samples from subjects to be enrolled under the new indications for use. The proposal also included a formal request for a meeting with the FDA. Venaxis submitted its revised proposed plan to the FDA on July 27, 2015, and a pre-submission meeting was scheduled for October 2015.
On June 22, 2015, senior management of both Venaxis and Strand and a representative from Oppenheimer met at Strand’s office in Denver to discuss interest in a potential transaction. Strand’s senior management presented an overview of its business and opportunities.
On June 25, 2015, members of Venaxis’ board of directors and its senior management team held a telephonic meeting with members of Strand’s senior management team to discuss Strand’s business and operations. Thereafter, representatives from Venaxis and Strand communicated regularly regarding a potential transaction.

On July 9, 2015, Mr. Lundy and Strand’s advisory firms held a telephonic meeting to discuss possible next steps for a transaction.
On July 10, 2015, Mr. Lundy emailed Strand’s advisory firms a list of due diligence requests and suggested that Strand, or its representatives, provide a preliminary term sheet for Venaxis’ consideration.
On July 13, 2015, Strand’s advisory firms emailed Mr. Lundy a draft term sheet for discussion purposes.
Between June 2015 and July 2015, Venaxis and its strategic advisor participated in multiple discussions with various targets to further qualify them. By the end of July 2015, Venaxis had narrowed the list to four potential targets and simultaneously continued due diligence while also discussing preliminary deal terms. By early September 2015, Venaxis had performed diligence on all four targets and exchanged non-binding term sheets with three of them.  The Venaxis board of directors was updated throughout the summer.
The Venaxis board of directors held a board meeting from August 31 to September 2, 2015, in conjunction with the annual meeting of shareholders, held on September 1, 2015.  Over the board meeting period, the directors and management of Venaxis received presentations from three in vitro diagnostic companies, including Strand, in which each company detailed its current status, industry and product focus, stage of development or commercialization, desire, if any, to continue development of any legacy Venaxis product candidates, its commercialization, regulatory and research and development status and its financial status.  Following such meeting, the Venaxis board of directors and management, along with the company’s advisors, evaluated the strengths, weaknesses, opportunities and threats present for each of the three potential candidates, focusing on the commercialization status, reimbursement status or other revenue opportunities, the markets for the potential products, the competition and risk of new technology in such markets and the potential for new product development. The Venaxis board of directors decided to prioritize its negotiation with Strand by accelerating both its diligence and term sheet negotiations with Strand and its advisors.
By September 2015, four investors expressed a strong interest in leading the Strand Series C private placement financing and served Strand initial non-binding proposals, and several investors remained interested in participating in the round as follow on investors.  After further review and discussion, the Strand board of directors determined that two of the proposals would be extremely challenging from a syndication perspective and therefore did not subsequently authorize Stand management and Oppenheimer to pursue them.
In early September 2015, the parties conducted initial in-person due diligence activities and began to negotiate a non-binding term sheet.
During the remainder of September 2015, discussions continued about a potential transaction between Venaxis and Strand.  Senior management of Venaxis made a visit to Strand’s headquarters in India for onsite diligence.
On September 22, 2015, Venaxis’ senior management updated the Venaxis board of directors on its recent discussions with Strand, including a focus on tax-related and structure issues.  The board of directors authorized senior management to make a non-binding proposal to Strand regarding a transaction.

On September 23, 2015, Mr. McGonegal, Venaxis’ Chief Financial Officer, emailed Venaxis’ non-binding proposal to Venaxis’ senior management and its representatives.
On September 29, 2015, Mr. McGonegal discussed Venaxis’ proposal telephonically with Strand’s representative from Oppenheimer including specific feedback.
On September 30, 2015, Strand’s advisory firms emailed Strand’s response to Venaxis’ non-binding proposal. That same day, Venaxis’ board of directors met telephonically to discuss Strand’s response to its non-binding proposal and authorized Venaxis’ senior management to revise its original non-binding proposal, which Mr. McGonegal emailed to Strand’s representative later that same day. Later that evening, Strand’s advisory firms and Mr. McGonegal discussed Venaxis’ response telephonically as Strand’s board of directors was meeting later that evening.
In early October 2015, Oppenheimer and Raymond James presented the advantages and considerations of the remaining two proposals to the Strand board of directors and after thorough review and discussion, the Board authorized its advisory firms to move forward on the behalf of Strand with the Venaxis proposal.
On October 1, 2015, Mr. McGonegal and Strand’s advisory firms again discussed the transaction telephonically. On that call, Strand’s advisory firms signaled that Strand’s board of directors were in favor of moving forward with Venaxis’ most recent non-binding proposal.
On October 2, 2015, Strand’s advisory firms emailed to Mr. McGonegal a marked-up version of Venaxis’ most recent non-binding proposal.
On October 5, 2015, Venaxis’ senior management, its legal advisor and its financial advisor met telephonically to discuss Strand’s marked-up term sheet and senior management authorized Venaxis’ legal advisor to work with Strand’s legal advisors on a specific term sheet provision.
On October 7, 2015, Venaxis’ board of directors held a telephonic board meeting and authorized senior management to submit a revised non-binding term sheet.
On October 8, 2015, Strand emailed to Venaxis a fully-executed non-binding term sheet.
From October 8, 2015 through early November 2015, the management of Venaxis and Strand, and their respective U.S. and Indian legal counsel and financial advisors concentrated on in-depth due diligence activities and intensive transaction structure discussions, based in large part on the impact of Indian laws and regulations on the proposed transaction.  It became apparent to the parties that a traditional merger transaction could not be effected because of the regulatory consents that would be required from the Indian companies and taxing authorities, and that significant tax matters potentially affecting the Strand Shareholders needed to be negotiated and resolved.  In addition, the parties negotiated the composition of the board of directors and management of the combined company following the consummation of the transaction.
The Venaxis board of directors was frequently updated regarding the status of the proposed transaction during this period.  On October 22, 2015, the Venaxis board of directors held a meeting to receive an update on the status of the proposed transaction.  At that meeting, the board of directors was informed of the need for two closings because of Indian tax issues, and the anticipated timing for such two closings.  The Venaxis board of directors also appointed a special committee of the board, comprised of Gail Schoettler, Board Chair, Susan Evans, Chair of the Compensation Committee, and David Welch, Chair of the Audit Committee, to serve as a special transaction committee to evaluate the proposed transaction on a going forward basis.

In late October 2015, initial drafts of the Share Sale Agreements and Investment Agreements were circulated by legal counsel to Strand, and initial drafts of the Asset Purchase Agreement were circulated between legal counsel.  In addition, Strand began the process to obtain audited and interim financial statements that would be required in order to seek approval from the Venaxis shareholders.
On November 3, 2015, the special committee of the Venaxis board of directors, referred to as the Special Committee, along with the other members of the Venaxis board of directors, held a telephonic meeting to discuss the status of the proposed transaction, and the governance of Venaxis after the First Closing occurred.  In addition, the Venaxis board of directors approved the retention of NTB to provide the Venaxis board of directors with a fairness opinion with respect to the proposed transaction.  An engagement letter with NTB was executed on November 11, 2015.
On November 14, 2015, the first draft of the Master Agreement was provided to the working group by Venaxis’ legal counsel.  From November 14, 2015 through the end of November 2015, the parties engaged in frequent negotiations of the Transaction Agreements, holding calls at least three times per week, completed their respective due diligence reviews and prepared offering materials to be provided to the Strand Shareholders in connection with the Share Sale Agreements and Investment Agreements.  Multiple conference calls and meetings occurred as the Transaction Agreements were negotiated.  Venaxis management updated the Special Committee on November 24, 2015.
In mid-to-late November 2015, Strand began to provide initial documents and information regarding the proposed transaction to the Strand Shareholders.
The Venaxis board of directors held a scheduled in-person meeting on December 1-2, 2015.  An initial presentation was made by NTB to the board of directors, and the Transaction Agreements were described and discussed in detail.  Legal counsel also presented to the board of directors and the Compensation Committee of the Venaxis board of directors the drafts of the equity incentive plans related to the proposed transaction and to be used for awards to directors, officers, other employees and consultants following the First Closing, and the status of the governance framework.  The Venaxis board of directors, management and legal counsel also discussed timing considerations for the proposed Transaction.
In early December 2015, the parties’ negotiations were focused on the employment agreements for the management of Venaxis after the First Closing, the equity incentive plans and continued negotiation of the Master Agreement.  A number of discussions took place among Gail Schoettler, Chair of the Venaxis board of directors, Vijay Chandru, Chair of the Strand board and David Wetherell, a Strand board member.
From December 14, 2015 through December 31, 2015, the parties and their respective legal counsel and advisors continued to negotiate open items with respect to the Transaction Agreements, and also prepared the offering memorandum to be provided to the Strand shareholders.  Updates were provided to the Special Committee frequently during that period and a meeting of the Special Committee occurred on December 29, 2015.
From January 5, 2016 through January 11, 2016, the parties engaged in frequent conference calls to negotiate open issues, finalized the form of Share Sale Agreements and Investment Agreements, finalized the offering memorandum to the Strand Shareholders and began to prepare in detail for the announcement of the transaction.  The parties also negotiated the registration rights agreements described in this proxy statement.  Additional discussions took place among Gail Schoettler, Vijay Chandru and David Wetherell or Douglas Lind, also a Strand board member.
From January 12, 2016 through January 25, 2016, the final offering memorandum and forms of the Transaction Agreements were provided to the Strand Shareholders.

On January 19, 2016, at a meeting of the Special Committee, Venaxis management, legal counsel and representatives of NTB presented the Special Committee with a detailed description and review of all of the Transaction Agreements, and ancillary agreements, including employment agreements, equity incentive plans, and other agreements related to the Master Agreement and the contemplated transactions.  Representatives of NTB updated the prior presentation and discussed with the Special Committee the changes in the Transaction Agreements since the last presentation by NTB.  Following such discussion, NTB rendered its opinion that, as of such date, the business combination transaction with Strand, as contemplated by the Master Agreement and other Transaction Agreements referenced in the Master Agreement was fair and reasonable, from a financial point of view, to the Venaxis shareholders.
On January 26, 2016, upon receipt of executed Share Sale Agreements and Investment Agreements from the Strand Shareholders owning more than 90% of the Strand shares, in the aggregate and of each class, Venaxis, Strand and Strand U.S. executed the Master Agreement, Strand U.S. and Venaxis Sub signed the Asset Purchase Agreement, and Venaxis signed the tendered Share Sale Agreements and the Investment Agreements.  A press release announcing the transaction was issued on January 26, 2016, and an investor call was held on January 27, 2016.  Venaxis has filed Current Reports on Form 8-K to announce the transaction and to provide the Transaction Agreements on January 26, 2016, and January 27, 2016, respectively.

REASONS FOR THE TRANSACTION AND BOARD RECOMMENDATION
Following the receipt of the January 2015 FDA letter regarding its APPY1 Test, Venaxis began to explore its strategic alternatives, which included continued pursuit of regulatory approval for the APPY1 Test, focusing its resources on the research and development of its APPY2 product candidate or seeking other technologies and opportunities.  After an extensive search, Venaxis began to explore with Strand the possibility of combining the companies and focusing the resources of the combined company on the Strand products, which are at the commercialization stage.  Strand is in the initial phase of its U.S. commercialization launch with its StrandAdvantage product and desires access to the public trading and financing market that a combination with Venaxis would provide.
Mutual Reasons for Entering into the Transaction
Both Venaxis and Strand believe that the combined company will:
•	have resources and management experience to support a more rapid commercialization launch for the Strand products in the U.S. and development of its pipeline of product candidates;
•	provide access to the public U.S. markets to provide financing alternatives to Strand;
•	provide additional public company experience and diagnostic experience to Strand from the Venaxis management team and board of directors;
•	increase potential to provide shareholder value to the legacy Venaxis and Strand Shareholders;
•	following the First Closing, increase the combined company's visibility among both institutional and retail investors; and
•	potentially provide for other growth opportunities for the combined company with a public currency.

PROPOSALS
Proposal No. 1—To Amend and Restate the Articles of Incorporation, as Amended, to Increase the Total Number of Shares of Common Stock That Venaxis Is Authorized to Issue and to Change the Name Of Venaxis
Shareholders are being asked to approve an amendment to our Articles of Incorporation, as amended, or the Articles of Incorporation, to increase the total number of shares of Common Stock that Venaxis is authorized to issue from 60,000,000 to [75,000,000] [200,000,000], and to change the name of Venaxis to Strand Life Sciences, Inc.
On January 19, 2016, our board of directors adopted resolutions approving and authorizing the amendment and restatement of the Venaxis Articles of Incorporation and directed that the amendment and restatement be submitted to a vote of the shareholders at the Meeting.
The form of the proposed amendment and restatement of the Articles of Incorporation is attached to this proxy statement as Appendix 1.  If Proposal No. 1 is approved by our shareholders, the increase in the number of authorized shares would become effective at the First Closing, which is the time at which the Amended and Restated Articles of Incorporation are filed and become effective with the Secretary of State of the State of Colorado.  In addition, the board of directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the increase in our total number of authorized shares if, at any time prior to filing the Amended and Restated Articles of Incorporation, the board of directors, in its sole discretion, determines that it is no longer in Venaxis’ best interests and the best interests of our shareholders.
Vote Required
The Transaction cannot be consummated without approval of this Proposal No. 1.  The proposed amendment and restatement to the Articles of Incorporation to increase the total number of shares of Common Stock that Venaxis is authorized to issue and to change the name of Venaxis to Strand Life Sciences, Inc. shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends that you vote “FOR” the approval of the amendment to our Articles of Incorporation to increase the total number of shares of Common Stock that Venaxis is authorized to issue and to change the name of Venaxis to Strand Life Sciences, Inc.
Proposal No. 2 —To Amend the Articles of Incorporation, As Amended, to Effect a Reverse Stock Split of the Common Stock Within a Range of Reverse Split Ratios
General
We are asking shareholders to approve a proposal to authorize the Venaxis board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment to the Company’s amended and restated Articles of Incorporation, subject to the authority of the board of directors to abandon such amendment, to authorize the board of directors, in effecting such reverse stock split, to reduce the total number of shares of Common Stock the Company is authorized to issue to 60,000,000 if a reverse stock split of one-for-six through one-for-ten is effected, and to 75,000,000 if a reverse stock split of one-for-four or one-for five is effected, subject to the authority of the board of directors to abandon such amendment.  We believe the reverse split may be necessary to achieve a minimum bid price necessary required for the continued listing of the Common Stock on the NASDAQ Capital Market to provide shareholders with access to trading in the shares.  The board of directors will carefully consider the impact of the reverse stock split ratio on existing shareholders of Venaxis, on the investor community at large, and will use its discretion to apply the least onerous ratio necessary to achieve the desired results.

On January 19, 2016, our board of directors adopted resolutions approving and authorizing the amendment of the Articles of Incorporation, as amended, and directed that such amendment be submitted to a vote of the shareholders at the Meeting.
The form of the proposed amendment is attached to this Proxy Statement as Appendix 2.  The amendment will effect a reverse stock split of our Common Stock within a range of one-for-four to one-for-ten shares, to be selected by our board of directors following shareholder approval. Our board of directors, in its discretion, may select the reverse split ratio upon receipt of shareholder approval or may elect to abandon the reverse stock split if our board of directors determines in its discretion not to proceed with the reverse stock split.  We believe that the availability of a range of split ratios will provide Venaxis with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our shareholders. In determining the reverse stock split ratio to implement, if any, following the receipt of shareholder approval, our board of directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of our Common Stock;
•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;
•	ability to continue our listing on the NASDAQ Capital Market;
•	our capitalization (including the number of shares of Common Stock issued and outstanding);
•	the expected liquidity of our Common Stock after the reverse stock split; and
•	prevailing general market and economic conditions.
To avoid the existence of fractional shares of our Common Stock, shareholders who would otherwise hold a fractional share as a result of the reverse stock split will receive the number of next higher whole shares.
At the close of business on the Record Date, we had 30,990,029 shares of Common Stock issued and outstanding. Based on the number of shares of Common Stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a one-for-four reverse stock split, we would have approximately 7,747,500 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our board of directors.
Board Discretion to Implement the Reverse Stock Split
Should we receive the required shareholder approval of Proposal No. 2, our board of directors will have the authority to file the Amended and Restated Articles of Incorporation and thereby implement the reverse stock split. The board of directors will have the authority to take such action at any time prior to the First Closing.  The board of directors intends to take such action only upon a determination by the board of directors that such action is in our and our shareholders’ best interests. Such determination shall be based upon a number of factors, including:

•	the then-existing and expected trading prices for our Common Stock;
•	the existing and expected marketability and liquidity of our Common Stock;
•	our ability to continue our listing on the NASDAQ Capital Market; and
•	the then-prevailing market and economic conditions.
Notwithstanding receipt of the required shareholder approval of Proposal No. 2, our board of directors may, in its sole discretion, abandon the amendment and determine not to effect the reverse stock split.
Reasons for the Reverse Stock Split
Our board of directors authorized the reverse split of our Common Stock with the primary intent of increasing the price of our Common Stock in order to meet the price criteria for continued listing on the NASDAQ Capital Market.  Our Common Stock is publicly traded and listed on the NASDAQ Capital Market under the symbol “APPY,” which symbol will be changed to a symbol selected by Strand prior to the First Closing.  Our board of directors believes that, in addition to increasing the price of our Common Stock, the reverse stock split would make our Common Stock more attractive to a broader range of institutional and other investors.  Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in Venaxis’ and our shareholders’ best interests.

In March 2015, we received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC, or NASDAQ notifying us that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, our Common Stock no longer meets the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2).  In accordance with NASDAQ’S Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days to regain compliance with the rule.  After determining that we would not be in compliance with the rule by such time period, we notified NASDAQ and applied for an extension of the cure period, as permitted under the original notification.  In accordance with NASDAQ Listing Rule 5810(c)(3)(A), NASDAQ granted a second grace period of 180 calendar days, or until March 8, 2016, to regain compliance with the minimum closing bid price requirement for continued listing.  Although Venaxis will not be able to regain compliance by such date, it intends to proceed with the reverse stock split proposal and will effect the reverse stock split in connection with the First Closing, in the discretion of its board of directors, if Venaxis believes the implementation of the reverse stock split will assist it in regaining compliance with the NASDAQ Capital Market minimum bid price requirements.  In order to regain compliance, the minimum closing bid price per share of our Common Stock must be at least $1.00 for a minimum of ten consecutive business days.

Certain Risks Associated with the Reverse Stock Split
Unexpected factors, such as our ability to successfully accomplish our business goals, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. There can be no assurance that the total market capitalization of our Common Stock after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our Common Stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split.
There can be no assurance that the market price per new share of our Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before a reverse stock split.  For example, based on the closing price of our Common Stock on February 2, 2016 of $0.25 per share, if the board of directors were to implement the reverse stock split and utilize a ratio of one-for-four, we cannot assure you that the post-split market price of our common stock would be greater than $1.00.  In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our Common Stock after a reverse stock split, when and if implemented, may be lower than the total market capitalization before the reverse stock split.  Moreover, in the future, the market price of our Common Stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.
If the reverse stock split is consummated, we will have more authorized shares available for issuance than we do currently and, therefore, there is a greater ability for the Common Stock to be diluted with further issuances.  Additionally, if the holders of our options, warrants or convertible preferred stock were to successfully contest our adjustment to their shares issuable, conversion prices or exercise prices, it may result in our being required to issue more shares of Common Stock, or accept lower consideration for those shares of Common Stock, than we anticipate.
Further, the liquidity of our capital stock may be harmed by the proposed reverse split given the reduced number of shares that will be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.  In addition, the proposed reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales.  If we effect a reverse stock split, the resulting per-share stock price may not attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.
While the board of directors proposes the reverse stock split to bring the price of our Common Stock back above $1.00 in order to meet the requirements for the continued listing of our Common Stock on the NASDAQ Capital Market, there is no guarantee that the price of our Common Stock will not decrease in the future, or that for any other reason our Common Stock will not remain in compliance with the NASDAQ listing standards.  There can be no guarantee that the closing bid price of our Common Stock will remain at or above $1.00 for ten consecutive business days, which would be required to cure our current listing standard deficiency.
Vote Required
The proposed amendment to the Articles of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s Common Stock shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends that you vote “FOR” the approval to authorize the board of directors to effect, in its discretion, the reverse stock split as described in this proposal.
Proposal No. 3—Approval of the Master Agreement
This proxy statement is being furnished to you as a shareholder of Venaxis as part of the solicitation of proxies by the Venaxis board of directors for use at the Meeting to consider and vote upon a proposal to approve and adopt the Master Agreement and the transactions contemplated by the Master Agreement, which provides the framework for the Transaction between Venaxis and Strand.  The Master Agreement is further described under “The Transaction and the Transaction Agreements‑Master Agreement” beginning on page 25 of this proxy statement, and is attached as Annex A to this proxy statement.

The Venaxis board of directors, after due and careful discussion and consideration, has (1) approved and declared advisable the Master Agreement and all of the transactions contemplated by the Master Agreement and (2) declared that it is in the best interests of Venaxis and its shareholders that Venaxis enter into the Master Agreement and consummate the transactions contemplated by the Master Agreement.
Vote Required
The Transaction cannot be consummated without approval of this Proposal No. 3.  The proposal to approve and adopt the Master Agreement shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends that the Venaxis shareholders vote “FOR” the proposal to approve and adopt the Master Agreement.
Proposal No. 4—Approval of the Share Sale Agreements and the Investment Agreements with the Strand Shareholders
As part of the Transaction for which we are seeking approval, we are seeking approval of the Share Sale Agreements and the Investment Agreements that Venaxis entered into with the Strand Shareholders.  Under each of the Share Sale Agreements, upon receipt of all necessary approvals, Venaxis will purchase from each of the Strand Shareholders, all of such Strand Shareholder’s equity shares of Strand, conditioned upon such Strand Shareholder using such funds under the applicable Investment Agreement with Venaxis to purchase shares of Venaxis Common Stock.  Under the Share Sale Agreements and Investment Agreements, at the applicable Closing, a Strand Shareholder will sell his, her or its Strand shares to Venaxis and use the proceeds received from Venaxis to purchase shares of Venaxis Common Stock.  The offer by Venaxis under the Share Sale Agreements to acquire the Strand shares for cash from the Strand Shareholders was made, and the purchase will be made, under an exemption from the U.S. cash tender rules for offers and sales to shareholders of a foreign private issuer.  The offer to sell shares of Venaxis Common Stock was made, and the sales will be made, as a private offering under Section 4(a)(2) of the Securities Act.  The Share Sale Agreements and Investment Agreements are described under The Transaction and the Transaction Agreements‑Share Sale Agreements and Investment Agreements” beginning on page 30 of this proxy statement, and the forms of Share Sale Agreements and Investment Agreements are attached as Annex B-1 and Annex B-2 to this proxy statement.
At the First Closing, Venaxis will enter into two Registration Rights Agreements: (1) a Registration Rights Agreement with the Strand Shareholders who will not be affiliates of Venaxis after the Closing and who execute, deliver, and participate in a closing under the Investment Agreements with Venaxis; and (2) a Registration Rights Agreement with the Strand Shareholders who will be affiliates of Venaxis after the Closing and who execute, deliver, and participate in a closing under the Investment Agreements with Venaxis.  Venaxis will enter into Joinders to such Registration Rights Agreements with the Strand Shareholders participating in the Second Closing.  Under such Registration Rights Agreements, Venaxis has agreed to register for resale the shares of Venaxis Common Stock acquired at a closing under the Investment Agreements, to file such resale registration statements as soon as possible in compliance with applicable law, to use its best efforts to have the resale registration statements be declared effective by the SEC and to maintain effectiveness of the resale registration statements until the registered securities can be sold without complying with the volume limitations under Rule 144.

The Venaxis board of directors, after due and careful discussion and consideration, has (1) approved and declared advisable the Share Sale Agreements and Investment Agreements and all of the transactions contemplated by the Share Sale Agreements and Investment Agreements and (2) declared that it is in the best interests of Venaxis and its shareholders that Venaxis enter into the Share Sale Agreements and Investment Agreements and consummate the transactions contemplated by the Share Sale Agreements and Investment Agreements.
Vote Required
The Transaction cannot be consummated without approval of this Proposal No. 4.  The proposal to approve and adopt the Share Sale Agreements and the Investment Agreements shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends that the Venaxis shareholders vote “FOR” the proposal to approve and adopt the Share Sale Agreements and the Investment Agreements.
Proposal No. 5—Approval of the Issuance of Venaxis Common Stock Under The Share Sale Agreements and the Investment Agreements and Approval of the 2016 Stock Option Plan
The Venaxis board of directors is seeking approval to issue up to 100,000,000 shares of Common Stock and is seeking approval of the 2016 Stock Option Plan. As of the date of this proxy statement, the ESOP held 14.2% of the Strand shares, and Venaxis will issue up to 9,343,650 stock options under the 2016 Stock Option Plan in replacement of such ESOP Options, which will be granted on the First Closing date. Upon approval, Venaxis will issue to the Strand Shareholders the shares of Common Stock purchased at the applicable Closing under the Investment Agreements.  As part of this proposal, we are seeking shareholder approval of the new 2016 Stock Option Plan in order to have the approval for the shares of Common Stock underlying the Venaxis stock options granted under the 2016 Stock Option Plan pursuant to which Venaxis will grant stock options to Strand employees and directors holding ESOP Options issued by Strand.  The shares of Common Stock underlying such stock options are included in the 68% of the Shareholding Ratio to be owned by former Strand Shareholders.  Such stock options replace the ESOP Options, which will be cancelled in connection with the First Closing.
Venaxis has “bundled” the approval of the 2016 Stock Option Plan with the approval for the shares to be issued to the Strand Shareholders so that the Venaxis shareholders must approve the 2016 Stock Option Plan in order to approve the issuance of shares of Common Stock to the Strand Shareholders under the Investment Agreements.
A copy of the 2016 Stock Option Plan is attached as Annex D to this proxy statement.  We encourage you to review the 2016 Stock Option Plan provisions, and not to rely solely on the following summary for information about the 2016 Stock Option Plan.
Participants.  Only directors and employees of Strand that hold ESOP Options as of the First Closing are eligible participants under the 2016 Stock Option Plan.  Two directors and approximately 125 Strand employees will be eligible participants.
Administration.  The 2016 Stock Option Plan will be administered by the Compensation Committee of the combined company’s board of directors, or the Compensation Committee, which has general authority to interpret provisions of the 2016 Stock Option Plan and enact such rules and regulations that it shall deem appropriate for the administration of the 2016 Stock Option Plan.  The Compensation Committee also can amend the terms of existing awards under the 2016 Stock Option Plan; if such change negatively impacts the rights of the participant, the participant must approve such change.  The Compensation Committee’s has discretion in determining matters that do not require shareholder approval, such as determining under what circumstances an award may be settled in, whether the exercise price of an award may be paid in cash, shares or other property, whether an award may be canceled, forfeited or surrendered, and similar matters.

Types of Awards Available under the 2016 Stock Option Plan.  Under the 2016 Stock Option Plan, the Compensation Committee can only make awards of non-qualified stock options to participants at the First Closing.
Vesting and Exercise of the Awards.  The vesting schedule for stock option awards to be made are set forth in the 2016 Stock Option Plan.  The Compensation Committee has the exclusive power and authority to accelerate the vesting or lapse of restrictions of any award at its sole discretion.  In addition, on the date of termination of service, all unvested stock options will immediately expire and forfeit.  All vested but unexercised stock options will terminate, unless the Compensation Committee determines otherwise, 90 days following the date of termination of service.  Termination of service occurs on the termination of a participant’s employment for any reason, unless the participant continuously remains as a consultant to Venaxis.  If a participant is a consultant to Venaxis, then the termination of service occurs when the engagement between participant and Venaxis is terminated for any reason, with or without cause.
Upon exercise of a stock option, the exercise price may be paid in cash, in Common Stock or other any other form of acceptable legal consideration.  Venaxis may deduct or withhold, or require a participant to remit to Venaxis, an amount sufficient to satisfy withholding taxes arising as a result of the exercise of stock options.  The Compensation Committee, in its sole discretion, may withhold, or allow a participant to elect to have Venaxis withhold, Common Stock otherwise issuable under a stock option in satisfaction of withholding obligations or the exercise price.
Transferability.  The 2016 Stock Option Plan permits stock options to be transferred by participants by will or by the laws of descent.
Change in Control.  In the event of a change in control, unless the Compensation Committee elects to (i) terminate an award in exchange for cash, rights or property, or (ii) cause an award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control, such award shall continue in effect or be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation.
In the event that the successor corporation in a change in control refuses to assume or substitute for an award (other than any portion subject to performance-based vesting), the Compensation Committee may cause any or all of such award (or portion thereof) to (i) terminate in exchange for cash, rights or other property or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such award to lapse. If any such award is exercisable in lieu of assumption or substitution in the event of a change in control, the Compensation Committee will notify the holder that such award will be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the change in control, and such award will terminate upon the expiration of such period.
Adjustments.  In the event of certain changes in the number or kind of outstanding shares of the Common Stock, such as a merger, consolidation, recapitalization, stock dividend or stock split, the Compensation Committee must make an appropriate proportional adjustment to the number of shares available for awards under the 2016 Stock Option Plan and to the number of shares and exercise price of outstanding stock options.
Amendments to the 2016 Stock Option Plan.  The board of directors or the Compensation Committee may amend the 2016 Stock Option Plan for any reason, in compliance with applicable law.  However, if shareholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange, such approval must be obtained within 12 months before or after the action.  In addition, shareholder approval is required for any amendment that materially increases the benefits under the 2016 Stock Option Plan to a participant(s), results in the reduction in the exercise price for any previously granted stock option, including any reduction accomplished through cancellation of the stock option and the granting of a replacement option or by any other means.
Term of the 2016 Stock Option Plan.  Once the Venaxis shareholders approve the 2016 Stock Option Plan, it shall remain effective for a term of 10 years until March 24, 2026.  Any awards outstanding at the time of termination of the 2016 Stock Option Plan will continue in full force and effect in accordance with their respective terms.

The Venaxis board of directors, after due and careful discussion and consideration, has (1) approved and declared advisable to approve the issuance of the shares of Common Stock under the Investment Agreements, and (2) the approval of the 2016 Stock Option Plan and the issuance thereunder of up to 9,343,650 stock options to the holders of the ESOP Options immediately prior to the First Closing.
Vote Required
The Transaction cannot be consummated without approval of this Proposal No. 5.  The proposal to authorize the issuance of shares of Common Stock under the Investment Agreements and approve the 2016 Stock Option Plan shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends that the Venaxis shareholders vote “FOR” the proposal to approve the issuance of up to 100,000,000 shares of Common Stock and approve the 2016 Stock Option Plan, which will be used under the Investment Agreements to issue shares of Common Stock to the Strand Shareholders, and will be used to grant up to 9,343,650 shares of Common Stock under the 2016 Stock Option Plan to underlie stock options granted at the First Closing to the holders of the ESOP Options immediately prior to the First Closing.
Proposal No. 6—Approval of the Asset Purchase Agreement
As part of the Transaction for which we are seeking approval from the Venaxis shareholders, we propose approval of the Asset Purchase Agreement between Strand U.S. and Venaxis Sub, pursuant to which Venaxis Sub will acquire substantially all of the assets, and assume substantially all of the liabilities, of Strand U.S., the wholly owned subsidiary of Strand in the United States.  Consummation of the Asset Purchase Agreement transactions will maintain ownership of all U.S.-based assets in the U.S. after the First Closing, and avoid some potentially significant taxes in the future.  All of the U.S. employees of Strand U.S. will become employees of Venaxis as of the First Closing, thereby streamlining the U.S. employment structure.  The Asset Purchase Agreement is described under “The Transaction and the Transaction Agreements‑Asset Purchase Agreement” beginning on page 32 of this proxy statement, and is attached as Annex C to this proxy statement.
The Venaxis board of directors, after due and careful discussion and consideration, has (1) approved and declared advisable the Asset Purchase Agreement and all of the transactions contemplated by the Asset Purchase Agreement and (2) declared that it is in the best interests of Venaxis and its shareholders that Venaxis enter into the Asset Purchase Agreement and consummate the transactions contemplated by the Asset Purchase Agreement.
Vote Required
The proposal to approve the Asset Purchase Agreement shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends that the Venaxis shareholders vote “FOR” the proposal to approve the Asset Purchase Agreement.

Proposal No. 7—Approval of the 2016 Equity Incentive Plan
As part of the Transaction for which we are seeking approval from the Venaxis shareholders, we are seeking adoption of a new 2016 Equity Incentive Plan under which up to 9,000,000 shares of Common Stock are reserved for future equity awards to employees, consultants and non-employee directors of the combined company as of and after the First Closing.
General Information
The board of directors reviewed our existing option and incentive compensation plans and concluded that the number of shares authorized and available for grant under these plans following the Transaction will be insufficient to provide flexibility with respect to stock-based compensation for our employees, consultants and non-employee directors, including the stock options we have committed to issue to the U.S.-based employees of Strand as of the First Closing.
The board of directors believes that stock-based incentive compensation is a key element of employee, consultant and non-employee director compensation by helping to help attract, motivate and retain outstanding officers, employees and directors. They also believe that such compensation helps to align further our officers’, employees’ and directors’ interests with those of our shareholders.  Thus, we believe the Company’s interests are advanced by stock-based compensation. As a result, on January 19, 2016, the board of directors approved, subject to shareholder approval, the 2016 Equity Incentive Plan covering grants to employees, consultants and non-employee directors.
Summary of Material Provisions of the 2016 Equity Incentive Plan
A copy of the Venaxis 2016 Equity Incentive Plan is attached as Annex E to this proxy statement.  We encourage you to review the 2016 Equity Incentive Plan provisions, and not to rely solely on this summary for information about the 2016 Equity Incentive Plan.

Participants.  Officers, other employees, consultants and non-employee directors of the company and its subsidiaries, including Strand, after the First Closing will be eligible to receive awards under the 2016 Equity Incentive Plan.  Venaxis has committed to issuing stock option awards under the 2016 Equity Incentive Plan to U.S.-based employees of Strand U.S. as of the First Closing.  We expect such awards to aggregate to approximately 1.1 million stock options.  We anticipate that the number of eligible participants will be six non-employee directors, the executive officers of the company, including those identified in this proxy statement and approximately 100 to 150 employees and consultants.
Administration.  The 2016 Equity Incentive Plan will be administered by the Compensation Committee, provided, however, that the board of directors may exercise any power or authority granted to the Compensation Committee under the 2016 Equity Incentive Plan.  Subject to the terms of the 2016 Equity Incentive Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2016 Equity Incentive Plan, construe and interpret the 2016 Equity Incentive Plan and award agreements, correct defects, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2016 Equity Incentive Plan.
Types of Awards Available under the 2016 Equity Incentive Plan.  Awards may be made from time to time by the Compensation Committee in the form of stock options, including incentive stock options, or ISOs, and non-incentive stock options, or NQSOs, restricted stock awards, restricted stock unit awards, performance awards, dividend equivalent awards, stock payment awards or stock appreciation rights, or any combination thereof.

•    Stock Options.  The Compensation Committee may grant stock options which qualify as ISOs under Section 422 of the Code or options which do not qualify as ISOs.  Only employees are eligible to receive ISOs.  Each stock option granted is evidenced by an award agreement.  The award agreement designates the terms and conditions of an option and specifies whether the option is an ISO or NQSO.
The exercise price for option shares cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant.  If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of Venaxis and an ISO is granted to such employee, the exercise price of such ISO cannot be less than 110% of the fair market value of a share of Common Stock on the date such ISO is granted.   The fair market value of a share of Common Stock as of any given date will be the closing sale price per share as reported on the principal stock exchange or national market system on which the Common Stock is then listed or quoted.

The Compensation Committee determines the time or times at which, or the circumstances under which, an option may be exercised (including based on achievement of performance goals and/or future service requirements) and the time or times at which options will cease to be or become exercisable following termination of employment or upon other conditions.

The term of each option is set by the Compensation Committee but shall not be more than 10 years from the date the option is granted, or 5 years from the date an ISO is granted to a greater than 10% shareholder.  The Compensation Committee shall determine the time period, including the time period following a termination of service, during which the option holder has the right to exercise the vested options, which time period may not extend beyond the last day of the option term.

Payment of the exercise price for vested options may be made by: (i) cash; (ii) check; (iii) Common Stock; (iv) pursuant to a “cashless exercise” procedure; or (v) such other consideration or in such other manner as determined by the Compensation Committee in its absolute discretion.  The company has the authority to deduct or withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a holder arising under the 2016 Equity Incentive Plan.

•    Restricted Stock.  The Compensation Committee has authority to issue restricted stock, which may be subject to risks of forfeiture or repurchase and other restrictions as the Compensation Committee, in its sole discretion, may impose (including any restriction on the right to vote such share and the right to receive dividends, if any).  Those restrictions may lapse separately or in combination at such time or times as the Compensation Committee may deem appropriate.  The terms of any restricted stock award will be set forth in an award agreement.
Except to the extent restricted under the terms of the 2016 Equity Incentive Plan and any award agreement relating to a restricted stock award, a holder of restricted stock will have all of the rights of a shareholder, including the right to receive dividends thereon. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

If no purchase price is paid by the holder for the restricted stock and the holder’s service is terminated during the applicable restriction period, the holder’s rights in unvested restricted stock then subject to restrictions shall lapse, and such restricted stock shall be surrendered to Venaxis and cancelled without consideration.  If a purchase price is paid by the holder for the restricted stock, and the employee's service is terminated during the applicable restriction period, the company has the right to repurchase from the holder the unvested restricted stock then subject to restrictions at a cash price per share equal to the purchase price paid by the holder for such restricted stock or such other amount as may be specified in the award agreement.  The foregoing provisions apply unless provided otherwise in the holder’s award agreement.

•    Restricted Stock Units. The Compensation Committee also has authority to issue restricted stock units.  At the time of grant, the Compensation Committee will specify the date or dates on which the restricted stock units vest and become nonforfeitable in the award agreement.  Restricted stock units will be subject to time-based and/or performance-based vesting, as determined by the Compensation Committee, and are subject to forfeiture if the time or performance conditions are not met as provided in the award agreement.
The holder of a restricted stock unit is not the beneficial owner of the shares underlying the award and therefore is not entitled to voting, dividend or other shareholder rights unless and until shares are delivered to the holder pursuant to the terms of the award agreement.  However, the Compensation Committee may grant certain rights in the award agreement, including dividend equivalents.

•    Performance Awards.  The Compensation Committee may grant performance awards to any eligible individual in the form of  cash or stock (restricted stock, restricted stock units or options) payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Compensation Committee.  The Compensation Committee determines the performance goals, performance period and determines whether the performance goals have been achieved.  Performance-based awards can be single year or multi-year.  Performance awards are generally subject to forfeiture if the participant ceases providing service to the company prior to the end of the performance period.
•    Dividend Equivalents.  The Compensation Committee is authorized to grant dividend equivalents, which may be awarded based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an award is granted to a holder and the date such award vests, is exercised, is distributed or expires, as determined by the Compensation Committee.
•    Stock Payments.  Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to eligible individuals.  Shares underlying a stock payment which is subject to a vesting schedule or other conditions or criteria set by the Compensation Committee shall not be issued until those conditions have been satisfied.  As such, the holder of a stock payment shall have no rights as a shareholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the award have been issued to the holder, unless the Compensation Committee provides otherwise in the award agreement.
Transferability.  Generally, any award is not transferable other than by will or under the applicable laws of descent and distribution.   During the lifetime of the holder, an option may only be exercised by the holder.  Additionally, awards made under the plan may not be assigned, negotiated, pledged or hypothecated in any way, and the awards may not be subject to execution, attachment or similar process.  Notwithstanding the foregoing, the Compensation Committee may permit a holder to transfer an award, other than an ISO, to a family member or any other transferee, however, certain restrictions may apply.
Clawback of Awards.  Each award agreement shall set forth the terms, conditions and limitations for such award, including provisions applicable in the event of the holder's termination of employment or service.  The Compensation Committee has the right to require, in an award agreement or elsewhere, a holder to agree to certain award forfeiture and clawback provisions in the event (i) the holder competes with Venaxis or (ii) the holder is terminated for cause.  Awards are also subject to any clawback policy applicable to designated officers implemented by Venaxis under applicable law.

Adjustments.  In the event of certain changes in the number or kind of outstanding shares of the Common Stock, such as a merger, consolidation, recapitalization, stock dividend or stock split, the Compensation Committee must make an appropriate proportional adjustment to the number of shares available for awards under the 2016 Equity Incentive Plan and to the number of shares and exercise price of outstanding stock options and the number of shares underlying other awards.
Change in Control.  In the event of a change in control (as defined in the 2016 Equity Incentive Plan), the Compensation Committee has the authority to take the following actions it deems appropriate in order to prevent dilution or enlargement of awards under the 2016 Equity Incentive Plan, or to facilitate transactions: (i) terminate any award in exchange for cash or replace such award with other rights or property of similar value; (ii) to provide that such award will be assumed by the successor or survivor corporation or shall be substituted for by similar awards covering the survivor or successor corporation with appropriate adjustments to number and prices of shares; (iii) to make adjustments in the number and type of shares of Venaxis' stock subject to outstanding awards; (iv) to provide that such award shall be exercisable or payable or fully vested with respect to all shares notwithstanding the award agreement; and (v) to provide that the award cannot vest, be exercised or become payable after such event or transaction.
In the event of a change in control, unless the Compensation Committee elects to (i) terminate an award in exchange for cash, rights or property, or (ii) cause an award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control, as described above, (A) such award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable award agreement and, in the absence of applicable terms and conditions, the Compensation Committee’s discretion.

In the event that the successor corporation in a change in control refuses to assume or substitute for an award (other than any portion subject to performance-based vesting), the Compensation Committee may cause any or all of such award (or portion thereof) to (i) terminate in exchange for cash, rights or other property as described above or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such award to lapse. If any such award is exercisable in lieu of assumption or substitution in the event of a change in control, the Compensation Committee will notify the holder that such award will be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the change in control, and such award will terminate upon the expiration of such period.

A change in control includes one person, group or entity acquiring at least 50% of the voting securities of Venaxis, a consolidation or merger of Venaxis into another company, a sale of substantially all of the assets of Venaxis, or a liquidation or dissolution of Venaxis.

Federal Income Tax Consequences.  A participant will not generally be subject to Federal income tax upon the grant of stock options, stock appreciation rights, restricted stock awards and performance awards to the extent the award is not vested or earned.  Rather, generally the participant will recognize ordinary income for Federal income tax purposes and wages for FICA (i.e., social security) tax purposes when the stock award becomes vested (as defined in the Code) in an amount equal to the fair market value of the stock minus the price, if any, paid to purchase such stock.  The company will generally be entitled to a tax deduction at such time when and in the same amount that the participant recognizes ordinary income.
Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by the participant upon the sale of shares held for more than 12 months will generally be subject to Federal income tax as long-term capital gain.  Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

NQSOs.  Upon exercise of a NQSO, a participant is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the exercise price paid and the then fair market value of the Common Stock acquired.  The company is entitled to a deduction at the same time in a corresponding amount.  The participant’s basis in the Common Stock acquired upon exercise of a NQSO is equal to the exercise price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.
ISOs. If the employee remains an employee of the company at all times from the date of grant until three months preceding exercise (or one year in the case of disability) and holds the shares for more than one year after exercise and two years after the date the ISO is granted, for regular tax purposes the employee will not realize income upon exercise of the ISO and the company will not be entitled to deduction at any time.  The difference between the option exercise price and the amount realized upon disposition of the shares by the employee will be treated as capital gain or loss.   If, however, the stock acquired upon exercise of an ISO is sold less than one year after exercise or less than two years after grant of the option (a disqualifying disposition), the lesser of (i) the difference between the fair market value on the date of exercise and the exercise price or (ii) the difference between the amount realized on the sale and the exercise price is taxable to the employee as ordinary income and Venaxis is entitled to a corresponding deduction.  At the time of a qualifying disposition, the excess of the amount realized on the sale over the fair market value on the date of exercise, if any, is taxable as capital gain or loss. Under current Internal Revenue Service guidelines, Venaxis is not required to withhold any Federal income tax in the event of a disqualifying disposition.

The excess of the fair market value of the stock over the exercise price on the date of exercise of an ISO will constitute an “item of tax preference” which, in certain instances, may result in the employee being subject to the alternative minimum tax.

Section 409A of the Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005.  The 2016 Equity Incentive Plan is intended to comply with Section 409A of the Code and all provisions of the 2016 Equity Incentive Plan are to be interpreted in a manner consistent with the applicable requirements of Section 409A of the Code.  If any benefit provided under the 2016 Equity Incentive Plan is subject to Section 409A of the Code, the Compensation Committee will administer, interpret and construe such provisions in compliance with Section 409A of the Code.  There can be no assurance that awards designed to be exempt from Section 409A will in fact be exempt, or that awards designed to comply with the requirements of Section 409A will satisfy all requirements of Section 409A.

Amendments to the 2016 Equity Incentive Plan.  The board of directors or Compensation Committee may amend, alter, suspend, discontinue or terminate the 2016 Equity Incentive Plan, without the consent of shareholders or participants, except that shareholder approval must be obtained for any amendment or alteration if  (i) that approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted or (ii) the amendment or alteration seeks to increase the aggregate number of shares that may be issued or transferred pursuant to awards under the 2016 Equity Incentive Plan (subject to certain exceptions for adjustments made in the event of changes in common stock or assets of Venaxis).
No amendment, suspension or termination of the 2016 Equity Incentive Plan can materially impair the rights or obligations under any award unless the award agreement so provides or the holder of the award consents.

Term of the 2016 Equity Incentive Plan.  Once the shareholders approve the 2016 Equity Incentive Plan at the Meeting , it shall remain in effect for a term of 10 years, until March 24, 2026.  No awards may be granted after this date.  Any awards that are outstanding on such date will remain in force according to the terms of the 2016 Equity Incentive Plan and the applicable award agreement.
General.  The 2016 Equity Incentive Plan is unfunded and is not subject to the Employee Retirement Income Security Act of 1974 and it is not qualified under Section 401(a) of the Code.
Vote Required
The Transaction cannot be consummated without the approval of this Proposal No. 7.  The proposal to approve the 2016 Equity Incentive Plan shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The board of directors recommends a vote “FOR” the approval of the 2016 Equity Incentive Plan.

Proposal No. 8—Advisory (Nonbinding) Vote on Compensation
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Venaxis is required to submit a proposal, commonly known as “say-on-golden parachute,” and which we refer to as the Transaction-related compensation proposal, that gives Venaxis shareholders the opportunity to vote, on a nonbinding, advisory basis, on the compensation that Venaxis’ named executive officers may be entitled to receive that is based on or otherwise relates to the Transaction.
The compensation that Venaxis’ named executive officers may be entitled to receive that is based on or otherwise relates to the Transaction is summarized in the table included under the section titled “Interests of Directors and Executive Officers in the Transaction—Transaction–Related Compensation for Named Executive Officers” beginning on page 57 of this proxy statement. That summary includes all compensation and benefits that may be paid or become payable to Venaxis’ named executive officers that are based on or otherwise relate to the Transaction.
The board of directors encourages you to review carefully the Transaction-related compensation information disclosed in this proxy statement.
The board of directors unanimously recommends that the shareholders of Venaxis approve the following resolution:
“RESOLVED, that the shareholders of Venaxis, Inc. hereby approve, on a nonbinding, advisory basis, the compensation to be paid or to become payable to Venaxis’ named executive officers in connection with the Transaction as disclosed pursuant to Item 402(t) of Regulation S‑K in the Golden Parachute Compensation table and the related narrative disclosures.”
The vote on the named executive officer Transaction-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the Master Agreement and other Transaction Agreements and approve the other proposals submitted for approval at this Meeting. Accordingly, you may vote to approve the proposal to approve and adopt the Master Agreement, the other Transaction Agreements, the issuance of shares of Common Stock, the amendment and restatement of the Articles of Incorporation, the Reverse Stock Split and the 2016 Stock Option Plan and 2016 Equity Incentive Plan, but vote not to approve the Transaction-related compensation proposal and vice versa. Because the vote on named executive officer Transaction‑related compensation proposal is advisory only, it will not be binding on either Venaxis or Strand.
Vote Required
The affirmative vote of the majority of the votes cast by the holders of the shares of Venaxis common stock present in person or by proxy at the Meeting and entitled to vote on the matter will be required to approve the Transaction-related compensation proposal.
The board of directors recommends a vote “FOR” the proposal to approve, on a nonbinding, advisory basis, the compensation to be paid or to become payable to Venaxis’ named executive officers in connection with the Transaction.

Proposal No. 9—Proposal to Approve the Adjournment of the Meeting, if necessary
The affirmative vote of a majority of the votes cast by holders of shares of Venaxis Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the matters presented for approval is required to approve the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve and adopt the proposals set forth in this proxy statement, whether or not a quorum is present. Shares of Venaxis Common Stock held by shareholders who are not present at the Meeting in person or by proxy and broker non-votes will have no effect on the outcome of any vote to adjourn the Meeting.
The board of directors recommends a vote “FOR” the approval of the proposal to adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve and adopt the proposals set forth in this proxy statement.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTION
General
You should be aware that certain members of the board of directors and executive officers of Venaxis and of Strand have interests in the Transaction that are different from, or in addition to, the interests of the Venaxis shareholders or Strand Shareholders, as the case may be.  These interests present a conflict of interest.  The Venaxis and Strand board of directors were aware of these conflicts of interest during deliberations on the merits of the Transaction and in making their respective decisions in approving the Transaction, the Transaction Agreements, and, for the Venaxis board of directors, the amendments to Venaxis’ Articles of Incorporation, the Reverse Split, the 2016 Stock Option Plan, the 2016 Equity Incentive Plan and the related transactions.
Specifically, if the Share Sale Agreements and Investment Agreements, and then the Master Agreement and Asset Purchase Agreement are entered into, and the First Closing occurs, the legacy Strand directors and legacy Venaxis directors identified below under the subheading “Officers and Directors of the Combined Company Following the First Closing” will become the directors of the combined company, and the officers identified under that same heading will be the officers of the combined company, including Stephen T. Lundy and Jeffrey G. McGonegal, who will remain as CEO and CFO, respectively, of the combined company.  The combined company will pay non-employee director compensation, including issuance of stock options, to the non-employee directors serving on the combined company board of directors, and has, or will enter into employment agreements with the Executive Chair and with the other officers of the combined company.  In addition, the Executive Chair of the combined company will receive stock options under the 2016 Stock Option Plan in replacement for his ESOP Options, and each of the officers identified in this proxy statement will be eligible participants in the 2016 Equity Incentive Plan after the First Closing.
Transaction-Related Compensation for Named Executive Officers
Venaxis’ “named executive officers” for purposes of the disclosure in this proxy statement are Stephen T. Lundy, President and Chief Executive Officer and Jeffrey McGonegal, Chief Financial Officer.  In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Transaction that are payable to each of the named executive officers.
In January 2015, Venaxis announced that it had received a “not substantially equivalent” letter from the FDA with respect to its 501(k) submission for its APPY1 product candidate.  Since that time, the board of directors directed management to focus on evaluating the possibility of modifying the intended use for APPY1, with possible re-submission to the FDA, sales of its CE-mark approved APPY1 products in the European Union, the Company’s APPY2 product development efforts, and considering other corporate transaction alternatives to possibly acquire or gain access to assets beyond the Company’s core focus of appendicitis diagnostic development and commercialization.  In establishing the incentive goals for 2015, the Compensation Committee has focused on these activities.  In addition, the Compensation Committee and the board of directors approved a retention program for the named executive officers.  The Compensation Committee and the board of directors, in approving such retention program, focused on the importance of and need to retain the services of such named executive officers in pursuing such corporate activities.  Such retention program continues the current employment agreements with Messrs. Lundy and McGonegal without change, ties a portion of the 2015 incentive goals to successful entry into a corporate transaction, and establishes the potential for a retention bonus, equal to 50% of base salary to be paid to such named executive officers in connection with the consummation of a corporate transaction.  The continuation of the current employment agreements would provide additional severance benefits, as described below on pages 152-53 of this proxy statement, if either named executive officer’s employment is terminated in connection with a corporate transaction.  However, each of the named executive officers will continue his employment with the combined company after the First Closing, so no severance payments are expected to be made in connection with the Transaction.

In January 2016, the Compensation Committee and the board of directors determined the achievement of the 2015 annual incentive goals with respect to the named executive officers.  The Compensation Committee and the board of directors determined  that the portion of the 2015 incentive goals tied to a successful entry into a corporate transaction were achieved, in addition to the achievement of other goals under the 2015 annual incentive award program.  The Compensation Committee and the board of directors authorized payment of the 2015 annual incentive bonuses to the named executive officers, including the portion tied to achievement of the corporate transaction goal.  Such achievement constituted 33.33% of the goals achieved for 2015.
The table below shows the amounts paid, or to be paid, to the named executive officers in connection with the Transaction.  The table does not include ongoing salary and benefits under the amended and restated employment agreements between Venaxis and the named executive officers to be entered into at the First Closing, as such agreements relate to compensation to be paid for employment services rendered after the Transaction is consummated, nor does it reflect the full 2015 annual incentive bonuses paid to the named executive officers, as a majority of such bonuses related to achievement of other 2015 goals.
Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Total ($)
Stephen T. Lundy, President and Chief Executive Officer	242,948	0	242,948
Jeffrey G. McGonegal, Chief Financial Officer	164,563	0	164,563

(1)
For Mr. Lundy, the cash consists of $51,650, the portion of the 2015 annual incentive bonus paid upon achievement of the corporate transaction goal related to the Transaction, and $191,298, the retention bonus that will be paid upon the successful consummation of the Transaction at the First Closing.  For Mr. McGonegal, the cash consists of $28,560, the portion of the 2015 annual incentive bonus paid upon achievement of the corporate transaction goal related to the Transaction, and $136,003, the retention bonus that will be paid upon the successful consummation of the Transaction at the First Closing

(2)	The Transaction has no effect on the outstanding equity awards held by the named executive officers.

FINANCIAL ADVISOR OPINION
Opinion of Venaxis’ Financial Advisor
Venaxis engaged Neidiger, Tucker, Bruner Inc., or NTB, to render a fairness opinion in connection with the Transaction under the Transaction Agreements. Venaxis requested that NTB evaluate and render an opinion to the Venaxis board of directors regarding the fairness, from a financial point of view, of the Shareholding Ratio that will result from the Transaction under the Transaction Agreements, as provided for in the Master Agreement.  On December 1, 2015, at a meeting of the Venaxis board of directors held to evaluate the Transaction, NTB provided information to the Venaxis board of directors regarding its evaluation of the Transaction and work done to that time by NTB.  On January 19, 2016, at a meeting of the Special Committee held for the purpose of evaluating the Transaction, NTB provided the Special Committee with an update on the work performed with respect to the Transaction.  At the January 19, 2016 Special Committee meeting, NTB provided its oral opinion, which was confirmed by delivery of a written opinion dated January 19, 2016, to the Venaxis board of directors to the effect that, as of that date and based on and subject to the matters described in its opinion, the Transaction contemplated whereby Strand and Venaxis would enter into a business combination as contemplated in the Master Agreement is fair and reasonable, from a financial point of view, to the shareholders of Venaxis.
The full text of NTB’s written opinion, dated January 19, 2016, which describes the procedures followed, matters considered, assumptions made and qualifications and limitations on the review undertaken, is attached to this proxy statement as Appendix 3.  NTB’s opinion was intended for the benefit and use of the Venaxis board of directors (in its capacity as such) in connection with its evaluation of the Transaction from a financial point of view and did not address any other aspect of the Transaction.  NTB’s opinion did not constitute a recommendation as to the course of action that the Venaxis board of directors should pursue in connection with the Transaction, or otherwise address the merits of the underlying decision by Venaxis to engage in the Transaction, including in comparison to other strategies or transactions that might be available to Venaxis or in which Venaxis might engage.  The opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the Transaction or otherwise.
NTB was not requested to, and it did not, recommend the specific Shareholding Ratio or that any given consideration constituted the only appropriate consideration in the Transaction.  The Shareholding Ratio was determined through negotiations between Venaxis and Strand, and the decision to enter into the business combination Transaction was solely that of the Venaxis board of directors, acting through its Special Committee.  NTB’s opinion and financial analyses were only one of many factors considered by the Venaxis board of directors and Special Committee in its evaluation of the Transaction and should not be viewed as determinative of the views of the Venaxis board of directors or management with respect to the Transaction or the Shareholding Ratio.  NTB’s opinion, as expressed in its opinion letter, reflected and gave effect to NTB’s general familiarity with Venaxis as well as information which it received during the course of its engagement, including information provided by Venaxis’ management in the course of discussions relating to the Transaction as more fully described below.  In arriving at its opinion, NTB neither conducted a physical inspection of the properties or facilities of Venaxis, Strand or any other entity, nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, off-balance sheet or otherwise) of Venaxis, Strand or any other entity or conducted any analysis concerning the solvency or fair value of Venaxis, Strand or any other entity.
In arriving at its opinion, NTB, among other things, reviewed:
•	drafts of the Master Agreement, dated November 25, 2015, and dated January 18, 2016;
•	the non-binding term sheet;

•	the Venaxis Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, and the Venaxis Quarterly Report on Form 10-Q for the period ended September 30, 2015;
•	Strand’s Corporate Overview presentation prepared by Strand management and/or Strand’s advisors;
•	Strand’s consolidated unaudited summary financial statements in USD for fiscal years ended March 31 for 2012, 2013, and 2014, and Strand’s consolidated unaudited summary financial statement in USD for the nine months ended September 30, 2015;
•	Strand’s consolidated financial statements in USD for fiscal years ended March 31 for 2014 and 2015;
•	Strand’s Shareholders’ Agreement dated January 31, 2013, and Strand’s Restated Shareholders’ Agreement dated December 22, 2014;
•	Strand’s Form No PAS-4 Private Placement Letter dated November 24, 2014;
•	certain internal financial analyses and forecasts prepared by the managements of, and/or the advisors to, Venaxis and Strand respectively;
•	a Frost and Sullivan report titled “Next Generation Sequencing (NGS) Information Markets ‑ Competitive Landscape Assessment of Products and Services” dated May 31, 2013;
•	other information, including independent research for comparable and/or competitive companies to Strand involved in the medical diagnostic and life sciences tools industry; and
•	publicly available information concerning the business of Strand and of certain other companies engaged in businesses comparable to Strand.
In rendering its opinion, NTB relied on and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Venaxis and Strand and or otherwise reviewed by it, and did not assume any responsibility or liability with regard to its accuracy.  In relying on the financial analyses and forecasts provided to NTB, it assumed that they were reasonable and prepared based on assumptions reflecting the best currently available estimates and judgments by management of Venaxis, Strand and/or outside parties as to the expected future result of operations and financial condition of Venaxis and Strand to which such analyses or forecasts related.  The NTB opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to NTB as of the date of the opinion.  It should be understood that subsequent developments may affect the conclusion expressed in NTB’s opinion and that NTB assumed no responsibility for advising any person of any change in any matter affecting its opinion or for updating or revising its opinion based on circumstances or events occurring after the date of its opinion.
NTB did not express any opinion as to any tax or other consequences that might result from the Transaction, nor did NTB’s opinion address any legal, regulatory, tax or accounting matters, as to which NTB understood that Venaxis obtained such advice as it deemed necessary from qualified professionals.
NTB’s opinion was limited to the fairness, from a financial point of view and as of the date of its opinion, of the business combination between Venaxis and Strand (to the extent expressly specified therein).  NTB’s opinion did not address any other term, aspect or implication of the Transaction, including, without limitation, the form or structure of the Transaction or any term, aspect or implication of any voting or other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise.

This summary is not a complete description of NTB’s opinion or the financial analyses performed and factors considered by NTB in connection with its opinion.  The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description.  NTB arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.  Accordingly, NTB believes that its financial analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of such analyses or factors, could create a misleading or incomplete view of the processes underlying NTB’s analyses and opinion.
In performing its financial analyses, NTB considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Venaxis’ and Strand’s control.  No company, business or transaction used in the financial analyses is identical to Venaxis, Strand, their respective businesses or the transaction, and an evaluation of the results of those analyses is not entirely mathematical.  Rather, the financial analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or businesses analyzed.
The assumptions and estimates contained in NTB’s financial analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses.  In addition, financial analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold.  Accordingly, the assumptions and estimates used in, and the results derived from, NTB’s financial analyses are inherently subject to substantial uncertainty.
The following is a summary of the material financial analyses reviewed with the Venaxis board of directors and Special Committee in connection with NTB’s opinion.  The financial analyses summarized below include information presented in tabular format.  In order to fully understand NTB’s financial analyses, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of NTB’s analyses.
NTB’s primary financial analyses conducted was based on the enterprise value of Venaxis.  Such enterprise value was based on its market capitalization and assumptions based on Venaxis’ managements estimates with respect to the monetization of the other assets of Venaxis, an assumed public company value and no valuation adjustment for potential licensing revenue from the Venaxis animal health assets (See the description in the “Business of Venaxis” section beginning on page 132 of this proxy statement).

Venaxis, Inc. Enterprise Value
Market Capitalization	December 31 Price	Average ME Prices from January 30
Market Capitalization	$9,297,009	$12,931,294
Outstanding Shares (Note 1)	30,990,029	30,990,029
Note 1: Average option exercise prices equals or exceeds $1.89 so no dilution is assumed.

31-Dec	$0.30	$0.30
30-Nov		$0.33
30-Oct		$0.28
30-Sep		$0.31
31-Aug		$0.43
31-Jul		$0.44
30-Jun		$0.45
29-May		$0.55
30-Apr		$0.46
27-Feb		$0.54
30-Jan		$0.50
Average		$0.417

Market Capitalization-based Enterprise Value	December 31 Price	Average ME Prices from January 30
Market Capitalization	$9,297,009	$12,931,294
Less: September 30 Cash and Equivalents	17,100,000	17,100,000
	$(7,802,991)	$(4,168,706)
Note: Deducting cash and short-term investments yields a negative Enterprise Value.

Venaxis, Inc. Enterprise Value (continued)
Balance Sheet-based Enterprise Value	As of September 30	As of December 31	As of December 31
Cash and short-term investments	$18,932,000
Cash liabilities (net of mortgage)	(863,000)
Net Cash and short-term investments	18,069,000	17,100,000	17,100,000
Headquarter sale, net	1,700,000	1,700,000	1,700,000
Other Assets- Samples and IP valuation (Note 1)	2,000,000		2,000,000
Public Company value (Note 2)	3,099,000	3,099,000	3,099,000
Enterprise Value	$24,868,000	$21,899,000	$23,899,000
Note 1: Venaxis management estimate without and with monetizing animal and appendicitis assets.
Note 2: A $0.10/share public company value is assumed.
Note 3: No valuation adjustment is made for deferred licensing revenue as there is no cash effect.

For Strand, a purchase valuation and enterprise value, both revenue present and operating profit (EBIT) analyses were conducted.  The analyses were based on information obtained from Strand’s financial advisors, assumed all revenue sources would be acquired by Venaxis and included a median enterprise value revenue multiplier for comparable diagnostic services confirmed by the Venaxis financial advisor.  No other standard valuation methods were considered applicable.
Strand Purchase Valuation
Purchase Valuation with Balance Sheet method	Without Other Assets as of December 31	With Other Assets as of December 31
Venaxis EV	$21,899,000	$23,899,000	(Note 1)
Venaxis retention	32%	32%
Combined valuation	$68,434,375	$74,684,375
Less: Venaxis EV	21,899,000	23,899,000
Strand Purchase Valuation	$46,535,375	$50,785,375
Note 1: Venaxis enterprise value is adjusted for monetizing Other Assets.

Strand Enterprise Valuation
Revenue Present Value Method
Revenue for year ended	March 2016	March 2017	March 2018
Projected revenue (Notes 1 and 2)	$17,570,000	$35,115,000	$83,948,000
Less: Contractual one-time payment	(8,000,000)
Less: 30% Haircut Discount	(5,271,000)	(10,534,500)	(25,184,400)
Net recurring revenue	$4,299,000	$24,580,500	$58,763,600
Median EV revenue multiplier (Note 3)	3.52	2.79	1.69
Strand Implied EV Value	$15,132,480	$68,579,595	$99,310,484
Implied EV without contract deduction	$43,292,480
EV Present Value @ 20% discount factor
(compounded semi-annually)		$53,734,000	$64,016,000
Note 1: Per Oppenheimer report of November 2015.
Note 2: Assumes all revenue sources are acquired by Venaxis.
Note 3: Per MedDX Capital Advisors comparable valuation report of January 2016 for diagnostic services.

Operating Profit (EBIT) Present Value Method	March 2018	March 2019	March 2020
Projected EBIT operating profit (Note 1)	$25,731,000	$56,781,000	$83,682,000
Implied 6X EBIT multiplier estimate	6	6	6
Implied Future EV	$154,386,000	$340,686,000	$502,092,000
Less: 30% Haircut Discount	$(46,315,800)	$(102,205,800)	$(150,627,600)
Implied Future EV Net of Haircut	$108,070,200	$238,480,200	$351,464,400
EV Present Value @ 20% discount factor	$69,662,000	$126,471,000	$153,342,000
(compounded semi-annually)
Note 1: Per Oppenheimer report of November 2015.

Other than as contemplated in rendering the fairness opinion, NTB did not act as a financial advisor to any party to the Transaction.  NTB will not receive compensation that is contingent upon the successful completion of the Transaction and/or serving as an advisor to any party to the Transaction.  NTB has not had any material relationships with any of the parties to the Transaction during the two years prior to its engagement by Venaxis in which any compensation was received or intended to be received.
In connection with NTB’s services, Venaxis paid NTB a fee of $65,000, which has been fully paid.  Venaxis also agreed to reimburse NTB for its reasonable expenses up to a maximum of $7,500, and to indemnify NTB and its affiliates and their respective directors, officers, employees, agents and controlling persons from and against any and all losses, claims, damages and liabilities, joint or several, that any such indemnified persons might become subject arising out of or in connection with the services rendered to Venaxis or its board of directors or any committee thereof.
Venaxis selected NTB to render the fairness opinion based on its familiarity with NTB’s work, its reputation, experience and familiarity with the industry in which Venaxis operates.  NTB, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with acquisition and business combination transactions.

MANAGEMENT OF THE COMBINED COMPANY AFTER THE FIRST CLOSING
Strand Current Officers and Directors
Pursuant to the Master Agreement, it is contemplated that Vijay Chandru will become Executive Chair of the combined company board of directors, and Thiru Reddy will become Chief Operating Officer of the combined company.
Venaxis Current Executive Officers and Directors
Pursuant to the Master Agreement, it is contemplated that Stephen T. Lundy would remain as the Chief Executive Officer and President of the combined company, and Jeffrey McGonegal would remain as Vice President and Chief Financial Officer of the combined company.  As set forth below, Gail S. Schoettler, Susan A. Evans and David Welch, who served as directors of Venaxis since the last annual meeting of shareholders will continue in office after the First Closing.  Daryl J. Faulkner and Stephen A. Williams, who have served on the Board of Directors of Venaxis since January 2009 and May 2013, respectively, will resign as directors of Venaxis effective as of the First Closing.  John H. Landon, a director of the Company since December 2008, retired from service on the Board effective June 1, 2015.
Officers and Directors of the Combined Company Following the First Closing
Venaxis’ board of directors is currently comprised of seven directors, each elected annually.
The following table lists the names, ages as of January 1, 2016, and positions of the individuals who are expected to serve as directors and officers of the combined company as of the First Closing:
Name	Age	Position

Vijay Chandru, Ph.D.	62	Executive Chair and a Director
Susan A. Evans	68	Director
Douglas Lind	55	Director
Gail S. Schoettler	72	Director
Ravi Venkatesan	52	Director
David E. Welch	68	Director
David Wetherell	61	Director
Ramesh Hariharan, Ph.D.	46	Chief Technology Officer
Stephen T. Lundy	54	Chief Executive Officer and President
Jeffrey G. McGonegal	64	Chief Financial Officer and Secretary
Thiru P. Reddy	43	Chief Operating Officer
Kalyanasundaram Subramanian	48	Chief Scientific Officer

On and after the First Closing date, Biomark will have the right, under the Biomark Investment Agreement, to select two nominees to be elected to the combined company board of directors, who will initially be Douglas Lind and David Wetherell.  Thereafter, for so long as Biomark beneficially owns at least fifteen percent (15%) of the issued and outstanding shares of Common Stock, the combined company board of directors, upon request from Biomark, will include such individuals, or other designees meeting the necessary qualifications, as a board nominee in proxy materials soliciting shareholder votes in the election of the combined company board of directors and will recommend to shareholders the election of such nominees.  If Biomark’s beneficial ownership of the outstanding Common Stock falls below fifteen percent (15%), but is at least seven and one-half percent (7.5%), Biomark will have the right to select one qualified nominee to be elected to the combined company board of directors and to designate one qualified individual to be a board of director observer.  If Biomark’s beneficial ownership of the outstanding Common Stock falls below seven and one-half percent (7.5%), but is at least five percent (5%), Biomark will have the right to select one qualified nominee to be elected to the combined company board of directors.  Once Biomark’s beneficial ownership of the outstanding Common Stock first falls below five percent (5%), the nomination and delegation rights will cease.

Board of Directors
Vijay Chandru, Ph.D., the Executive Chair of the combined company as of the First Closing, is a co‑founder of Strand.  Dr. Chandru served as chief executive officer of Strand from November 2000 until April 2015, when he became Executive Chairman of Strand, a position he holds to date.  Dr. Chandru is an academic entrepreneur recognized as the ‘Technology Pioneer’ by the World Economic Forum in 2007.  His academic career has spanned over two decades at Purdue University and the Indian Institute of Science.  Dr. Chandru also co-founded PicoPeta Simputers which commercialized the Simputer (a handheld computer).  Dr. Chandru is currently an Adjunct Faculty at the TIFR International Centre for Theoretical Sciences and the National Institute of Advanced Studies.  Dr. Chandru is the recipient of several awards and honors: Fellow of Indian Academy of Sciences (1996), MCIT Dewang Mehta Award for Innovation in IT (2002), UGC Hari Om Trust award for “Science and Society” (2003), the President’s Medal of INFORMS in 2006, distinguished Alumni award by the MIT India Program in 2007, and was recognized as the Biospectrum Biotech Entrepreneur of 2007.  Dr. Chandru was the elected President (2009-2012) of the Association of Biotech Led Enterprises (ABLE), the apex trade body that represents the Indian biotech industry.  Recently, Dr. Chandru was honored as the Distinguished Alumnus of BITS Pilani 2013.  Dr. Chandru is a director of Kerala First Health Service Pvt Ltd, and the Organization for Rare Diseases India.  Dr. Chandru completed his Bachelor’s degree from the Birla Institute of Technology and Science - Pilani, followed by a Master’s at the University of California – Los Angeles.  He earned his Ph.D. from the Massachusetts Institute of Technology.
Susan Evans, Ph.D., FACB, was appointed to Venaxis’ board of directors in December 2012 and is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.  Dr. Evans retired in December 2013 from the position of Vice President, Scientific Affairs, of Beckman Coulter, a Danaher, Inc. operating company.  Dr. Evans joined Beckman Coulter in 2006 as Vice President and General Manager of Agencourt Bioscience, a Beckman Coulter company.  She also served as Vice President, Corporate Strategic Planning for Beckman Coulter from January 2010 to July 2011.  She has more than 30 years of experience in the diagnostic industry, holding leadership positions in research and development and general management.  She has led organizations in the development of IVD diagnostic systems and assays across a wide range of laboratory disciplines including clinical chemistry, hemostasis, immunology and microbiology.  Dr. Evans’ consulting practice, BioDecisions Consulting, focuses on strategy, technology and product assessment, and product development processes.  Dr. Evans has been involved with a number of professional associations, including the American Association of Clinical Chemistry (AACC), her service to the AACC on the national level includes being elected to the board of directors, as national secretary, and as president in 2003.  She served on the board of directors of the Analytical, Life Science & Diagnostics Association (ALDA) and the National Academy of Clinical Biochemistry (NACB), serving as the president of the NACB in 2008.  Dr. Evans has also been active in the Clinical Laboratory Standards Institute (CLSI) and the International Federation of Clinical Chemistry (IFCC) serving on numerous committees and task forces.
Douglas Lind, will become a director of the Company as of the First Closing.  Dr. Lind joined Biomark Capital in November 2013 and serves as Managing Director of Biomark Management Co. LLC.  From January 2012 to November 2015 he served as Managing Director at Burrill & Company and from August 2006 to January 2012 served as Managing Partner of GBP Capital, a Greenwich Connecticut-based healthcare venture firm.  He has more than 25 years’ experience in the life sciences industry, ranging from the practice of clinical medicine to work as a top tier Wall Street equity research analyst and venture capitalist.  Throughout his career he has focused on identifying promising disruptive technologies and visionary leadership that offer high value solutions to pressing medical needs.  He served as senior biotechnology equity research analyst at Morgan Stanley from May 1997 through March 2002 and at PaineWebber from September 1995 to May 1997.  His coverage of large and small capitalization biotechnology companies included Amgen, Biogen, Celera (acquired by Quest Diagnostics), Centocor (acquired by Johnson and Johnson), Chiron (acquired by Novarits), IDEC Pharmaceuticals (acquired by Biogen), ImClone (acquired by Bristol-Myers Squibb), Medlmmune (acquired by AstraZeneca), Agouron (acquired by Warner Lambert), Axys Pharmaceuticals (acquired by Celera) and Millenium Pharmaceuticals (acquired by Takeda Pharmaceuticals).  Dr. Lind is a graduate of the University Of Iowa College Of Medicine.  He served as an attending physician at St. Elizabeth’s Hospital in Boston, a major teaching affiliate of Tufts University School of Medicine, where he completed residency training in internal medicine.  He currently serves on the board of directors of Opus Bio, Inc. (since April 2005) and HyperMed Imaging, Inc. (since December 2011).

Gail S. Schoettler, has served on the Venaxis board of directors since August 2001.  She will serve as Chair of the board of directors until the First Closing.  She is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  In October 2010, Dr. Schoettler became Non-Executive Chair of the board.  She serves on the board of The Colorado Trust.  Former corporate board positions include: Masergy Communications, Inc., CancerVax, Inc., PepperBall Technologies, Inc., AirGate PCS, Women’s Bank, Equitable Bancshares of Colorado, the Colorado Public Employees Retirement Association, Delta Dental of Colorado, Delta Dental Foundation and Fischer Imaging.  She has served as a U.S. Ambassador, appointed by President Clinton, and as Colorado’s Lt. Governor and State Treasurer.  In 1998, she narrowly lost her bid for Governor of Colorado.  She started two successful banks and helps run her family’s cattle ranch (where she grew up), vineyards, and real estate enterprises.  She and her husband own a travel company that focuses on introducing business and community leaders to their counterparts overseas as well as to other countries’ cultures, economies, and history.  She earned a B.A. in economics from Stanford and M.A. and Ph.D. degrees in African history from the University of California at Santa Barbara.  Among her numerous awards is the French Legion of Honor (France’s highest civilian award) from President Jacques Chirac of France.
Ravi Venkatesan, will become a director of the combined company as of the First Closing.  Mr. Venkatesan is currently a Venture Partner at Unitus Seed Fund, which invests in early stage social enterprises, a position he has held from August 2013 to the present, Chairman of the Bank of Baroda, a position he has held from August 2015 to the present, and Chairman of Social Venture Partners India, , a network of engaged philanthropists addressing social problems through venture philanthropy that he founded in August 2012.  Prior thereto, he was Chairman of Microsoft India from February 2004 until September 2011.  Ravi is also a director on the boards of Infosys, AB Volvo and Babajob, and the author of “Conquering the Chaos: Win in India, Win Everywhere” published by Harvard Business Review.  He advises many global companies on their emerging market strategies.  As Chairman of Microsoft India, Ravi helped build India into Microsoft’s second-largest presence in the world and one of its fastest growing markets.  Ravi was instrumental in creating Microsoft India’s Project Shiksha, a computer literacy program which has so far trained over 35 million school children in India.  Ravi has a BS in engineering from IIT Bombay, an MS from Purdue University, and a MBA from Harvard Business School where he was a Baker Scholar.  He is recipient of the Indian Institute of Technology Bombay’s Distinguished Alumnus Award and Perdue University’s Distinguished Engineering Alumnus Award.
David E. Welch, was appointed to the Company’s board of directors in October 2004.  Mr. Welch is chair of the Audit Committee and a member of the Compensation Committee.  From April 2004 to October 2014 Mr. Welch served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a private company (publicly traded until June 2010) located in Golden, Colorado.  Mr. Welch formerly served as a director of PepperBall Technologies, Inc.  He also is a self-employed financial consultant.  From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., another publicly traded company.  During 1998, he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado.  From 1996 to 1997, he was Director of Information Systems for Micromedex, Inc., an electronic publishing firm, located in Denver, Colorado.  Mr. Welch also serves on the board of directors of Communication Intelligence Corporation, a publicly traded company.  He received a B.S. degree in accounting from the University of Colorado.  Mr. Welch is a certified public accountant, licensed in the state of Colorado.

David Wetherell, David Wetherell will become a director of the Company as of the First Closing.  Mr. Wetherell spent 20 years as CEO in technology companies, as well as 21 years in venture capital, the last eleven of which have been dedicated to biotech and life sciences.  From May 1986 to August 2006, he served as CEO and Chairman of CMGI, Inc., where he helped build the company from $3 million in annual revenues to more than $1 billion and started the first venture capital firm focused on the Internet, @Ventures.  In 2005, due to the mapping of the human genome and demographic trends, Mr. Wetherell started GBP Capital, a venture capital company focused on leading edge biotech and medical technologies.  Mr. Wetherell has received numerous awards, including Ernst & Young’s New England Entrepreneur of the Year in 2000 and recognition as one of Money Magazine’s Top 25 investors.  He obtained his B.A. in Mathematics from Ohio Wesleyan University and an honorary doctorate from Bryant University.  He currently serves as Managing Partner of Biomark Capital Fund IV GP LLC (since January 2012), Manager of Biomark Management Co. LLC (since November 2013), Chairman of Opus Bio, Inc. (since April 2005) and sits on the boards of numerous other privately held companies, including HyperMed Imaging, Inc. (since December 2011), Whiteglove Health, Inc. (since April, 2012), and Strand (since April, 2013).
Executive Officers
Vijay Chandru, Ph.D. – Executive Chairman - see biography under “Board of Directors” above.
Stephen T. Lundy, will remain as President and Chief Executive Officer of the combined company following the First Closing.  He was appointed to the positions of Chief Executive Officer and President of Venaxis on March 24, 2010.  Effective on the same date, he was appointed to its board of directors.  Mr. Lundy has more than 25 years of experience in medical and diagnostic product development and commercialization.  He most recently was Chief Executive Officer of MicroPhage from 2008 to 2010.  Mr. Lundy was Senior Vice President of sales and marketing for Vermillion from 2007 to 2008.  Mr. Lundy joined Vermillion from GeneOhm (2003 – 2007), a division of Becton, Dickinson and Company Diagnostics, where he served as Vice President of Sales and Marketing.  At GeneOhm, Mr. Lundy successfully led the commercial launch of several novel molecular diagnostic assays including the first molecular test for Methicillin resistant Staphylococcus aureus.  From 2002 to 2003, Mr. Lundy served as Vice President of Marketing for Esoterix, Inc., which was acquired by Laboratory Corporation of America, and he led the commercial integration and re-branding of the numerous reference labs acquired by Esoterix.  Prior to Esoterix, he served as Marketing Director for Molecular Diagnostics and Critical Care Testing at Bayer Diagnostics Corporation.  Mr. Lundy graduated from the United States Air Force Academy with a B.S. degree and was an officer with the United States Air Force from 1983 to 1988.
Ramesh Hariharan, Ph.D., will become Chief Technology Officer of the combined company as of the First Closing.  Dr. Hariharan is the Chief Technology Officer of Strand, a position he has held since November 2000.  He is an academic entrepreneur responsible for the software based technology development and implementation at Strand, of which he was a co-founder.  He is also the chief architect for all of Strand’s products, including the award winning AVADIS® platform.  He is a recipient of the TR100 Award (2002) of Young Innovators by MIT’s Technology Review Magazine and in 2003 received the  Global Indus Technovator Award from MIT, instituted to recognize the top 20 Indian technology innovators worldwide.  Dr. Hariharan is an IIT - Delhi Computer Science alumnus, has a Ph.D. in Computer Science from the Courant Institute of Mathematical Science, New York University and a postdoctoral degree in Computer Science from the Max Planck Institute, Saarbrücken, Germany.  His research interests are in sequence analysis, string algorithms, computational biology, computational geometry and foundations of computing.

Jeffrey G. McGonegal will remain as Chief Financial Officer and Secretary of the combined company following the First Closing.  He became Chief Financial Officer of Venaxis in June 2003, was appointed Corporate Secretary in January 2010 and served as interim President in December 2004 and January 2005.  Mr. McGonegal served from 2003 to January 1, 2011 as Chief Financial Officer of PepperBall Technologies, Inc.  Until his resignation in September 2013, Mr. McGonegal served on a limited part-time basis as Senior Vice President — Finance of Cambridge Holdings, Ltd., a small publicly held company with limited business activities.  Mr. McGonegal served as Chief Financial Officer of Bactolac Pharmaceutical, Inc. and had been associated with its predecessors through October 2006, a company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements.  From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP.  While at BDO Seidman LLP, Mr. McGonegal served as Managing Partner of the Denver, Colorado office.  Mr. McGonegal served on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry, from 2005 until his resignation in March 2012.  He received a B.A. degree in accounting from Florida State University.
Thiru Reddy, joined Strand in 2003 and held various positions up to January 2015 when he became its Executive Vice President.  Mr. Reddy assumed the position of Strand Chief Financial Officer in February 2015.  He will be the Chief Operating Officer of the combined company as of the First Closing.  Mr. Reddy has over 18 years of experience in design and launch of scientific products for life sciences and healthcare markets, globally.  He has played multiple roles at various stages of development of Strand’s businesses.  Prior to Strand, he worked at Incyte Corp., where he project managed biological information management systems and was involved in the design and development of their flagship genomics software products.  He also worked on developing a LIMS system for the biotechnology division at Bayer Corp.  Mr. Reddy has a Bachelor’s degree in engineering from Osmania University College of Engineering, Hyderabad, and an M.S. in Engineering from West Virginia University, Morgantown.
Kalyanasundaram Subramanian, popularly known as ‘Kas’, leads Strand’s scientific and technical programs and coordinates the cross-divisional efforts in R&D.  He will become Chief Scientific Officer of the combined company as of the First Closing.  Kas’s interests lie in the field of ADMET modeling and molecule design using machine learning and systems biology techniques.  He has over a decade of experience in modeling biological systems.  An IIT - Bombay alumnus, Kas went on to complete his M.S. in Chemical Engineering from the State University of New York College at Buffalo.  Equipped with a Ph.D. in Biomedical Engineering from Johns Hopkins University, Kas took up the position of Senior Scientist at Genetic Therapy Inc. (Novartis) between 1997-2000, where he helped set-up a group to perform research in synthetic and hybrid vectors for gene delivery.  Prior to Strand, Kas headed the Collaborative R&D group for immunology products at Entelos.

RISK FACTORS
You should consider the following risks in evaluating whether to approve the proposals described in this proxy statement.  These risk factors should be considered in conjunction with the other information included about Strand and Venaxis in this proxy statement.
Risks Related to the Combination of Strand and Venaxis
We may fail to realize some or all of the anticipated benefits of pivoting our business activities to the Strand products and services, which may adversely affect the value of our Common Stock.
Our ability to successfully pivot to the business of Strand, which relates to the manufacture, development and commercialization of the Strand NGS personalized medicine treatment regime for cancer patients, will depend, in part, on our ability to realize the anticipated benefits and cost savings from the commercial market opportunity presented by the transition to a company in the commercialization phase with international operations and nascent commercialization activities in the U.S.  To realize these anticipated benefits and cost savings, we must successfully and immediately pivot our focus, which is particularly challenging given the geographic and cultural differences between the personnel and facilities based in the U.S. and India.  If we are not able to achieve these objectives within a reasonable time frame, or at all, the anticipated benefits and cost savings of the Transaction may not be realized fully, or at all, or may take longer to realize than expected, and the value of our Common Stock may be adversely affected.  Risks include, among other factors:
•	coordinating activities to enhance the commercialization of the Strand products and services;
•	incurring higher than anticipated costs in development of such products, and in general and administrative functions that support such products and services;
•	failing to successfully integrate and harmonize financial reporting and information technology systems of the two companies;
•	retaining Strand’s relationships with its customers and suppliers;
•	retaining key employees;
•	managing the increased scope, geographic diversity and complexity of our operations;
•	managing the diversion of management’s attention from business matters to integration issues; and
•	complying with regulatory and business requirements both globally and in the U.S.
The Transaction represent a complex and unusual method of combining two companies, and we may not have foreseen all of the challenges associated with combining Strand and Venaxis.
The combination of Strand and Venaxis will occur through a complex and unusual legal structure that will combine the business of a privately held Indian company with a listed public reporting company in the U.S.  Although we believe we have anticipated the challenges associated with implementing the combination of the two companies, we cannot assure you that unforeseen challenges will not arise.

The combined company may be required to apply for initial listing of the Common Stock on NASDAQ or another securities exchange after the First Closing.  Any period of time in which the Common Stock is not listed on an exchange could negatively impact the trading of the combined company’s shares.
The Venaxis Common Stock is currently listed for trading on the NASDAQ Capital Market.  If NASDAQ determines that the Transaction is a business combination resulting in a change in control of Venaxis, NASDAQ will require the combined company, after the First Closing, to apply for initial listing on NASDAQ in order to maintain a NASDAQ listing.  Such process would require the combined company to meet the initial qualitative and quantitative requirements for listing, and incur fees associated with such listing.  Any period of time in which the Common Stock is not listed on an exchange could negatively impact the trading of the combined company’s shares.  We cannot assure you that, if such initial listing application is required, that the combined company will meet initial listing qualifications, of NASDAQ or another exchange or, if listed, will be able to maintain that listing in the future.  If the Common Stock is not listed on an exchange, it could be quoted on the OTCBB or on the “pink sheets.”  That could result in negative consequences, such as a limited availability of market quotations for the Common Stock, a determination that the Common Stock is a “penny stock” which would require brokers trading in the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Common Stock, a limited amount of analyst coverage and a decreased ability to issue additional securities or obtain additional financing in the future.
The combined company’s management will be required to devote substantial time to complying with public company regulations.
Upon the First Closing, the combined company will have new board members, a CEO without significant experience with Strand, and will need to continue to comply with U.S. securities laws and exchange requirements immediately with no transition period that might be typical in a more traditional transaction structure.  As a public company, the combined company will incur significant legal, accounting and other expenses that Strand did not incur as a private company.  The Sarbanes-Oxley Act of 2002, the Dodd-Frank Consumer Protection and Wall Street Reform Act of 2008, as well as rules implemented by the SEC and, subject to continued listing of the Common Stock, the NASDAQ Capital Market, impose various requirements on public companies, including those related to corporate governance practices.  The combined company’s management and other personnel will need to devote a substantial amount of time to these requirements.  Strand’s management, which will substantially continue as the management of the combined company, does not have experience in addressing these requirements.  Moreover, these rules and regulations will increase the combined company’s legal and financial compliance costs relative to those of Strand and will make some activities more time-consuming and costly.
The Sarbanes-Oxley Act requires, among other things, that the combined company maintain effective internal controls for financial reporting and disclosure controls and procedures.  In particular, the combined company must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  The combined company’s compliance with Section 404 will require that it incur substantial accounting and related expense and expend significant management efforts.  Moreover, if the combined company is not able to comply with the requirements of Section 404, or if the combined company identifies deficiencies in its internal controls over financial reporting that are deemed to be material weaknesses, the market price of the combined company’s stock could decline and the combined company could be subject to sanctions or investigations by the NASDAQ Capital Market, the SEC or other regulatory authorities.

The fiscal years of Venaxis and Strand are different, which will lead to different reporting periods for SEC and statutory purposes, which is likely to increase the costs of compliance with applicable laws and regulations.
Venaxis is a calendar year end company and Strand’s fiscal year, by law, ends on March 31 of each year.  As the transaction will be treated as a reverse merger for accounting purposes, the going-forward financial statements will be those of Strand, with the Venaxis results included as of the First Closing date.  These complexities in financial and tax reporting are likely to increase the costs of compliance with applicable laws and regulations and could lead to the need for additional internal control procedures that would not be required otherwise.
As of the First Closing, Venaxis will own a majority of the outstanding shares of Strand, and while it will be able to consolidate the operations of the combined company for financial statement purposes, the remaining Strand Shareholders will continue to hold their shares of Strand until the Second Closing, and Venaxis, as the majority shareholder, will owe duties to them under Indian law.
Under the Share Sale Agreements and Investment Agreements, Venaxis would acquire a majority of the outstanding shares of Strand as of the First Closing, however, for tax and other purposes, the remaining Strand Shareholders will not close on their Share Sale Agreements and Investment Agreements until the fourth quarter of 2016.  Venaxis will consolidate the Strand operations for financial and operational purposes, but will owe duties, as a majority shareholder, to the remaining shareholders of Strand, which adds complexity to the Transaction and could increase the costs of the Transaction.
The Strand Shareholders will receive the shares of Venaxis Common Stock in private placements of securities, subject to restrictions on transfer under the U.S. securities laws, and will be subject to such restrictions on transfer of such shares until the earlier of the resale registration statement(s) being declared effective or until the shares can be sold freely under an exemption from registration under the U.S. securities laws.
The offer to sell and sale of the shares of Venaxis Common Stock under the Investment Agreements are being conducted as private placements of securities under Section 4(a)(2) of the Securities Act.  As such, such shares will be subject to restrictions on transfer of such shares until the earlier of the resale registration statement(s) being declared effective or until the shares can be sold freely under an exemption from registration under the U.S. securities laws.  For those Strand Shareholders who will not be affiliates of Venaxis after the First Closing (i.e., will not own a significant percentage of the outstanding Common Stock or otherwise have or share control over Venaxis), that time period is likely to be six months after the First Closing and shorter for those who participate in the Second Closing; for affiliates of Venaxis, such restrictions may last longer depending on the ability of Venaxis to get the resale registration statement(s) declared effective and maintain it or their effectiveness without significant black-out periods.
The Strand Amended and Restated Shareholders’ Agreement provides a number of rights and preferences to the holders of Strand preferred shares and its Series B1 Equity Shares– if the requisite vote of the Strand Shareholders of each class do not approve elimination of such rights and preferences, or if the signatories to the Strand Amended and Restated Shareholders’ Agreement do not approve termination of such Shareholders’ Agreement as of the First Closing, it is possible that certain Strand Shareholders may assert their preference rights, rather than participating in the Transaction, or that certain other preference rights will continue after the First Closing.
Strand and certain of the Strand Shareholders are party to an Amended and Restated Shareholders’ Agreement dated December 22, 2014, which provides a number of rights and preferences to the holders of Strand preferred shares and its Series B1 Equity Shares, including a liquidation preference proportional to their respective investment in Strand if a “liquidation” occurs (as defined in the Shareholders’ Agreement).  Such liquidation preference can be eliminated upon the consent, or approval at a meeting, of a majority of the holders of each class of Strand shares, including, for this purpose, the Series B1 Equity Shares.

“Liquidation”, as defined in the Shareholders’ Agreement, includes an acquisition in which the shareholders of Strand prior to such acquisition retain less than 50% of the voting power of the surviving corporation following the acquisition.  An acquisition by Venaxis of more than 50% of the outstanding Strand shares could be an “acquisition” under the Shareholders’ Agreement, so it is possible that certain Strand Shareholders who do not enter into Share Sale Agreements and Investment Agreements with Venaxis may assert that the Transaction is a  “liquidation” and seek their liquidation preference, rather than participating in the Transaction.  In addition, if the signatories to the Shareholders’ Agreement do not approve termination of such Shareholders’ Agreement, additional rights under the Shareholders’ Agreement will continue.  Either of these events could have a material adverse impact on the financial condition of the combined company.
We may be unable to monetize the Venaxis appendicitis and animal health assets on a timely basis or at all, which could distract management’s attention from the core business of the combined company and could have a negative impact on our financial condition.
We intend to attempt to monetize the legacy Venaxis appendicitis and animal health assets to secure additional funding for the Strand business.  We may not be successful in such endeavors, could realize less than we anticipate in the disposition of such assets, could incur unanticipated costs in such disposition activities and may need to shut down such legacy businesses without realizing any value from such legacy assets.  In any such event, our financial condition could be negatively impacted.
The legacy Venaxis shareholders will have significant dilution of their ownership of the combined company.
Following both Closings, the legacy Strand Shareholders will own 68% of the outstanding stock of Venaxis, as adjusted to include stock options granted to Strand ESOP optionholders, which will significantly dilute the percentage ownership of the combined company held by the Venaxis shareholders as of the Record Date.  While management of the combined company believes that the pivot of focus to the business of Strand will increase the likelihood of shareholder return on an investment in Venaxis, there can be no assurance that such shareholder return will occur.
Failure to complete the Transaction is likely to materially adversely affect Venaxis.
The Transaction is subject to satisfaction of closing conditions, including approval of the proposals set forth in this proxy statement by the Venaxis shareholders.  We cannot assure you that such closing conditions will be met.  In the event the Transaction with Strand is not consummated, Venaxis may be subject to significant costs, including legal, accounting and advisory fees related to the Transaction, which must be paid even if the Transaction are not consummated, and the payment of a termination fee under certain circumstances.  If the Transaction is not consummated, the market price of Venaxis is likely to decline, and Venaxis will need to explore additional strategic alternatives, which would prove costly and time consuming.  Venaxis cannot make any assurance that a future strategic transaction will occur on commercially reasonable terms or at all.
The costs associated with the combination of Strand and Venaxis are difficult to estimate, may be higher than expected and may harm the financial results of the combined company.
Strand and Venaxis estimate that they will incur aggregate direct transaction costs of approximately $4.2 million associated with the Transaction, and additional costs associated with the combination of the companies, which cannot be estimated accurately at this time.  If the total costs exceed the parties’ estimates or the benefits of the combination do not exceed the total costs of the Transaction, the financial results of the combined company could be adversely affected.

Venaxis’ executive officers and directors may have interests different from, or in addition to, those of the Venaxis shareholders.
The executive officers and directors of Venaxis may have interests in the Transaction that are different from, or are in addition to, those of the Venaxis shareholders generally.  These interests include certain Venaxis directors being replaced by certain Strand directors on the board of directors of the combined company immediately at the time of the First Closing, and certain Venaxis executive officers receiving new employment agreements.  See the heading entitled “Interests of Directors and Executive Officers in the Transaction” starting on page 57.
As part of the First Closing, Venaxis will likely effect a reverse stock split to maintain its listing on the NASDAQ Capital Market, which may affect the volatility and liquidity of the combined company’s stock.
Proposal 2 presented to the Venaxis shareholders at the Meeting provides the board of directors of Venaxis with the authority to implement a reverse stock split to maintain the common stock listing on the NASDAQ Capital Market.  A reverse stock split would increase the per share trading price by a yet undetermined multiple.  The change in share price may affect the volatility and liquidity of the combined company’s stock, as well as the marketplace’s perception of the stock.  As a result, the relative price of the combined company’s stock may decline and/or fluctuate more than in the past, and you may have trouble converting your investments in the combined company into cash effectively.
Ownership of the combined company’s common stock may be highly concentrated, and it may prevent you and other shareholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the combined company’s stock price to decline.
Executive officers, directors and their affiliates of the combined company are expected to beneficially own or control close to a majority of outstanding shares of Venaxis.  Accordingly, these executive officers, directors and their affiliates, acting individually or as a group, will have substantial influence over the outcome of a corporate action of the combined company requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the combined company’s assets or any other significant corporate transaction.  These shareholders may also delay or prevent a change in control of the combined company, even if such change in control would benefit the other shareholders of the combined company.  The significant concentration of stock ownership may adversely affect the value of the combined company’s common stock due to investors’ perception that conflicts of interest may exist or arise.
The combined company’s stock price is expected to be volatile and the market price of its stock may drop following the merger.
The market price of the combined company’s common stock could be subject to significant fluctuations following the Transaction.  Market prices for securities of life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:
•	the ability to successfully commercialize StrandAdvantage and other Strand product offerings in the U.S.;

•	maintenance of existing reimbursement approvals and receipt of additional reimbursement approvals in the U.S. and globally;
•	the introduction of technological innovations or new commercial products by competitors of the combined company;
•	changes in estimates or recommendations by securities analysts, if any, who cover the combined company’s common stock;
•	future sales of the combined company’s common stock;
•	changes in the structure of health care payment systems; and
•	period-to-period fluctuations in the combined company’s financial results.
Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies.  These broad market fluctuations may also adversely affect the trading price of the combined company’s common stock.
In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies.  Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company’s profitability and reputation.
Risks Related to the Combined Company’s Business
We have a history of operating losses, and we may not be able to achieve or sustain profitability.
Neither Strand nor Venaxis is profitable and each has incurred losses since inception.  We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we continue to develop and commercialize the Strand products and services.  If such products do not achieve market acceptance in the target markets, or fail in development or do not gain regulatory clearance or approval, we may never become profitable.  Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.  We anticipate that, if needed, we will seek capital from other sources, such as equity offerings.  Absent a significant increase in revenue or additional equity or debt financing, we may not be able to sustain our ability to continue as a going concern.
We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.
The net proceeds of recent financings will not be sufficient to support commercialization and further development of the Strand products.  We will need to raise substantial additional capital in order to achieve our business’ objectives.  Our future funding requirements will depend on many factors, including, but not limited to:
•	the costs of the Strand product commercialization activities;
•	the costs and timing of seeking and obtaining FDA and other non-U.S. regulatory clearances and approvals for products in development;
•	the costs associated with seeking and maintaining reimbursement for the Strand products;

•	the costs associated with the expansion of manufacturing capabilities;
•	the costs of acquiring, licensing or investing in businesses, products and technologies;
•	the economic and other terms and timing of our existing licensing arrangement and any collaboration, licensing or other arrangements into which we may enter in the future;
•	our need and ability to hire additional management, scientific, medical and sales and marketing personnel;
•	the effect of competing technological and market developments;
•	our need to implement additional internal systems and infrastructure, including financial and reporting systems, quality systems and information technology systems; and
•	our ability to maintain, expand and defend the scope of our intellectual property portfolio.
Until we generate a sufficient amount of product revenue to finance our cash requirements, which may never occur, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations.  We do not know whether additional funding will be available on acceptable terms, or at all.  If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our research and development programs.  To the extent that we raise additional funds by issuing equity securities, our shareholders may experience significant dilution; and debt financing, if available, may involve restrictive covenants that limit our operations.  To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products or grant licenses on terms that may not be favorable to us.
Strand is just beginning its commercialization activities in the U.S., and the combined company may not be able to achieve the commercial success anticipated on a timely basis or at all.
Strand is in the process of executing on a commercialization plan for its StrandAdvantage products in the United States.  It is in the process of seeking reimbursement approvals from insurers, public and private, and has hired a sales and marketing team in the U.S. commercialization launch of any new healthcare product can be difficult because of market entry obstacles, the efforts required to introduce alternative products into an existing market, and the need to introduce a new entrant in the personalized cancer care market to physicians and other healthcare providers.  The competitors, including Foundation Medicine, have substantially more assets and have been in the market longer than Strand, which may make it difficult to convince healthcare providers of the benefits and advantages of the Strand products.
The attention of senior management could be distracted by the combination activities.
Our management team following the First Closing will be focused fully on the Strand business, which is different from the legacy Venaxis business.  Factors that could distract management’s attention from the core business of the combined company include integration of our financial reporting and information services, attention to the changes in the business as we adapt the Strand business to our U.S. publicly traded business model, and integration of new executives into the management team.  Any inability to successfully meet these challenges could have a material adverse effect on our business and results of operations.

Global operations will expose the combined company to additional risks and challenges associated with conducting business internationally.
The international nature of the Strand business may expose the combined company to risks inherent in conducting foreign operations.  These risks include:
•	challenges associated with managing geographically diverse operations, which require an effective organizational structure and appropriate business processes, procedures and controls;
•	the increased cost of doing business in foreign jurisdictions, including compliance with international and U.S. laws and regulations that apply to our international operations;
•	currency exchange and interest rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions, if we choose to do so in the future;
•	potentially adverse tax consequences;
•	complexities and difficulties in obtaining protection and enforcing our intellectual property;
•	compliance with additional regulations and government authorities in a highly regulated business; and
•	general economic and political conditions in India.
The risks that we face in international operations may continue to intensify as we further develop and expand our international operations.
The combined company’s business may become subject to economic, political, regulatory and other risks associated with domestic and international operations.
The combined company’s business is subject to risks associated with conducting business domestically and internationally, in part due to some of our suppliers being located outside the U.S.  Accordingly, future results could be harmed by a variety of factors, including:
•	difficulties in compliance with U.S. and non-U.S. laws and regulations, particularly healthcare and privacy laws, rules and regulations;
•	changes in U.S. and non-U.S. regulations and customs;
•	changes in non-U.S. currency exchange rates and currency controls;
•	changes in a specific country’s or region’s political or economic environment;
•	trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;
•	negative consequences from changes in tax laws; and
•	difficulties associated with staffing and managing foreign operations, including differing labor relations.

The combined company will be dependent upon its Indian operations and there can be no assurance that the Indian operations will support the combined company’s growth strategy and historical cost structure.
Strand is incorporated in India, and a substantial portion of its assets and employees are located in India. Consequently, the financial performance of the combined company will be affected by political, social and economic developments affecting India-based operations, including Indian governmental policies such as taxation and foreign investment policies, currency exchange control and changes in exchange rates and interest rates.
The Indian operations are the principal base for the production of the personalized cancer care results based on the StrandAdvantage tests and for the other business activities of Strand.  Competition for highly educated employees is high in India.  There can be no assurance that the Indian operations will be sufficient to support the combined company’s growth strategy.  The risks inherent in Indian business activities include:
•	unexpected changes in regulatory environments;
•	foreign currency fluctuations;
•	tariffs and other trade barriers;
•	difficulties in managing international operations; and
•	the burden of complying with a wide variety of foreign laws and regulations.
Our failure to manage growth, attract and retain personnel or a significant interruption in our ability to transmit data efficiently, could have a material adverse effect on our business, operating results and financial condition.
The Indian rupee may increase in value relative to the dollar, increasing our costs.  Strand maintains a significant portion of its workforce in India, and those employees are paid in rupees.  Therefore, any increase in the value of the rupee versus the dollar would increase our expenses, which could have a material adverse effect on our business, operating results and financial condition.
Because the combined company will operate in a foreign country, its business will be subject to currency fluctuations and risks which could negatively impact revenues and results of operations.
We anticipate that the combined company’s cash reserves, product sales and future equity financings will be denominated in U.S. dollars.  If there occurs a significant decline in the U.S. dollar versus the Indian rupee, our Indian rupees purchasing power in U.S. dollars would significantly decline.  As well, if there was a significant decline in the Indian rupee relative to the U.S. dollar, the amount of revenue and net profit that we may generate from our future operations would be reduced in terms of U.S. dollars, our financial statement reporting currency.  We have no experience using derivative instruments or other hedging techniques to offset the impact of foreign exchange fluctuations, and our financial condition could be negatively impacted.

As the domestic Indian market constitutes the major source of Strand’s revenue, the downturn in the rate of economic growth in India due to the unprecedented and challenging global market and economic conditions, or any other such downturn for any other reason, could be detrimental to the combined company’s results of operations.
In its fiscal year 2015, approximately 4% of Strand’s revenue was derived from sales of its products in India.  The performance and growth of the combined company’s business are necessarily dependent on the health of the overall Indian economy.  Any downturn in the rate of economic growth in India, whether due to political instability or regional conflicts, economic slowdown elsewhere in the world or otherwise, may have a material adverse effect on demand for our products.
Regional conflicts in South Asia could adversely affect the Indian economy, disrupt our operations and cause our business to suffer.
South Asia has from time to time experienced instances of civil unrest and hostilities among neighboring countries, including between India and Pakistan.  There have been military confrontations between India and Pakistan in the Kashmir region and along the India-Pakistan border.  Military activity or terrorist attacks in the future could harm the Indian economy by disrupting communications and making travel more difficult.  Such political tensions could create a greater perception that investments in Indian companies involve a higher degree of risk.  This, in turn, could have a material adverse effect on the market for the securities of the combined company with its substantial operations in India.
The combined company may not be able to generate sufficient revenue from the Strand products to achieve and maintain profitability.
We believe the commercial success of the combined company is dependent upon our ability to successfully market and sell our first precision medicine and genomic software products to physicians in clinical practice and to develop and commercialize new personalized cancer treatment products.  The demand for such products may be impacted by our ability to enter a highly competitive market, particularly one with Foundation Medicine as a dominant participant.  In addition, these products only have coverage decisions from a few commercial third-party payors and do not yet have coverage contracts with or coverage decisions from most commercial third-party payors in the U.S.  Certain other commercial third-party payors have declined to reimburse for StrandAdvantage because they have designated the products as experimental and investigational.  The experimental and investigational designation is customarily assigned to a product or service by a third-party payor pending the development of clinical information deemed sufficient by a third-party payor to support a positive coverage decision.  During this assessment period the products will not have the benefit of a positive coverage decision or a coverage contract from these third-party payors, resulting, in the aggregate, in a material loss of revenue to us.
We are currently not profitable.  Even if we succeed in increasing adoption of StrandAdvantage by physicians, obtaining additional coverage decisions from commercial third-party and government payors and developing and commercializing additional genomic-based personalized medicine products, we may not be able to generate sufficient revenue to achieve profitability.
If the combined company’s  sole U.S. laboratory facility becomes damaged or inoperable, if the combined company is required to vacate such laboratory facility, or if construction of additional laboratory space in the U.S. is delayed or never completed, the combined company’s ability to conduct genomic analyses and fulfill our contractual obligations may be jeopardized.
Strand currently has a single laboratory facility in the United States, located in Aurora, Colorado.  The facility and equipment could be harmed or rendered inoperable by natural or man-made disasters, including war, fire, earthquake, power loss, communications failure, or terrorism, which may render it difficult or impossible for us to operate for some period of time.  The inability to perform genomic tests or to reduce the backlog of analyses that could develop if the facility is inoperable, for even a short period of time, may result in the loss of customers or harm to the reputation of the combined company, and we may be unable to regain those customers or repair the reputation in the future.  It would be difficult, time-consuming, and expensive to rebuild the facility or license or transfer the proprietary technology to a third-party, particularly in light of the licensure and accreditation requirements for a commercial laboratory.  Even in the unlikely event the combined company could find a third party with such qualifications, we may be unable to negotiate commercially reasonable terms.

The combined company will carry insurance for damage to its property and laboratory and the disruption of its business, but this insurance may not cover all of the risks associated with damage or disruption to the business, may not provide coverage in amounts sufficient to cover potential losses, and may not continue to be available on acceptable terms, if at all.
The genomic analysis and personalized medicine industry is subject to rapidly changing technology, which could make the current and future products of the combined company obsolete.
The industry in which the combined company will operate is characterized by rapid technological changes, frequent new product introductions and enhancements, and evolving industry standards, all of which could make the combined company’s products obsolete.  Future success of the combined company will depend on its ability to keep pace with the evolving needs of its customers on a timely and cost‑effective basis and to pursue new market opportunities that develop as a result of technological and scientific advances.  In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer.  There have also been advances in methods used to analyze very large amounts of genomic information, including methods used by competitors.  The combined company must continuously enhance its technology and develop new products to keep pace with evolving standards of care.  If the combined company does not keep pace with technology developments, its revenues could decline, which would have a material adverse effect on its business, financial condition, and results of operations.
As a new entrant, if the combined company cannot compete successfully in its market it may be unable to increase or sustain its revenue or achieve and sustain profitability.
Personalized genomic diagnostics is a new area of science, and the combined company will face intense competition from companies that offer products or have conducted research to profile genes and gene expression in various cancers.  The principal competitors are diagnostic companies that offer molecular diagnostic tests that capture only a single-marker or test panels that capture a limited number of the most well-known gene alterations, which are also known as hotspot panel tests, as well as academic research centers, diagnostic companies and NGS platform developers that are offering or developing NGS-based testing.  In addition, there are an increasing number of sophisticated commercial competitors who are selling hot spot panel or NGS-based tests.  Competitors include companies such as Foundation Medicine, Bio‑Reference Laboratories, Inc., Laboratory Corporation of America Holdings, Quest Diagnostics Incorporated, Molecular Health, Caris Life Sciences, Guardant Health, Paradigm, NeoGenomics Laboratories, as well as companies such as Abbott Laboratories, Qiagen N.V., and Sequenom, Inc. that manufacture or may manufacture diagnostic testing kits.  In addition, companies such as Genomic Health, Inc. and Myriad Genetics, Inc. have well-established commercial organizations that sell molecular diagnostic tests for cancer to physicians and may develop tests which compete with Strand’s products.  As a new entrant into the market, these competitors have more experience and greater resources than the combined company will have, and may have developed relationships with physicians and hospitals that will make it more difficult for us to market and sell alternative products.

Many hospitals and academic medical centers may also seek to perform the type of molecular testing we perform at their own facilities.  As such, competition may include entities such as the MD Anderson Cancer Center, Memorial Sloan-Kettering Cancer Center, University of Michigan, Baylor Medical Genetics Laboratories, Washington University in St. Louis, University of Washington, and other academic hospitals and research centers.
The combined company may not be able to manage its future growth effectively.
The combined company anticipates focusing on growing its business in the United States.  This future growth could create strain on organizational, administrative and operational infrastructure, including laboratory operations, quality control, customer service and sales force management.  We may not be able to maintain the quality or expected turnaround times of our products or satisfy customer demand as we grow.  Our ability to manage our growth properly will require us to continue to improve our operational, financial and managerial controls, as well as our reporting systems and procedures.  The time and resources required to manage such growth is uncertain, and failure to complete this in a timely and efficient manner could adversely affect our operations.
Venaxis’ ability to use its net operating loss carryforwards and other tax attributes may be limited as a result of the consummation of the Transaction.
As of December 31, 2014, Venaxis had net operating loss or NOL carryforwards for U.S. federal income tax purposes of approximately $89 million, expiring through 2034.  Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs, R&D credits and other pre-change tax attributes to offset its post-change income may be limited.  An ownership change is generally defined as a greater than 50% change in equity ownership by value over a 3-year period.  The consummation of the Transaction likely will result in an ownership change of Venaxis, and thus the amount of NOL carryforwards and other pre-change tax attributes that the combined company can use each year to offset taxable income will become limited.  Unless the combined company is able to generate sufficient taxable income to utilize the NOL carryforwards and other tax attributes before their expiration, it is possible that some or all of these NOL carryforwards and other tax attributes could ultimately expire unused.
Security breaches, loss of data, and other disruptions could compromise sensitive information related to the combined company’s business or prevent the combined company from accessing critical information and expose the combined company to liability, which could adversely affect our business and our reputation.
In the ordinary course of business, the combined company and its third-party billing and collections provider will collect and store sensitive data, including legally protected health information, personally identifiable information, intellectual property, and proprietary business information owned or controlled by the combined company, customers and payors.  These applications and data encompass a wide variety of business-critical information including research and development information, commercial information and business and financial information.  The combined company faces four primary risks relative to protecting this critical information, including: unauthorized access risk; inappropriate disclosure risk; inappropriate modification risk; and the risk of being unable to adequately monitor controls over the first three risks.
The secure processing, storage, maintenance, and transmission of this critical information is vital to the combined company’s operations and business strategy, and we will devote significant resources to protecting such information.  Although we will take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our third-party billing and collections provider, may be vulnerable to attacks by hackers or viruses or breached due to personnel error, malfeasance, or other disruptions.  Any such breach or interruption could compromise our networks, and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost, or stolen.  Any such access, disclosure, or other loss of information could result in governmental investigations, class action legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act (HIPAA), and regulatory penalties.  Although Strand has implemented security measures and a formal, dedicated enterprise security program to prevent unauthorized access to patient data, to the extent the combined company makes such information available through online portals and mobile applications in the future, we will lose the ability to control access, and there is no guarantee we can absolutely protect such online portals or mobile applications from breach.  Unauthorized access, loss, or dissemination could also disrupt the combined company operations, including its ability to conduct analyses, provide test results, bill payors or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our products and other patient and physician education and outreach efforts through the website and manage the administrative aspects of the business, and damage the combined company’s reputation, any of which could adversely affect the business.

The U.S. Office of Civil Rights may impose penalties on a covered entity for a failure to comply with a requirement of HIPAA.  Penalties will vary significantly depending on factors such as the date of the violation, whether the covered entity knew or should have known of the failure to comply, or whether the covered entity’s failure to comply was due to willful neglect.  These penalties include civil monetary penalties of $100 to $50,000 per violation, up to an annual cap of $1,500,000.  A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and up to one year imprisonment.  The criminal penalties increase to $100,000 and up to five years imprisonment if the wrongful conduct involves false pretenses, and to $250,000 and up to 10 years imprisonment if the wrongful conduct involves the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm.  The U.S. Department of Justice is responsible for criminal prosecutions under HIPAA.  Furthermore, in the event of a breach as defined by HIPAA, the covered entity has specific reporting requirements under HIPAA regulations.  In the event of a significant breach, the reporting requirements could include notification to the general public.
In the EU, where companies must meet specified privacy and security standards, Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, commonly referenced as the Data Protection Directive, and EU member state implementations of the Data Protection Directive, require comprehensive information privacy and security protections for consumers with respect to personally identifiable information, collected about them.  In the past, Strand would have been able to adhere to the U.S. Department of Commerce’s Safe Harbor Privacy Principles and compliance with the U.S.-EU and U.S.-Swiss Safe Harbor Frameworks as agreed to and set forth by the U.S. Department of Commerce, and the European Union and Switzerland, which established a means for legitimating the transfer of personally identifiable information by U.S. companies doing business in Europe from the European Economic Area (the “EEA”) to the U.S.  However, as a result of the October 6, 2015 European Union Court of Justice opinion in Case C-362/14 (Schrems v. Data Protection Commissioner) regarding the adequacy of the U.S.-EU Safe Harbor Framework, the U.S.-EU Safe Harbor Framework is no longer deemed to be a valid method of compliance with restrictions set forth in the Data Protection Directive (and member states’ implementations thereof) regarding the transfer of data outside of the EEA.  In light of such opinion, Strand will need to explore alternative data transfer methods from the EEA by the end of the grace period.  Strand or the combined company may be unsuccessful in establishing legitimate means of transferring data from the EEA, may experience hesitancy, reluctance, or refusal by European or multi-national customers to continue to use the services due to the potential risk exposure to such customers as a result of the ECJ ruling, and the combined company could be at risk of enforcement actions taken by an EU data protection authority until such point in time that we ensure that all data transfers to us from the EEA are legitimized.  The combined company may find it necessary to establish systems to maintain EU-origin data in the EEA, which may involve substantial expense and distraction from other aspects of our business.

In India, unlike in the U.S or the EU, presently there is no specific legislation dealing with privacy requirements or data protection.  Data protection in India is achieved by enforcement of privacy rights as per the Constitution of India, the Information Technology Act, 2000 (the “IT Act”) (and the rules framed thereunder), the Indian Contract Act, 1872, the Copyright Act, 1957 and the Indian Penal Code, 1860.  Presently, there is no legislation in India regulating protection of data received in a verbal or written form other than in an electronic form.  Privacy requirements and protection of data received in an electronic form are governed by the IT Act and the rules notified thereunder.  The Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011 (the “IT SPDI Rules”) regulate collection, receipt, possession, storage, dealing or handling of information relating to medical records and history, biometric information, sexual orientation, passwords, financial information, physical, physiological and mental health conditions (“SPDI”).  The IT SPDI Rules are limited to information of natural persons.  The IT SPDI Rules require every entity collecting, receiving, possessing, storing, dealing or handling personal information of natural persons to maintain a privacy policy which must provide for the following: (i) clear and easily accessible statements of its practices and policies; (ii) type of personal information or SPDI collected; (iii) purpose of collection and usage of such information; (iv) intended disclosure of information including SPDI; and (v) reasonable security practices and procedures for safeguarding information and to publish such privacy policy on its website.  The IT SPDI Rules lay down the compliance requirements for such entities or any person on its behalf for collection, disclosure and transfer of SPDI.  The IT SPDI Rules require such entities to implement security practices and standards and have a comprehensive documents information security program and information security policy that contains managerial, technical, operational and physical security control measures that are commensurate with the information assets being protected with the nature of business.  The international standards IS/ISO/IEC 27001 on “Information Technology – Security Techniques – Information Security Management System – Requirements” is one such standard.  The IT Act provides that if an entity handles, possesses, deals with SPDI in a computer resource in a negligent manner and is negligent in implementing and maintaining reasonable security practices and procedures, and thereby causes loss to any person, then such entity shall be liable to pay damages to the affected person.  Further, the IT Act also provides for penalties and imprisonment for various contraventions committed under the IT Act or the rules thereunder.
In addition, the interpretation and application of consumer, health-related and data protection laws in the United States, Europe, India and elsewhere are often uncertain, contradictory and in flux.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with the combined company’s practices.  If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business.  In addition, these privacy regulations may differ from country to country, and may vary based on whether testing is performed in the United States or in the local country.  The combined company’s operations or business practices may not comply with these regulations in each country, or complying with these various laws could cause it to incur substantial costs or require it to change its business practices and compliance procedures in a manner adverse to its business.
If StrandAdvantage does not perform as expected, the combined company’s operating results, reputation and business will suffer.
The combined company’s success will depend on the market’s confidence that it can provide reliable, high-quality molecular information products.  There is no guarantee that the accuracy and reproducibility the Strand products have demonstrated to date will continue, particularly for clinical samples, as test volume increases.  Customers are likely to be particularly sensitive to product defects and errors, including if the Strand products fail to detect genomic alterations with high accuracy from clinical specimens or if the analysis report fails to list, or inaccurately includes, certain treatment options and available clinical trials.  This is particularly true as a new entrant to the market.  The failure of the combined company’s products to perform as expected would significantly impair its operating results and reputation.  The combined company may be subject to legal claims arising from any defects or errors.

In addition, StrandAdvantage reports match identified genomic alterations with FDA‑approved targeted therapies or relevant clinical trials of targeted therapies.  If a patient or clinical physician who orders such tests is unable to obtain, or be reimbursed for the use of, targeted therapies because they are not indicated in the FDA-approved product label for treatment of a patient’s cancer, the patient is unable to enroll in an identified clinical trial due to the enrollment criteria of the trial, or some other reason, the patient or ordering clinical physician may conclude the StrandAdvantage report does not contain actionable information. If physicians do not believe StrandAdvantage consistently generates actionable information about their patients’ cancers; they may be less likely to order the products, which could harm the reputation, business, and results of operations of the combined company.
Strand has limited experience in marketing and selling its products, and if the combined company is unable to expand the direct sales and marketing force to adequately address customers’ needs, the business may be adversely affected.
Strand has limited marketing and selling experience, particularly in the U.S.  We may not be able to market, sell, or distribute the current or future products effectively enough to support planned growth.
Future sales in the United States will depend in large part on our ability to develop, and substantially expand, our sales force and to increase the scope of our marketing efforts.  Our target market of physicians is a large and diverse market.  As a result, we believe it is necessary to develop a sales force that includes sales representatives with specific technical backgrounds.  We will also need to attract and develop marketing personnel with industry expertise.  Competition for such employees is intense.  We may not be able to attract and retain personnel or be able to build an efficient and effective sales and marketing force, which could negatively impact sales and market acceptance of our products and limit our revenue growth and potential profitability.
Our expected future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate additional employees.  Our future financial performance and our ability to commercialize our products and to compete effectively will depend in part on our ability to manage this potential future growth effectively, without compromising quality.
If commercial third-party payors or government payors fail to provide coverage or adequate reimbursement, or if there is a decrease in the amount of reimbursement for StrandAdvantage or future products, if any, the combined company’s revenue and prospects for profitability would be harmed.
In both domestic and many international markets, sales of StrandAdvantage or any future products, will depend, in large part, upon the availability of reimbursement from third-party payors.  These third-party payors include government healthcare programs such as Medicare, managed care providers, accountable care organizations, private health insurers and other organizations.  In particular, we believe that obtaining a positive national coverage decision and favorable reimbursement rate from CMS is critical in achieving material commercial success.  Physicians and patients may not order our products unless commercial third-party payors and government payors authorize such ordering and pay for all, or a substantial portion, of the list price, and certain commercial third-party payors may not agree to reimburse for our products if CMS or the local Medicare Administrative Contractor ("MAC"), does not issue a positive coverage decision.  There is currently no national coverage decision that determines whether and how our tests are covered by Medicare.  In the absence of a national coverage determination, local MACs that administer the Medicare program in various regions have some discretion in determining coverage and, therefore, payment for tests.

Strand is submitting claims to National Government Services using a miscellaneous Current Procedural Terminology ("CPT") code.  When submitting claims for services or procedures that do not have specific CPT codes, providers may submit those claims using a CPT code, referred to as the miscellaneous CPT code, to provide the means of reporting and tracking services and procedures until a more specific CPT code is established.  Strand does not submit claims to CMS using stacked CPT codes in the manner currently used in submitting claims to commercial third-party payors.  The use of a miscellaneous CPT code for claims submitted to CMS may decrease the likelihood of reimbursement given that a miscellaneous CPT code is a single CPT code that does not represent an identified service or procedure.  If CMS does not issue a positive national coverage determination, or National Government Services does not issue a local coverage determination, with respect to the Strand products, or if National Government Services denies reimbursement of the Strand products, withdraws its coverage policies after reimbursement is obtained, reviews and adjusts the rate of reimbursement, or stops paying for the Strand products altogether, the combined company’s revenue and results of operations would be adversely affected both because it will not receive revenue for tests performed but also because physicians may be less likely to order a test for a patient if the test is not subject to a coverage determination such that the patient could ultimately be responsible for all or substantially all of the cost of the test.
Commercial third-party payors and government payors are increasingly attempting to contain healthcare costs by demanding price discounts and limiting both coverage on which diagnostic products they will pay for and the amounts that they will pay for new molecular diagnostic products.  Because of the cost-containment trends, commercial third-party payors and government payors that currently provide reimbursement for, or in the future cover, StrandAdvantage may reduce, suspend, revoke or discontinue payments or coverage at any time, including those payors that designate our products as experimental and investigational.  The percentage of submitted claims that are ultimately paid, the length of time to receive payment on claims, and the average reimbursement of those paid claims, is likely to vary from period to period.
As a result, there is significant uncertainty surrounding whether the use of products that incorporate new technology will be eligible for coverage by commercial third-party payors and government payors or, if eligible for coverage, what the reimbursement rates will be for these products.  The fact that a diagnostic product has been approved for reimbursement in the past, for any particular indication or in any particular jurisdiction, does not guarantee that such diagnostic product will remain approved for reimbursement or that similar or additional diagnostic products will be approved in the future.  Strand has had claims for reimbursement denied by certain commercial third-party payors, in some cases because they have designated StrandAdvantage as experimental and investigational.  Reimbursement of NGS-based cancer products by commercial third-party payors and government payors may depend on a number of factors, including a payor’s determination that such products are not experimental or investigational; are medically reasonable and necessary; are appropriate for the specific patient; are cost effective; are supported by peer-reviewed publications; are included in clinical practice guidelines; and/or are supported by clinical utility studies demonstrating improved outcomes.
As a result, our efforts to receive reimbursement on behalf of patients will take a substantial amount of time, and various commercial third-party payors and government payors may never cover or provide adequate authorization for orders or payment for StrandAdvantage, or future products we develop.  Our strategy to achieve broad reimbursement coverage is focused on demonstrating the clinical utility and economic benefits of StrandAdvantage, including increasing physician demand, but there is no assurance that we will succeed in any of these areas or that, even if we do succeed, we will receive favorable reimbursement decisions.  Even though our costs are substantially lower than some other competitors in the market, if adequate third-party authorization for ordering and reimbursement is unavailable, we may not be able to maintain volume and price levels sufficient to realize an appropriate return on investment in product development.  Furthermore, if a commercial third-party payor or government payor denies coverage and payment, it may be difficult for us to collect from the patient, and we may not be successful.

The United States and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare.  For example, in some foreign markets, the government controls the pricing of many healthcare products.  We expect that there will continue to be federal and state proposals to implement governmental controls or impose healthcare requirements.  In addition, the Medicare program and increasing emphasis on managed or accountable care in the United States will continue to put pressure on product utilization and pricing.  Utilization and cost control initiatives could decrease the volume of orders and payment that we would receive for any products in the future, which would limit our revenue and profitability.
Changes in the way that the FDA regulates products developed, manufactured, validated, and performed by laboratories like ours could result in additional expense in offering our current and any future products or even possibly delay or suspend development, manufacture, or commercialization of such products.
The FDA does not currently regulate most LDTs, such as StrandAdvantage.  The FDA historically has taken the position that, although such LDTs are medical devices, it exercises enforcement discretion by not requiring compliance with its regulations.  However, on July 31, 2014, the FDA announced that it intends to change this policy, a position repeated in public statements made by FDA officials since that time.  The FDA previously announced in June 2010 that it intended to no longer exercise enforcement discretion for LDTs and subsequently stated that it would publish guidance documents describing an approach to regulating LDTs.  In October 2014, the FDA published two draft guidance documents that, if finalized, would implement a regulatory approach for most LDTs.  In the draft guidance documents, the FDA stated that it had serious concerns regarding the lack of independent review of the evidence of clinical validity of LDTs and asserted that the requirements under CLIA do not address the clinical validity of any LDT.  If published and finalized in the same form, the guidance documents would impose a risk-based, phased-in approach for LDTs similar to the existing in vitro diagnostic devices framework.
Under the risk-based approach described in the draft guidance documents, the FDA would rely upon its existing medical device classification system to evaluate the risk of LDTs.  Subject to certain limited exemptions, the FDA would require that laboratories providing LDTs, within six months after the guidance documents are finalized, comply with (i) either a new notification procedure in which the laboratory must provide the FDA with certain basic information about each LDT offered by their laboratory or the FDA’s device registration and listing requirements, and (ii) the medical device reporting requirements for LDTs offered by that laboratory.  The FDA’s premarket review requirements would begin twelve months after finalization of the guidance documents for the highest risk tests, including LDTs with the same intended use as a companion diagnostic or LDTs with the same intended use as an FDA-approved Class III medical device.  Premarket review would begin immediately for newly developed LDTs in this highest-risk group.  Premarket review for other LDTs classified as high-risk by the FDA would be phased in over the next four years and the FDA expects to announce the priority list for premarket review for the remaining Class III LDTs within 24 months from finalization of this guidance.  The FDA identified certain tests as higher risk, including LDTs that act like companion diagnostics, LDTs that screen for serious diseases or conditions for use in asymptomatic patients with no other available confirmatory diagnostic product or procedure, and LDTs for certain infectious diseases with high-risk intended uses.  Such higher risk LDTs would likely receive higher priority during the phased-in enforcement period.  Premarket review of moderate-risk (Class II) LDTs would be phased-in over a period of four years following completion of the premarket review period for LDTs classified as high-risk.

If classified as Class III medical devices, our tests would likely be required to be approved by the FDA under a premarket approval application or PMA, which must be supported by valid scientific evidence to demonstrate a reasonable assurance of safety and effectiveness of the subject product, typically including the results of human clinical trials that demonstrate the clinical utility of our tests.  If classified as Class II medical devices, we would need to submit premarket notifications or 510(k)s that demonstrate that our tests are substantially equivalent in technological characteristics and intended use to legally marketed predicate devices. If we are unable to identify an appropriate predicate that is substantially equivalent to our device, we would be required to submit a PMA or a de novo reclassification request.
Until premarket review is required for a test, the LDT could remain on the market while the FDA reviews the applications or premarket notifications for such test.  In addition, once a premarket application is submitted to FDA or FDA issues a 510(k) clearance order, the laboratory must also comply with the FDA’s quality system regulation.
If the FDA requires us to seek clearance or approval to offer StrandAdvantage, or any of our future products for clinical use, we may not be able to obtain such approvals on a timely basis, or at all.  If premarket review is required, our business could be negatively impacted if we are required to stop selling molecular information products pending their clearance or approval, or the launch of any new products that we develop could be delayed by new requirements.  The cost of conducting clinical trials and otherwise developing data and information to support premarket applications may be significant.  In addition, future regulation by the FDA could subject our business to further regulatory risks and costs.  Failure to comply with applicable regulatory requirements of the FDA could result in enforcement action, including receiving untitled or warning letters, fines, injunctions, or civil or criminal penalties.  In addition, we could be subject to a recall or seizure of current or future products, operating restrictions, a partial suspension or a total shutdown of production.  Any such enforcement action would have a material adverse effect on our business, financial condition and operations.
The FDA’s draft guidance documents for LDTs were published on October 3, 2014, and the FDA accepted comments from the public through February 2, 2015.  The FDA will consider such comments before deciding whether to issue final guidance documents implementing the same or a modified version of the regulatory approach described in the draft guidance documents.  There is no time frame in which the FDA must issue final guidance documents.  Although the FDA included a final guidance on its framework for regulating LDTs as part of a list of priority guidance documents it intended to issue in fiscal year 2015 (which ended September 2015), the FDA has not yet issued final guidance.  Legislative proposals have been introduced in Congress or publicly circulated, each of which would implement differing approaches to the regulation of LDTs.  We cannot predict whether any of these legislative proposals will be enacted into law or the impact such new legal requirements would have on our business.
In addition, in November 2013, the FDA finalized guidance regarding the sale and use of products labeled for research or investigational use only.  Among other things, the guidance states that the FDA continues to be concerned about distribution of research- or investigational-use only products intended for clinical diagnostic use.  The guidance states that the FDA will assess whether a manufacturer of such research- or investigational-use only products intends its products be used for clinical diagnostic purposes by examining the totality of circumstances, including advertising, instructions for clinical interpretation, presentations that describe clinical use, and specialized technical support such as assistance performing clinical validation, surrounding the distribution of the product in question.  The FDA has advised that if evidence demonstrates that a product is inappropriately labeled for research- or investigational-use only, the device could be deemed misbranded and adulterated within the meaning of the Federal Food, Drug and Cosmetic Act.  Some of the reagents and other components we use in StrandAdvantage are currently labeled as research-use only products.  If the FDA were to undertake enforcement actions, some of our suppliers may cease selling research-use only products to us, and any failure to obtain an acceptable substitute could significantly and adversely affect our business, financial condition and results of operations.

The loss of any member of senior management or the inability to attract and retain highly skilled scientists, clinicians and salespeople could adversely affect our business.
Our success depends on the skills, experience and performance of key members of senior management.  The individual and collective efforts of these employees will be important as we continue to develop our technology and products, and expand commercial activities.  The loss or incapacity of existing members of our executive management team could adversely affect our operations if we experience difficulties in hiring qualified successors.  Our executive officers have employment agreements; however, the existence of an employment agreement does not guarantee the retention of the executive officer for any period of time.  We do not maintain “key person” insurance on any of our employees.
Our research and development programs and laboratory operations depend on our ability to attract and retain highly skilled scientists and technicians.  We may not be able to attract or retain qualified scientists and technicians in the future due to the competition for qualified personnel among life science businesses.  We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified scientific personnel.  We may have difficulties locating, recruiting, or retaining qualified sales people.  Recruitment and retention difficulties can limit our ability to support our research and development and sales programs.  All of our employees are at will, which means that either we or the employee may terminate their employment at any time.
If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.
The marketing, sale, and use of the Strand products could lead to the filing of product liability claims with allegations that the products identified inaccurate or incomplete information regarding the genomic alterations of the tumor or malignancy analyzed, reported inaccurate or incomplete information concerning the available therapies for a certain type of cancer or otherwise failed to perform as designed.  We may also be subject to liability for errors in, a misunderstanding of, or inappropriate reliance upon the information we provide in the ordinary course of our business activities.  A product liability or professional liability claim could result in substantial damages and be costly and time-consuming for us to defend.
The combined company will maintain product and professional liability insurance, but this insurance may not fully protect us from the financial impact of defending against product liability or professional liability claims.  Any product liability or professional liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future.
The combined company could be adversely affected by violations of the FCPA and other worldwide anti-bribery laws.
The combined company will be subject to the FCPA, which prohibits companies and their intermediaries from making payments in violation of law to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage.  Reliance on third-party distributors to sell products internationally demands a high degree of vigilance in maintaining policies against participation in corrupt activity, because these distributors could be deemed to be our agents, and we could be held responsible for their actions.  Other U.S. companies in the medical device and pharmaceutical field have faced criminal penalties under the FCPA for allowing their agents to deviate from appropriate practices in doing business with these individuals.  We are also subject to similar anti-bribery laws in the jurisdictions in which we operate, including the United Kingdom’s Bribery Act of 2010, which also prohibits commercial bribery and makes it a crime for companies to fail to prevent bribery.  The principal Indian legislation for keeping a check on corruption/bribery is the Prevention of Corruption Act, 1988, which will be applicable to the combined company.  These laws are complex and far-reaching in nature, and, as a result, we cannot assure you that we would not be required in the future to alter one or more of our practices to be in compliance with these laws, any changes in these laws, or the interpretation thereof.  Any violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction, involve significant costs and expenses, including legal fees, and could result in a material adverse effect on our business, prospects, financial condition, or results of operations.  We could also suffer severe penalties, including criminal and civil penalties, disgorgement, and other remedial measures.

Our employees, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.
We are exposed to the risk of fraud or other misconduct by our employees, consultants and commercial partners.  Misconduct by these parties could include intentional failures to comply with the regulations of the FDA and non-U.S. regulators, comply with healthcare fraud and abuse laws and regulations in the United States and internationally, report financial information or data accurately or disclose unauthorized activities to us.  In particular, sales, marketing, and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing, and other abusive practices.  These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.  Such misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation.  We currently have a code of conduct applicable to all of our employees, but it is not always possible to identify and deter employee misconduct, and our code of conduct and the other precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations.  If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, which could have a significant impact on our business.  Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations.
Economic or business instability may have a negative impact on our business.
Continuing concerns over United States health care reform legislation, geopolitical issues, the availability and cost of credit, and government stimulus programs in the United States and other countries have contributed to volatility for the global economy.  If the economic climate does not improve, our business, including our access to patient samples and the addressable market for molecular information products that we may successfully develop, as well as the financial condition of our suppliers and our commercial third-party payors, could be adversely affected, resulting in a negative impact on our business, financial condition, and results of operations.  In the event of further economic slowdown, investment in biopharmaceutical research and development may also experience a corresponding slowdown.

We may not achieve the anticipated revenue from the out-licensing of the Venaxis animal health assets.
In 2012, we entered into an exclusive license agreement with a third party to license all of our animal health assets in return for license fees, milestone and royalty payments.  If we are not able to monetize these assets, or if product development efforts using our animal health assets are not successful in achieving commercial products, we may not receive all anticipated milestone and royalty payments.
Risks Relating to Our Intellectual Property
Our competitive position is contingent upon the production of our intellectual property and we may not be able to withstand challenges to our intellectual property rights.
We rely on our intellectual property, including our issued and applied for patents and our licenses, as the foundation of our business.  If our intellectual property rights are challenged, no assurances can be given that our patents or licenses will survive claims alleging invalidity or infringement on other patents or licenses.  Additionally, disputes may arise regarding inventorship of our intellectual property.  There also could be existing patents of which we are unaware that our products may be infringing upon.  As the number of participants in the market grows, the possibility of patent infringement claims against us increases.  It is difficult, if not impossible, to determine how such disputes would be resolved.  Furthermore, because of the substantial amount of discovery required in connection with patent litigation, there is a risk that some of our confidential information could be required to be publicly disclosed.  In addition, during the course of patent litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation.  Any litigation claims against us may cause us to incur substantial costs and could place a significant strain upon our financial resources, divert the attention of management or restrict our core business or result in the public disclosure of confidential information.  The occurrence of any of the foregoing could materially impact our business.
We may incur substantial costs as a result of litigation or other proceedings relating to patents and other intellectual property rights, and we may be unable to protect our rights to, or use of, our technology.
Some or all of our patent applications may not issue as patents, or the claims of any issued patents may not afford meaningful protection for our technologies or products.  In addition, patents issued to us or our licensors, if any, may be challenged and subsequently narrowed, invalidated or circumvented.  Patent litigation is widespread in the biotechnology industry and could harm our business.  Litigation might be necessary to protect our patent position or to determine the scope and validity of third party proprietary rights.
If we choose to go to court to stop someone else from using the inventions claimed in our patents, that individual or company would have the right to ask the court to rule that such patents are invalid or should not be enforced against that third party.  These lawsuits are expensive and we may not have the required resources to pursue such litigation or to protect our patent rights.  In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions.  There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights in these patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates.  These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel.  There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents.  In addition, there is a risk that a court will order us to pay the other party treble damages for having violated the other party’s patents.  The life science industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use.  The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform.  If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this.  Proving invalidity in the United Sates, in particular, is difficult because it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.
Because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications or that we were the first to invent the technology.  Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours.  Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies.  If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference or other proceeding in the U.S. Patent and Trademark Office, or the PTO, or a court to determine priority of invention in the United States.  The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our U.S. patent position with respect to such inventions.
Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources.  In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.
Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
The PTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent prosecution process.  There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction.  In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.
Our failure to secure trademark registrations could adversely affect our ability to market our product candidates and our business.
Our trademark applications in the United States and any other jurisdiction where we may file, when filed, may not be allowed for registration, and our registered trademarks may not be maintained or enforced.  During trademark registration proceedings, we may receive rejections.  Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections.  In addition, in the PTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks.  Opposition or cancellation proceedings may be filed against our applications or registrations, and our applications or registrations may not survive such proceedings.  Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our ability to market our product candidates and our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could impede our ability to compete.
Because we operate in a highly technical field we rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how.  However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own.  We have taken steps, including entering into confidentiality agreements with all of our employees, consultants and corporate partners, to protect our trade secrets and unpatented know-how.  These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us.  We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property.  However, these agreements may not be honored and may not effectively assign intellectual property rights to us.  Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable.  In addition, courts outside the United States may be less willing to protect trade secrets or know-how.  The failure to obtain or maintain trade secret protection could adversely affect our competitive position.
We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.
As is common in our industry, we employ individuals who were previously employed at other companies, including our competitors or potential competitors.  Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers.  Litigation may be necessary to defend against these claims.  Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.
We may not be able to adequately protect our intellectual property outside of the United States.
The laws in some countries may not provide protection for our trade secrets and intellectual property.  If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue.  Additionally, we also rely on confidentiality and assignment of invention agreements to protect our intellectual property.  These agreements provide for contractual remedies in the event of misappropriation.  We do not know to what extent, if any, these agreements and any remedies for their breach, will be enforced by a foreign or domestic court.  In the event our intellectual property is misappropriated or infringed upon and an adequate remedy is not available, our future prospects will greatly diminish.
Additionally, prosecuting and maintaining intellectual property (particularly patent) rights are very costly endeavors.  We do not know whether legal and government fees will increase substantially and therefore are unable to predict whether cost may factor into our intellectual property strategy.

Risks Related to Our Securities
We require additional capital for future operations and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to our existing shareholders.
We have historically needed to raise capital to fund our operating losses including development expenses, which have been significant.  We expect to continue to incur operating losses in 2016.  If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected.  There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all, especially in light of the state of the current financial markets which could impact the timing, terms and other factors in our attempts to raise capital.  Any sale of a substantial number of additional shares may cause dilution to our existing shareholders and could also cause the market price of our Common Stock to decline.
We do not anticipate paying any dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.
The combined company does not intend to declare any dividends on our shares of Common Stock in the foreseeable future and currently intends to retain any future earnings for funding growth.  As a result, investors should not invest in our securities if they require dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of our Common Stock at or above the price they paid for them.
Our stock price, like that of many companies in our industry, is expected to be volatile.
The market prices for securities of companies like the combined company have been highly volatile and may continue to be highly volatile in the future, particularly in light of the current financial markets.  In addition, the market price of Venaxis Common Stock has been and may continue to be volatile, especially on the eve of company announcements which the market is expecting.  Among other factors, the following may have a significant effect on the market price of our Common Stock:
•	FDA determinations with respect to LDTs, reimbursement challenges, developments with regard to our intellectual property rights, technological innovations or new commercial products by us or our competitors;
•	publicity regarding actual or potential medical results related to products under development or being commercialized by us or our competitors;
•	regulatory developments or delays affecting our products under development in the United States and other countries; and
•	new proposals to change or reform the U.S. healthcare system, including, but not limited to, new regulations concerning reimbursement programs.
As a public company we are subject to complex legal and accounting requirements that require us to incur substantial expenses, and our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price and listing on the NASDAQ Capital Market.
As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies.  The cost of compliance with many of these requirements is substantial, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company.  Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us.  We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-а-vis our privately held and larger public competitors.

The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures.  In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley.  Our compliance with Section 404 of Sarbanes-Oxley requires that we incur substantial accounting expense and expend significant management efforts. The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:
•	faulty human judgment and simple errors, omissions or mistakes;
•	fraudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.
If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we may be subject to NASDAQ delisting, investigations by the SEC and civil or criminal sanctions.
Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements.  We expect that we will need to continue to improve existing, and implement new operational, financial and accounting systems, procedures and controls to manage our business effectively, particularly as we are combining U.S. and Indian companies with different fiscal year ends.
Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls may cause our operations to suffer, and we may be unable to conclude that our internal control over financial reporting is effective as required under Section 404 of Sarbanes-Oxley.  If we are unable to complete the required Section 404 assessment as to the adequacy of our internal control over financial reporting, if we fail to maintain or implement adequate controls, our ability to obtain additional financing could be impaired.  In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Exchange Act.  A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.
The price of our Common Stock may continue to be volatile.
Our Common Stock is currently traded on the NASDAQ Capital Market.  The trading price of our Common Stock from time to time has fluctuated widely and may be subject to similar volatility, in the future.  For example, in the past 52 weeks our Common Stock traded as low as $0.211 and as high as $0.70 per share.  The trading price of our Common Stock in the future may be affected by a number of factors, including events described in these “Risk Factors.”  In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations.  In a volatile market, we may experience wide fluctuations in the market price of our Common Stock.  These fluctuations may have a negative effect on the market price of our Common Stock regardless of our operating performance.  In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted.  A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of management’s attention and resources, and could have a material adverse effect on our financial condition.

We may not be able to maintain our current listing on the NASDAQ Capital Market and a delisting could limit the liquidity of our stock, increase its volatility and hinder our ability to raise capital.
Our Common Stock has traded as low as $0.216, following the FDA decision announcement regarding the Venaxis appendicitis test in January 2015.  In March 2015, we received a notice from NASDAQ that we had failed to maintain a bid price of at least $1.00 per share for 30 successive trading days.  We had a six-month period, which was subsequently extended until March 2016, to regain compliance with the listing standard.  As of the date of this proxy statement, we have not regained compliance with the listing standard.  Even if we regain compliance, there can be no assurance that we will be able to maintain the NASDAQ Capital Market listing of our common stock in the future.
If our Common Stock is delisted by NASDAQ, our Common Stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets.  Upon any such delisting, our Common Stock would become subject to the regulations of the SEC relating to the market for penny stocks.  A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share.  The regulations applicable to penny stocks may severely affect the market liquidity for our Common Stock and could limit the ability of shareholders to sell securities in the secondary market.  In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our Common Stock, and there can be no assurance that our Common Stock will be eligible for trading or quotation on any alternative exchanges or markets.
Delisting from NASDAQ could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock.  Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

FINANCIAL INFORMATION OF VENAXIS AND STRAND
Financial Statements of Venaxis:
This proxy statement incorporates by reference the Venaxis financial statements set forth below from the Venaxis Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 10, 2015:
Venaxis, Inc. Financial Statements (audited) for the years ended December 31, 2014 and 2013:
Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2014 and 2013
Statements of Operations for the years ended December 31, 2014, 2013 and 2012
Statements of Stockholders’ Equity for the years ended December 31, 2014, 2013 and 2012
Statements of Cash Flows for the years ended December 31, 2014, 2013 and 2012
Notes to Audited Financial Statements

Venaxis, Inc. Financial Statements (unaudited) for the nine-months ended September 30, 2015 and 2014:
Condensed Balance Sheets at September 30, 2015 and December 31, 2014
Condensed Statements of Operations for the three- and nine-month periods ended
   September 30, 2015 and 2014
Condensed Statements of Cash Flows for the nine-month periods ended September 30,
   2015 and 2014
Notes to Unaudited Interim Financial Statements

Financial Statements of Strand:
The financial statements of Strand listed below are set forth at the end of this proxy statement.
Strand Life Sciences Private Limited Consolidated Financial Statements (audited) for the years ended March 31, 2015 and 2014
Report of Independent Registered Public Accounting Firm
Balance Sheets at March 31, 2015 and 2014
Statements of operations for the years ended March 31, 2015 and 2014
Statements of comprehensive loss for the years ended March 31, 2015 and 2014
Statements of shareholders’ equity for the years ended March 31, 2015 and 2014
Statements of cash flows for the years ended March 31, 2015 and 2014
Notes to Audited Financial Statements

Strand Life Sciences Private Limited Financial Statements (unaudited) for the six-month periods ended September 30, 2015 and 2014
Condensed Consolidated Balance Sheet at September 30, 2015
Condensed Consolidated Statements of Operations for the six-month periods ended September 30,
   2014 and 2015
Condensed Consolidated Statements of Comprehensive Loss for the six-month periods ended
   September 30, 2014 and 2015
Condensed Consolidated Statements of Shareholders’ Equity for the
   six‑month period ended September 30, 2015
Condensed Consolidated Statements of Cash Flows for the six-month periods ended
   September 30, 2014 and 2015
Notes to Unaudited Condensed Consolidated Financial Statements

PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY NOTE

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the acquisition transactions (collectively, the “Transaction”) between Venaxis, Strand and Strand U.S. pursuant to agreements between the parties, including agreements between Venaxis and the Strand shareholders, which are anticipated to be consummated as soon as practical following receipt of approval by the Venaxis shareholders and satisfaction of other closing conditions.
On January 26, 2016, Venaxis entered into the Master Agreement with Strand, an Asset Purchase Agreement with Strand U.S. and Share Sale Agreements and Investment Agreements with the holders of more than 90% of the shares of Strand (the "Transaction Agreements").
These unaudited pro forma financial statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which for Venaxis are incorporated by reference and for Strand are included herein. The unaudited pro forma financial information does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Venaxis incorporated by reference and the historical financial statements of Strand included herein.  The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available.  The unaudited pro forma condensed combined balance sheet gives effect to the Transaction, which is anticipated for financial reporting purposes to be accounted for as an acquisition of Venaxis by Strand as if it had occurred on September 30, 2015.  The unaudited pro forma condensed combined statements of operations for the twelve months ended March 31, 2015, and for the six months ended September 30, 2015, give effect to the acquisition as if it had occurred as of the first day of each such period.
The Transaction Agreements have been executed for the acquisition by Venaxis of over 90% and up to 100% of the Strand common shares outstanding directly from the Strand shareholders. These pro forma condensed combined financial statements have been prepared assuming 100% of the Strand common shares are acquired in the Transaction.   The Share Sale Agreements and Investment Agreements executed between Venaxis and the Strand shareholders, provide that Venaxis will acquire the Strand shares from the Strand shareholders for cash (the “Share Sale Agreements”) and then the Strand shareholders will immediately re-invest those cash proceeds to acquire Venaxis common shares for cash from Venaxis (the “Investment Agreements”). The amount of cash paid to each Strand shareholder will equal the amount of cash remitted to Venaxis, except for certain agreed upon transfer costs and taxes. The Transaction is expected to be completed in two Closings, the First Closing upon approval by the Venaxis shareholders and associated closing conditions will result in control of Venaxis by the Strand shareholders and the Second Closing approximately six months later.  Approximately 14% of the Strand equity rights are held by Strand employees and directors in the form of stock options to acquire Strand common shares. These stock options are held by non-U.S. tax payors and most are exercisable at prices that based upon the Transaction value, are in the money.  At the First Closing Venaxis will issue stock options to those Strand stock option holders with the same terms as the existing Strand stock options, and the outstanding Strand stock options will be cancelled.
The Venaxis balance sheet and statement of operations information as of and for the period ended September 30, 2015, was derived from its unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 (nine months), reduced by the results included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (three months), incorporated by reference herein.  The Venaxis statement of operations information for the year ended December 31, 2014, was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference herein. See “Where You Can Find More Information.”

Management has not completed a full, detailed valuation analysis necessary to determine the fair values of Venaxis’ identifiable assets to be acquired and liabilities to be assumed.  However, a preliminary valuation analysis was performed as of September 30, 2015, the date on which the proposed business combination Transaction is assumed to be consummated for purposes of the pro forma balance sheet.
A final determination of the fair value of Venaxis’ assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Venaxis that exist as of the date of completion of the merger and, therefore, cannot be made prior to the completion of the Transaction.  Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments may be material.  The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial information presented below.  Management has estimated the fair value of Venaxis’ assets and liabilities based on management estimates, preliminary valuation studies and due diligence.
The total number of incremental additional Venaxis Common Stock to be issued to the Strand shareholders, assuming 100% of the Strand shares are acquired, is estimated to be approximately 57 million common shares. This will result following both the First and Second Closings in the Strand shareholders holding approximately 64.8% of Venaxis and thereby being in control of the company effective with the First Closing. The fair value of the consideration in the transaction for Venaxis is estimated at $11.4 million.

Venaxis, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2015

			Proforma Adjustments
	Strand	Venaxis	Amount	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,927,031	$3,230,308	$-		$9,157,339
Short-term investments	-	15,701,902			15,701,902
Accounts receivable, net	369,301	-			369,301
Prepaid expenses and other current assets	831,576	462,763			1,294,339
Total current assets	7,127,908	19,394,973	-		26,522,881

Restricted cash	23,816	-			23,816
Property and equipment, net	1,426,958	1,990,138	1,739,862	4A	5,156,958
Intangible assets	1,153	1,698,761	(737,821)	4B	962,093
Other long-term assets	331,519	-			331,519

Total assets	$8,911,354	$23,083,872	$1,002,041		$32,997,267

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$424,156	$-	$-		$424,156
Accounts payable	166,805	212,203			379,008
Accrued liabilities	49,020	423,615			472,635
Current portion of long-term debt	38,942	384,115			423,057
Deferred revenue, current portion	2,268,235	96,698	(28,912)	4C	2,336,021
Other liabilities	418,875	-			418,875
Total current liabilities	3,366,033	1,116,631	(28,912)		4,453,752

Long-term debt, less current portion	79,103	1,879,554			1,958,657
Deferred revenue, less current portion	5,291,473	1,186,189	(318,035)	4C	6,159,627
Liabilities for employee benefits	391,074	-			391,074
Total liabilities	9,127,683	4,182,374	(346,947)		12,963,110

Stockholders' equity:
Preferred shares	6,900,070	-	(6,900,070)	4E	-
Common shares	1,059,859	121,529,064	(121,529,064)	4D	28,855,400
			11,394,263	4F
			16,401,278	4E
Treasury stock	(247,284)	-	247,284	4E	-
Additional paid-in capital	9,748,492	-	(9,748,492)	4E	-
Accumulated deficit	(16,434,366)	(102,627,566)	102,627,566	4D	(7,578,143)
			8,856,223	4G
Accumulated other comprehensive loss	(1,243,100)	-			(1,243,100)
Total stockholders' equity	(216,329)	18,901,498	1,348,988		20,034,157

Total liabilities and stockholders equity	$8,911,354	$23,083,872	$1,002,041		$32,997,267

See accompanying Introductory Note and Notes to Pro Forma Condensed Combined Financial Statements.

Venaxis, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Six Months Ended September 30, 2015

			Proforma Adjustments
	Strand	Venaxis	Amount		Note	Pro Forma Combined

Revenues	$2,702,441	$81,606	$			$2,784,047
Other revenue - fee	-	48,349		(14,456)	5A	33,893

Operating costs and expenses:
Cost of revenue	791,710	22,629				814,339
Research and development	1,953,343	978,671				2,932,014
Selling, general and administrative	4,324,226	2,713,709				7,037,935
Depreciation and amortization	242,088	-		45,196	5B	287,284
Total operating costs and expenses	7,311,367	3,715,009		45,196		11,071,572

Operating loss	(4,608,926)	(3,585,054)		(59,652)		(8,253,632)

Other income (expense):
Interest (expense) income, net	(25,313)	(31,265)				(56,578)
Gain on foreign currency exchange, net	351,176	-		-		351,176
Total other income (expense)	325,863	(31,265)		-		294,598

Loss before income taxes	(4,283,063)	(3,616,319)		(59,652)		(7,959,034)

Income tax expense	(327,295)	-		-		(327,295)

Net loss	$(4,610,358)	$(3,616,319)		$(59,652)		$(8,286,329)

Net loss per common share, basic and diluted						$(0.09)

Basic and diluted weighted average number
of common shares outstanding						88,354,677

See accompanying Introductory Note and Notes to Pro Forma Condensed Combined Financial Statements.

Venaxis, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Twelve Months Ended March 31, 2015

			Proforma Adjustments
	Strand	Venaxis	Amount	Note	Pro Forma Combined
	(March 31, 2015)	(December 31, 2014)
Revenues	$6,956,130	$166,955	$-		$7,123,085
Other revenue - fee	-	95,699	(28,912)	5A	66,787

Operating costs and expenses:
Cost of revenue	2,079,036	71,470			2,150,506
Research and development	4,006,384	6,559,640			10,566,024
Selling, general and administrative	6,035,928	4,034,580			10,070,508
Depreciation and amortization	403,047	-	90,392	5B	493,439
Total operating costs and expenses	12,524,395	10,665,690	90,392		23,280,477

Operating loss	(5,568,265)	(10,403,036)	(119,304)		(16,090,605)

Other income (expense):
Interest (expense) income, net	91,285	(40,050)			51,235
Gain on foreign currency exchange, net	77,304	-	-		77,304
Total other income (expense)	168,589	(40,050)	-		128,539

Loss before income taxes	(5,399,676)	(10,443,086)	(119,304)		(15,962,066)

Income tax expense	-	-	-		-

Net loss	$(5,399,676)	$(10,443,086)	$(119,304)		$(15,962,066)

Net loss per common share, basic and diluted					$(0.20)

Basic and diluted weighted average number
of common shares outstanding					80,145,579

See accompanying Introductory Note and Notes to Pro Forma Condensed Combined Financial Statements.

Venaxis, Inc.
 Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Note 1. – Description of the Transaction
On January 26, 2016, Venaxis entered into the Master Agreement with Strand.  The parties entered into the Master Agreement to provide the framework for a series of transactions under which Venaxis would become the majority owner of Strand shares, acquired directly from the Strand shareholders, and the parties would consolidate the operations of the companies with a focus, after the First Closing, primarily on the Strand business.  Strand is a global precision medicine company that usesNGS and other molecular information technologies aimed at empowering cancer care. The combined company would also work to monetize the intellectual property and other assets making up the Venaxis acute appendicitis diagnostics business.
As part of the Transaction, Venaxis entered into Share Sale Agreements and Investment Agreements with individual Strand shareholders, holding more than 90% of the Strand equity shares in the aggregate.  Under each Share Sale Agreement, at a closing Venaxis would purchase, for cash, all shares of Strand owned by such Strand shareholder, and, under the related Investment Agreement, such Strand shareholder would immediately use such cash to acquire shares of Venaxis Common Stock.  The Transaction under the Investment Agreements were and will be effected as a private placement of securities under Section 4(a)(2) of the Securities Act and exempt from the cash tender rule requirements under a Tier 1 exemption for offers to shareholders of a foreign private issuer.  At each of the First Closing and the Second Closing, Venaxis will enter into resale registration rights agreements with the Strand shareholders acquiring shares of Venaxis common stock in such closing.  Venaxis intends to file such resale registration statements as soon as practicable under applicable law.
The Transaction contemplated by the Share Sale Agreements, Investment Agreements and the Master Agreement will occur in two closings.  The First Closing is anticipated to occur promptly after receipt of all required consents and approvals.  The Second Closing, which is being done to meet certain Indian tax and regulatory requirements, will occur after September 30, 2016.  The Strand shareholders owning a majority of the Strand shares must participate in the First Closing, subject to receipt of all approvals.  The parties have agreed to a drop dead date of April 5, 2016; if all required approvals and consents are not received by that time, either party can terminate the applicable Transaction Agreements without penalty.
Assuming 100% of the Strand shareholders (excluding, for this purpose, outstanding shares of Strand owned by the Strand Employee Stock Ownership Plan (the "ESOP")) participate in either of the two closings, after the Second Closing the Venaxis shareholders immediately prior to the First Closing would own 32% of the outstanding Common Stock, and the Strand Shareholders, plus the Strand optionholders receiving new stock options in cancellation of the Strand ESOP Options, would collectively own 68% of the Common Stock.
In addition, Strand U.S. and a wholly owned subsidiary of Venaxis have entered into the Asset Purchase Agreement pursuant to which the Venaxis subsidiary will acquire substantially all of the assets and assume substantially all of the liabilities of Strand U.S. as of the First Closing.  The excluded assets include the cash on hand and the excluded liabilities consist primarily of the intercompany obligations between Strand U.S. and Strand.  The purpose of the Asset Purchase Agreement is to centralize the U.S. -based assets, employees, obligations and activities of the combined company in the United States under a direct subsidiary of Venaxis.

Note 2. – Basis of Presentation
Because Strand shareholders will own approximately 65% of the ordinary shares of Venaxis following the closing(s) of the Transaction, and the directors of Strand will retain a majority of board seats in the management of Venaxis, Strand is deemed to be the acquiring company for accounting purposes, and the Transaction will be accounted for by Strand as a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, assets and liabilities of Venaxis will be measured at fair value and added to the assets and liabilities of Strand, and the historical results of operations of Strand will be reflected in the results of operations of Venaxis following the Transaction.
The unaudited pro forma combined financial information was prepared using the acquisition method of accounting, based on the historical financial statements of Strand and Venaxis, with Strand being the accounting acquirer.
The total estimated acquisition consideration for the acquisition (for accounting purposes) of Venaxis is expected to equal the fair value of the Venaxis common shares that will be held by current Venaxis shareholders immediately following the closing of the Transaction. For purposes of these unaudited pro forma combined financial statements, the acquisition consideration was based on the number of Venaxis common shares that would have been held by the current Venaxis shareholders, had the Transaction closed on a recent date, utilizing September 30, 2015 as the assumed date. Total acquisition consideration as of this date is estimated to be $11,394,000.
Under the acquisition method of accounting, identifiable assets and liabilities of Venaxis, including identifiable intangible assets, will be recorded based on their estimated fair values as of the date of the closing of the Transaction. The excess of the fair value of the net assets acquired over the value of consideration will be recorded as an initial bargain purchase gain.
The pro forma adjustments to reflect the acquired assets and assumed liabilities of Venaxis are based on the estimated fair value of Venaxis’ assets and liabilities as of September 30, 2015. The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, and Venaxis and Strand estimates and assumptions, which are subject to change until the closing of the Transaction.
Cash and cash equivalents, and other tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts, except for adjustments to the carrying value of property and equipment. Venaxis and Strand believe that these amounts approximate their current fair values.
Identifiable intangible assets and liabilities: Identifiable intangible assets and liabilities acquired include developed technology and intellectual property. The fair value of intangible assets is based on management’s preliminary valuation. Estimated useful lives (where relevant for the purposes of these unaudited pro forma financial statements) are based on the time periods during which the intangibles are expected to result in incremental cash flows.
Bargain purchase gain: Bargain purchase gain represents the excess of the estimated fair values of net assets acquired over the preliminary acquisition consideration. The bargain purchase gain has been reflected in the unaudited pro forma combined balance sheet as an adjustment to accumulated deficit. However, the bargain purchase gain has not been reflected in the unaudited pro forma combined statements of operations as it is a non-recurring item that is directly related to the Transaction.
Deferred tax assets and liabilities: Deferred tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases. Deferred tax assets and liabilities are recorded at the currently enacted rates which will be in effect at the time when the temporary differences are expected to reverse in the country where the underlying assets and liabilities are located (United States or India).

The preliminary determination of the fair value of the acquired net assets, assuming the Transaction had closed on September 30, 2015, is as follows (in thousands):

Amount

Value of Share Consideration Exchanged	$11,394,263

Total Purchase Price to be Allocated	$11,394,263

Estimated Fair Value of Assets Acquired:
Assumed Liabilities	3,835,427
Cash and short-term investments	(18,932,210)
Prepaid and other	(462,763)
Depreciable Fixed Assets	(3,730,000)
Intangible assets	(960,940)

Bargain Purchase Gain	$(8,856,223)

Strand accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations”. The purchase price for the acquisition has been assigned to the assets and liabilities acquired based on a preliminary valuation of their respective estimated fair values. Upon completion of detailed valuation studies the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma combined statement of operations.
Strand’s existing fiscal year end is March 31 and Venaxis fiscal year end is December 31. While the selection of a fiscal year end for the Company following closing of the Transaction has not yet been finalized, these unaudited pro forma condensed combined financial statements have been prepared assuming a March 31 presentation.  Venaxis financial results for the six months ended September 30, 2015 have been derived from its unaudited financial statements for the quarterly period ended September 30, 2015 (nine months), reduced by the results for the quarterly period ended March 31, 2015 (three months). The Venaxis statement of operations information for the year ended December 31, 2014 has been combined with the Strand statement of operations data for Strand’s year ended March 31, 2015 results.
Note 3. Accounting Policies
Following the acquisition, Strand will conduct a review of Venaxis’ accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of Venaxis’ results of operations or reclassification of assets or liabilities to conform to Strand’s accounting policies and classifications. As a result of that review, Strand may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these pro forma combined financial statements. During the preparation of these pro forma combined financial statements, neither Venaxis nor Strand was aware of any material differences between accounting policies of the two companies financial presentation, and accordingly, these pro forma combined financial information do not assume any material differences in accounting policies between the two companies.

Pro Forma Adjustments
Note 4. Pro Forma Adjustments - Balance Sheet
A.            Represents the estimated fair value adjustment to adjust Venaxis’ property and equipment to fair value. This estimated adjustment to property and equipment is preliminary and is subject to change based upon management’s final determination of the fair values of such assets.
B.            Represents the estimated fair value adjustment to adjust Venaxis’ intangible assets to fair value. This estimated adjustment to intangible assets is preliminary and is subject to change based upon management’s final determination of the fair values of such assets.
C.            Represents the estimated fair value adjustment to adjust Venaxis’ deferred revenue balance, corresponding to the equivalent intangible asset fair value. As a result of the change in the deferred revenue balance, the current portion of deferred revenues is also impacted.  This estimated adjustment to deferred revenue is preliminary and is subject to change based upon management’s final determination of the fair values of such assets.
D.            The pro forma adjustments to stockholders’ equity represent the elimination of historical Venaxis stockholders’ equity balances to reflect the impact of the Transaction on Venaxis’ legal capital structure arising from the Strand common share issuances.
E.            Under the terms of the Transaction Agreements, all Strand equity shares and rights will be surrendered and cancelled in exchange for the Venaxis Common Stock issuable in connection with the Transaction. As a result of the surrender of all such shares and rights, the Strand equity classifications associated with such rights are terminated.
F.            The acquisition consideration of $11,394,263 is based on the estimated value for the number of Venaxis Common Stock that would have been held by the current Venaxis shareholders, had the Transaction closed on September 30, 2015.
G.            The acquisition of Venaxis will be accounted for as a business combination under the acquisition method of accounting pursuant to ASC 805 Business Combinations. The pro forma adjustments reflect the preliminary estimate of (i) the fair value of the consideration transferred with respect to the Transaction and (ii) the preliminary estimate of the fair value of identifiable assets acquired and liabilities assumed. The assignment of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of the assets acquired, including the fair values of the acquired intangible assets, and the liabilities assumed as of the acquisition date. As such, the following preliminary purchase price allocation is subject to adjustment and such adjustments may be material:
Amount

Value of Share Consideration Exchanged	$11,394,263

Total Purchase Price to be Allocated	$11,394,263

Estimated Fair Value of Assets Acquired:
Assumed Liabilities	3,835,427
Cash and short-term investments	(18,932,210)
Prepaid and other	(462,763)
Depreciable Fixed Assets	(3,730,000)
Intangible assets	(960,940)

Bargain Purchase Gain	$(8,856,223)

 Note 5. Pro Forma Adjustments—Income Statement
A.            Reflects the amortization adjustment resulting from the adjustment to Venaxis’ deferred revenue balance over the remaining estimated life of the deferred revenue.  The total adjustment of $346,947 over the remaining life until 2028, results in a change in amortized fee revenue of $14,456 for the six months ended September 30, 2015 and $28,912 for the year ended March 31, 2015.
B.            Reflects the depreciation and amortization adjustment resulting from the adjustment to Venaxis’ property and equipment totaling an increase of $1,739,862, and intangible assets totaling a net decrease of $737,821 (of which $387,238 related to non-amortizing goodwill), over their respective estimated remaining lives of approximately fifteen years for property and equipment and twelve years for intangible assets.  Such adjustments results in a change in depreciation and amortization of $45,196 for the six months ended September 30, 2015 and $90,392 for the year ended March 31, 2015.
Note 6. Income Taxes
Due to the availability of net operating losses and management’s not being able to determine that it is more likely than not that such net operating loss deferred tax assets will be utilized, the acquisitions have no income tax impact.
Note 7. Net Income (Loss) Per Share
Under the terms of the Transaction Agreements, Venaxis and shareholders of both the First and Second Closings are legally bound to complete the Transaction, subject only to satisfaction of the closing conditions applicable to such Closing.  On a pro forma basis, the common shares issuable by Venaxis at both the First and Second Closings are adjusted as though they are outstanding for all periods presented for computing basic weighted average shares outstanding. The share sale and re-investments at the Second Closing are expected to have virtually no financial impact.
Pro forma combined basic and diluted weighted average shares outstanding for the six months ended September 30, 2015 and year ended March 31, 2015 are computed based upon the historical Strand weighted average equivalent shares outstanding, after giving effect to the applicable adjustments under the terms of the Agreements and adjusted for the effective exchange ratio of Strand Common Shares into Venaxis Common Shares as of closing. The computed Strand weighted average common shares outstanding for each period are then adjusted for the pro forma weighted average Venaxis common share equivalents deemed issued for each period given that for financial reporting purposes Strand is deemed to be the acquirer.  Following is a summary of the pro forma combined weighted average basic and diluted common shares outstanding for each period, considering the terms of the transaction:
Transaction	Six Months Ended September 30, 2015	Year Ended March 31, 2015
Weighted average Strand common shares outstanding basic and diluted	57,364,648	51,512,902
Pro forma Venaxis issuance	30,990,029	28,632,677
Total basic and diluted weighted average pro forma shares outstanding	88,354,677	80,145,579

Basic net loss per share includes no dilution and is computed by dividing net loss available to shareholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share reflect the potential dilution of securities that could share in the Company's pro forma combined loss. The effect of the inclusion of the dilutive shares would have resulted in a decrease in loss per share. Accordingly, the weighted average shares outstanding have not been adjusted for dilutive shares. Outstanding stock options and warrants are not considered in the calculation, as the impact of the potential common shares (totaling approximately 6.2 million shares for the six months ended September 30, 2015, and 7.1 million shares for the year ended March 31, 2015) would be to decrease the net loss per share.

STOCK PRICES AND DIVIDENDS
Strand Information
Strand is a private corporation formed under the laws of India.  There is no current public market for the trading of the shares of Strand.
Venaxis Information
The Venaxis Common Stock began trading on the NASDAQ Capital Market under the symbol “APPY” as of August 28, 2007.  The following table sets forth, for the periods indicated, the high and low closing prices of Venaxis shares, as reported by NASDAQ.

	Price Range
	High	Low
2013
First Quarter	$2.74	$1.99
Second Quarter	2.13	1.20
Third Quarter	2.16	1.26
Fourth Quarter	2.14	1.57

2014
First Quarter	$3.29	$2.27
Second Quarter	2.77	1.88
Third Quarter	2.36	1.58
Fourth Quarter	1.85	1.19

2015
First Quarter	$2.04	$0.43
Second Quarter	0.70	0.44
Third Quarter	0.46	0.31
Fourth Quarter	0.39	0.22

As of December 1, 2015, Venaxis had approximately 945 holders of record (excluding an indeterminable number of shareholders whose shares are held in street or “nominee” name) of its Common Stock.
The closing price of the Venaxis Common Stock on February 3, 2016, was $0.2699 per share.
During the last two fiscal years Venaxis has not paid any dividend on any class of equity securities.  Venaxis anticipates that for the foreseeable future all earnings will be retained for use in the business of the combined company and no cash dividends will be paid to shareholders.  Any payment of cash dividends on Venaxis’ Common Stock in the future will be dependent upon its financial condition, results of operations, current and anticipated cash requirements and plans for expansion, as well as other factors that the board of directors deems relevant.

VENAXIS - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The number of shares of Common Stock outstanding at the close of business on February 1, 2016 was 30,990,029.  The following table sets forth the beneficial ownership of Common Stock as of February 1, 2016 by each director and each executive officer then serving, by all directors and executive officers as a group, and by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after February 1, 2016 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  To the knowledge of the directors and executive officers of Venaxis, as of February 1, 2016, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.  Unless otherwise indicated, the address of each individual named below is the address of the Company, 1585 South Perry Street, Castle Rock, Colorado 80104.
Beneficial Ownership Table

Name and Address	Number of Shares	Percent

Stephen T. Lundy (1)	602,661	1.9%
Gail S. Schoettler (2)	233,009	*
Susan A. Evans (3)	137,000	*
Daryl J. Faulkner (4)	180,840	*
David E. Welch (5)	158,009	*
Stephen A. Williams (6)	120,331	*
Jeffrey G. McGonegal (7)	308,967	*
All Officers and Directors as a Group	1,743,039	5.3%
(7 persons) (8)
____________________
* Holds less than 1%

(1)
Includes 4,000 shares directly owned. Also includes options to purchase 7,057 shares at $68.40 per share, options to purchase 2,073 shares at $17.70 per share, options to purchase 11,195 shares at $20.40 per share, options to purchase 12,500 shares at $3.96 per share, options to purchase 99,336 shares at $2.10 per share, options to purchase 137,000 shares at $2.04 per share, options to purchase 178,000 shares at $2.27 per share and options to purchase 151,000 shares at $1.89 per share.

(2)
Includes 3,000 shares directly owned. Also includes options to purchase 3,334 shares at $28.80 per share, options to purchase 1,667 shares at $48.00 per share, options to purchase 1,667 shares at $88.80 per share, options to purchase 1,667 shares at $198.90 per share, options to purchase 1,667 shares at $39.90 per share, options to purchase 1,667 shares at $66.00 per share, options to purchase 2,500 shares at $17.70 per share, options to purchase 2,500 shares at $4.26 per share, options to purchase 43,340 shares at $2.10 per share, options to purchase 40,000 shares at $2.04 per share, options to purchase 51,000 shares at $2.27 per share and options to purchase 79,000 shares at $1.89 per share.

(3)
Includes options to purchase 48,000 shares at $2.56 per share, options to purchase 2,000 shares at $2.04 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(4)
Includes 334 common shares held by the Daryl J. and Terri L. Faulkner Family Trust. Also includes options to purchase 15,001 shares at $50.07 per share, options to purchase 4,167 shares at $66.00 per share, options to purchase 1,667 shares at $17.70 per share, options to purchase 1,667 shares at $4.26 per shares, options to purchase 45,004 shares at $2.10 per share, options to purchase 26,000 shares at $2.04 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(5)
Includes options to purchase 1,667 shares at $48.00 per share, options to purchase 1,667 shares at $88.80 per share, options to purchase 1,667 shares at $198.90 per share, options to purchase 1,667 shares at $39.90 per share, options to purchase 1,667 shares at $66.00 per share, options to purchase 1,667 shares at $17.70 per share, options to purchase 1,667 shares at $4.26 per share, options to purchase 33,340 shares at $2.10 per share, options to purchase 26,000 shares at $2.04 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(6)	Includes options to purchase 33,331 shares at $1.75 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(7)
Includes 13,072 shares held directly and 50 shares owned by his daughter; however Mr. McGonegal disclaims beneficial ownership of the shares owned by his daughter. Also includes 500 shares held in Mr. McGonegal’s IRA account. Also includes options to purchase options to purchase 1,667 shares at $88.80 per share, options to purchase 1,334 shares at $198.90 per share, options to purchase 1,667 shares at $39.90 per share, options to purchase 1,667 shares at $66.00 per share, options to purchase 1,667 shares at $17.70 per share, options to purchase 6,667 shares at $3.96 per share, options to purchase 52,676 shares at $2.10 per share, options to purchase 67,000 shares at $2.04 per share, options to purchase 87,000 shares at $2.27 per share, and options to purchase 74,000 shares at $1.89 per share.

(8)	Includes the information in footnotes (1) through (7).

INDEPENDENT PUBLIC ACCOUNTING FIRM
A representative of the independent accounting firm of Crowe GHP Horwath, P.C. (“GHP”) engaged by Venaxis with respect to the audit of our financial statements for the year ended December 31, 2015 is expected to be present at the Meeting.

VENAXIS MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS
This proxy statement incorporates by reference the Venaxis Management’s Discussion and Analysis of Financial Condition and Results of Operations from the Venaxis Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 30, 2015 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 10, 2015.
STRAND MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS
Management’s plans and basis of presentation:
Strand has experienced recurring losses and negative cash flows from operations.  At March 31, 2015, Strand had approximate balances of cash and cash equivalents of $2,480,000, working capital of $2,994,000, total stockholders’ equity of $4,329,000 and an accumulated deficit of $11,824,000. Strand expects to continue to incur losses from operations for the near-term and these losses could be significant as commercial activities, product development, regulatory and clinical activities and other related expenses are incurred.
Results of Operations
Comparative Results for the Six Months Ended September 30, 2015 and 2014
Revenues of $2,702,000 were recorded for the six months ended September 30, 2015, as compared to revenues of $3,405,000 in the 2014 period. The revenues resulted from testing and software sales.
Cost of sales totaled $792,000 and $965,000 (29% and 28%) for the six months ended September 30, 2015 and 2014, respectively.  Cost of sales can fluctuate due to factors such as product mix, test volumes run, and similar factors.
Research and development expenses in the six months ended September 30, 2015, totaled $1,953,000, which is approximately a $742,000 or 61% increase, as compared to the 2014 period.  The increase was due primarily development activities to support the launch of the 152 gene panel StrandAdvantage in the United States, combined with ongoing development and discovery initiatives.
Selling and marketing expenses in the six months ended September 30, 2015 totaled $614,000, which is approximately a $232,000 or 61% increase, as compared to the 2014 period. The increase was due to commencement of sales and marketing in the United States associated with Strand's commencement of its CLIA lab operations in the United States.
General and administrative expenses in the six months ended September 30, 2015, totaled $3,710,000, which is an approximate $1,144,000, or 45%, increase as compared to the 2014 period. The increase was primarily due to additional management and overhead expenses in the United States associated with Strand's commencement of its CLIA lab operations in the United States.
No income tax benefit was recorded on the net loss for the six months ended September 30, 2015 and 2014, as management was unable to determine that it was more likely than not that such benefit would be realized.  Income tax expenses of approximately $327,000 was recorded in connection with the sale of intellectual property (IP) and IP licensing in September 2015 which resulted in a significant upfront payment received by Strand.

Comparative Results for the Years Ended March 31, 2015 and 2014
Revenues of $6,956,000 were recorded for the year ended March 31, 2015, as compared to sales of $5,631,000 in the 2014 year. The revenues resulted from testing and software sales.
Cost of sales totaled $2,079,000 and $1,588,000 (30% and 28%) for the years ended March 31, 2015 and 2014, respectively.  Cost of sales can fluctuate due to factors such as product mix, test volumes run, and similar factors.
Research and development expenses in the year ended March 31, 2015, totaled $4,006,000, which is approximately a $1,147,000 or 40% increase, as compared to the 2014 period.  The increase was due primarily development activities to support the launch of the establishment of the CLIA lab and 152 gene panel StrandAdvantage in the United States combined with ongoing development and discovery initiatives.
Selling and marketing expenses in the year ended March 31, 2015, totaled $1,800,000, which is approximately a $666,000 or 59% increase, as compared to the 2014 period.  The increase was due to commencement of sales and marketing in the United States associated with the company’s establishment of its CLIA lab operations in the United States.
General and administrative expenses in the year ended March 31, 2015, totaled $4,236,000, which is an approximate $2,009,000, or 90%, increase, as compared to the 2014 period.  The increase was primarily due to additional management and overhead expenses in the United States associated with the company’s establishment and commencement of its CLIA lab operations in the United States.
Liquidity and Capital Resources
At September 30, 2015, Strand had working capital of approximately $3,762,000.  Strand reported a net loss of $4,610,000 during the six months ended September 30, 2015, which included $435,000 in net non-cash expenses consisting of depreciation and amortization totaling $242,000, and stock-based compensation totaling $193,000.
Strand expects to continue to incur losses from operations for the near-term and these losses could be significant as commercial activities, product development, regulatory and clinical activities and other related expenses are incurred.
Steps to help increase awareness for and adoption of the StrandAdvantage test in the United States is a priority and will be an ongoing and evolving process.
On September 15, 2015, Strand entered into a set of agreements with its largest customer for (a) the sale of Intellectual Property (IP), (b) the sale of IP licensing and (c) the sale of R&D support services. As part of the asset transfer agreement for the sale of the IP, Strand has transferred its share of rights in joint IP in certain software in favor of the customer for a one-time payment consideration of $4.0 million. As part of the IP licensing agreement, Strand has agreed to provide a non-exclusive perpetual license to a certain software IP owned by Strand for a consideration of $3.0 million. The R&D support services agreement is a long term arrangement where Strand agrees to provide software R&D and technical sales and support services to the customer. Under the terms of the agreements which include future deliverables, the entire fee will be recognized over the period that the services will be performed (4 years).
Strand has a foreign bill discounting facility amounting to $414,000 as of September 30, 2015, from a bank which was due for payment on November 4, 2015. The liability was repaid on November 20, 2015.

Operating Activities
Net cash consumed by operating activities was $5,439,000 during the year ended March 31, 2015. Cash was consumed by the loss of $5,400,000, less non-cash expenses of $682,000 for stock-based compensation and depreciation and amortization. Net changes in working capital items consumed $721,000 in cash, which is related primarily to routine changes in operating activities.
Net cash provided by operating activities was $3,313,000 during the six months September 30, 2015. Cash was consumed by the loss of $4,610,000, less non-cash expenses of $434,000 for stock-based compensation and depreciation and amortization. Net changes in working capital items provided $485,000 in cash, which is related primarily to routine changes in operating activities. The execution of the IP and R&D services agreement resulted in cash of $7,004,000 being generated as deferred revenues.
Investing Activities
Net cash outflows from investing activities consumed $109,000 during the six months ended September 30, 2015. The majority of the outflow arose from purchases of property and equipment.
Net cash outflows from investing activities consumed $982,000 during the year ended March 31, 2015. The majority of the outflow arose from purchases of property and equipment.
Financing Activities
Net cash inflows from financing activities generated cash of $391,000 during the six months ended September 30, 2015, primarily from $423,000 in proceeds from a term loan, less $31,000 in payments under debt agreements.
Net cash inflows from financing activities generated cash of $4,870,000 during the year ended March 31, 2015, primarily from proceeds from the issuance of equity shares totaling $4,882,000, less $12,000 in net payments under debt agreements.
Critical Accounting Policies
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements. The most significant accounting estimates inherent in the preparation of our financial statements include estimates associated with revenue recognition, impairment analysis of intangibles and stock-based compensation.
Strand’s financial position, results of operations and cash flows are impacted by the accounting policies Strand has adopted. In order to get a full understanding of Strand’s financial statements, one must have a clear understanding of the accounting policies employed. A summary of Strand’s critical accounting policies follows:
Long-Lived Assets:   Strand records property and equipment at cost. Depreciation of the assets is recorded on the straight-line basis over the estimated useful lives of the assets. Dispositions of property and equipment are recorded in the period of disposition and any resulting gains or losses are charged to income or expense when the disposal occurs. Strand reviews for impairment whenever there is an indication of impairment.  The analysis resulted in no impairment charges being recorded to date.

Revenue Recognition:  Strand’s revenues are recognized when products are shipped or delivered to unaffiliated customers. The SEC’s Staff Accounting Bulletin No. 104, provides guidance on the application of generally accepted accounting principles to select revenue recognition issues. Strand has concluded that its revenue recognition policy is appropriate and in accordance with SAB No. 104. Revenue is recognized under sales, license and distribution agreements only after the following criteria are met: (i) there exists adequate evidence of the transactions; (ii) delivery of goods has occurred or services have been rendered; and (iii) the price is not contingent on future activity and (iv) collectability is reasonably assured.
Stock-based Compensation:   ASC 718, Share-Based Payment, defines the fair-value-based method of accounting for stock-based employee compensation plans and transactions used by Strand to account for its issuances of equity instruments to record compensation cost for stock-based employee compensation plans at fair value as well as to acquire goods or services from non-employees. Transactions in which Strand issues stock-based compensation to employees, directors and consultants and for goods or services received from non-employees are accounted for based on the fair value of the equity instruments issued. Strand utilizes pricing models in determining the fair values of options and warrants issued as stock-based compensation. These pricing models utilize the market price of Strand’s Common Stock and the exercise price of the option or warrant, as well as time value and volatility factors underlying the positions.
Recently issued accounting pronouncements:  Strand has evaluated all recently issued accounting pronouncements and believes such pronouncements do not have a material effect on Strand’s financial statements.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
General
Strand has limited exposure to market risks from instruments that may impact the Balance Sheets, Statements of Operations, and Statements of Cash Flows. Such exposure is due primarily to changing interest rates.

BUSINESS OF STRAND
In this description of Strand’s business, Strand is referred to as “we”, “our” or “us” as well as “Strand”.  This description has been prepared by Strand’s advisors for Strand and for use in this proxy statement.
Overview
Strand Life Sciences is a global precision medicine company that uses NGS and other molecular information technologies aimed at empowering cancer care.  Its StrandAdvantage pan-cancer panels, launched in the U.S. in August 2015, provide medical oncologists with comprehensive information regarding genomic changes in solid tumors, and associated FDA-approved treatment alternatives, in 11 days from sample delivery.  Strand’s comprehensive knowledge base of genomic variants linked to FDA-approved targeted cancer therapies and drugs in open clinical trials provides clinically actionable treatment options, enabling clinicians to develop a truly personalized treatment regimen for cancer patients.  Strand’s long history of sophisticated bioinformatics provides automation of curation, interpretation and reporting, thus driving down costs.
Strand derives revenue from:
1.      StrandAdvantage Panel: an NGS-based targeted multi-gene 152 gene cancer test sold to oncologists, pathologists and other healthcare professionals in the United States and India.
2.      StrandNGS Software Platform: licensing and distribution of software products to genomics and molecular biology researchers for the analysis, visualization and discovery from NGS data.
3.      Biopharma Services: bioinformatics and data services to biotechnology, life science and pharmaceutical companies, research and academic institutions and others for clinical research, discovery and companion diagnostics.
4.      Other Product Offerings:  Heptox, a predictive model utilized in drug discovery to predict hepatoxicity, is currently sold to biopharma partners.
Taken together, Strand’s genomics products and solutions have been used in over 2,000 laboratories including academia, biopharmaceutical companies and 100 hospitals world-wide.
Strand’s primary future revenue driver is its CLIA validated LDT test for all solid tumors, the StrandAdvantage cancer panel.  This pan solid tumor panel consists of 152 genes and select IHC markers.  The panel differentiates from others on the market in its ability to address standard-of-care chemotherapy, in addition to targeted therapies and therapies in clinical trials.
Strand initially launched a 48 gene version of this test in the United States in March 2015, and subsequently launched the 152 gene version in August 2015.  The test offers comprehensive, actionable, and patient-specific genomic information through high-quality, easy-to-read reports which include the latest genomic variant information matched to all FDA approved treatment options and pre-approved clinical trial options.  In addition to the panel of 152 genes, the test includes appropriate IHC tests which provide insights into the efficacy and toxicity of standard chemotherapeutics and select standard-of-care targeted therapies.  The test results are delivered in what Strand believes to be the shortest turnaround time in the industry, which enables physicians to use StrandAdvantage as an integral part of determining the optimal therapy for each patient.

Initially, results are delivered to physicians in the StrandAdvantage SoC report within approximately 11 days following a biopsy procedure for breast, NSCLC and colon cancer indications currently.  Following this, a full report is delivered in approximately 21 days for all solid tumor indications, describing applicable clinical trials or off-label therapeutics.  The StrandAdvantage SoC report and StrandAdvantage full report are easy to interpret and extremely user friendly for physicians.  Strand customers are continually supported by Strand’s robust clinical consultant team which is available to customers for follow up questions regarding clinical and genetic matters.
With the help of new genomic profiling technologies, physicians can now identify personalized cancer treatments that are more effective and cause fewer side effects.  StrandAdvantage sets a new standard for these technologies, offering an innovative, all-in-one genomic profiling solution that enables physicians to identify the most effective targeted therapies and chemotherapies for patients, and begin treatments as quickly as possible.  Strand primarily strives to enable community providers with first line therapy decision-making with highest in class clinical utility.  In addition, Strand strives to leverage its deep expertise in bioinformatics and software to assist researchers and biopharma partners in drug discovery, diagnostics and companion diagnostic applications.  Strand operates out of its CLIA labs in the U.S. and India.  Strand expects to receive College of American Pathologists, or CAP, accreditation for its U.S. lab in 2016.
Market Overview
We are targeting a large market opportunity as defined by the high incidence of cancer cases in the U.S. and in India each year, which will represent an estimated 1.7 million and 1.1-1.6 million, respectively in 2015.  Global incidence of new cancer cases will represent an estimated 14.5 million cases in 2015.
Our initial market opportunity in terms of cancer cases currently covered by the StrandAdvantage test:
Cancer Type	No. of new cases in the U.S. in 2015 (estimated) (1, 2)	No. of deaths in the U.S. in 2015 (estimated) (1, 2)
Breast	234,190	40,730
Lung (90% NSCLC)	221,200	158,040
Colon and rectum	93,090	49,700
Total	548,480	248,410
___________
(1)  “Cancer Facts & Figures 1015” (www.cancer.org/research/)
 (2)  “What Is Cancer? (www.cancer.gov/about-cancer/)
The three most common types of cancer-related deaths are breast, colon and rectum, and NSCLC cancers.  Accordingly, we have focused our efforts to produce the results from our StrandAdvantage SoC reports on these three cancer-types, the results from which enable first-line therapy decisions within 11 days following a solid tumor biopsy.  NSCLC continues to be difficult to treat and several targeted therapies are being developed to address the molecular changes of these tumor types.  According to the National Cancer Institute, other common cancer types that are diagnosed with the greatest frequency (more than 40,000 per year) in the United States include: bladder cancer, endometrial cancer, kidney cancer, leukemia, melanoma, non-Hodgkin’s lymphoma, pancreatic cancer, prostate cancer, and thyroid cancer.  Each of these cancers, except for leukemias, are covered by the StrandAdvantage test full reports, the results from which are available within 21 days on average.
According to the Transparency Market Research report, the global cancer diagnostics market was valued at USD101 billion in 2013 and is expected to grow at a CAGR of 7.6% from 2014 to 2020 to reach an estimated value of USD168.6 billion in 2020.  This estimate includes four major segments of cancer diagnostics, namely, biopsies, endoscopies, imaging and molecular tumor biomarker tests.  The five major molecular technologies driving the tumor biomarkers tests are NGS, Quantitative PCR (QPCR), IHC, Fluorescence in-situ hybridization (FISH/CISH), and Microarrays.  The adoption of cancer/tumor profiling is growing globally and led by innovations in NGS technologies driving the costs down to $1,000 per whole human genome.  Single gene/biomarker tests are being replaced with NGS based targeted multi-gene tests.  This market was valued at approximately $15 billion at the end of 2013 and we estimate is poised to reach around $35 billion by 2018, growing at a CAGR of 18.50%.

We expect the demand for molecular tumor biomarker tests to grow significantly.  We expect demand to increase due to the combination of the growth in the number of cancer cases presenting annually and the continued shift in testing towards multi-gene tests like our StrandAdvantage test.  Specifically, according to the World Health Organization, or WHO, the number of new cancer cases is projected to grow by approximately 70% in the next two decades.  According to the 2014 American Society of Clinical Oncology’s State of Cancer Care in America report, the number of new cancer cases in the U.S. is expected to increase by 45% by 2030.  As the list of FDA approved targeted cancer drugs rapidly expands and clinical trial drug candidates continue to move forward, cancer patients today have more options than before for both standard-of-care and investigational therapies.  In addition, as the number of gene alterations increases for solid tumors and tumor biopsy techniques continue to remove less tissue, NGS-based testing is likely to gain adoption.  The adoption of cancer/tumor profiling is growing globally and led by technology innovation and advancements in NGS technology.  Single gene/biomarker tests are being replaced with NGS-based targeted multi-gene tests at an increasing rate – a trend we expect to continue going forward.
Technology Platform
The bioinformatics software expertise of Strand is rooted in its knowledge of computer sciences and biological systems.  Strand was originally founded in 2000 by computer scientists with the primary objective of developing algorithms and software for life sciences.  By leveraging its expertise, Strand initially developed the award winning AVADISTM (Analysis, Visualization And DIScovery) framework that combines and optimizes genomics algorithms, databases and visualizations, including its proprietary ‘elastic genome browser’ for analysis of various biological data.  Initially, this software was commercialized as GeneSpring and sold to various researchers globally.  We believe GeneSpring is the leading tool in its category and has been used by over 2,000 laboratories globally and has generated over 10,000 citations on Google Scholar.  As microarrays became an older sequencing technology and NGS came to the forefront, Strand utilized the GeneSpring platform to develop the current commercial software platform, StrandNGS, a user-friendly software platform for the analysis, visualization and discovery from NGS data. such as DNA sequencing (whole genome, exome, targeted regions), RNA sequencing (transcriptomics, small RNA, and other RNA applications), epigenomics (chromatin immune-precipitation (ChIP) and Methylome) and other statistical analysis.  Strand-NGS has an integrated elastic genomic browser that allows researchers to easily analyze various genome sequences.  StrandNGS is currently sold to researchers globally.  With firm rooting in research based products, Strand further developed a suite of products to automate interpretation of variants obtained from NGS-based diagnostic tests to assist in guiding diagnoses and treatments for various diseases.
As a leader in bioinformatics based software solutions for the past 15 years, Strand has also become a leader in the automated curation of genetic data with access to one of the largest annotated genetic variant databases globally.  As Strand built out its clinical practice, Strand NGS was augmented with a number of algorithms for detecting a comprehensive gamut of variant types and supporting the gene panels which were designed and validated in our labs.  Leveraging its computer science expertise, Strand developed a software platform to fully automate the curation of genetic data in a reliable, auditable, and HIPAA compliant way called Strandomics.  Strandomics takes variants called by Strand NGS, annotates them with curated knowledge from literature, runs several assessment algorithms on these variants, and produces a variant shortlist for reporting.  It also provides a clean, trackable and auditable interface that allows interpreters to review variant decisions, and a word-processing interface that generates reports automatically.  Strandomics has reduced our interpretation and reporting time substantially, thus allowing us to reduce our overall cost dramatically.  All the IP for Strand NGS and Strandomics belongs entirely to Strand.  Strandomics is used in house as part of the workflow to automate and curate a patient’s specific genetic data to ultimately assist a physician when treating a patient.

Strand continues to leverage its 15 years of experience in bioinformatics, over 60 software engineers, and over 100 molecular biologists in house to further develop new software platforms to assist in life science applications.
Strand Products
Strand’s products and services include:
•	StrandAdvantage Panel:
o	A NGS based comprehensive somatic cancer panel for solid tumors: StrandAdvantage enables standard (chemo and targeted) therapy selection for patients with cancer by physicians based on accurate genomic and proteomic profiling and matching with suitable standard therapies. It also suggests off-label and clinical trial options for use in cases where standard therapy options have been exhausted. StrandAdvantage is distributed as a LDT, a 152-gene targeted panel with selected IHC markers in the U.S., and a smaller, cost-effective and cancer-type specific panels in India and other countries in the region.
o	Mutations in 152 genes covered in StrandAdvantage include all known markers of clinical relevance to all solid tumors. The level of clinical and research evidence available varies significantly for each gene and its relevance to a given cancer type. The National Comprehensive Cancer Network (NCCN) recommends about 20 genes that are well accepted by the oncology community as clinically actionable and all these are included in StrandAdvantage. However, there is a growing trend for more targeted therapies in the clinical trial pipeline of biopharmaceutical companies. Strand believes it is important to bring innovations in targeted therapies faster to the patients and to this end, includes the rest of the genes and markers to help identify investigational therapies that can be matched with the individual patient’s molecular profile, to provide more information to the physician in evaluating available FDA-approved and investigational treatment modalities. The breakdown of 152 genes by their clinical significance is shown in the table.
o	StrandAdvantage Specifications: The following table provides additional information about our lead product:

Product Specification	Description
# of genes assessed:	152 genes, 10 rearrangements
Target enrichment – Instrument:	Hybridization
Variants of Unknown Significance (VUS):	Not reported
Germ line polymorphisms:	Reported if clinically relevant or functionally damaging.
StrandAdvantage Test TAT:	11 days for Standard of Care reports 21 day for full investigational reports
Clinical relevance breakdown of 152 genes on panel:
77 genes associated with FDA approved targeted therapies
29 genes associated with investigational targeted therapies
25 genes associated with chemotherapy efficacy
15 genes associated drug toxicity or drug metabolism
3 genes guiding prognosis
2 genes associated with preclinical drugs

Drugs covered by StrandAdvantage:	109 FDA approved cancer drugs (56 targeted, 53 chemo). SoC reports report on 24 targeted and 15 chemo drugs. 289 investigational cancer drugs
Clinical trials mapped to drugs or specific cancers:	10,875
Number of somatic cancer related genetic variations curated in StrandAdvantage’s StrandOmics knowledgebase:	10,339

•	StrandNGS Software Platform:
o	A comprehensive research use only (RUO) commercial off-the-shelf software product for analysis, visualization and discovery from NGS data such as DNA sequencing (whole genome, exome, targeted regions), RNA sequencing (transcriptomics, small RNA, and other RNA applications), epigenomics (ChIP and Methylome) and other statistical analysis. Strand NGS combines powerful, scalable algorithms with an exploratory interface.
•	Biopharma Services: Strand technology is licensed for use by biotechnology, life science and pharmaceutical companies, research and academic institutions and others for clinical research, discovery and companion diagnostics. Strand has 15 years’ experience in innovation in bioinformatics algorithms, databases, data curation, medical genetics data interpretation and automation to streamline the entire process from raw data to clinical reports.
•	Other:
o	Heptox Platform: A predictive platform to test for candidate drugs’ and cosmetics’ liver toxicity was awarded a U.S. patent in 2014. This includes an in-silico model of normal human liver and in-vitro model of rat liver that offers clients target reports and saves time and money in pursuing candidates that have high likelihood of liver damage.
o	Strand SmartLab: a sample to report turnkey solution that includes building a Strand branded laboratory and informatics pipelines at customer sites (typically a large hospital), operating jointly with eventual transfer over to clients (BOT – Build, Operate, Transfer).
Growth Strategy
Strand’s current strategy to grow its business includes the following:
•	Drive adoption of StrandAdvantage for existing indications in breast, NSCLC, colon and future cancer indications in both the U.S. and in India;
•	Increase awareness of the efficacy and value proposition of StrandAdvantage product within the patient, clinician and payor communities;
•	Offer solutions to biopharma companies for pharmaceutical oncology applications such as target discovery, companion diagnostics and clinical trials of investigational cancer therapies; and

•	Utilize our significant R&D and clinical infrastructure to: (i) enhance the features and capabilities of StrandAdvantage, (ii) to expand the clinical utility of and the indications for StrandAdvantage (iii) to develop additional diagnostic tests, including NGS-based, multi-gene tests and liquid biopsy.
StrandAdvantage Commercialization Strategy
Strand intends to execute on its growth strategy with the following activities:
•	Leverage the increasing productivity of our dedicated U.S. personalized medicine sales force
o	Concurrent with the U.S. launch of StrandAdvantage, Strand expanded its experienced, direct U.S. sales force, which is dedicated to driving adoption of Strand’s personalized medicine products. As of December 16, 2015, Strand’s direct sales force for StrandAdvantage consisted of 10 selling resources covering 18 states.
•	Increase awareness of the features and benefits of StrandAdvantage by engaging with industry key opinion leaders (KOLs), participating in industry conferences and major oncology trade shows as well as more targeted engagement with digital marketing campaigns.
•	Expand the clinical indications/application for StrandAdvantage to all causes of cancer-related deaths, and to increase the number of cancer types for which we offer our SoC report in 11 days.
•	Pursue broad-based reimbursement coverage and payment of StrandAdvantage in the U.S.
Strand believes that emphasis and execution on these strategic commercialization objectives will advance the Company’s business/growth strategy, and enable StrandAdvantage to gain widespread awareness and adoption, and progress towards becoming the standard-of-care for first-line therapy in the U.S. oncology market.
Next Generation Developments
Strand will continue to invest in R&D to improve our current technology and to develop new precision medical products in oncology.  New developments include:
(a)	Expanded StrandAdvantage to include standard-of-care report for melanoma. According to the National Cancer Institute and American Cancer Society, melanoma is one of the most common cancer types diagnosed in the U.S. in 2015. The number of new cases estimated in 2015 was 73,870, with 9,940 deaths estimated for 2015;
(b)	Next generation StrandAdvantage to reduce the amount of input DNA sample required;

(c)	Expanded StrandAdvantage to include standard-of-care reports to cover all solid tumors with efforts to reduce turnaround time down;
(d)	Commercialization of liquid biopsy panel for the diagnosis and monitoring of cancer;

(e)	StrandAdvantage Heme test for all hematological malignancies; and

(f)	Advancing of germline NGS-based multi-gene assays for genetic risk predisposition for cancer, pre-natal or neonatal diagnosis of rare diseases, cardiovascular, psychiatric and eye diseases.

Overview of Operations
Strand currently operates the following sites:
1.	United States:
a.	CLIA accredited reference laboratory in Aurora, Colorado, that processes tumor samples within the U.S. and also serves as the U.S. corporate headquarters.
2.	India:
a.	Clinical reference lab in Bangalore, India: lab is currently certified as a PNDT (pre-natal diagnostic testing) laboratory. It also maintains registration with the department of scientific and industrial research (DSIR), ministry of science and technology, and Indian government for the purpose of customs duty exemption, registration with the Karnataka state private medical establishment authority, pollution control board license and is in the process of getting ISO 15189 (national accreditation in India for clinical diagnostic labs (NABL)) and CAP accreditations.
b.	Corporate Headquarters: Kirloskar Business Park in Bangalore, India, serves as the India corporate office for research and development, technical support, data curation, data analysis and clinical reporting staff.
In addition to accreditations and licenses, Strand has instituted a compliance committee, ethics committee and institutional review board in the U.S.
Intellectual Property
Strand’s intellectual property portfolio includes:
•	Patents and Patent Applications:
o	One issued U.S. patent for virtual liver HEPTOX model, which was received in January 2014.
o	One provisional patent application titled ‘Therapies, analytic tools and treatments using genomics analysis’ filed in India in March 2015. This along with all provisional updates will be followed through with one or more U.S. utility patent applications before March 2016.
•	Proprietary knowledge / Trade Secrets: Through its years of product development and R&D activities, Strand has developed a solid base of know-how, techniques and methods. Strand believes such proprietary knowledge and trade secrets are not easy for competitors to replicate.
Business Activities
Strand believes the following business activities help to support its business model and growth strategy, and provide it with competitive advantages in its industry:
•	Curation, Interpretation and Turnaround Time: The cost of sequencing is going down and becoming commoditized. The key cost differentiator for genetic and genomic testing services is now interpretation. At Strand, we have a dedicated team of over 50 scientists that curates the variants in genes included in tests. Our customers benefit from cost, quality and turnaround time advantages for their genomics-based LDTs services based on our unique combination of an automated informatics pipeline deployed onsite, with manual curation and interpretation by highly qualified medical genetics experts in India. Strand believes this is a key value and competitive advantage for Strand’s customers.

•	New Test Design and Validation: Strand’s 15 years of bioinformatics expertise and clinical laboratory processes enables it to discover novel markers, assess data quality, analyze, curate, clinically interpret, and validate assays. Strand has designed, validated and commercially launched over 5 multi-gene panels ranging from 48 genes to 200 genes for cancer and inherited diseases.
•	NGS and other molecular information technologies expertise: Strand’s reference laboratories have conducted over 2,000 clinical multi-gene tests globally combining NGS data with IHC for somatic cancers. We believe we have unique capabilities in combining multiple molecular datasets for clinical care to develop next-generation of precision medicine products.
•	IT and integration expertise: Genetic and genomic testing requires the ability to deal with big data, both in terms of data management and data analytics. Strand’s genomics software products are developed for all major computer architectures and operating systems and function in desktop, web, and cloud environments. Our work in clinical diagnostics using third party Laboratory Information Management Systems (“LIMS”), clinical genomics equipment, liquid handling automation, and developing bioinformatics pipelines led us to build the Strand labs software ecosystem. This unique and scalable model can be deployed at a hospital system to accelerate the establishment and standardization of clinical genomics and molecular diagnostics work-flows within most enterprise IT infrastructures, or in combination with the cloud. Strand labs IT infrastructure is HIPAA compliant.
•	Clinical Testing Experience and Hospital Collaborations: Strand’s comprehensive lab+informatics solution is intended for implementation at larger hospital systems. We are the preferred providers of testing services for over 100 hospitals and cancer centers in India.
•	Regulatory Expertise: Strand’s key leadership team has extensive experience with CAP, CLIA, ISO15189 requirements in many U.S. state regulatory structures. It is certain that the FDA will have some role in regulating LDTs, as they are the most commonly used tests in U.S. CLIA laboratories. Strand believes it is positioned to be able to address regulatory changes and oversight that may arise.
•	Laboratory Automation Expertise: Strand has implemented automation of NGS processes using liquid handling robots, providing a 10 fold advantage of scale over manual processes. We have also implemented Graphics Processing Units (GPUs)-based acceleration algorithms for reads alignment and variant calling. Our current and ongoing innovations in data interpretation and reporting are aimed at further reducing costs and turn-around-times.
Competition
The current major competitors for Strand include Cancer Genetics Inc., Caris Life Sciences, Foundation Medicine (FMI), KEW Group and NeoGenomics Laboratories.  There are also other newer and smaller private entrants in the market, in addition to Strand.  In the U.S., we believe the biggest competitor is Foundation Medicine.  Our competitors are larger, more well capitalized and have greater access to resources than we do and, in some cases, have significantly more advanced U.S. business models.  There can be no assurance that we can compete successfully in this market.

Governmental Regulation
Clinical Laboratory Improvement Amendments of 1988 and State Regulation
As a clinical laboratory, we are required to hold certain federal and state licenses, certifications and permits to conduct our business.  As to federal certifications, in 1988, Congress passed CLIA establishing quality standards for all laboratory testing to ensure the accuracy, reliability and timeliness of patient test results regardless of where the test was performed.  Our laboratory is CLIA certified and accredited by the CAP, a CLIA approved accrediting organization.  In addition, we are required to meet certain laboratory licensing requirements for states with regulations beyond CLIA.
Under CLIA, a laboratory is any facility which performs laboratory testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease, or the impairment of, or assessment of health.  CLIA also requires that we hold a certificate applicable to the type of work we perform and comply with certain standards.  CLIA further regulates virtually all clinical laboratories by requiring they be certified by the federal government and comply with various operational, personnel, facilities administration, quality and proficiency requirements intended to ensure that their clinical laboratory testing services are accurate, reliable and timely.  Laboratories must register and list their tests with CMS, the agency that oversees CLIA.  CLIA compliance and certification is also a prerequisite to be eligible to bill for services provided to governmental payor program beneficiaries and for many private payors.  CLIA is user-fee funded.  Therefore, all costs of administering the program must be covered by the regulated facilities, including certification and survey costs.
We are subject to survey and inspection every two years to assess compliance with program standards, and may be subject to additional unannounced inspections.  Laboratories performing high complexity testing are required to meet more stringent requirements than laboratories performing less complex tests.  In addition, a laboratory like ours that is certified as “high complexity” under CLIA may develop, manufacture, validate and use proprietary tests referred to as LDTs.  To date, the FDA has taken the position that LDTs currently do not require FDA approval; however, CLIA requires full validation including accuracy, precision, specificity, sensitivity, and establishment of a reference range for any LDT used in clinical testing.
In addition to CLIA requirements, we elect to participate in the accreditation program of CAP.  CMS has deemed CAP standards to be equally or more stringent than CLIA regulations and has approved CAP as a recognized accrediting organization.  Inspection by CAP is performed in lieu of CMS inspection for accredited laboratories.  Therefore, because we are accredited by the CAP Laboratory Accreditation Program, we are deemed to also comply with CLIA.
CLIA provides that a state may adopt laboratory regulations that are more stringent than those under federal law, and a number of states have implemented their own more stringent laboratory regulatory requirements.  State laws may require that laboratory personnel meet certain qualifications, specify certain quality control procedures, facility requirements or prescribe record maintenance requirements.
State Laboratory Testing
Several states require the licensure of out-of-state laboratories that accept specimens from those states.  For example, New York requires a laboratory to hold a permit which is issued after an on-site inspection and approval of testing methodology, and has various requirements over and above CLIA and CAP, including those for personnel qualifications, proficiency testing, physical facility, and equipment and quality control standards.  Our laboratory holds the required licenses in Colorado.
From time to time, other states may require out of state laboratories to obtain licensure in order to accept specimens from the state.  If we identify any other state with such requirements or if we are contacted by any other state advising us of such requirements, we intend to follow instructions from the state regulators as to how we should comply with such requirements.

FDA
The FDA regulates the sale and distribution in interstate commerce of medical devices under the Federal Food, Drug, and Cosmetic Act (the “FDCA”), including in vitro diagnostic devices, reagents and instruments used to perform diagnostic testing.  Devices must undergo premarket review by the FDA prior to commercialization unless the device is of a type exempted from such review by statute, regulation, or pursuant to the FDA’s exercise of enforcement discretion.  The FDA, to date, has generally not exercised its authority to actively regulate the development and use of LDTs, which are tests that are designed, manufactured, validated and used within a single laboratory, and therefore we do not believe that our LDT currently requires pre-market clearance or approval.  It is possible, perhaps likely, that the FDA will more actively regulate LDTs, which could lead to premarket and post-market obligations.  In July 2010, the FDA held a two-day public meeting on the oversight of LDTs in which the agency stated it decided to exercise authority over LDTs, but had not decided how it would exercise that authority.  Since then, the FDA has stated its intention to address LDT regulation using a risk-based, phased-in approach stating as recently as June 2013 that it “is working to make sure that the accuracy and clinical validity of high-risks tests are established before they come to market.”  The FDA now is required to notify Congress at least 60 days prior to issuing a draft or final guidance regulating LDTs and provide the anticipated details of the action under section 1143 of the Food and Drug Administration Safety and Innovation Act of 2012.  In the meantime, we maintain our CLIA accreditation, which permits the use of LDTs for diagnostic purposes.
FDA regulations pertaining to medical devices govern, among other things, the research, design, development, pre-clinical and clinical testing, manufacture, safety, effectiveness, clearance or approval, record-keeping, packaging, labeling, storage, adverse event reporting, advertising, promotion, marketing, sales, distribution and import and export of medical devices.  Pursuant to the FDCA, medical devices are subject to varying degrees of regulatory control and are classified in one of three classes depending on the controls the FDA determines necessary to reasonably ensure their safety and effectiveness.
Class I devices are those for which reasonable assurance of safety and effectiveness can be provided by adherence to the FDA’s general controls for medical devices, which include applicable portions of the FDA’s Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse medical events and appropriate, truthful and non-misleading labeling, advertising and promotional materials.  Many Class I devices are exempt from premarket regulation; however, some Class I devices require premarket clearance by the FDA through the 510(k) premarket notification process described below.
Class II devices are subject to the FDA’s general controls, and any other special controls, such as performance standards, postmarket surveillance, and the FDA guidelines, deemed necessary by the FDA to provide reasonable assurance of the devices’ safety and effectiveness.  Premarket review and clearance by the FDA for Class II devices are accomplished through the 510(k) premarket notification procedure, although some Class II devices are exempt from the 510(k) requirements.  Premarket notifications are subject to user fees, unless a specific exemption applies.  To obtain 510(k) clearance, a manufacturer must submit a premarket notification demonstrating that the proposed device is “substantially equivalent” to a predicate device, which is a previously cleared 510(k) device or a preamendment device that was in commercial distribution before May 28, 1976, for which the FDA has not yet called for the submission of a premarket approval (“PMA”) application.  In determining substantial equivalence, the FDA assesses whether the proposed device has the same intended use as the predicate device, and the same technological characteristics as the predicate device or different technological characteristics but the information submitted in the premarket notification demonstrates the device is as safe and effective as a legally marketed device and does not raise different questions of safety and effectiveness than the predicate device.  The FDA may request additional information, including clinical data.  Under the FDCA, a manufacturer submits a premarket notification 90 days before introducing a device into interstate commerce, but the FDA’s review of the premarket notification can take significantly longer.  If the FDA determines that the device is substantially equivalent to the predicate device(s), the subject device may be marketed.  However, if the FDA makes a not substantially equivalent determination, then the device would be regulated as a Class III device, discussed below.  If a manufacturer obtains a 510(k) clearance for its device and then makes a modification that could significantly affect the device’s safety or effectiveness, a new premarket notification must be submitted to the FDA.

Class III devices are deemed by the FDA to pose the greatest risk, such as those for which reasonable assurance of the device’s safety and effectiveness cannot be assured solely by the general controls and special controls described above and that are life-sustaining or life-supporting.  Some preamendment Class III devices for which the FDA has not yet required a PMA require the FDA’s clearance of a premarket notification in order to be marketed.  However, most Class III devices are required to undergo the PMA process in which the manufacturer must demonstrate reasonable assurance of the safety and effectiveness of the device to the FDA’s satisfaction.  A PMA application must provide valid scientific evidence, typically extensive preclinical and clinical trial data and information about the device and its components regarding, among other things, device design, manufacturing and labeling.  PMA applications (and supplemental PMA applications) are subject to significantly higher user fees than are 510(k) premarket notifications.
After a PMA application is submitted and found to be sufficiently complete, the FDA begins an in-depth review of the submitted information.  During this review period, the FDA may request additional information or clarification of information already provided.  The FDA also may convene an advisory panel of outside experts to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.  In addition, the FDA generally will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with the QSR.  The FDA can delay, limit or deny approval of a PMA application for many reasons.
If the FDA’s evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA will either issue an approval letter authorizing commercial marketing or an approvable letter that usually contains a number of conditions that must be met in order to secure final approval.  If the FDA’s evaluations are not favorable, the FDA will deny approval of the PMA or issue a not approvable letter.  The agency may determine that additional clinical trials are necessary, in which case the PMA approval may be delayed while the trials are conducted and the data acquired are submitted in an amendment to the PMA.  Even with additional trials, the FDA may not approve the PMA application.  The PMA process, including the gathering of clinical and nonclinical data and the submission to and review by the FDA, can take several years, and the process can be expensive and uncertain.
Even if the FDA approves a PMA, the agency can impose post approval conditions that it believes necessary to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution.  After approval of a PMA, a new PMA or PMA supplement may be required for a modification to the device, its labeling or its manufacturing process.

A clinical trial may be required in support of a 510(k) submission and generally is required for a PMA application.  These trials generally require an Investigational Device Exemption, or IDE, approved by the FDA for a specified number of patients, unless the product is exempt from IDE requirements or deemed a non-significant risk device eligible for more abbreviated IDE requirements.  The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound.  Clinical trials may begin 30 days after the submission of the IDE application unless the FDA disapproves the IDE or places the trial on clinical hold.  Additionally, clinical trials may not begin until their protocol and informed consent receive approval from the appropriate institutional review boards (IRBs) at the clinical trial sites.  All clinical trials must be conducted in accordance with the FDA’s IDE regulations.
Even if regulatory approval or clearance of a device is granted, the FDA may impose limitations on the uses and indications for which the device may be labeled and promoted, and the device remains subject to significant regulatory requirements.  Medical devices may be marketed only for the uses and indications for which they are cleared or approved.  Device manufacturers must register their facilities and list their devices with the FDA.  A device manufacturer’s manufacturing processes and those of some of its suppliers are required to comply with the applicable portions of the QSR, which covers quality management, design, production and process controls, quality assurance, labeling, packaging, shipping, and complaint handling.  Device manufacturers must submit to the FDA medical device reports for deaths, serious injuries, and certain malfunctions and report certain field corrections and product recalls or removals.  Some manufacturers also may be subject to post-market surveillance regulations.  Facility records and manufacturing processes are subject to periodic unscheduled inspections by the FDA.
Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions: public warning letters, fines, injunctions, civil or criminal penalties, recall or seizure of products, operating restrictions, partial suspension or total shutdown of production, delays in or denial of 510(k) clearance or PMA applications for new products, challenges to existing 510(k) clearances or PMA applications, and a recommendation by the FDA to disallow a device manufacturer from entering into government contracts.  The FDA also has the authority to request repair, replacement or refund of the cost of any device manufactured or distributed.  In the event that a supplier fails to maintain compliance with a device manufacturer’s quality requirements, the manufacturer may have to qualify a new supplier and could experience manufacturing delays as a result.
We believe that our LDT would likely be regulated as either a Class II or Class III device.  Accordingly, some level of premarket review—either a 510(k) or a PMA—would likely be required for our test if the FDA no longer applies its enforcement discretion to LDTs.  While the data requirements are typically greater for Class III devices, the data required for Class II devices has increased, and it is likely that some amount of clinical data (retrospective or prospective or both) would be required for either type of submission.  Currently, the FDA is undertaking a review of the adequacy of the 510(k) process.  It is difficult to predict what changes may result, but it should be assumed that any changes will increase, not decrease, the regulatory requirements.  We cannot assure you that our product and future products will not require 510(k) clearance or PMA approval in the future, or, in such an event, that such approval or clearance would be forthcoming.
HIPAA and HITECH
Under the administrative simplification provisions of the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), the U.S. Department of Health and Human Services issued regulations that establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of protected health information used or disclosed by health care providers and other covered entities.  Three principal regulations with which we are required to comply have been issued in final form under HIPAA: privacy regulations, security regulations, and standards for electronic transactions, which establish standards for common health care transactions.

The privacy regulations cover the use and disclosure of protected health information by health care providers.  They also set forth certain rights that an individual has with respect to his or her protected health information maintained by a health care provider, including the right to access or amend certain records containing protected health information or to request restrictions on the use or disclosure of protected health information.  The security regulations establish requirements for safeguarding the confidentiality, integrity, and availability of protected health information that is electronically transmitted or electronically stored.  The HITECH Act, among other things, established certain health information security breach notification requirements.  A covered entity must notify any individual whose protected health information is breached.  The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing protected health information.
These laws contain significant fines and other penalties for wrongful use or disclosure of protected health information.  Additionally, to the extent that we submit electronic health care claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA and HITECH, payments to us may be delayed or denied.
Federal, State and Foreign Fraud and Abuse Laws
In the United States, there are various fraud and abuse laws with which we must comply and we are potentially subject to regulation by various federal, state and local authorities, including CMS, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, and state and local governments.  We also may be subject to foreign fraud and abuse laws.
In the United States, the federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for patient referrals for, or purchasing, leasing, ordering or arranging for the purchase, lease or order of, any health care item or service reimbursable under a governmental payor program.  Courts have stated that a financial arrangement may violate the Anti-Kickback Statute if any one purpose of the arrangement is to encourage patient referrals or other federal health care program business, regardless of whether there are other legitimate purposes for the arrangement.  The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, credit arrangements, payments of cash, consulting fees, waivers of co-payments, ownership interests and providing anything at less than its fair market value.  Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the health care industry, the U.S. Department of Health and Human Services issued a series of regulatory “safe harbors.”  These safe harbor regulations set forth certain provisions, which, if met, will assure health care providers and other parties that they will not be prosecuted under the federal Anti-Kickback Statute.  Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Statute will be pursued.  Penalties for federal anti-kickback violations are severe, and include imprisonment, criminal fines, civil money penalties, and exclusion from participation in federal health care programs.  Many states also have anti-kickback statutes, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers.
Legislation defining two new federal crimes related to health care was recently enacted: health care fraud and false statements relating to health care matters.  The health care fraud statute prohibits knowingly and willfully executing a scheme to defraud any health care benefit program, including private payors.  A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs such as the Medicare and Medicaid programs.  The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services.  A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs.

Finally, another development affecting the health care industry is the increased enforcement of the federal False Claims Act and, in particular, actions brought pursuant to the False Claims Act’s “whistleblower” or “qui tam” provisions.  The False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal governmental payor program.  The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has defrauded the federal government by submitting a false claim to the federal government and permit such individuals to share in any amounts paid by the entity to the government in fines or settlement.  When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties ranging from $5,500 to $11,000 for each false claim.
In addition, various states have enacted false claim laws analogous to the federal False Claims Act, although many of these state laws apply where a claim is submitted to any third-party payor and not merely a governmental payor program.
In Europe, various countries have adopted anti-bribery laws providing for severe consequences, in the form of criminal penalties and/or significant fines, for individuals and/or companies committing a bribery offence.  Violations of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation.  The principal Indian legislation for keeping a check on corruption/bribery is the Prevention of Corruption Act, 1988, which will be applicable to the combined company.
Physician Referral Prohibitions
Under a federal law directed at “self-referral,” commonly known as the “Stark Law,” there are prohibitions, with certain exceptions, on referrals for certain designated health services, including laboratory services, that are covered by the Medicare and Medicaid programs by physicians who personally, or through a family member, have an investment or ownership interest in, or a compensation arrangement with, an entity performing the tests.  The prohibition also extends to payment for any testing referred in violation of the Stark Law.  A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme.  In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid programs in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed and possible exclusion from participation in federal governmental payor programs.  Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts.  Many states have comparable laws that are not limited to Medicare and Medicaid referrals.
Corporate Practice of Medicine
Numerous states have enacted laws prohibiting business corporations, such as us, from practicing medicine and employing or engaging physicians to practice medicine, generally referred to as the prohibition against the corporate practice of medicine.  These laws are designed to prevent interference in the medical decision-making process by anyone who is not a licensed physician.  For example, California’s Medical Board has indicated that determining what diagnostic tests are appropriate for a particular condition and taking responsibility for the ultimate overall care of the patient, including providing treatment options available to the patient, would constitute the unlicensed practice of medicine if performed by an unlicensed person.  Violation of these corporate practice of medicine laws may result in civil or criminal fines, as well as sanctions imposed against us and/or the professional through licensure proceedings.  Typically such laws are only applicable to entities that have a physical presence in the state.

Other Regulatory Requirements
Our laboratory is subject to federal, state and local regulations relating to the handling and disposal of regulated medical waste, hazardous waste and biohazardous waste, including chemical, biological agents and compounds, blood and bone marrow samples and other human tissue.  Typically, we use outside vendors who are contractually obligated to comply with applicable laws and regulations to dispose of such waste.  These vendors are licensed or otherwise qualified to handle and dispose of such waste.
The U.S. Occupational Safety and Health Administration has established extensive requirements relating to workplace safety for health care employers, including requirements to develop and implement programs to protect workers from exposure to blood-borne pathogens by preventing or minimizing any exposure through needle stick or similar penetrating injuries.
Regulation in India
Strand’s  genetic testing laboratory and hepatic toxicity testing at Research Centre, Alumni Association Building, University of Agricultural Sciences Convention Centre, Bellary Road, Bangalore 560 024 has obtained the following licenses and registrations from statutory authorities in India in respect of environmental law compliances:
•	consent for establishment from the Karnataka State Pollution Control Board;
•	consent for operation from the Karnataka State Pollution Control Board;
•	Authorization under the Bio-Medical Waste (Management and Handling) Rules, 1998; and
•	Authorization under the Hazardous Wastes (Management, Handling and Transboundary Movement) Rules, 2008.
Employees
As of December 31, 2015, Strand had 26 full-time equivalent employees in the U.S. and 241 full-time equivalent employees in India.  None of these employees are unionized.
Facilities
In the U.S., we have entered into a lease agreement for approximately 6,500 square feet with Fitzsimmons Redevelopment Authority at Aurora, Colorado to house our U.S. CLIA laboratory and offices.  The lease is effective until February 2017.  In India, we lease an approximately 8,000 square feet clinical laboratory at Bangalore, which is effective until October 2017 and an approximately 28,000 square feet corporate office and development center at Bangalore, which is effective until September 2017.
Research and Development Expenses
For the twelve months ending December 31, 2015, we estimate our research and development spending was $3.4 million.

Legal Proceedings
From time to time, we may be subject to legal proceedings and claims in the ordinary course of business.  We have received, and may in the future continue to receive, letters from third parties inviting us to take licenses under, or alleging that we infringe, their patents.  While to date no such notice has ever led to a lawsuit or a license, future litigation may be necessary to defend ourselves, our partners and our customers by determining the scope, enforceability, and validity of third-party proprietary rights or to establish our proprietary rights.  The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

BUSINESS OF VENAXIS
In this description of Venaxis’ business, Venaxis is referred to as “we”, “our” or “us” as well as “Venaxis”.  See the Glossary of Venaxis Business Terms at the end of this “Business of Venaxis” for the definition of certain terms used in this section of this proxy statement.
Venaxis is an in vitro diagnostic company that was focused on obtaining clearance from the FDA for and commercializing its blood-based test to serve as an adjunctive test in the diagnosis and treatment of acute appendicitis in children, adolescent, and young adults.  Our current test, the APPY1 Test, is a CE marked rapid blood test panel for aiding in identifying patients in the emergency department who are at low risk for acute appendicitis.  We are not aware of any blood test that is cleared by the FDA to aid in ruling out appendicitis and are not aware of any competitors in this area.  We expect the main benefit of the APPY1 Test will be to provide the physician with objective information that will aid in the identification of patients at low risk for appendicitis and, thereby, potentially reduce the exposure to radiation from, and the expense associated with, the use of computed tomography (“CT”) scans that are currently performed on these patients.  In addition, we believe the test can potentially save significant costs through improved patient throughput in emergency departments.  In early 2014, we completed enrollment of our pivotal clinical trial for the APPY1 Test.  The data demonstrated high sensitivity and high negative predictive value, or NPV, similar to other adjunctive tests for other conditions currently in use by physicians.  In March 2014, we submitted a de novo request for the APPY1 System.  In June 2014, the FDA sent us an Additional Information (AI) request, which is typical of this type of submission.  We were in communication with the FDA several times while gathering the responsive information. In December 2014, we filed a response as a submission amendment.  On January 27, 2015, the FDA notified us that it had determined that the APPY1 Test does not meet the criteria for market clearance as a class II device based upon data and information in our de novo submission and subsequent amendment.
Venaxis has experienced recurring losses and negative cash flows from operations.  At September 30, 2015, Venaxis had approximate balances of cash and liquid investments of $18,932,000, working capital of $18,278,000, total shareholders’ equity of $18,901,000 and an accumulated deficit of $102,628,000.  To date, Venaxis has in large part relied on equity financing to fund our operations.  Venaxis expects to continue to incur losses from operations for the near-term and these losses could be significant as product development, regulatory activities, contract consulting and other commercial and product development related expenses are incurred.  Venaxis believes that our current working capital position will be sufficient to meet our estimated cash needs for 2016.  Venaxis is closely monitoring our cash balances, cash needs and expense levels.
Venaxis’ strategic plans include the following:
•	pursuing the consummation of the Transaction with Strand and a pivot in the focus of the combined company from appendicitis diagnostic test development to Strand’s focus on NGS testing in the cancer market;
•	following the First Closing, exploring opportunities to monetize our appendicitis and animal health assets to gain additional capital to support the operations of the combined company; and
•	pursuing additional capital raising opportunities.
The following is a description of the Venaxis business as currently conducted.

APPY1 System
Product Description and Development
The APPY1 System consists of a small fluorometer (APPYReader® Instrument) and consumable test products (APPYReader QC Cassette, APPY1 Controls and APPY1 Test).  The APPYReader® Instrument measures fluorescence from the APPY1 Test cassette and the APPYReader QC Cassette, the APPYReader QC Cassette ensures proper functioning of the APPYReader® Instrument and the APPY1 Controls ensure proper functioning of the APPY1 Test components.  The APPY1 Test is explained in detail below.
The APPY1 Test is a rapid blood test panel that combines the concentrations of three analytes, WBC, CRP and Venaxis’ patented myeloid-related protein 8/14 (MRP 8/14, also known as S100A8/A9 or calprotectin) using a proprietary algorithm to provide a qualitative result to the physician to aid in the identification of patients at low risk for acute appendicitis.  Plasma concentrations of MRP 8/14 and CRP are determined by an immunoassay and measured by the APPYReader® Instrument, and the WBC value is obtained from the hospital’s hematology analyzer and entered by the user into the APPYReader® Instrument.  The proprietary algorithm uses the concentrations of MRP 8/14 and CRP as well as the WBC value to calculate an APPY1 Test result.  These results are displayed on the display screen and are also included on a patient printout from the APPYReader® Instrument.  The test is designed to be run in approximately 20 minutes by trained laboratory personnel.
A negative APPY1 Test result used in conjunction with other clinical information has the potential to aid the physician in patient evaluation and the identification of those who are at low risk for acute appendicitis, and subsequently, provide an opportunity to avoid radiation exposure.  Additional potential benefits include helping physicians consider more conservative management with respect to acute appendicitis, facilitating more rapid disposition in a portion of pediatric patients that present with lower right quadrant abdominal pain consistent with acute appendicitis and reducing the duration of emergency department length of stay, a leading cause for emergency department overcrowding.  Children, adolescents and young adults are of particular concern as they have the highest incidence of acute appendicitis and a heightened risk from radiation-induced cancer due to their young ages.  The primary focus of our recent efforts has been directed toward obtaining U.S. regulatory clearance for the APPY1 Test for children, adolescents and young adults.
In January 2014, we completed enrollment of the pivotal clinical study, enrolling 1,887 evaluable patients.  In this population, the performance of the APPY1 Test demonstrated a negative predictive value of 97.3%, sensitivity of 96.9% and specificity of 37.8%. Prevalence of the disease in the pilot study was 25.3%.  The de novo request for the APPY1 Test was submitted to the FDA in March 2014.  The following APPY1 Test data summarize the results of the pivotal clinical study:
APPY1 Test Multi-Marker Study Result		95% Confidence Interval
Sensitivity	96.9%	(94.9 – 98.1)
Specificity	37.8%	(35.3 – 40.4)
NPV	97.3%	(95.5 – 98.3)

The clinical study data demonstrated high sensitivity and high negative predictive value similar to other adjunctive tests for other conditions currently in use by physicians.  These performance attributes should provide the physician with incremental diagnostic information that we believe will enhance their decision-making process.  The potential value of the APPY1 Test is its ability to aid a physician in his or her evaluation, allowing a more conservative evaluation and treatment path.  Clinicians interviewed have indicated that this performance would be helpful to them in managing patients suspected for appendicitis.  Based on such interviews, the physicians expressed that use of the APPY1 Test would assist in the evaluation of potential appendicitis and decrease their overall use of CT scans.  Although CT scans are a widely used diagnostic tool in the U.S., the results are subject to interpretation and can be inconclusive.  In addition, use of CT scans increases the risk to the patients by subjecting them to large doses of radiation.  Over the past decade there has been increasing concern identified in many published studies regarding the radiation exposure caused by radiologic tests.

We began product development in 2003 with the objective of developing a human, blood-based diagnostic test to aid in the evaluation of patients suspicious for acute appendicitis.  In December 2008, we completed an initial clinical trial (approximately 800 patients) using our original product, the AppyScore ELISA-based test, which utilized MRP 8/14 as a single analyte test for use as an aid in the evaluation of acute appendicitis.  The results of this study, based upon an AppyScore cut-off value of 15, showed sensitivity of 89%, negative predictive value of 89% and specificity of 38%.  Based on these results, in June 2009, we submitted a premarket notification 510(k) submission to the FDA to seek clearance of the AppyScore test used in this trial.  In August 2009, the FDA responded to our submission with a request for additional information.  As a result of a number of factors, primarily the need to revise the test’s cut-off value, Venaxis withdrew its 510(k) submission in mid-2010.
In March 2010, we completed enrollment for an additional clinical trial (859 patients) of our second-generation AppyScore test, also based upon MRP 8/14 as a single analyte test.  At the time, our product in development was known as AppyScore and the results determined a “score” for each sample.  The patients enrolled in this clinical trial were seen in the emergency departments of more than a dozen well-known hospitals across the United States.  The statistical analysis report for this 2010 trial, based upon an AppyScore cut-off value of 14, showed similar sensitivity (96%) and negative predictive value (92%) but lower specificity (16%) than seen in the 2008 AppyScore study.  The study data also revealed a wider range in prevalence of acute appendicitis among sites than had been anticipated.  The overall prevalence of acute appendicitis was similar to that seen in the previous clinical trial.  However, inter-site variability was notably larger, with a wider range of patients enrolled with acute appendicitis observed between sites.  We believe that the large inter-site variability in the prevalence reported is an indication of the clinical challenge of diagnosing acute appendicitis and the judgment of individual emergency department physicians in evaluating acute abdominal pain.
We performed, in conjunction with our consultants and scientific advisors, significant secondary analyses of the 2010 clinical trial results and data to explore the observed change in specificity in the 2010 trial as compared to the 2008 trial.  These analyses suggested that the apparent differences between the two studies were primarily due to the conditions of transport for samples from the sites to the central laboratory, where the testing was conducted, in the 2010 trial.  An increase in AppyScore test values that occurred in the “pre-measurement” phase between blood draw at the hospital and the testing at the central laboratory, which involved sample handling time and transportation, resulted in an apparent increased level of false positives and, accordingly, decreased specificity.  As a result of these analyses, we determined that we would not file a premarket notification 510(k) with the FDA based on the results of the 2010 AppyScore test clinical trial, primarily due to the low specificity observed in the study not meeting the success criteria specified in the study’s statistical analysis plan.  Additionally, although the post hoc analysis of the 2010 clinical trial results was able to identify the likely source of the performance problems, Venaxis determined that conclusions based on such a post hoc analysis would not be deemed to be acceptable performance evidence by the FDA for submitting a 510(k).
In 2010 and 2011, we conducted product development activities that led to the development of the current APPY1 Test, a multi-marker test with a proprietary algorithm to provide a qualitative result to the physician to aid in the identification of patients at low risk for acute appendicitis. In late 2011, we completed enrollment and, in early 2012, completed the analysis of the data for a pilot trial (approximately 500 patients), involving pediatric and adolescent patients aged 2 to 20 with symptoms suspicious for acute appendicitis who were enrolled from 12 hospital sites across the country.  As part of our research and development process, we also measured values for a number of other analyses using internal assays.  As part of the patient enrollment and sample collection, we also obtained numerous subjective and objective data points for each subject including the patient’s WBC count as processed by the hospital.  Samples from this pilot study were used to evaluate the current APPY1 Test multi-marker panel, which showed negative predictive value of 97%, sensitivity of 96% and specificity of 43%.  Prevalence of the disease in the pilot study was 29%.

In August 2012, we provided a pre-investigational device exemption (pre-IDE) submission to the FDA and had a meeting with the FDA in September 2012, as well as follow-up communications in January 2013.  This submission and subsequent meetings documented the planned regulatory path for the APPY1 Test, which we believed to be a de novo submission, as well as achieved agreement on the statistical analysis plan and protocol for the clinical trial.  This cooperative approach with the FDA led to an enhanced clinical trial protocol and proposed intended use statement for the APPY1 Test.  In January 2013, we began enrolling patients into our pivotal clinical study in the United States and completed that enrollment in January 2014.  As detailed above, we enrolled 1,887 evaluable patients in the study.  The results of this clinical study based on the APPY1 Test multi-marker panel, showed negative predictive value of 97.3%, sensitivity of 96.9% and specificity of 37.8%.  Prevalence of the disease in the pilot study was 25.3%.  In late March 2014, we submitted a de novo request to the FDA for the APPY1 System.  Subsequent to that submission, we received an AI request from the FDA.  Under the FDA’s Submission Issue Meeting procedure, we had requested clarification from the FDA on certain of its feedback contained in its AI request.  During the process, we had an ongoing dialogue with the FDA.  In December 2014, we filed a response as a submission amendment.  On January 27, 2015, the FDA notified us that it had determined that the APPY1 Test does not meet the criteria for market clearance as a class II device based upon data and information in our de novo submission and subsequent amendment.
Product in Development
We refer to our next generation product development efforts as APPY2.  Our goal is to develop APPY2 with the high sensitivity shown by the APPY1 Test, but with increased specificity, which would allow us to potentially enhance our clinical claims.  Additionally, we anticipate expanding the indication for APPY2 to include adults in addition to pediatric and adolescent patients, thereby, expanding the market potential.  The primary reasons why we believe we can successfully develop APPY2 are:
•	First, we have collected more than 2,500 plasma samples from patients who presented at hospitals with abdominal pain with suspected appendicitis. In addition to the samples, we have extensive clinical information on these patients. We believe we possess the largest sample bank of its kind in the world. These samples are critical for biomarker discovery.
•	Second, we have engaged a leading protein biomarker discovery company, SomaLogic, Inc., to perform extensive screening on target protein markers, which would form the basis of the APPY2 assay. The early work has yielded some very promising results, and we look forward to advancing this work and honing in on a panel of biomarkers for the APPY2 assay.
APPY1 Commercialization and Marketing
In January 2013, following completion of the steps required for a conformity mark under the European Economic Area (CE marking), we obtained CE marking in Europe for the APPY1 System.  We began advancing on commercialization and marketing activities of the APPY1 Test in the European Union, employing the clinical data gathered to date.  During the initial launch phase, key market development activities included working to identify and sign collaboration agreements with key opinion leader hospitals for the purpose of completing well-defined outcome studies.  The studies were designed to further demonstrate the clinical utility and economic value of the APPY1 Test in Europe.  Based upon the positive results of the initial launch phase efforts during 2013, we moved into the second phase of the EU launch, a full-scale distribution and sales effort for the APPY1 Test.

In early 2014, we signed long-term distribution agreements with EMELCA Bioscience covering the Benelux Territories and with Laboratories Rubio covering Spain.  In early 2015, we replaced EMELCA Bioscience with a long-term distribution agreement with The Surgical Company BV covering the Benelux Territories.  These agreements contain minimum annual revenue thresholds as well as product pricing terms that meet our targeted levels.  We continue to advance market development activities and are having discussions with prospective distributors in other major EU markets.  To support these efforts, we have engaged an EU based managing director to assist in the sales and marketing efforts outside of the U.S.
In addition to clinical/medical outcome studies and early adopter evaluations in Europe, we have developed a sophisticated economic modeling tool to calculate and demonstrate the potential impact of the APPY1 Test on current practice at individual hospitals.  This health informatics model, named the APPYAnalytics™ Model, uses complex algorithms, calculations and specific hospital-provided data to generate reports that show potential clinical, economic and operational outcome improvements.  Since initiating field testing of the APPYAnalytics Model, we have received very positive feedback from hospital sites in Europe indicating this type of health-economic modeling data based on imaging reduction and emergency department throughput efficiencies is the type of information needed to facilitate the adoption of new technology.  We expect data generated using the APPYAnalytics Model may also reduce the need for additional outcome studies in the EU.
In February 2015, we filed to expand our current CE mark for the APPY1 Test to now include adult patients in addition to children and adolescents.  We were able to achieve this expanded certification based on an evaluation of the performance of the APPY1 Test in several hundred adult subject samples, which were collected and analyzed in late 2014.  The APPY1 Test assay demonstrated sensitivity of 97.5%, negative predictive value of 98.4%, and specificity of 36.5% in these adult patients, which was very comparable to the results in children and adolescents.  By adding the adult claim in the export market, we significantly increased the market potential for the APPY1 Test in the EU.  We estimate that the total market potential for APPY1 testing could increase by as much as three times in the EU by adding the adult indication.
Acute Appendicitis
Acute appendicitis is a rapidly progressing condition which typically causes lower abdominal pain to increase over a period of 12 to 48 hours from onset of symptoms to perforation.  This progressive pain period is variable, however, and can be sustained for 48 hours or more.  Failure to accurately diagnose and treat acute appendicitis before perforation can lead to serious complications and, in some cases, death.  The current diagnostic and treatment paradigm for acute appendicitis includes many factors, such as a review of the patient’s clinical presentation including signs and symptoms, health history, blood chemistry, temperature and white blood cell count.  In the United States, patients who are considered to be at risk for acute appendicitis are frequently sent for CT or ultrasound imaging for further diagnosis and then surgery, if indicated.  Misdiagnosis of acute appendicitis can lead not only to unnecessary surgery but also to the delay of proper therapy for the actual underlying condition.  Physicians also face the dilemma of minimizing the negative appendectomy surgery rate without increasing the incidence of a life threatening perforation among patients presenting with symptoms of suspected acute appendicitis.  Unfortunately, imaging-based methods and interpretations can be inconclusive or lead to an inaccurate or inconclusive diagnoses.  To date, there appears to be no individual sign, symptom, test, or procedure capable of providing either a conclusive rule-in or rule-out diagnosis of acute appendicitis.  Although CT scans are a widely used diagnostic tool in the United States, its results are subject to interpretation and can be inconclusive in addition to subjecting patients to potentially harmful radiation.  Over the past decade there has been increasing concern over radiation exposure caused by imaging.  In 2010, the FDA released a report titled “Initiative to Reduce Unnecessary Radiation Exposure from Medical Imaging.”  We believe that the risks highlighted in reports such as this FDA Report could have positive implications for a test like the APPY1 Test which, if cleared, could be used to help physicians determine which patients are at low risk for the disease and potentially avoid CT scanning.  We expect the APPY1 Test will provide an additional objective tool to assist physicians in their initial clinical evaluation of patients with acute abdominal pain indicative of acute appendicitis.

It is estimated that approximately 5-7% of the population will be diagnosed with appendicitis in their lifetime, with the peak age range for the disease being the early teens.  Published data from several sources indicate that in the United States, 3-15% of appendectomies remove a normal appendix due primarily to incorrect diagnosis prior to surgery.  In addition to health risks, hospital charges for unnecessary (negative) appendectomies are estimated to cost approximately $740 million annually in the United States alone.  Acute appendicitis is one of the leading causes of medical malpractice claims in the United States due to many factors, including high diagnostic error rates, negative appendectomies and increased cost and complications in cases where the appendix perforates.  Diagnosing patients presenting with abdominal pain remains one of the most common and challenging conditions in emergency medicine.  Based on the EU Market Study that we conducted in 2012, results indicated that 10% of the over 217 million patients that visited European and U.S. hospital emergency departments in 2010 had the primary complaint of abdominal pain.  The study also showed that appendicitis had the highest incidence in patients 10-19 years of age.
The rate of negative appendectomy is thought to be impacted by the use of CT scans in that such rates are considerably higher in places that do not use CT scans.  In the U.S. alone, according to National Hospital Ambulatory Medical Care Survey data from the Centers for Disease Control and Prevention (CDC), in 2009 there were approximately 9.6 million patients who entered emergency departments complaining of abdominal pain.  Out of this total, 6.6 million had CBC work-ups, which includes WBC count, 3.2 million underwent CT imaging studies and 1.2 million underwent ultrasound procedures.  Approximately 280,000 of these total patients were diagnosed as having acute appendicitis and underwent appendectomies.  Included in these totals were 2.1 million patients (approximately 21%) who were children, adolescents and young adults aged 2 to 20.  Out of this sub-population, 1.1 million had CBC work-ups performed, 417,000 underwent CT imaging and 259,000 underwent ultrasound procedures.  Approximately 100,000 of this group of patients were diagnosed as having acute appendicitis and underwent appendectomies.
Acute appendicitis most frequently occurs in patients aged 10 to 30, but can affect all ages.  Using a CT scan to rule out acute appendicitis can be particularly difficult in children and young adults because many patients in these age groups have low body fat resulting in poor tissue differentiation or contrast on the CT scan.  The APPY1 Test has the potential to enhance overall safety by reducing the amount of radiation exposure from unnecessary CT scans for those patients at low risk for having acute appendicitis.
Results from our development efforts, clinical trials and pilot trials performed to date indicate that the greatest benefit of the APPY1 Test would be in aiding the physician in the evaluation of those patients at low risk for having acute appendicitis.  We believe that the APPY1 Test has the potential to enhance the effectiveness and speed of patient evaluation and improve the standard of care for low-risk patients.  We anticipate that if the APPY1 Test is cleared by the FDA, it will be incorporated in routine testing as a patient’s blood sample is taken in the ordinary course of an initial assessment of the patient entering the emergency department setting when the physician suspects appendicitis but considers the patient at low risk for the disease.  The APPY1 Test is intended to cost-effectively help the physician determine if a patient is at a low risk for acute appendicitis.

APPY1 System Raw Materials and Suppliers
Our APPY1 System products include a reader instrument (APPYReader) and the consumable test products consisting of test cassettes, controls and packaging.  The APPYReader is manufactured for us by a well-established vendor based in Germany.  Currently, all readers are shipped to our facility for final testing and release prior to shipment to customers and clinical trial sites.  Consumable test product components are manufactured at the Venaxis facility.  Raw materials and certain sub-components are acquired from a number of suppliers.  All significant vendors are qualified based upon a quality review, which may also include on-site quality audits.
APPY1 System Distribution Methods
Having obtained CE marking in early 2013, we began advancing commercial and marketing activities in the EU.  We have identified the initial primary target countries for our commercialization focus, which are Spain, the Benelux Territories, the United Kingdom, France and Germany.  During the early 2013 initial launch phase, key market development activities included working to identify and sign collaboration agreements with key opinion leader hospitals for the purpose of completing well defined outcome studies.  The studies are designed to further demonstrate the clinical utility and economic value of the APPY1 Test in Europe.  Based upon the positive results of the initial launch phase efforts during 2013, we moved into the second phase of the EU launch, a full-scale distribution and sales effort for the APPY1 Test.  Our strategy in the EU is to identify distributors on a by-country or by-region basis and negotiate and execute long-term distribution agreements with them.
In early 2014, we signed long-term distribution agreements with EMELCA Bioscience covering the Benelux Territories and with Laboratories Rubio covering Spain.  In early 2015, we replaced EMELCA Bioscience with a very similar long-term distribution agreement with The Surgical Company BV covering the Benelux Territories.  These agreements contain minimum annual revenue thresholds as well as product pricing terms that meet our targeted levels.  We continue to advance market development activities with the help of these distributors, and are having discussions with prospective distributors in other major EU markets.  To support these efforts, we have engaged an on-site managing director to assist in our sales and marketing efforts outside of the U.S.
Assuming we determine to proceed with and can achieve FDA clearance of the APPY1 Test, we anticipate pursuing direct sales activities in the United States.  At this time, there are no plans to use third party distributors in the United States.  Customer fulfillment of purchase orders would be anticipated to be made via direct shipments from the Venaxis facility to the customer.  Sales, technical and marketing support would be expected to be via a limited direct sales force and a customer web portal.  Purchase agreements or purchase arrangements would be in place, covering terms of Venaxis’ relationship with customers.
Animal Healthcare
Effective May 1, 2004, we entered into an Exclusive License Agreement (WU License Agreement) with Washington University in St. Louis (WU) which granted us an exclusive license and right to sublicense WU’s technology (as defined under the WU License Agreement) for veterinary products worldwide, except where such products are prohibited under U.S. laws for export.  The term of the WU License Agreement continues until the expiration of the last of WU’s patents (as defined in the WU License Agreement).  We have agreed to pay minimum annual royalties of $20,000 during the term of the WU License Agreement and such amounts are creditable against future royalties and other payments.  Royalties payable to WU under the WU License Agreement for covered product sales by us, directly or indirectly, carry a mid-single-digit royalty rate and for sublicense fees received by us carry a low double-digit royalty rate.  The WU License Agreement contains customary terms for confidentiality, prosecution and infringement provisions for licensed patents, publication rights, indemnification and insurance coverage.  The WU License Agreement is cancelable by us with ninety days advance notice at any time and by WU with sixty days advance notice if we materially breach the WU License Agreement and fail to cure such breach in a designated period.

In July 2012, we entered into an Exclusive License Agreement (License Agreement) with Ceva Santé Animale S.A. (Licensee), under which we granted the Licensee an exclusive royalty-bearing license to our intellectual property and other assets, including patent rights and know-how, relating to recombinant single chain reproductive hormone technology for use in non-human mammals (Animal Health Assets).  The License Agreement includes a sublicense of the technology licensed to us by WU and a license to the assets acquired from Novartis under the Termination Agreement described below.  Under the terms of the WU License Agreement, a portion of the license fees and royalties we receive from sublicensing agreements will be paid to WU.  Under the License Agreement, the Licensee obtained a worldwide exclusive license to develop, seek regulatory approval for and offer to sell, market, distribute, import and export luteinizing hormone (LH) and/or follicle-stimulating hormone (FSH) products for bovine (cattle), equine and swine in the field of the assistance and facilitation of reproduction in bovine, equine and swine animals.  We also granted the Licensee an option and right of first refusal to develop additional animal health products outside of the licensed field of use or any diagnostic pregnancy detection tests for non-human mammals.
Intellectual Property
Further enhancement and expansion of our proprietary patent position is ongoing with respect to the scope of protection for Venaxis’ first generation and future generation versions of tests.  Strong scientific and technical progress remains the basis for these innovative efforts.
APPY1 Intellectual Property
Beginning in 2004, we initiated the establishment of an intellectual property portfolio for the acute appendicitis testing technology and products that have been used in the development of the APPY1 Test.  We have filed for and are pursuing extensive patent coverage related to several aspects of the initial discovery and various test applications.  Further enhancement and expansion of our proprietary patent position is ongoing with respect to the scope of protection for our first generation and future generation versions of the test.  Scientific and technical progress remains the basis for these efforts.  In March 2009, the United States Patent and Trademark Office issued our patent directed to methods relating to our appendicitis diagnostic technology.  This patent, No. 7,501,256 (expires February 7, 2026), is entitled “Methods and Devices for Diagnosis of Appendicitis.”  Additional U.S. patents, No. 7,659,087 and No. 7,670,769, were issued on February 9, 2010 and March 2, 2010, respectively (both expiring July 25, 2025).  At this time, patents have been issued in the following foreign countries: Australia, Hong Kong, Israel, Japan, New Zealand, Singapore and South Africa.  A patent was also granted by the European Patent Office and subsequently validated in the following European countries: Belgium, Switzerland, Germany, Spain, France, the United Kingdom, Ireland, Italy, the Netherlands and Sweden.  In late 2014, we were notified that the Canadian patent applications have been allowed and the patent will grant in 2015.  Additionally, there are several patent applications currently in prosecution.
In late 2012, additional U.S. utility and patent cooperation treaty (PCT) patent applications were filed for the appendicitis testing technology and products.  The patent filings focus on the newly developed multiple-marker technology, providing patent coverage for using the MRP 8/14 levels in a given sample in conjunction with CRP levels and WBC count among a number of other evaluated marker combinations in order to provide an increasingly robust test to aid in the management of low risk patients suspicious for appendicitis.  Additionally, the patent filings claim a method for ruling out appendicitis based on multiple markers, a device or system for assessing a subject based on a plurality of markers, and a kit or device to determine the value of a biomarker in a given sample.  Currently, these filings are in application phase and not yet granted in any specific countries.

VENAXIS, APPY1, APPYANALYTICS, and APPY2 are registered trademarks of Venaxis.  We have filed an application for trademark for APPYREADER.
In May 2003, we entered into an Assignment and Consultation Agreement (the Bealer Agreement) with Dr. John Bealer.  The Bealer Agreement transferred to us ownership rights from Dr. Bealer for inventions and related improvements to technology associated with human appendicitis diagnostics involving protein antigens.  The consideration for the Bealer Agreement was the payment of a future royalty to Dr. Bealer based upon a low double digit rate applied to revenues, all as defined under the Bealer Agreement.  The Bealer Agreement contains confidentiality provisions, provides for the assignment of all patent rights to us (which has occurred) and restrictions on the assignability of the agreement.  The Bealer Agreement continues for the longer of twenty years or the expiration of the last of our applicable patents to expire.  We may terminate the Bealer Agreement if we, in our reasonable judgment, decide we have no interest in pursuing the opportunity as defined under the agreement.  On January 7, 2015, Venaxis received a complaint, captioned Dr. John F. Bealer, a resident of Arapahoe County, individually v. Venaxis, Inc., a Colorado corporation, Case No. 2015CV30022.  This action was filed in the Arapahoe County District Court and subsequently transferred to Douglas County District Court.  The complaint includes allegations of breach of contract pertaining to the financial provisions of the Bealer Agreement.  In December 2015, the parties to the litigation settled the litigation, without any admission of liability, with payment of an undisclosed sum to Dr. Bealer.
Animal Health
Our animal health patent portfolio originated under the exclusive license agreement with WU, under which we obtained intellectual property rights to WU’s patent estate.  This extensive portfolio consists of both patents and pending patent applications (approximately 25 patents and numerous patent applications) related to our animal health products under development.  The term of the WU License Agreement ends upon the expiration of the last patent to expire.  Patents in the estate have expiration dates ranging from 2010 to 2019.  WU has filed, and continues to file, patent applications to expand and extend the patent coverage of the WU technology.  We reimburse WU for the costs of such patent filings, namely prosecution and maintenance fees.  Additional patents in the animal health portfolio have been filed by us outside of the WU License Agreement.
A patent filing for the recombinant luteinizing hormone technology was submitted in 2004, entitled “Methods and Kits for Maintaining Pregnancy, Treating Follicular Cysts, and Synchronizing Ovulation Using Luteinizing Hormone.”  This patent family claims methods of administering rLH, the timing of administration, and dosage given in order to increase formation of accessory corpora lutea and maintain pregnancies in treated animals.  To date, four foreign patents have been granted for “Methods and Kits for Maintaining Pregnancy, Treating Follicular Cysts, and Synchronizing Ovulation Using Luteinizing Hormone,” New Zealand patent 542549 was granted March 12, 2009 (expiring March 2024), Australia 2004218365 was granted May 27, 2010 (expiring March 2024), European patent 1610803 was granted December 15, 2010 (expiring March 2024) and Canadian patent 2518268 was granted December 10, 2013 (expiring March 2024).  The patent granted by the European Patent Office and has been validated in the following countries: Belgium, France, Germany, Ireland, Italy, the Netherlands, Spain, Switzerland and the United Kingdom.  Currently, there are additional foreign patent applications that are in prosecution.
A patent filing for the recombinant bovine follicle stimulating hormone technology was submitted in 2008, entitled “Compositions and Methods Including Expression and Bioactivity of Bovine Follicle Stimulating Hormone.”  This patent family claims the rbFSH single-chains itself, as well as methods of administering rbFSH, the timing of administration, and dosage given in order to increase reproduction, induce superovulation or increase embryo production in ungulates.  The patent family includes filings in the following countries: Argentina, Australia, Canada, New Zealand, Thailand and the United States.  The patent has also been filed with the European Patent Office.  In October of 2011, the first patent in this family was granted by the European Patent Office (2134165), expiring October 12, 2028.  The patent has also been granted in New Zealand (579740), expiring October 1, 2028.  Following the grant of the patent in 2011 by the European Patent Office, the patent was validated in the following countries: France, Germany, Italy and the Netherlands.  In August 2013, the patent was granted in the United States (8518881 B2) expiring February 8, 2028, followed in November 2013 by the grant in Australia (2008213567) expiring February 8, 2028.

A patent filing for the equine follicle stimulating hormone technology was filed in 2008, entitled “Activity of Recombinant Equine Follicle Stimulating Hormone.”  This patent family provides coverage for the single chain eFSH itself, methods of administering reFSH, the timing of administration, and dosage given in order to increase reproductive activity in treated animals.  The first patent in the patent family was granted in China in April 2013 (200880123523.8) expiring November 28, 2028.  The U.S. Patent for this family was granted in September 2014 (8,835,386) expiring November 28, 2028.  Currently, there are additional foreign patent applications that are in prosecution.
Two separate patent applications relating to cattle pregnancy have been filed by us.  A patent filing for the Bovine Pregnancy test technology was filed in 2007, entitled “Bovine Pregnancy Test.”  This patent family provides coverage for an assay device designed to detect pregnancy, the specific specifications of the device, for the antibodies used in the assay, as well as the type of sample used and the species for which the test is effective in detecting pregnancy.  The parent application was granted in the United States in 2008 (No. 7,393,696 expiring May 30, 2025), with the divisional application granted in 2010 (No. 7,687,281 expiring May 6, 2023).  Additionally, a patent filing for pregnancy detection was filed in 2003, entitled “Pregnancy Detection.”  This patent family provides coverage for an immunoassay test device, the specific specifications of the device, and for the antibodies used in the assay as well as the type of sample used.  The patent has been issued in the following counties: Australia (No. 2003243199), New Zealand (No. 536229 & 572488), and the United States (No. 7,842,513), each of which expires on May 2, 2023.
General Operations
Backlog and Inventory — We do not expect that the APPY1 System products business will be seasonal in nature.  We have developed and identified reliable sources of raw material and components for the APPY1 System products and currently do not expend large amounts of capital to maintain inventories of APPY1 System products.  Currently there is no back-log of orders.  Historically, the antigen business was not seasonal in nature when we were engaged in it.
Payment Terms — We do not provide extended payment terms, other than to support certain new product introductions, and then with terms of no more than 45-60 days.
Revenues — During the year ended December 31, 2014, two European-based distributors accounted for total net sales, each representing 89% and 11%, respectively.  During the year ended December 31, 2013, three European-based distributors accounted for the total net sales, each representing 43%, 35% and 22%, respectively.  During the year ended December 31, 2012, three customers accounted for a total of 83% of net sales, each representing 40%, 30% and 13%, respectively.  At December 31, 2014, Venaxis did not have any accounts receivable.  As of December 31, 2013, accounts receivable of $17,000, net of a $15,000 allowance for uncollectible accounts, were included with prepaid expenses and other current assets on the accompanying balance sheet.  At December 31, 2013, two customers accounted for 38% and 62%, respectively, of total accounts receivable.

Research and Development
We expended approximately $4,035,000 on total research and development in 2014, $6,706,000 in 2013 and $3,838,000 in 2012.  We anticipate that total expenditures for research and development for the year ending December 31, 2015 will decrease as compared to the amounts expended in 2014, due primarily to the completion of the APPY1 Test clinical trial in the United States in January 2014.  The decrease is, however, anticipated to be somewhat offset by the research and development expenditures related to the development of the next generation product, APPY2.  Research and development activities for the animal health business are expected to continue to be covered by the Licensee in 2014.
Development and clinical test costs in support of the current product, as well as costs to file patents and revise and update previous filings on our technologies, will continue to be substantial.  Our principal product consists of the APPY1 Test, and we continue to assess next steps to advance the product.  As we continue to evaluate commercialization options of this product, including evaluation of strategic alternatives to effectively maximize the value of our technology, we will need to consider a number of alternatives, including possible capital raising or other transactions and partnering opportunities, working capital requirements (including possible product management and distribution alternatives) and implications of product manufacturing and associated carrying costs.  Certain costs such as manufacturing and licensing and royalty agreements have different implications depending upon the ultimate strategic path determined.
We have entered and may continue to enter into additional agreements with contract manufacturers and other suppliers for the development and manufacture of certain of our products and system components for which we are seeking or plan to seek FDA clearance.  The ultimate goal of this development process is confirming cGMP, which is required for those products for which we are seeking FDA clearance.  We enter into discussions from time to time with various potential manufacturers who meet full cGMP requirements, are capable of large-scale manufacturing batches of medical devices, and who can manufacture our products at an acceptable cost.  These development and manufacturing agreements generally contain transfer fees and possible penalty or royalty provisions should we transfer our products to another contract manufacturer.  We expect to continue to evaluate, negotiate and execute additional development and manufacturing agreements, some of which may be significant commitments during 2015.  We may also consider acquisitions of development technologies, products, or platforms, should opportunities arise that we believe fit our business strategy and would be appropriate from a capital standpoint.
Regulatory Matters
FDA
The FDA has regulatory marketing authority in the United States over our APPY1 System. Venaxis operates under 21 CFR Part 820 regulations (U.S.) and ISO13485 standards (EU) for cGMP manufacturing of medical devices.
The FDA’s Center for Devices and Radiological Health (CDRH) is responsible for regulating firms who manufacture, repackage, re-label and/or import medical devices sold in the United States.  Medical devices are classified into Class I, II and III.  In-vitro diagnostic medical devices are regulated by the CDRH Office of In-vitro Diagnostic Devices and Radiological Health (OIR).  Our APPY1 Test is anticipated to be classified as a non-invasive Class II medical device by the FDA, which will require a de novo submission.  Generally, FDA product clearance for diagnostic products is granted after specific clinical trials, analytical testing and demonstrated compliance to performance standards has been achieved to the agency’s satisfaction.  There is no assurance that we will obtain FDA clearance to market our acute appendicitis test.

Any product clearances (or approvals) that are granted remain subject to continual FDA review, and newly discovered or developed safety or efficacy data may result in withdrawal of products from the market.  Moreover, if and when such clearance is obtained, the manufacture and marketing of such products remain subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including compliance with current GMP, adverse event reporting requirements and the FDA’s general prohibitions against promoting products for unapproved or “off-label” uses.  Manufacturers are subject to inspection and post-market surveillance by the FDA for compliance with these regulatory requirements.  Failure to comply with the requirements can, among other things, result in warning letters, product seizures, recalls, fines, injunctions, suspensions or withdrawals of regulatory approvals, operating restrictions and civil or criminal prosecutions.  Any such enforcement action could have a material adverse effect on our business.  Unanticipated changes in existing regulatory requirements or the adoption of new requirements could also have a material adverse effect on our business.
European Regulations
In the European Union, in-vitro diagnostic (IVD) medical devices are regulated under EU-Directive 98/79/EC (IVD Directive), and related provisions.  The IVD Directive requirements include provisions for the design, manufacture, distribution and post-market surveillance of IVDs to assure the safety and efficacy of the devices.  According to the IVD Directive, manufacturers must attest to compliance with certain essential requirements with respect to devices which are in conformity with relevant national standards and harmonized standards which have been published in the Official Journal of the European Communities.  These harmonized standards include ISO 14971, risk management and ISO 13485, the quality standard for medical device manufacturers.
IVD medical devices must bear the CE marking of conformity when they are placed on the market.  The CE mark is a declaration by the manufacturer that the product meets all the appropriate provisions and essential requirements outlined in the European IVD Directive.  As a general rule, the manufacturer must follow the procedure of the EC Declaration of conformity to obtain this CE marking.  Each European country must adopt its own laws, regulations and administrative provisions necessary to comply with the IVD Directive.  In January 2013, we obtained CE marking for the APPY1 System.
Environmental Protection
We are subject to various environmental laws pertaining to the disposal of hazardous medical waste.  We contract for disposal of our hazardous waste with a licensed disposal facility.  We do not expect to incur liabilities related to compliance with environmental laws; however, we cannot make a definitive prediction.  The costs we incur in disposal of hazardous waste have not been significant.
Properties
We own our property at 1585 South Perry Street, Castle Rock, Colorado, subject to a mortgage on the land and building.  The mortgage is held by a commercial bank and includes approximately 32% that is guaranteed by the U. S. Small Business Administration (SBA).  The loan is collateralized by the real property and the SBA portion is also personally guaranteed by a former officer of Venaxis.  On October 16, 2015, Venaxis entered into a contract to sell its corporate headquarters land and building to a third party at a purchase price of $4,053,000.  The closing is expected to occur in the first quarter of 2016.  Venaxis will lease back from the buyer approximately 17,000 square feet in the building under a month to month lease that requires 60 days’ notice by either party to terminate and notice cannot be made prior to January 31, 2016.  The lease payments will be approximately $15,000 per month base rent plus our proportionate shares of expenses, taxes and utilities.  The sale is expected to generate approximately $1.7 million in net cash after expenses and mortgage payoffs.

Glossary of Venaxis Business Terms
Algorithm — a set of rules that precisely defines a sequence of operations, and, in the case of APPY1, such a set of rules using mathematical computation in a software program.
Biomarker —markers associated with disease or medical conditions.
cGMP — FDA current Good Manufacturing Practice.
Complete Blood Count (CBC) — a blood test used to evaluate overall health and detect a wide range of disorders, including anemia, infection and leukemia.
CRP — C-reactive protein, a protein produced in the liver and found in the blood, the levels of which rise in response to inflammation.
De Novo Classification – a mechanism defined by the FDA Modernization Act (Section 513(f)) for classifying new medical devices for which there is no predicate, providing the product with a risk-based Class II classification allowing clearance as a 510(k).
ELISA (Enzyme Linked Immunosorbant Assay) — immunological method used to test a sample for a protein marker.
Immunoassay-based — test that uses antibody-antigen interaction as method of measure.
Multi-marker test — a diagnostic or other test that uses multiple protein biomarkers as part of a diagnostic test panel.
Recombinant — Novel DNA made by genetic engineering.
WBC — White blood cell count.  The white blood cells are analyzed from a blood sample collected as part of a standard protocol for patients suspected of having infections who have entered the emergency department of a hospital.
Corporate Information
We are located at 1585 S. Perry Street, Castle Rock, CO 80104.  Our phone number is (303) 794-2000 and our facsimile number is (303) 798-8332.  As of December 1, 2015, we had 14 full-time employees and one part-time employee.  We believe our relationships with our employees are good.  We also regularly use part-time interns and additional temporary and contract personnel depending upon our research and development needs at any given time.  We maintain a website at www.venaxis.com which serves each of the U.S. and the EU markets.  The information in this website is not incorporated into or made a part of this proxy statement.
Legal Proceedings
On January 7, 2015, Venaxis received a complaint, captioned Dr. John F. Bealer, a resident of Arapahoe County, individually v. Venaxis, Inc., a Colorado corporation, Case No. 2015CV30022.  This action was filed in the Arapahoe County District Court and subsequently transferred to Douglas County District Court.  The complaint includes allegations of breach of contract pertaining to the Assignment and Consulting Agreement between Venaxis and Dr. Bealer.  Venaxis believed that the allegations in the complaint were without merit and vigorously defended against these claims.  In December 2015, the parties to the litigation settled the litigation, without any admission of liability, with payment of an undisclosed sum to Dr. Bealer.

On February 2, 2015, a putative class action complaint was filed against Venaxis and two of its current officers in the United States District Court for the District of Colorado.  The action is captioned Boldt v. Venaxis, Inc., et al., District of Colorado Case No.: 1:15-cv-00-222 (“Boldt Action”).  The plaintiff in the Boldt Action alleges violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and SEC Rule 10b-5.  The Boldt Action plaintiff purports to represent a class of persons who purchased Venaxis’ publicly traded securities between March 13, 2014, and January 28, 2015.  The Boldt Action plaintiff alleges that Venaxis made false and/or misleading statements regarding APPY1.  The foregoing is a summary of the allegations in the complaint and is subject to the text of the complaint, which is on file with the Court.  Based on a review of the complaint, Venaxis believes that the allegations are without merit.  On August 7, 2015, the Plaintiffs in the Boldt Action filed a Notice of Voluntary Dismissal Without Prejudice and thereupon the case was dismissed.
We are not a party to any other legal proceedings, the adverse outcome of which would, in our management’s opinion, have a material adverse effect on our business, financial condition and results of operations.

EXECUTIVE COMPENSATION OF VENAXIS
Compensation Discussion and Analysis
This section describes our compensation program for our named executive officers during the fiscal year ended December 31, 2014.  The following discussion focuses on our compensation program and compensation-related decisions for 2014 and also addresses why we believe our compensation program is appropriate for Venaxis.  In this section of the proxy statement, we refer to Venaxis as the “Company” or “we” or “us.”
Compensation philosophy and overall objectives of executive compensation programs
It is our philosophy to link executive compensation to corporate performance and to create incentives for management to enhance Company value.  The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:
•	provide a competitive total executive compensation package that enables us to attract, motivate and retain key executives;
•	integrate the compensation arrangements with our annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives; and
•	provide variable compensation opportunities that are directly linked with our financial and strategic performance.
Procedures for determining compensation
Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our named executive officers.  The Compensation Committee relies on input from our Chief Executive Officer regarding the named executive officers (other than himself), and on an analysis of our corporate performance.  With respect to the compensation for the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance, sets his compensation and recommends it for approval to the independent members of the board of directors.  In 2014, the board of directors approved the recommendations of the Compensation Committee for salary, bonus and the long-term equity award for the Chief Executive Officer.
Our Chief Executive Officer plays a significant role in the compensation-setting process of the other named executive officers and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other named executive officers and executive team.  The Compensation Committee, at least annually, then discusses the recommendations with the Chief Executive Officer.  The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer.  The Compensation Committee approves the compensation for the named executive officers other than the Chief Executive Officer.  In 2014, the Compensation Committee approved the Chief Executive Officer’s recommendations for salary, bonus and long-term equity awards for each of the other named executive officers.
The Compensation Committee considers, among other aspects, our long-term and short-term strategic goals and development goals when evaluating our corporate performance as a factor for compensation decisions.  In determining the adjustments to the compensation of our named executive officers, we participated in the Radford Global Life Sciences Survey of compensation.  Based on such participation, we received the survey results from Radford, which consists of aggregated, non-company specific data on executive compensation on an industry basis. The Compensation Committee used information obtained from this survey, its assessment of the roles and performance of the named executive officers, and the experience of its members with other public companies, as well as the recommendations of the Chief Executive Officer to inform and guide its compensation decisions for 2014.

At the 2014 annual meeting of shareholders, shareholders holding approximately 72% of the votes cast approved, on an advisory basis, the compensation paid to our named executive officers for 2013.  Shareholders holding approximately 69% of votes cast also approved the increase in the number of shares under our 2002 Stock Incentive Plan, as amended (the “Stock Plan”).  The Compensation Committee factored into its decisions for 2015 compensation decisions the results of these 2014 say-on-pay votes, and the support of the increase in the number of shares available under the Stock Plan, as the Company relies on the availability of stock available for long-term equity-based awards in compensating the named executive officers while conserving cash for the business.  We will continue to monitor the annual say-on-pay results and include such results in our annual executive compensation analysis.
Elements of compensation
The compensation of our named executive officers consists primarily of four major components:
•	base salary;
•	annual incentive awards;
•	long-term equity awards; and
•	other benefits.
Base salary
The base salary of each of our named executive officers is determined based on an evaluation of the responsibilities of that particular position, each named executive officer’s historical salary earned in similar management positions with the Company or other companies, and a review of the Radford compensation survey described above.  A significant portion of each named executive officer’s total compensation is in the form of base salary.  The salary component is designed to provide the named executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth.  Annually, the performance of each named executive officer is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer with respect to the other named executive officers and its own assessment of the Chief Executive Officer, taking into account our operating and financial results for the year, a subjective assessment of the contribution of each named executive officer to such results, the achievement of our strategic growth and any changes in our named executive officers’ roles and responsibilities.
Annual incentive plan
The named executive officers participated in the Company’s annual incentive plan for senior management (the “Incentive Plan”) for 2014.  Under the Incentive Plan, management of the Company develops annual corporate goals and milestone objectives that are then approved by the Compensation Committee and the board of directors.  The Incentive Plan is designed to recognize and reward our employees, including the named executive officers, for contributing towards the achievement of our annual corporate business plan.  These annual incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to the Company’s success in both the near and the long-term.  The Compensation Committee believes the Incentive Plan serves as a valuable short-term incentive program for providing cash bonus opportunities for our employees upon achievement of targeted operating results.  The 2014 Incentive Plan was 44% weighted on goals related to the submission of a 510(k) application to the U.S. Food and Drug Administration (“FDA”). The balance of the 2014 Incentive Plan goals were weighted between the attainment of two EU distribution agreements with minimum commitments, the achievement of certain development goals in connection with APPY2 and the achievement of certain revenue goals. Specifically, the 2014 Incentive Plan goals were:

•	Obtaining acceptable results from the pivotal clinical trial in order to support a 501(k) clearance submission with the FDA (44%);
•	Executing two EU distribution agreements with minimum commitments (20%);
•	Achieving a GAAP reported gross margin at a designated level (15%);
•	Completing identified product development for APPY2 (15%); and
•	Achievement of certain product and supply chain performance (6%).
Potential stretch goals for 2014 included receipt of 510(k) clearance for APPY1, certain product development milestones and achievement of a GAAP reported gross margin over the designated threshold.
For 2014, based upon a review of the goals and achievements, the Compensation Committee and the Board determined that the target 2014 Incentive Plan goals were fully achieved and stretch goals were achieved at a 12% level, resulting in the achievement of the corporate goals at 112%.  See page 21 of this proxy statement for the bonus awards paid under the 2014 Incentive Plan.  Such bonuses were paid in the first quarter of 2015.
Long-term equity awards
The Compensation Committee believes that it is essential to align the interests of the executive officers of the Company who meet the definition of “named executive officers” under the federal securities laws with the interests of our shareholders, and believes the best way to accomplish this alignment is through awards of long-term, equity-based compensation. The Compensation Committee has also identified the need to recruit and retain experienced, high performing executives, and equity-based awards assist in such recruitment and retention. Such awards are made under the Stock Plan.
The Company has granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, the Company is entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, the Company does not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, the Company has primarily granted incentive stock options to provide these potential tax benefits to its executives and because of the limited expected benefits to the Company of the potential tax deductions as a result of its historical net losses.
The Board of Directors made annual stock option awards to the named executive officers in January 2014.  The named executive officer annual awards for stock options, other than the Chief Executive Officer, are generally awarded at the same level for each named executive officer based on a percentage of salary.  The grant date value of awards made to the named executive officers for 2014 are included in “Executive Compensation - Summary compensation table” on page 21 of this proxy statement and a description of the awards is included in “- Outstanding Equity Awards at Fiscal Year End” table on page 22 of this proxy statement.

The Company has adopted a Change in Control policy for the Stock Plan.  A “Change in Control” is defined under the Stock Plan as (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) the sale or transfer or other disposition of all or substantially all of the assets of the Company, (iv) the complete liquidation or dissolution of the Company or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred.  Under the adopted policy, in the event of a Change in Control, all outstanding unvested stock options and rights granted under the Stock Plan and held by directors and named executive officers will fully vest.  The board of directors believes that this acceleration of vesting of outstanding awards provides the executives at risk for job loss in any Change of Control with certainty as to the impact of the Change in Control on such long-term compensation.
The Compensation Committee periodically reviews long-term incentives to assure that our executive officers and other key employees are appropriately motivated and rewarded in a way that is aligned with our long-term financial results.
Other benefits
Perquisites and other benefits - We offer our named executive officers modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. See “Executive Compensation— Summary compensation table.”
Severance benefits - We have entered into employment agreements with each named executive officer. These agreements provide our named executive officers with certain severance benefits in the event of involuntary termination. See “Executive Compensation — Employment agreements and post‑employment benefits.”
Pension benefits - The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans.
Nonqualified defined contribution and other deferred compensation plans - The Company does not have a defined contribution plan and has not contributed to a deferred compensation plan.
2015 Named Executive Officer Compensation
In January 2015, the Company announced that it had received a “not substantially equivalent” letter from the FDA with respect to its 501(k) submission for its APPY1 product candidate.  Since that time, the Board has directed management to focus on evaluating the possibility of modifying the intended use for APPY1, with possible re-submission to the FDA, sales of its CE-mark approved APPY1 products in the European Union, the Company’s APPY2 product development efforts, and considering other corporate transaction alternatives to possibly acquire or gain access to assets beyond the Company’s core focus of appendicitis diagnostic development and commercialization.  In establishing the incentive goals for 2015, the Compensation Committee has focused on these activities.  In addition, the Compensation Committee and the Board has approved a retention program for the Chief Executive Officer and Chief Financial Officer of the Company.  The Compensation Committee and the Board, in approving such retention program, focused on the importance of and need to retain the services of such named executive officers in pursuing such corporate activities.  Such retention program continues the current employment agreements with Messrs. Lundy and McGonegal without change, ties a portion of the 2015 incentive goals to successful execution of a corporate transaction, and establishes the potential for a retention bonus, equal to 50% of base salary to be paid to such named executive officers upon the consummation of a corporate transaction.  The continuation of the current employment agreements would provide additional severance benefits, as described below on pages 152-153 of this proxy statement, if either named executive officer’s employment is terminated in connection with a change in control.

Summary Compensation Table
This table provides disclosure, for fiscal years 2014 and 2013 for the named executive officers, who are (1) any individual serving in the office of Chief Executive Officer during any part of 2014 and (2) the Company’s two most highly compensated officers, other than the Chief Executive Officer, who were serving in such capacity on December 31, 2014.

Named Executive Officer and Principal Position	Year	Salary ($)	Option Awards (4)($)	Non-Equity Incentive Plan Compensation (5)($)	All Other Compensation ($)	Total ($)

Stephen T. Lundy,	2014	375,000	404,060	183,398	40,082	1,002,540
Chief Executive Officer and	2013	325,000	237,236	43,900	33,088	639,224
President (1)

Jeffrey G. McGonegal,	2014	254,925	197,490	92,347	29,694	574,457
Chief Financial Officer (2)	2013	231,750	116,020	24,400	28,282	400,452

Donald R. Hurd,	2014	260,590	202,030	82,086	13,036	557,742
Chief Commercial Officer (3)	2013	236,900	119,484	24,900	13,626	394,910
__________
(1)            Effective January 1, 2014, Mr. Lundy's annual salary was increased to $375,000.  Mr. Lundy also serves as a director of the Company; he does not receive additional compensation for serving in such role. Amounts included in “All Other Compensation” include: temporary living and travel accommodations he was provided at a total cost of $27,774 and $21,463 in 2014 and 2013, respectively, and coverage under the Company’s group medical plan at a total cost of $12,308 and $11,624 in 2014 and 2013, respectively.
(2)            The amounts included in “All Other Compensation” represents the amounts paid on his behalf in each year for group medical benefits.
(3)            The amounts included in “All Other Compensation” include temporary living and travel accommodations he was provided at a total cost of $13,036 and $13,626 in 2014 and 2013, respectively.  Mr. Hurd resigned on February 22, 2015.
(4)            The “Option Awards” columns reflect the grant date fair value for all stock option awards granted under the Stock Plan during 2014 and 2013.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (ASC 718), without regard to any estimate of forfeiture for service vesting.  Assumptions used in the calculation of the amounts in these columns for 2014 and 2013 are included in footnotes 1 and 6 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”).
(5)            The “Non-Equity Incentive Plan Compensation” column reflects the annual cash bonuses earned under the Company’s Incentive Plan.  The bonus amounts listed were earned for the fiscal year reported, but paid in the subsequent year.

Outstanding Equity Awards at Fiscal Year End
The following table shows the outstanding equity awards held by the named executive officers as of December 31, 2014.
	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Stephen T. Lundy (1)	7,057	-	-	68.40	3-24-2020
	2,073	-	-	17.70	1-5-2021
	11,195	-	-	20.40	7-8-2021
	12,500	-	-	3.96	4-30-2022
	99,336	-	-	2.10	12-11-2022
	137,000	-	-	2.04	1-23-2023
	103,827	74,173	-	2.27	1-06-2024

Jeffrey G. McGonegal (2)	1,667	-	-	24.00	3-24-2015
	1,667	-	-	88.80	1-24-2017
	1,334	-	-	198.90	1-17-2018
	1,667	-	-	39.90	1-27-2019
	1,667	-	-	66.00	1-19-2020
	1,667	-	-	17.70	1-5-2021
	6,667	-	-	3.96	4-30-2022
	52,676	-	-	2.10	12-11-2022
	67,000	-	-	2.04	1-23-2023
	50,747	36,253	-	2.27	1-06-2024

Donald R. Hurd (3)	20,000	-	-	3.42	5-23-2022
	10,000	-	-	2.05	9-19-2022
	40,000	-	-	2.10	12-11-2022
	69,000	-	-	2.04	1-23-2023
	51,914	37,086	-	2.27	1-06-2024
__________
(1)            Includes options to purchase: 7,057 shares at $68.40 per share granted on March 24, 2010; 2,073 shares at $17.70 per share granted on January 5, 2011; 11,195 shares at $20.40 per share granted on July 8, 2011; 12,500 shares at $3.96 per share granted on April 30, 2012; 99,336 shares at $2.10 per share granted on December 11, 2012; 137,000 shares at 2.04 per share granted on January 21, 2013; and 178,000 shares at $2.27 per share granted on January 6, 2014.  The options granted in 2011 vested as to 33% of the award on the first and second anniversaries of the date of grant, and 34% of the award is scheduled to vest on the third anniversary of the grant date. The options granted on January 23, 2013 and January 6, 2014 vested 50% after six months and the remaining 50% are vesting equally over the following six quarters.
(2)            Includes options to purchase: 4,667 shares at $36.30 per share granted January 19, 2004; 3,334 shares at $22.50 per share granted August 24, 2004; 1,667 shares at $24.00 per share granted March 24, 2005; 1,667 shares at $88.80 per share granted January 24, 2007; 1,334 shares at $198.90 per share granted January 17, 2008; 1,667 shares at $39.90 per share granted on January 27, 2009; 1,667 shares at $66.00 per share granted on January 19, 2010; 1,667 shares at $17.70 per share granted on January 5, 2011; 6,667 shares at $3.96 per share granted on April 30, 2012; 52,676 shares at $2.10 per share granted on December 11, 2012; 67,000 shares at $2.04 per share granted on January 23, 2013; and 87,000 shares at $2.27 per share granted on January 6, 2014.  The options granted in 2011 vested as to 33% of the award on the first and second anniversaries of the date of grant, and 34% of the award is scheduled to vest on the third anniversary of the grant date. The options granted on January 23, 2013 and January 6, 2014 vested 50% after six months and the remaining 50% are vesting equally over the following six quarters.

(3)            Includes options to purchase: 20,000 shares at $3.42 per share granted on May 23, 2012; 10,000 shares at $2.05 per share granted on September 19, 2012; 40,000 shares at $2.10 per share granted on December 11, 2012; 69,000 shares at $2.04 per share granted on January 23, 2013; and 89,000 shares of $2.27 per share granted on January 6, 2014.  The options granted on January 23, 2013 and January 6, 2014 vested 50% after six months and the remaining 50% are vesting equally over the following six quarters.
Options Exercised and Stock Vested
None of the named executive officers exercised stock options during the year ended December 31, 2014.
Employment Agreements
The Company has entered into employment agreements with, and provides post-employment benefits to, its named executive officers as follows:
Chief Executive Officer - On March 24, 2010, we entered into an employment agreement with Mr. Lundy which provides that he serves at the pleasure of the board of directors unless the agreement is terminated by either party as provided in the agreement. The agreement provides in the event that Mr. Lundy’s employment is terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. Lundy’s salary will be made for twelve months.  In the event of death or disability, severance payments based upon Mr. Lundy’s salary will be made for three months.
Chief Financial Officer - On February 2, 2009, we entered into an employment agreement with Mr. McGonegal which provides that he serves at the pleasure of the board of directors unless the agreement is terminated by either party as provided in the agreement. The agreement provides in the event that Mr. McGonegal’s employment is terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. McGonegal’s salary will be made for six months.  In the event of death or disability, severance payments based upon Mr. McGonegal’s salary will be made for six months.
Chief Commercial Officer - On May 23, 2012, we entered into an employment agreement with Mr. Hurd which provides that he serves at the pleasure of the board of directors unless the agreement was terminated by either party as provided in the agreement. The agreement provided in the event that Mr. Hurd’s employment was terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. Hurd’s salary would be made for six months.  In the event of death or disability, severance payments based upon Mr. Hurd’s salary would be made for six months.  Mr. Hurd resigned on February 22, 2015 and his agreement expired at that time.

Post-Employment Benefits
The following table discloses the post-employment termination benefits that would have been received by the named executive officers if a termination event had occurred on December 31, 2014:
Named Executive Officer	Benefit	Termination without Cause ($)	Death or Disability ($)	Change In Control (Single Trigger) ($) (1)	Change In Control (Double Trigger) ($)

Stephen T. Lundy	Severance	357,500	89,375	-	357,000
	Options	-	-	-	-
	Total	357,500	89,375	-	357,000

Jeffrey G. McGonegal	Severance	127,463	127,463	-	127,463
	Options	-	-	-	-
	Total	127,463	127,463	-	127,463

Donald R. Hurd (2)	Severance	130,295	130,295	-	130,295
	Options	-	-	-	-
	Total	130,295	130,295	-	130,295

__________
(1)            Under the Change in Control Policy approved by the board of directors, upon consummation of a Change in Control (as defined in the Stock Plan) any unvested stock options held by a named executive officer accelerate and vest upon the consummation of a Change in Control.  This column shows the value of unvested stock options that would have been received upon acceleration of unvested stock options as of December 31, 2014.  The closing price of the Company’s Common Stock on December 31, 2014 was $1.77 per share; therefore no value was added for stock options outstanding.
(2)            Mr. Hurd resigned on February 22, 2015.
Director Compensation
Since February 1, 2008, each non-employee director receives cash compensation of $1,000 per month.  On October 7, 2010, upon becoming non-executive Chair of the board of directors, Gail Schoettler began receiving cash compensation of $2,000 per month.  To conserve cash, each non-employee director agreed to defer receipt of 50% of the cash compensation for the months of February through June 2012, resulting in a total deferral of $5,000 for Gail Schoettler and $2,500 each for the remaining directors.  The deferrals were paid in June 2015.  Our non-employee directors typically receive a stock option award upon joining and additional options over time, generally annually.  As additional compensation for service as non-executive chair, Ms. Schoettler receives awards equal to 1.5 times the awards made to the other non-employee directors when such awards are made.  The directors are also reimbursed for all expenses incurred by them in attending board and committee meetings.

Director compensation for the year ended December 31, 2014 was:
Name	Cash Fees ($)	Option Awards ($) (7)	Total ($)

Gail Schoettler (1)	24,000	97,963	121,963
Daryl Faulkner (2)	12,000	65,309	77,309
John Landon (3)	12,000	65,309	77,309
David Welch (4)	12,000	65,309	77,309
Susan Evans (5)	12,000	65,309	77,309
Stephen Williams (6)	12,000	65,309	77,309
__________
(1)            On January 6, 2014, Ms. Schoettler was granted options to purchase 51,000 shares of the Company’s Common Stock at $2.27 per share, vesting in quarterly installments during 2014 and expiring in ten years.  As of December 31, 2014, Ms. Schoettler held a total of 152,676 options to purchase shares of our Common Stock.
(2)            On January 6, 2014, Mr. Faulkner was granted options to purchase 34,000 shares of the Company’s Common Stock at $2.27 per share, vesting in quarterly installments during 2014 and expiring in ten years.  As of December 31, 2014, Mr. Faulkner held a total of 127,506 options to purchase shares of our Common Stock.
(3)            On January 6, 2014, Mr. Landon was granted options to purchase 34,000 shares of the Company’s Common Stock at $2.27 per share, vesting in quarterly installments during 2014 and expiring in ten years.  As of December 31, 2014, Mr. Landon held a total of 86,709 options to purchase shares of our Common Stock.  Mr. Landon retired as director of the Company on June 1, 2015.
(4)            On January 6, 2014, Mr. Welch was granted options to purchase 34,000 shares of the Company’s Common Stock at $2.27 per share, vesting in quarterly installments during 2014 and expiring in ten years.  As of December 31, 2014, Mr. Welch held a total of 106,676 options to purchase shares of our Common Stock.
(5)             On January 6, 2014, Dr. Evans was granted options to purchase 34,000 shares of our Common Stock at $2.27 per share, vesting in quarterly installments during 2014 and expiring in ten years.  As of December 31, 2014, Dr. Evans held a total of 84,000 options to purchase shares of our Common Stock.
(6)            On January 6, 2014, Dr. Williams was granted options to purchase 34,000 shares of our Common Stock at $2.27 per share, vesting in quarterly installments during 2014 and expiring in ten years.  As of December 31, 2014, Dr. Williams held a total of 75,333 options to purchase shares of our Common Stock.
(7)            The “Option Awards” columns reflect the grant date fair value for all stock option awards granted to non-employee directors under the Company’s 2002 Stock Incentive Plan during 2014.  These amounts are determined in accordance with ASC 718, without regard to any estimate of forfeiture for service vesting. Assumptions used in the calculation of the amounts in this column are included in footnotes 1 and 6 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Annual Report.

ACCOUNTING TREATMENT
The Transaction will be accounted for as a reverse acquisition and will be accounted for as a business combination using the purchase method of accounting in accordance with U.S. GAAP under which Strand will be considered the accounting acquirer of Venaxis.  As such, the financial statements of Strand are treated as the historical financial statements of the combined company, with the results of Venaxis being included from the date of the First Closing.
REGULATORY APPROVALS
As of the date of this proxy statement, neither Venaxis nor Strand is required to obtain approvals or clearances from any antitrust regulatory authorities in the United States, India or other countries to consummate the Transaction.  In the United States, Venaxis must comply with applicable federal and state securities laws and the rules and regulations of NASDAQ, in connection with the issuance of shares of its Common Stock under the Share Sale Agreement, the solicitation of proxies, and the filing of this proxy statement with the SEC.
In India, Strand is required to take prior approval/sanction of the Karnataka High Court located in Bangalore, Karnataka, India for the cancellation of the shares held by the employees’ stock option trust of Strand.  Further, the transfer of shares by shareholders of an Indian company should comply with the conditions prescribed under the Companies Act, 2013.  Such transfer of shares from a resident Indian shareholder to a non-resident is also subject to reporting requirements specified by the Reserve Bank of India.  Also, certain Strand Shareholders may be required to obtain prior approval of the Reserve Bank of India in respect of the Share Sale Agreements or the Investment Agreements for the sale of shares of Strand to Venaxis or subscription to shares of Venaxis Common Stock to be issued to such Strand Shareholders.
WHERE YOU CAN FIND MORE INFORMATION
You may read and copy any materials Venaxis files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. Information on or accessible through the SEC’s website is not a part of this proxy statement. You may also inspect the Venaxis SEC reports and other information at its website at www.venaxis.com. Information on or accessible through the Venaxis website is not a part of this proxy statement. We are subject to the information reporting requirements of the Exchange Act, and file reports and other information with the SEC. These reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this proxy statement.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement or in any other subsequently filed document that also is incorporated by reference herein.
This proxy statement incorporates by reference the Venaxis Management’s Discussion and Analysis and Results of Operations, and the Venaxis audited financial statements for the years ended December 31, 2014 and 2013 from our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015.  This proxy statement incorporates by reference the Venaxis Management’s Discussion and Analysis and Results of Operations and the unaudited interim financial statements of Venaxis for the interim periods ended September 30, 2015 and 2014 from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 10, 2015.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy now or in the future may contact us through at the Venaxis corporate offices at 1585 South Perry Street, Castle Rock, Colorado 80104, or by telephone:  (303) 794-2000.
Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through the Venaxis corporate offices at 1585 South Perry Street, Castle Rock, Colorado 80104, or by telephone:  (303) 794-2000 to request that a single copy be delivered.
OTHER MATTERS
Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS
OF VENAXIS, INC.

Gail S. Schoettler, Chair of the Board of Directors

FINANCIAL STATEMENTS OF STRAND:

Strand Life Sciences Private Limited Consolidated Financial Statements (audited) for the years ended March 31, 2015 and 2014
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets at March 31, 2015 and 2014	F-3
Statements of Operations for the years ended March 31, 2015 and 2014	F-4
Statements of Comprehensive Loss for the years ended March 31, 2015 and 2014	F-5
Statements of Shareholders' Equity for the years ended March 31, 2015 and 2014	F-6
Statements of Cash Flows for the years ended March 31, 2015 and 2014	F-8
Notes to Audited Financial Statements	F-9

Strand Life Sciences Private Limited Condensed Consolidated Financial Statements (unaudited) for the six-month periods ended September 30, 2015 and 2014
Condensed Consolidated Balance Sheet at September 30, 2015	F-33
Condensed Consolidated Statements of Operations for the six-month periods ended September 30, 2014 and 2015	F-34
Condensed Consolidated Statements of Comprehensive Loss for the six-month periods ended September 30, 2014 and 2015	F-35
Condensed Consolidated Statement of Shareholders’ Equity (Deficit) for the six‑month period ended September 30, 2015	F-36
Condensed Consolidated Statements of Cash Flows for the six-month periods ended September 30, 2014 and 2015	F-37
Notes to Unaudited Condensed Consolidated Financial Statements	F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Strand Life Sciences Private Limited

We have audited the accompanying consolidated balance sheets of Strand Life Sciences Private Limited and subsidiaries (“the Company”) as of March 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, shareholders' equity, and cash flows for each of the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Strand Life Sciences Private Limited and subsidiaries as of March 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GHP HORWATH, P.C.

Denver, Colorado
February 4, 2016

STRAND LIFE SCIENCES PRIVATE LIMITED
 Consolidated Balance Sheets
Amounts in USD, except share and par value data
	As of March 31,
	2014	2015

Assets
Current assets:
Cash and cash equivalents	3,763,249	2,480,142
Accounts receivable, net	851,264	1,165,378
Prepaid expenses and other current assets	859,197	748,651
Total current assets	5,473,710	4,394,171

Restricted cash	26,102	25,040
Property, plant and equipment, net	988,308	1,558,886
Software, net	23,960	7,223
Other assets	208,343	270,768
Total assets	6,720,423	6,256,088

Liabilities, preferred shares and shareholders’ equity	`
Current liabilities:
Accounts payable and accrued expenses	294,837	404,123
Liability for employee benefits	41,544	45,501
Current portion of long-term debt	78,554	38,850
Deferred revenue	478,041	510,606
Other liabilities	426,763	401,071
Total current liabilities	1,319,739	1,400,151

Long-term debt	95,050	110,630
Liability for employee benefits	304,068	415,953
Total liabilities	1,718,857	1,926,734

Shareholders’ equity
Preferred shares, INR 10 par value; 2,500,000 shares authorized; 2,382,836 designated as compulsorily convertible preferred shares (CCPS) issued and outstanding as of March 31, 2014 and 2015	6,900,070	6,900,070
Equity shares, INR 10 par value; 7,500,000 and 10,000,000 shares authorized as of March 31, 2014 and 2015 respectively; 6,573,628 shares issued and 5,026,308 shares outstanding as of March 31, 2014 and 7,795,797 shares issued and 6,248,477 shares outstanding as on March 31, 2015	866,905	1,059,859
Treasury stock, INR 10 par value; 1,547,320 shares outstanding as of March 31, 2014 and 1,547,320 shares outstanding as of March 31, 2015	(247,284)	(247,284)
Additional paid-in capital	4,587,444	9,555,978
Accumulated deficit	(6,424,332)	(11,824,008)
Accumulated other comprehensive loss	(681,237)	(1,115,261)

Total shareholders’ equity	5,001,566	4,329,354

Total liabilities, preferred shares and shareholders’ equity	6,720,423	6,256,088

See accompanying notes to consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Consolidated Statements of Operations
Amounts in USD

	Year ended March 31,
	2014	2015

Operating revenues .	5,631,143	6,956,130

Operating costs and expenses:
Cost of operations (exclusive of depreciation and amortization shown separately below)	1,587,795	2,079,036
Research and development	2,859,680	4,006,384
Selling and marketing	1,134,424	1,800,314
General and administrative expenses	2,226,667	4,235,614
Depreciation and amortization	249,890	403,047

Total operating costs and expenses	8,058,456	12,524,395

Operating loss	(2,427,313)	(5,568,265)
Other income:
Interest income, net	285,177	91,285
Gain on foreign currency exchange, net	22,259	77,304

Total other income	307,436	168,589

Loss before income taxes	(2,119,877)	(5,399,676)

Income tax expense	-	-
Net loss	(2,119,877)	(5,399,676)

See accompanying notes to consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Consolidated Statements of Comprehensive Loss
 Amounts in USD

	Year ended March 31,
	2014	2015

Net loss	(2,119,877)	(5,399,676)
Other comprehensive loss:
Foreign currency translation	(677,661)	(434,024)

Total comprehensive loss	(2,797,538)	(5,833,700)

See accompanying notes to consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Consolidated Statement of Shareholders’ Equity
 Amounts in USD, except number of shares

	No. of preferred shares	Preferred shares	No. of equity shares	Equity shares	No of shares of Treasury Stock	Treasury stock	Additional paid in capital	Accumulated deficit	Accumu-lated other compre-hensive loss	Total shareholders’ equity
Balance as of March 31, 2013	229,119	2,477,438	1,256,577	264,616	-	-	5,169,350	(4,304,455)	(3,576)	3,603,373
Issuance of preferred shares	366,590	4,137,103	-	-	-	-	-	-	-	4,137,103
Issuance of treasury stock	-	-	-	-	386,830	(61,873)	61,873	-	-	-
Issuance of stock dividend to all shareholders	1,787,127	285,529	3,769,731	602,289	1,160,490	(185,411)	(702,407)	-	-	-
Other comprehensive loss	-	-	-	-	-	-	-	-	(677,661)	(677,661)
Net loss	-	-	-	-	-	-	-	(2,119,877)		(2,119,877)
Share based compensation	-	-	-	-	-	-	58,628	-	-	58,628
Balance as of March 31, 2014	2,382,836	6,900,070	5,026,308	866,905	1,547,320	(247,284)	4,587,444	(6,424,332)	(681,237)	5,001,566

See accompanying notes to consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
 Consolidated Statement of Shareholders’ Equity
Amounts in USD, except number of shares
	No. of preferred shares	Preferred shares	No. of equity shares	Equity shares	No of shares of Treasury Stock	Treasury stock	Additional paid in capital	Accumulated deficit	Accumulated other comprehensive loss	Total Share-holders’ equity
Balance as of March 31, 2014	2,382,836	6,900,070	5,026,308	866,905	1,547,320	(247,284)	4,587,444	(6,424,332)	(681,237)	5,001,566
Issuance of equity shares	-	-	1,222,169	192,954	-	-	4,689,348	-	-	4,882,302
Net loss	-	-	-	-	-	-	-	(5,399,676)	-	(5,399,676)
Other comprehensive loss	-	-	-	-	-	-	-	-	(434,024)	(434,024)
Share based compensation	-	-	-	-	-	-	279,186	-	-	279,186
Balance as of March 31, 2015	2,382,836	6,900,070	6,248,477	1,059,859	1,547,320	(247,284)	9,555,978	(11,824,008)	(1,115,261)	4,329,354

See accompanying notes to consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Consolidated Statements of Cash Flows
 Amounts in USD

	Year ended March 31,
	2014	2015

Cash flows from operating activities
Net loss	(2,119,877)	(5,399,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	249,890	403,047
Share based compensation	58,628	279,186

Increase (decrease) in operating assets and liabilities
Accounts receivable	(248,137)	(590,995)
Prepaid expenses and other current assets	(275,192)	103,128
Other assets	(35,319)	(410,498)
Accounts payable and accrued expenses	135,439	32,798
Deferred revenue	109,830	33,048
Other liabilities	339,780	111,282

Net cash flows used in operating activities	(1,784,958)	(5,438,680)

Cash flows from investing activities
Purchase of property, plant and equipment	(746,183)	(971,841)
Purchase of software	(42,817)	(11,463)
Redemption/ maturity of term deposits-restricted cash	(4,464)	1,062

Net cash flows used in investing activities	(793,464)	(982,242)

Cash flows from financing activities
Proceeds from issuance of equity shares	4,137,103	4,882,302
Repayments of term loan	(342,133)	(43,846)
Proceeds from term loan	66,800	32,041

Net cash flow provided by financing activities	3,861,770	4,870,497

Effect of exchange rate changes on cash and cash equivalents	(479,863)	267,318
Net increase (decrease) in cash and cash equivalents	803,485	(1,283,107)
Cash and cash equivalents at beginning of the year	2,959,764	3,763,249

Cash and cash equivalents at end of the year	3,763,249	2,480,142

Supplemental disclosures:
Cash paid for income taxes	-	-
Cash paid for interest	10,139	9,239

Non Cash Financing Activities:
Issuance of treasury stock	61,873	-
Issuance of stock dividend	887,818	-

See accompanying notes to consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

1.            Organization and management’s plans:
Organization
Strand Life Sciences Private Limited (“Strand”) and its subsidiary Strand Genomics, Inc. (collectively, the “Company”) are organized under the laws of India and United States of America (“US”), respectively. Strand is engaged in the business of development, sale and maintenance of software and system integration tools in the field of bioinformatics and focuses on data mining, predictive modeling, computational chemistry, software engineering,   bioinformatics, and research biology to develop software and services for life sciences research. Strand also offers custom solutions based on its intellectual property. Strand Genomics, Inc. provides genomics-based reference lab services to oncologists and clinicians as inputs to their diagnostics and therapeutic decisions. Strand Genomics, Inc. has developed Clinical Laboratory Improvement Amendments (“CLIA”) approved lab tests that are based on Next Generation Sequencing (“NGS”) technology and cover a wide range of clinically-relevant genomic variants to provide comprehensive and personalized genomic profiling information to clinicians. Strand was incorporated on October 6, 2000 under the provisions of Companies Act of 1956 of India, as a Private Limited Company. Strand incorporated a wholly owned subsidiary Strand Genomics, Inc. (Formerly known as Strand Scientific Intelligence Inc., USA) in Delaware, US on May 24, 2010.
Strand Genomics, Inc. has incorporated a subsidiary in the United Kingdom (“UK”), by the name of Strand Centers UK Ltd., under the provisions of the Companies Act of 2006 of England and Wales, on January 31, 2014, as a private limited company. Strand Centers UK Ltd. has had no operations since its incorporation.
Strand has also incorporated, Strand-Triesta Cancer Genomics LLP, under the provisions of the Companies Act of 2013 of India, as a limited liability partnership, on November 9, 2014. Strand-Triesta Cancer Genomics LLP has had no operations since its incorporation.
Management’s plans
For the years ended March 31, 2014 and 2015, the Company reported negative cash flows from operations of approximately USD 1.8 million and USD 5.4 million, respectively.  In addition, the Company had an accumulated deficit of approximately USD 11.8 million as of March 31, 2015, has incurred recurring losses from operations, and anticipates incurring a net loss for the fiscal year ending March 31, 2016.  During the year ended March 31, 2015 the Company made significant expenditures towards the expansion of its personalized medicine business, which included new research and development projects, building a new laboratory in the US, and enhancing its sales and marketing team.
The Company’s operating plan and execution thereof is focused on growing revenue while controlling costs. On September 15, 2015, the Company received cash proceeds of USD 7 million from the sale of certain intellectual property and intellectual property rights (Note 21).  The Company’s management believes that the Company’s current cash and cash equivalents and working capital will provide adequate capital resources to fund its operations, scheduled debt payments and working capital needs through at least the year ending March 31, 2016. In addition, the Company plans to gain additional access to cash through the recent transaction that it has entered into with Venaxis, Inc., which is anticipated to close during the calendar year ending December 31, 2016 (Note 21). The Company’s inability to obtain required capital when needed could have a material adverse effect on its business, results of operations and financial condition.
2.            Summary of significant accounting policies
a)	Basis of presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the US (“GAAP”) and are presented in US Dollars (“USD”), unless otherwise stated. Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative accounting principles generally accepted in the US as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
 Amounts in USD, except share and par value data

b)	Basis of Consolidation
The consolidated financial statements include the accounts of Strand Life Sciences Private Limited and its subsidiaries. All intercompany balances and transactions have been eliminated.

c)	Use of estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs, expenses and comprehensive loss that are reported and disclosed in the consolidated financial statements and accompanying notes. These estimates are based on management’s best knowledge of current events, historical experience, and actions the Company may undertake in the future and on various other assumptions that are believed to be prudent and reasonable under the circumstances. Significant estimates and assumptions are used for, but not limited to impairment of and useful lives of long lived assets, valuation of share based compensation, accounts receivable, preferred shares, income taxes, and other contingencies and commitments. Although these estimates are based upon management’s best knowledge of current events and actions, actual results could differ from these estimates, and such differences may be material to the consolidated financial statements.

d)	Foreign currency translation and transactions
The consolidated financial statements are presented in USD. The functional currency of Strand is the Indian Rupee (“INR”). The functional currency of Strand Genomics, Inc. is the USD. The translation from the applicable functional currency to the Company’s reporting currency is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date, except for shareholders’ equity and preferred shares, which are translated at the historical rates in effect at the dates of the underlying transactions.
Revenue, expense and cash flow items are translated using the average exchange rates for the respective years. The resulting gains and losses from such translation are excluded from the determination of earnings and are recognized instead in accumulated other comprehensive loss, which is a separate component of shareholders’ equity.
Realized and unrealized foreign currency transaction gains and losses, arising from exchange rate fluctuations on balances denominated in currencies other than the functional currency are included in “Gain on foreign currency exchange, net” in the consolidated statements of operations.

e)	Cash and cash equivalents
Cash and cash equivalents include demand deposits with banks, and term deposits which are classified as cash and cash equivalents because the Company has the ability to redeem these deposits at any time subject to minimum interest rate forfeiture.

f)	Restricted cash
Restricted cash consists of cash balances restricted as to withdrawal or usage and relates to an amount securing the lease agreement for the office premises. Restricted cash is classified into current and non-current portions based on the term of the deposit and the expiration date of the underlying restriction. The Company had restricted cash of USD 26,102 and USD 25,040 as of March 31, 2014 and 2015, respectively.

g)	Accounts receivable
The Company’s accounts receivable are generated by selling software services, software licenses and clinical diagnostic services and are reported net of any allowance for uncollectible accounts. The allowance for doubtful accounts is based on various factors, including the length of time receivables are past due, significant one-time events, the financial health of customers and historical experience.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

h)	Property, plant and equipment
Property, plant and equipment represent the cost of research and development equipment, furniture and fixtures, vehicles, office equipment, computers and leasehold improvements.
Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives as follows:

Research and development equipment	5 years
Furniture and fixtures	5 years
Vehicles	5 years
Office equipment	5 years
Computers	3 years
Leasehold improvements to office facilities are depreciated over the shorter of the lease period (1-2 years) or the estimated useful life of the improvement.
Maintenance and repairs that do not improve efficiency or extend the estimated economic life of an asset are expensed as incurred.

i)	Accounting for impairment of long-lived assets

The Company reviews long-lived assets when events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Recoverability is measured by comparison of the assets’ book value to future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book value of the assets exceeds their fair value, which is measured based on the projected discounted future net cash flows arising from the assets. No impairment losses have been recorded during the years ended March 31, 2014, and 2015.

j)	Leases
The Company’s leases relate to the office premise occupied by Strand and its two laboratories (one located in India and one located in the US). The leases expire at various dates through March 31, 2017. Leases are reviewed for capital or operating classification at their inception under the guidance of ASC Topic 840 “Leases”. The expense for leases classified as operating leases is recorded as rent expense, over the lease term, beginning with the date the Company has access to the property.
The Company did not have any capital leases during any of the periods presented in the accompanying consolidated financial statements.

k)	Intangibles, trademarks, patents and software development cost
The Company expenses software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility of such products is reached. The technological feasibility is reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products are generally not significant.
Purchased software, trademarks and patents are capitalized at cost. Purchased software is amortized over the license period and trademarks and patents are amortized over one year from the date of their purchase.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
 Amounts in USD, except share and par value data
l)	Grants
Grants are not recognized until there is reasonable assurance that the Company will comply with the conditions attaching to them and that the grants will be received.
Grants are recognized in the consolidated statements of operations on a systematic basis over the periods in which the Company recognizes as expenses the related costs for which the grants are intended to compensate. Grants are presented within other operating income, within total revenues. Specifically, grants whose primary condition is that the Company should purchase, construct or otherwise acquire non-current assets are recognized as deferred grant in the consolidated balance sheets and recognized through statement of operations on a systematic and rational basis over the useful lives of the related assets.
Grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company with no future related costs are recognized in consolidated statement of operations in the period in which they become receivable. The benefit of a loan at a below-market rate of interest is treated as a grant, measured as the difference between proceeds received and the fair value of the loan based on prevailing market interest rates.
m)	Income taxes
Income taxes are recorded under the asset and liability method, as prescribed under ASC Topic 740, “Income Taxes”, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The Company establishes valuation allowances against its deferred tax assets when it is more likely than not that all or a portion of a deferred tax asset will not be realized.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

n)	Employee benefits

Defined contribution plan
Eligible employees of the Company in India receive benefits from the Provident Fund, administered by the Government of India, which is a defined contribution plan. Both the employees and the Company make monthly contributions to the Provident Fund equal to a specified percentage of the eligible employees’ salary.
The Company has no further funding obligation under the Provident Fund, beyond the contributions elected or required to be made thereunder. Contributions to the Provident Fund by the Company are charged to expense in the period in which services are rendered by the covered employees and amounted to USD 95,118 and USD 119,201 for the years ended March 31, 2014 and 2015 respectively.
The Company also has a 401(k) plan for employees in the US, under which the Company makes matching contributions equivalent to the employee’s contribution subject to certain limitations as defined in the plan. The employees are allowed to contribute 1% to 85% of their eligible earnings on a pre tax basis to the plan; however the matching contribution from the Company is limited to a maximum of 3% of its eligible earnings on a pre-tax basis. The contribution made by the Company for each of years ended March 31, 2014 and 2015 was $2,700 and $ 10,800.
Defined benefit plan
Employees in India are entitled to benefits under the Gratuity Act, a defined benefit post-employment plan covering eligible employees of the Company. This plan provides for a lump-sum payment to eligible employees at retirement, death, incapacitation or on termination of employment, of an amount based on the respective employee’s salary and tenure of employment. As of March 31, 2015, this plan is unfunded.
Current service costs for defined benefit plans are accrued in the period to which they relate. In accordance with ASC Topic 715, “Compensation Retirement Benefits”, the liability in respect of defined benefit plans is calculated annually by the Company based on actuarial valuation using the projected unit credit method and amounted to USD 237,953 and USD 312,128 as of March 31, 2014 and 2015, respectively. Actuarial gains and losses are immediately expensed in the statement of operations.
	Year ended March 31,
	2014	2015
Components of employer's expenses:

Current service cost	24,393	37,086
Interest cost	15,962	24,510
Actuarial losses	30,366	43,542

Total expense recognized in the consolidated statements of operations	70,721	105,138

Net liability recognised in the Consolidated Balance Sheets:

Beginning balances	(185,917)	(237,083)
Company contributions	2,036	18,975
Net periodic benefit cost for the period	(70,721)	(105,138)
Foreign currency translation adjustment	16,649	11,118

Net liability recognized in the consolidated balance sheets	(237,953)	(312,128)

The benefit expected to be paid as of March 31, 2015 in each of the next five fiscal years amounts to approximately USD 45,500 (2016), USD 45,500 (2017), USD 29,000 (2018), USD 29,100 (2019), and USD 37,000 (2020).  The aggregate amount expected to be paid for the five fiscal years thereafter is approximately USD 246,100.  The Company expects its contribution for the year ended March 31, 2016 to be limited to the expected benefit of approximately USD 45,500.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
 Amounts in USD, except share and par value data

The Company recognizes its liabilities for compensated absences in accordance with ASC Topic 710, “Compensation – General”. The Company accrues the liability for its employee rights to compensated absences on the basis of actuarial valuation. The liability in respect of compensated absences is calculated annually by the Company and amounted to USD 107,658 and USD 149,326 as of March 31, 2014 and 2015, respectively.
Details of actuarial assumptions are discussed below:
	Year ended March 31,
	2014	2015
Actuarial assumptions for defined benefit plan and compensated absences
Discount rate	9.80%	8.35%
Salary escalation	12% for first 5 years & 8% thereafter	12% for first 4 years & 8% thereafter
Attrition	10%	10%
The discount rate is based on the prevailing market yields on high quality fixed interest bonds in India as of the valuation date for the estimated term of the obligations.
The estimate of future salary escalation takes into account inflation, seniority, promotion, increments and other relevant factors.

o)	Revenue recognition
The Company is engaged in the business of development, sale and maintenance of software and system integration tools in the field of bioinformatics. The Company earns revenues from sale of license, rendering of software services and clinical lab services.
The Company sells licenses for Strand Next Generation Software (“NGS”) with the option of a license term of 1, 2 or 3 years. Along with the sale of the license, the customer is also provided with service for installation of software, post contract support services which includes fixing bugs, minor issues, and access to all new releases of upgrades (both major and minor) until  the expiry of the license term.
The Company also renders certain software research and development services in which they provide access to their software platform resources to continuously enhance the product’s capabilities. All the above arrangements are accounted for as a single unit of account for revenue recognition purposes as there is no vendor specific objective evidence (“VSOE”) available for different components of offerings to customers.
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured. The Company’s assessment of likelihood of collection is also a critical element in determining the timing of revenue recognition. If collection is not reasonably assured, the revenue will be deferred until the earlier of when collection is deemed probable or cash is received.
Licensing revenue is recognized pro-rata over the period of the license as and when the product or technology is delivered and accepted. Revenue from rendering of software services is recognized ratably over the term of the arrangement.
Revenue from certain software license arrangements is also contingent on subsequent sale of the same by third parties. Revenue from such arrangements is recognized as and when such contingencies are resolved and collection is reasonably assured.
The Company also earns revenue from its clinical lab services which is recognized on delivery of diagnostic reports to the customers, determined based on the achievement and acceptance of the milestone. The amount received in advance for the services yet to be delivered is recorded as an advance from customers.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

p)	Cost of operations
The Company’s cost of operations consists of expenses pertaining to operations and maintenance of its software services and software product licenses. These expenses primarily include payroll and related costs for support staff and lab consumables.
Depreciation expense is not included in cost of operations but is shown separately under the head “Depreciation and amortization expense”, in the consolidated statements of operations.

q)	General and administrative expenses
General and administrative expenses primarily include payroll and related costs for corporate, finance and other support staff, including bonus and share based compensation expense, professional fees and other corporate expenses.

r)	Research and development
Research and development costs are expensed as incurred and primarily include salaries and benefits, facilities costs, overhead costs, clinical trial costs, contract services and other related costs.

s)	Share based compensation
The Company follows guidance under ASC Topic 718, “Compensation — Stock Compensation”, which requires compensation costs related to share-based transactions, including employee share options, to be recognized in the financial statements based on their fair value.
Share-based compensation is recognized in the consolidated statements of operations for the years ended March 31, 2014 and 2015 based on awards ultimately expected to vest. Compensation expense related to awards to employees is recognized on a straight-line basis, based on the grant date fair value, over the requisite service period of the award, which is generally the vesting term.
The Company estimates the fair value of its stock-based awards on the date of grant for employee share options with a fixed exercise price and fixed service-based vesting employees using the Black-Scholes option pricing model, which requires subjective assumptions, including (a) the expected stock price volatility, (b) the expected term of the award, (c) the risk-free interest rate, and (d) expected dividends.

In case of modifications that renew or extend the life of an award, which result in a new measurement of compensation cost as if the award were newly granted, any incremental compensation cost is recognized immediately if the award is vested. If the award is unvested, any incremental compensation cost is recognized over the remaining vesting period.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

t)	Contingencies

Liabilities for loss contingencies arising from claims, tax assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred with respect to these items are expensed as incurred.

u)	Fair value of financial instruments

ASC Topic 820, “Fair Value Measurements and Disclosures”, defines fair value as the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, other inputs and valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short term maturities.  The fair value of long-term debt approximates fair value as the outstanding borrowings are at interest rates that approximate market rates for borrowings with similar terms and average maturities.

v)	Treasury Shares

Treasury shares are recorded as a reduction of stockholders’ equity. The original cost of treasury shares, as well as gains or losses on the purchase, sale or cancellation of treasury shares, are recorded in the consolidated statement of changes in equity.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

w)     Recent accounting pronouncements
In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity is required to follow five steps which comprises of (a) identifying the contract(s) with a customer; (b) identifying the performance obligations in the contract; (c) determining the transaction price; (d) allocating the transaction price to the performance obligations in the contract and (e) recognizing revenue when (or as) the entity satisfies a performance obligation. This guidance is effective for annual reporting periods beginning after December 15, 2018 for non-public companies and beginning after December 31, 2017 for public reporting companies, including interim periods within that reporting period, under either retrospective or retrospective with cumulative effect adoption. Early application is not permitted. The Company is currently assessing the potential effects of these changes to its consolidated financial statements.
In June 2014, the FASB issued ASU No. 2014-12 —Stock Compensation — Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved After the Requisite Service Period which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The ASU clarifies the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The guidance is effective for annual and interim periods for fiscal years beginning on or after December 15, 2015. Entities can apply the amendment either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The Company does not have any awards with performance condition hence there is no effect of the standard on its financial reporting.
In August 2014, the FASB issued ASU No. 2014-15 — “Presentation of Financial Statements — Going Concern” which requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued. The ASU defines and clarifies that substantial doubt exists when conditions and events indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date financial statements are issued or available to be issued. The ASU requires management to perform the assessment every interim and annual period. The ASU applies to all entities and is effective for the annual period ending after December 15, 2016. Early application is permitted. The impact of adopting this standard will most likely result in additional disclosures being made by the Company relating to its ability to continue as a going concern.
In January 2015, the FASB issued ASU No. 2015-01 — “Income Statement — Extraordinary and Unusual Items” which simplifies the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. The ASU applies to all entities and is effective for the annual period beginning on or after December 15, 2015. The Company has not classified any transactions as extraordinary or unusual to date.
In February 2015, the FASB issued Accounting Standards Update No. 2015-03—“Interest—Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs” which requires the discount or premium and debt issuance costs to be reported in the balance sheet as a direct deduction from the face amount. Further amortization of such costs shall be reported as interest expense. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015. The Company does not have any debt issuance costs and therefore currently there is no effect of the standard on its financial reporting.
In February 2015, the FASB issued ASU No. 2015-02 — “Consolidation — Amendments to the Consolidation Analysis” which modifies the existing consolidation guidance related to (i) limited partnerships and similar legal entities, (ii) the evaluation of variable interests for fees paid to decision makers or service providers, (iii) the effect of fee arrangements and related parties on the primary beneficiary determination, and (iv) certain investment funds The ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2015. The ASU is not presently expected to have an impact on the Company’s consolidated financial statements as the Company does not currently have any stake in such entities.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The amendments in ASU 2015-17 eliminate the current requirement for entities to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, entities will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments in this ASU are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented.  The Company adopted this standard during the year ended March 31, 2015 and applied it retrospectively.  The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements as its net deferred tax assets are fully allowed for.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of those pronouncements will have a significant impact on the Company’s consolidated financial statements.

3.   Cash and cash equivalents
Cash and cash equivalents consist of the following:

	As of March 31,
	2014	2015
Bank demand deposits	522,652	1,421,591
Term deposits	3,240,597	1,058,551

Total	3,763,249	2,480,142
4.    Restricted cash
Restricted cash consists of the following:

	As of March 31,
	2014	2015
Term deposit	26,102	25,040

Restricted cash — non-current balance	26,102	25,040

5.   Accounts receivable
Accounts receivable, net consists of the following:

	As of March 31,
	2014	2015
Accounts receivable	851,632	1,165,731
Less: Allowance for doubtful accounts	(368)	(353)

Total	851,264	1,165,378

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data
6.   Prepaid expenses and other current assets
Prepaid expenses and other current assets consist of the following:

	As of March 31,
	2014	2015
Service tax receivable	315,544	395,335
Unbilled revenue	327,473	99.486
Prepaid expenses	56,074	172,110
Interest receivable on term deposits	12,201	13,188
Other	147,905	68,532
Total	859,197	748,651

7.   Property, plant and equipment, net
Property, plant and equipment, net consists of the following:

	Estimated useful life	As of March 31,
	(in years)	2014	2015

Research and development equipment	5	886,893	1,544,688
Computers	3	431,301	577,071
Furniture and fixtures	5	67,514	136,767
Office equipment	5	133,836	142,992
Vehicles	5	62,852	64,139
Leasehold improvements - office	Lease term or useful life whichever is shorter	16,932	34,947

		1,599,328	2,500,604
Construction-in-progress		4,010	-
Accumulated depreciation		(615,030)	(941,718)

Total		988,308	1,558,886

Depreciation expense on property, plant and equipment was USD 218,390 and USD 360,050 for the years ended March 31, 2014 and 2015, respectively.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data
8.   Intangible assets

	Estimated useful life	As of March 31,
	(in years)	2014	2015
Trademarks and Patents	1	93,586	103,658
Software licenses	3	33,392	32,033
		126,978	135,691
Less: Accumulated amortization		(103,018)	(128,468)
Total		23,960	7,223

Aggregate amortization expense for intangible assets was USD 31,500 and USD 42,997 for the years ended March 31, 2014 and 2015, respectively.

9.   Other assets
Other assets consist of the following:
	2014	2015
Security deposits	94,093	140,159
Prepaid withholding taxes	114,250	130,609
Total	208,343	270,768

10.   Long term debt
Long term debt consists of the following:

	As of March 31,
	2014	2015
Current maturities of term loan	78,554	38,850
Non-current maturities of term loan	95,050	110,630
Long-term debt, net of discount	173,604	149,480

As of March 31, 2015, the aggregate maturities of long term debt, net of the discount recorded for imputed interest, are as follows:

Period ended March 31	Annual Maturities (USD)
2016	38,850
2017	38,942
2018	39,056
2019	32,632

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data
 Agreement with the Department of Biotechnology
In March 2011, the Company entered into a contract with the Department of Biotechnology (“DBT”), under the Biotechnology Industry Partnership Programme (“BIPP”), to complete a project entitled, the “Hepatoxicity Prediction Platform Project”.  Pursuant to the contract, the Company entered into a term loan agreement with the DBT to fund a portion of the project. The funds from the loan were received from the DBT in five installments through March 31, 2015 and totaled approximately USD 300,000. In addition, the Company received a non-refundable grant towards this project (Note 16).  In connection with entering into this contract, the Company created a charge in favor of the DBT on all present and future moveable assets of the Company in relation to such specific project. The assets are pledged to the DBT until the repayment of the financial assistance and interest accrued thereon by the Company. The financial assistance carries an interest rate of 2% per annum.  As a result of this below market interest rate, the Company has imputed interest expense on this term loan at 12% per annum, resulting in additional interest expense being recorded over the term of the loan, with an offset to grant income. The repayment of financial assistance and interest commenced during the year ended March 31, 2015 and is repayable in ten half yearly installments starting from August 1, 2014 of approximately USD 32,000.
In addition, pursuant to the terms of the contract, the Company is required to pay royalty to the DBT at 5% on the sales made from such technology. Payment of the royalty shall be due beginning with the first sale of the product and the liability to pay the royalty will terminate upon the first of any of the following events to occur:
(a) the 5% royalty has been paid to the DBT for a period of five years,
(b) the royalty amount paid to the DBT becomes equal to twice the amount of the grant-in-aid disbursed, or
(c) in the case of foreclosure on the pledged assets.
The royalty payable to the DBT, amounting to USD 4,478 and Nil for the years ended March 31, 2014 and 2015, respectively, was recognized as an expense in the consolidated financial statements.
The term loan is subject to certain financial and non-financial covenants. As of March 31, 2014 and 2015, the Company is in compliance with all such covenants.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

11. Operating revenues

The following table represents revenues by source:

	Year ended March 31,
	2014	2015
Software research and development services	4,885,314	5,465,188
Sale of software products and services	642,299	1,110,941
Diagnostic services	5,956	251,228
Other operating income	97,574	128,773

	5,631,143	6,956,130

12. Income Taxes
The individual entities within the Company file individual tax returns as per the regulations existing in their respective jurisdictions.
Income taxes are recorded in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which provides for deferred taxes using an asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Tax benefits are recognized when it is more likely than not that a tax position will be sustained during an audit. Deferred tax assets are reduced by a valuation allowance if current evidence indicates that it is considered more likely than not that these benefits will not be realized.

Income (loss) before income taxes is as follows:

	Year ended March 31,
	2014	2015
Domestic operations (India)	(2,158,619)	(3,125,477)
Foreign operations (US)	38,742	(2,274,199)

	(2,119,877)	(5,399,676)

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

The significant components of the net deferred income tax assets and liabilities are as follows:

	As of March 31,
	2014	2015
Deferred tax assets:
Carry forward operating losses	642,475	1,576,914
Fixed Assets	84,829	94,080
Employee Benefits	106,794	142,589
Deferred Grant Income	58,348	41,980
Preliminary Expenses	3,090	3,090
Total gross deferred tax assets	895,534	1,858,653
Valuation allowance	(683,729)	(1,818,233)

Total net deferred tax assets	211,805	40,420

Deferred tax liabilities:
Employee Stock Compensation	(5,392)	(40,420)
Long Term Borrowing	(206,413)	-

Total gross deferred liabilities	(211,805)	(40,420)

	-	-

The Company has had cumulative losses in recent years, which is significant evidence that the net deferred tax assets are not more likely than not to be realized in future. Therefore, a valuation allowance has been created with respect of such net deferred tax assets.
The net operating losses of the company is disclosed as under –

Year	Business Loss	Expiration date
FY 2014	955,350	March 31, 2022
FY 2015	2,313,129	March 31, 2023

Losses related to depreciation expense do not have any expiration date and amount to $2,149,826 as of March 31, 2015.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

 Change in the valuation allowance for net deferred tax assets as of March 31, 2014 and 2015 is as follows:

	As of March 31,
	2014	2015
Opening valuation allowance	-	(683,729)
Increase for the year	(679,020)	(1,159,939)
Foreign currency translation	(4,709)	25,435
Closing valuation allowance	(683,729)	(1,818,233)

The effective income tax rate differs from the amount computed by applying the statutory income tax rate to loss before income taxes as follows:

	As of March 31,
	2014		2015
	Amount	Rates	Amount	Rates
Loss before income taxes	(2,119,877)		(5,399,676)

Tax at the rates applicable to Strand	653,454	30.8%	1,761,742	32.6%
Difference in tax rates	(88,503)	(4.2%)	(128,145)	(2.4%)
Valuation allowance	(683,729)	(32.2%)	(1,134,504)	(21.0%)
Disallowances as per the Indian Income Tax Act	118,778	5.6%	(499,093)	(9.2%)
Income tax expense	-		-

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

13.   Interest income, net
Interest income, net consists of the following:

	Year ended March 31,
	2014	2015
Interest expense:
Bank charges and other	(27,962)	(44,914)
Term loans	(13,987)	(9,606)
	(41,949)	(54,520)
Interest income:
Term deposits	327,126	145,805

Interest income (net)	285,177	91,285

14.    Equity transactions

Equity shares

Equity shares have a par value of INR 10 per share. As of March 31, 2014, there were 6,573,628 shares of equity issued, of which, 2,460,932 were Class 1 equity shares.2,565,376 were equity shares, and 1,547,320 were treasury stock. As of March 31, 2015, there were 7,795,797 shares of equity issued, of which 2,460,932 were Class 1 equity shares, 2,565,376 were equity shares, 1,222,169 were Series B1 equity shares, and 1,547,320 were treasury stock. Total authorized equity shares are 7,500,000 and 10,000,000 as of March 31, 2014 and March 31, 2015 respectively.

Preferred shares

Preferred shares have a par value of INR 10 per share.  As of March 31, 2014 and 2015, there were 2,382,836 preferred shares issued.  Total authorized preferred shares are 2,500,000 as of March 31, 2014 and 2015.

Stock dividend

On September 30, 2013, the Company issued a stock dividend to all shareholders of record.  As a result, all shareholders received three additional shares of stock, or three additional stock options, for each one share or stock option that they held as of that date.  The Company accounted for the stock dividend as an equity transaction.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

Class 1 Equity Shares

The rights, preferences and privileges of the Company’s Class 1 equity shares are as follows:

Voting – Each holder of equity shares is entitled to one vote per share. In the event of liquidation of the Company, the holders of equity shares will be entitled to receive remaining assets of the Company, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders.

Dividend – Dividends shall be paid only after payment of dividend on Series B1 shares.

Liquidation preference of the investors – Shall be entitled to receive 120% of their share price after liquidation preference payments to holders of Series B1 shares and Series B Compulsorily Convertible Preference Shares (“CCPS shares”) have been made.

Class 1 Equity Shares- Issue

During the year ended March 31, 2014, the following share issuances were made:

No of shares	Total consideration (USD)	Price per share (USD)*
1,845,699	Stock dividend	–
1,924,032	Stock dividend	–

Series B1 Equity Shares
The rights, preferences and privileges of the Company’s Series B1 equity shares are as follows:

Voting – Each holder of equity shares is entitled to one vote per share. In the event of liquidation of the Company, the holders of equity shares will be entitled to receive remaining assets of the Company, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders.

Liquidation preference of the investors – Shall be entitled to receive 100% of their share price in preference to other equity shareholders, other than the Series B CCPS shareholders.

Dividend - Dividends shall be paid at 8% per annum on cumulative basis based on the par value of the Series B1 shares prior to payment made to other shareholders. The cumulative dividend as of March 31, 2015 is approximately USD 4,200.

Series B1 Equity Shares- Issue

During the year ended March 31, 2015, the following issue has been made:

No of shares	Total consideration (USD)	Price per share (USD)*
1,222,169	4,882,302	3.99

Series B CCPS Preferred Shares

The rights, preferences and privileges of the Company’s Series B-CCPS are as follows:

Voting - The holders of the CCPS shall, on an as if converted basis, carry the same voting rights as equity shareholders. In the event of a dilutive preferential issue, the voting rights attached to the holders of Series B1 shares shall be adjusted in accordance with the provisions of the shareholders agreement.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

The shares are convertible into equity shares of the Company at the option of the shareholders any time before 19 years from January 31, 2013 (the date of issuance). Any CCPS which have not been converted into shares of the Company shall compulsorily be converted into shares of the Company upon filing a Draft Red Herring Prospectus (DRHP), as defined in the CCPS agreement, or the maturity date. The conversion ratio agreed is 1:1.

In the event of a dilutive issue for of the CCPS, including the issuance of CCPS to another investor at a lower price, the Company, if permitted by the law, shall issue additional CCPS free of cost to the holders, or if not permitted by law, each CCPS holder will have an option to subscribe to such additional preference shares at such price so that the average of the share price paid by the original subscribers of the shares and the price per share paid by the CCPS holder for additional shares issued under this clause is the same as the price per share at which such dilutive issue is made or proposed to be made.

During the year ended March 31, 2014, the following issue has been made:

No of shares	Total consideration (USD)	Price per share (USD)*
366,590	4,137,103	11.29
1,787,127	Stock dividend	–

Dividend - From the date of issuance of the CCPS and until conversion, the holders of the CCPS shall be entitled to receive a cumulative dividend at the rate of 8% per annum based on the par value of the CCPS as and when the Board declares (and the Company approves the declaration of dividends). The dividends would be paid prior to payment of any dividend with respect to any other share. The cumulative dividend as of March 31, 2015 is approximately USD 52,000.

Liquidation preference of the investors - In case of liquidation, holders of CCPS will have preference to receive 100% of their share price plus any accrued and unpaid dividends over other shareholders.

Accounting - The Company has evaluated its accounting for the CCPS pursuant to ASC Topic 480 “Distinguishing liabilities from equity” and ASC Topic 815 “Derivatives and hedging”. The CCPS do not satisfy the criteria for liability classification described in ASC Topic 480 as the CCPS do not contain any redemption features.  As a result, the CCPS are classified as permanent equity in the consolidated balance sheets.. In addition, the embedded features of the CCPS do not satisfy the criteria for separate accounting of the derivative from the host instrument pursuant to ASC Topic 815.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data
 15.   Leases

The Company leases office premises in India and two laboratories, one in India and one in the US under operating lease agreements. These leases are cancelable by the Company at any time.  Minimum lease payments under operating leases are recognized on a straight line basis over the term of the lease. Rent expense for operating leases for the years ended March 31, 2014 and 2015 was USD 315,949 and USD 375,681, respectively.  The leases expire at various dates through March 31, 2017, future minimum lease payments for each of the years ended March 31, 2016 and 2017 are approximately USD 388,000 and USD 366,000, respectively.
16.    Grant
In connection with the contract entered into with the DBT in March 2011, the Company received a non-refundable grant-in-aid amounting to USD 80,102 in five installments through March 31, 2015. During the years ended March 31, 2014 and 2015, of the sanctioned amounts, the Company received USD 16,700 and USD 7,994.
On September 12, 2013, Mazumdar Shaw Medical Foundation (MSMF) and Mazumdar Shaw Centre for Translational Research (MSCTR) entered into an agreement with the Company whereby MSMF and MSCTR sanctioned a grant of USD 587,214 towards setting up a laboratory at a location identified by MSMF for the purpose of using clinical genomic diagnostic tests and USD 568,272 for conducting the tests on patients at a subsidized rate. As per the terms and conditions of the agreement, the agreement was valid for a period of 3 years from the date of the agreement and would have been automatically renewed for two subsequent terms of 1 year each unless terminated by either party. Further, the Company was to relinquish its right, title and interest in the equipment purchased using the grant provided by MSMF upon termination of the agreement or at the time of vacating the premises.  During the year ended March 31 2014, out of the sanctioned amount, the Company received USD 385,908 towards setting up the laboratory and utilized the amount towards the purchase of equipment and consumables.
On October 30, 2014, MSMF and MSCTR entered into a termination agreement with the Company whereby MSMF and MSCTR shall have no further obligations under the original agreement to provide remaining grants to the Company for purchasing equipment. In consideration of such release and cessation of obligations, the Company was granted the ownership and possession in perpetuity of all the purchased products without MSMF having any right, title or interest in such products. Further, in consideration of the relinquishment of MSMF's rights over the purchased products, the Company was required to pay a royalty to MSMF at 3% of the revenue earned by Company solely from conducting the ”3-gene germline cancer panel tests” as outlined the agreement. The Company’s liability to pay such royalty was set up originally as a minimum of USD 98,125 per financial year for the first two consecutive financial years after the agreement, and subsequent to that was to be paid on actual basis.
The Company received a letter dated September 14, 2015 from the MSMF which stated that the royalty payment schedule and the extent and schedule of royalty payments was yet to be determined by the grantor. Therefore, the Company has not accrued for the first installment as of March 31, 2015 as the amount cannot be estimated until the schedule is finalized.
17.    Related Party Disclosures

For the year ended March 31, 2015, the Company made donations totaling US 20,291, to the Strand Life Foundation, which is owned by two members of the Company’s Board of Directors.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data
18.   Fair value

The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), establishes a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the company. Unobservable inputs are inputs that reflect a company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality. The hierarchy defines three levels of valuation inputs:

Level 1 input - Quoted prices in active markets for identical assets or liabilities.

Level 2 inputs - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.\

Level 3 inputs - Unobservable inputs that reflect the company’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The fair value hierarchy prioritizes valuation inputs based on the observable nature of those inputs. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

19.   Concentrations of credit risk

The Company’s revenues are primarily derived from software products and services, the market for which is highly competitive and rapidly changing. In addition, the revenues are generated from a multitude of vertical market segments.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and accounts receivable. The Company mitigates the risk of credit losses from financial instruments, other than receivables, by selecting counterparties that are well known Indian or international banks.

The Company’s significant concentration with one customer is as follows:

	Year ended March 31, 2014		Year ended March 31, 2015
Customer	% of Receivable	% of Revenue	% of Receivable	% of Revenue
An international pharma company	87.58%	71.62%	64.03%	75.04%

20.   Share based compensation plans
Strand ESOP 2003 (Plan 1)

The Company introduced the Strand Employee Stock Option Plan 1 in 2003. The plan covers all employees and directors of the Company including its subsidiaries. The Compensation Committee determined the terms of each issue under this plan. A total of 221,308 options are outstanding under this plan as of March 31, 2015.

During the year ended March 31, 2014, the Company extended the term of the options outstanding under the 2003 ESOP plan from 10 years to 20 years. The incremental expense for the modification of the stock option awards amounted to approximately $3,000.
Strand ESOP 2006 (Plan 2)

The Company introduced the Strand Employee Stock Option Plan 2 in 2006. The plan covers all employees and directors of the Company including its subsidiaries. The Compensation Committee determined the terms of each issue under this plan. A total of 28,600 options are outstanding under this plan as of March 31, 2015.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

Strand ESOP 2013 (Plan 3)

The Company introduced the Strand Employee Stock Option Plan 3 in 2013. As per the plan, the vesting period of the options is over a 4 year period and each option has an exercise price of INR 25. One-fourth of the options vest in the 13th month from the grant date and the remaining three-fourths of the options vest evenly over a period of 3 years.

The plan covers all employees and directors of the Company including its subsidiaries. Under the plan, 1,295,612 options were authorized for grant. The Compensation Committee determines the terms of each issue under this plan. A total of 1,237,479 options are outstanding under this plan as of March 31, 2015.

The options under the above plans are exercisable at any time by the employee after the vesting period but only during the tenure of employment with the Company.

The ESOP 2013 plan is effective from September 24, 2013. The tenure of the Plan shall be 10 years from date of ESOP plan approval by the Board.
Strand Employee Welfare Trust

On September 24, 2013, the Strand Employee Welfare Trust ("Trust") was created for the welfare and benefit of the employees and directors of the Company. On the same date, the Company issued 386,830 equity shares (1,547,320 equity shares after adjustment for the share dividend) to the Trust for consideration other than cash.  This has been accounted for as treasury stock issued at par value.

A summary of share option activity during the years ended March 31, 2014 and 2015 is set out below:

	Number of shares	Weighted average exercise price in USD *	Weighted average remaining contractual term (in years)
Options outstanding at March 31, 2013	76,426	0.27
Granted	956,300	0.41
Exercised	-	-
Forfeited	(13,499)	0.17

Options outstanding at March 31, 2014	1,019,227	0.38
Granted	540,056	0.41
Exercised	(2,300)	0.30
Forfeited	(69,596)	0.41

Options outstanding at March 31, 2015	1,487,387	0.40	8

Options exercisable at March 31, 2015	468,930	0.39	8
* Not in thousands

	Number of shares	Weighted average grant date fair value in USD *
Unvested at March 31, 2013	-	-
Granted	956,300	1.72
Vested	(188,781)	1.72
Exercised	-	-
Forfeited	-	-

Options unvested at March 31, 2014	767,519	1.72
Granted	540,056	2.12
Vested	(219,022)	1.66
Exercised	(500)	1.65
Forfeited	(69,596)	1.65

Options unvested at March 31, 2015	1,018,457	1.91
* Not in thousands

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

The total remaining unrecognized compensation expense related to non-vested options approximates $1.29 million at March 31, 2015. This expense is expected to be recognized over a weighted average period of 3.08 years. The fair value of each option grant under the above Plans was estimated using the Black-Scholes option pricing model. The Black-Scholes option pricing model includes assumptions regarding dividend yields, expected volatility, expected option term, and risk-free interest rates. The Company estimates expected volatility based on the historical volatility of comparable publicly traded companies for a period that is equal to the expected term of the options. The risk-free interest rate is based on the treasury bonds issued by the Indian Government in effect at the time of grant for a period commensurate with the estimated expected life. The expected term of options granted is derived using the “simplified” method as allowed under the provisions of ASC Topic 718 due to insufficient historical exercise history data to provide a reasonable basis upon which to estimate expected term.

The intrinsic value of share options exercised was not significant during the years ended March 31, 2014 and 2015.

The fair value of each share option granted to employees is estimated on the date of grant using the Black- Scholes option-pricing model with the following weighted average assumptions:

	Year ended March 31,
	2014	2015
Weighted average fair value	$1.49	$2.07
Dividend yield	0.0%	0.0%
Expected term (in years)	6.5	6
Expected volatility	46.92%	43.17%
Risk free interest rate	8.918%	7.676%
21. Subsequent events

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the consolidated financial statements for the period ended March 31, 2015, subsequent events were evaluated by management of the Company through February 4, 2016, the date on which the consolidated financial statements were issued.

Sale of assets and services

On September 15, 2015, the Company entered into a set of agreements with its largest customer for (a) the sale of Intellectual Property (IP) (b) the sale of IP licensing and (c) the sale of R&D support services. As part of the asset transfer agreement for the sale of the IP, the Company has transferred its share of rights in joint IP in certain software in favor of the customer for a one-time payment consideration of USD 4 million. As part of the IP licensing agreement, the Company has agreed to provide a non-exclusive perpetual license to a certain software IP owned by the Company for a consideration of USD 3 million. The R&D support services agreement is a long term arrangement where the Company agrees to provide software R&D and technical sales and support services to the customer.

The above agreements will be treated as a single contract for accounting purposes as:

VSOE of fair value does not exist for each element within the contract, including the undelivered elements. As a result, revenue will be recognized at the earlier of the following:

•	VSOE of fair value is developed for the undelivered elements; or
•	All elements of the arrangement have been delivered.

VSOE of fair value for the undelivered elements does not exist.  In addition, the last undelivered element of the arrangement is a service that does not involve significant production, modification or customization of the licensed software, and therefore the entire fee will be recognized over the period that the services will be performed (4 years).

Transaction with Venaxis, Inc.

On January 26, 2016, the Company entered into a series of agreements for a transaction with Venaxis, Inc. (“Venaxis”), a publicly-traded US company.  Venaxis is an in vitro diagnostic company which has been focused on the clinical development and commercialization of its rapid blood test for appendicitis.  The parties entered into a Master Agreement to provide the framework for a series of transactions under which Venaxis is to become the majority-owner of Strand’s shares, acquired directly from the Strand shareholders.  After the first closing of the transaction (see below), the parties plan to consolidate the operations of both Strand and Venaxis, with a focus primarily on Strand’s business.  The combined company would also work to monetize the intellectual property and other assets making up Venaxis’ acute appendicitis diagnostics business.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Consolidated Financial Statements
Amounts in USD, except share and par value data

As part of the transaction, Venaxis entered into Share Sale Agreements and Investment Agreements with individual Strand shareholders holding more than 90% of the Strand equity shares in the aggregate.  Under each Share Sale Agreement, at closing Venaxis is to purchase, for cash, all shares of Strand owned by such Strand shareholder, and, under the related Investment Agreement, such Strand shareholder is to immediately use such cash to acquire shares of Venaxis Common Stock.

The transactions contemplated by the Share Sale Agreements, Investment Agreements and the Master Agreement will occur in two closings.  The first closing is anticipated to occur promptly after receipt of all required consents and approvals.  The second closing will occur no earlier than October 1, 2016.  The Strand shareholders owning a majority of the Strand shares must participate in the first closing, subject to receipt of all approvals.  The parties have agreed to a drop dead date of April 5, 2016 for the first closing. If all required approvals and consents are not received by that time, either party can terminate the applicable transaction agreements without penalty.

Assuming participation by 100% of the Strand shareholders, the effect of the transaction will be that Strand shareholders and the employees and directors who are option holders in Strand will own directly and beneficially approximately 68% of the combined enterprise and the current shareholders of Venaxis will own approximately 32%. The transaction is being structured as purchases, by Venaxis, of the Strand shares from the Strand shareholders, followed by an immediate re-investment of those sale proceeds, by the Strand shareholders, into Venaxis Common Stock.

In addition, Strand’s wholly-owned subsidiary Strand Genomics, Inc. ("SGI"), and a wholly-owned subsidiary of Venaxis have entered into an Asset Purchase Agreement pursuant to which the Venaxis subsidiary is to acquire substantially all of the assets and assume substantially all of the liabilities of SGI as of the first closing date.  The excluded assets include the cash on hand and the excluded liabilities consist primarily of the intercompany obligations between SGI and Strand.  The purpose of the Asset Purchase Agreement is to centralize the U.S.-based assets, employees, obligations and activities of the combined companies in the United States.

After the first closing, Venaxis will own a majority of the shares of Strand, will change its name to Strand Life Sciences, and will change its NASDAQ trading symbol.

STRAND LIFE SCIENCES PRIVATE LIMITED
Condensed Consolidated Balance Sheet
Amounts in USD, except share and par value data
(Unaudited)

As of September 30, 2015

Assets
Current assets:
Cash and cash equivalents	5,927,031
Accounts receivable, net	369,301
Prepaid expenses and other current assets	831,576

Total current assets	7,127,908

Restricted cash	23,816
Property, plant and equipment, net	1,426,958
Software, net	1,153
Other assets	331,519

Total assets	8,911,354

Liabilities, preferred shares and shareholders’ equity (deficit)
Current liabilities:
Short-term debt	424,156
Accounts payable and accrued expenses	166,805
Current portion of long-term debt	38,942
Liability for employee benefits	49,020
Deferred revenue	2,268,235
Other liabilities	418,875

Total current liabilities	3,366,033

Long-term debt	79,103
Liability for employee benefits	391,074
Deferred revenue	5,291,473

Total liabilities	9,127,683

Shareholders’ equity (deficit)
Preferred shares, INR 10 par value; 2,500,000 shares authorized; 2,382,836 designated as compulsorily convertible preferred shares issued and outstanding as of September 30, 2015.	6,900,070
Equity shares, INR 10 par value; 10,000,000 shares authorized; 7,795,797 shares issued and 6,248,477 shares outstanding as of September 30, 2015	1,059,859
Treasury stock, INR 10 par value; 1,547,320 shares outstanding as of September 30, 2015	(247,284)
Additional paid-in capital	9,748,492
Accumulated deficit	(16,434,366)
Accumulated other comprehensive loss	(1,243,100)

Total shareholders’ equity (deficit)	(216,329)

Total liabilities, preferred shares and shareholders’ equity (deficit)	8,911,354

See accompanying notes to unaudited condensed consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Condensed Consolidated Statements of Operations
Amounts in USD
(Unaudited)

	Six months ended September 30,
	2014	2015

Operating revenues	3,404,942	2,702,441

Operating costs and expenses:
Cost of operations (exclusive of depreciation and amortization shown separately below)	964,506	791,710
Research & development	1,211,199	1,953,343
Selling & marketing	381,892	614,364
General and administrative expenses	2,565,877	3,709,862
Depreciation and amortization	172,632	242,088

Total operating costs and expenses	5,296,106	7,311,367

Operating loss	(1,891,164)	(4,608,926)
Other income:
Interest income (expense), net	127,264	(25,313)
Gain on foreign currency exchange, net	105,412	351,176

Total other income	232,676	325,863

Loss before income taxes	(1,658,488)	(4,283,063)
Income tax expense	-	(327,295)

Net loss	(1,658,488)	(4,610,358)

See accompanying notes to unaudited condensed consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Condensed Consolidated Statements of Comprehensive Loss
Amounts in USD
(Unaudited)

	Six months ended September 30,
	2014	2015

Net loss	(1,658,488)	(4,610,358)
Other comprehensive loss:
Foreign currency translation	(238,698)	(127,839)

Total comprehensive loss	(1,897,186)	(4,738,197)

See accompanying notes to unaudited condensed consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Condensed Consolidated Statement of Shareholders’ Equity (Deficit)
Amounts in USD, except number of shares
(Unaudited)

	No. of prefer- red shares	Prefer-red shares	No. of equity shares	Equity shares	No of shares of Treasury Stock	Treasury stock	Additional paid in capital	Accumulated deficit	Accumulated other comprehend- sive loss	Total Share- holders’ equity
Balance as of March 31, 2015	2,382,836	6,900,070	6,248,477	1,059,859	1,547,320	(247,284)	9,555,978	(11,824,008)	(1,115,261)	4,329,354
Net loss	-	-	-	-	-	-	-	(4,610,358)	-	(4,610,358)
Other comprehensive loss	-	-	-	-	-	-	-	-	(127,839)	(127,839)
Share based compensation	-	-	-	-	-	-	192,514	-	-	192,514
Balance as of September 30, 2015	2,382,836	6,900,070	6,248,477	1,059,859	1,547,320	(247,284)	9,748,492	(16,434,366)	(1,243,100)	(216,329)

STRAND LIFE SCIENCES PRIVATE LIMITED
Condensed Consolidated Statements of Cash Flows
Amounts in USD
 (Unaudited)

	Six months ended September 30,
	2014	2015

Cash flows from operating activities
Net loss	(1,658,488)	(4,610,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	172,632	242,088
Share based compensation	134,320	192,514

Increase (decrease) in operating assets and liabilities
Accounts receivable	(765,658)	804,523
Prepaid expenses and other current assets	(138,069)	20,618
Other assets	(84,615)	(73,893)
Accounts payable and accrued expenses	(102,634)	(247,232)
Deferred revenue	323,357	7,003,853
Other liabilities	(10,623)	(19,499)

Net cash flows (used in) provided by operating activities	(2,129,778)	3,312,614

Cash flows from investing activities
Purchase of property, plant and equipment	(395,402)	(111,507)
(Purchase) sale of software	(5,630)	418
Redemption of term deposits-restricted cash	770	1,224

Net cash flows used in investing activities	(400,262)	(109,865)

Cash flows from financing activities
Proceeds from issuance of equity	141	-
Repayments of term loan	(78,554)	(31,528)
Proceeds from term loan	103,654	422,568
Net cash flow generated from financing activities	25,241	391,040
Effect of exchange rate changes on cash and cash equivalents	217,254	(146,900)
Net (decrease) increase in cash and cash equivalents	(2,287,545)	3,446,889
Cash and cash equivalents at beginning of the year	3,763,249	2,480,142
Cash and cash equivalents at end of the year	1,475,704	5,927,031

See accompanying notes to unaudited condensed consolidated financial statements.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Unaudited Condensed Consolidated Financial Statements
Amounts in USD

1.    Notes to unaudited condensed consolidated financial statements

The unaudited condensed consolidated financial statements included herein have been prepared by Strand Life Sciences Private Limited (the “Company”) in accordance with generally accepted accounting principles for interim financial information. Accordingly, the accompanying unaudited condensed consolidated financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America for a complete set of financial statements. The accompanying unaudited condensed consolidated financial statements as of and for the six months ended September 30, 2015 and 2014 should be read in conjunction with the Company’s audited consolidated financial statements (and notes thereto) included herein as of and for the year ended March 31, 2015. In the opinion of the Company’s management, all adjustments considered necessary for a fair presentation of the accompanying unaudited condensed consolidated financial statements have been included, and all adjustments unless otherwise discussed in the notes to the unaudited condensed consolidated financial statements are of a normal and recurring nature. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the six months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending March 31, 2016.

2.    Revenue

Sale of assets and services

On September 15, 2015, the Company entered into a set of agreements with its largest customer for (a) the sale of Intellectual Property (IP) (b) the sale of IP licensing and (c) the sale of R&D support services. As part of the asset transfer agreement for the sale of the IP, the Company has transferred its share of rights in joint IP in certain software in favor of the customer for a one-time payment consideration of USD 4 million. As part of the IP licensing agreement, the Company has agreed to provide a non-exclusive perpetual license to a certain software IP owned by the Company for a consideration of USD 3 million. The R&D support services agreement is a long term arrangement where the Company agrees to provide software R&D and technical sales and support services to the customer.The above agreements will be treated as a single contract for accounting purposes as:

Vendor specific objective evidence (VSOE) of fair value does not exist for each element within the contract, including the undelivered elements. As a result, revenue will be recognized at the earlier of the following:

•	VSOE of fair value is developed for the undelivered elements; or
•	All elements of the arrangement have been delivered.
VSOE of fair value for the undelivered elements does not exist.  In addition, the last undelivered element of the arrangement is a service that does not involve significant production, modification or customization of the licensed software, and therefore the entire fee will be recognized over the period that the services will be performed (4 years).

3.      Short-term debt

During the six months ended September 30, 2015, the Company had drawn down on a financing facility amounting to USD 424,000 from Kotak Mahindra Bank which was due for payment on November 4, 2015. The liability was paid by the Company in November 2015.
4.      Subsequent events

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the unaudited condensed consolidated financial statements for the period ended September 30, 2015, subsequent events were evaluated by management of the Company through February 4, 2016, the date on which the unaudited condensed consolidated financial statements were issued.

STRAND LIFE SCIENCES PRIVATE LIMITED
Notes to Unaudited Condensed Consolidated Financial Statements
Amounts in USD

4.      Subsequent events (continued):

Transaction with Venaxis, Inc.

On January 26, 2016, the Company entered into a series of agreements for a transaction with Venaxis, Inc. (“Venaxis”), a publicly-traded US company.  Venaxis is an in vitro diagnostic company which has been focused on the clinical development and commercialization of its rapid blood test for appendicitis.  The parties entered into a Master Agreement to provide the framework for a series of transactions under which Venaxis is to become the majority-owner of Strand’s shares, acquired directly from the Strand shareholders.  After the first closing of the transaction (see below), the parties plan to consolidate the operations of both Strand and Venaxis, with a focus primarily on Strand’s business.  The combined company would also work to monetize the intellectual property and other assets making up Venaxis’ acute appendicitis diagnostics business.

As part of the transaction, Venaxis entered into Share Sale Agreements and Investment Agreements with individual Strand shareholders holding more than 90% of the Strand equity shares in the aggregate.  Under each Share Sale Agreement, at closing Venaxis is to purchase, for cash, all shares of Strand owned by such Strand shareholder, and, under the related Investment Agreement, such Strand shareholder is to immediately use such cash to acquire shares of Venaxis Common Stock.

The transactions contemplated by the Share Sale Agreements, Investment Agreements and the Master Agreement will occur in two closings.  The first closing is anticipated to occur promptly after receipt of all required consents and approvals.  The second closing will occur no earlier than October 1, 2016.  The Strand shareholders owning a majority of the Strand shares must participate in the first closing, subject to receipt of all approvals.  The parties have agreed to a drop dead date of April 5, 2016 for the first closing. If all required approvals and consents are not received by that time, either party can terminate the applicable transaction agreements without penalty.

Assuming participation by 100% of the Strand shareholders, the effect of the transaction will be that Strand shareholders and the employees and directors who are option holders in Strand will own directly and beneficially approximately 68% of the combined enterprise and the current shareholders of Venaxis will own approximately 32%. The transaction is being structured as purchases, by Venaxis, of the Strand shares from the Strand shareholders, followed by an immediate re-investment of those sale proceeds, by the Strand shareholders, into Venaxis Common Stock.

In addition, Strand’s wholly-owned subsidiary Strand Genomics, Inc. ("SGI"), and a wholly-owned subsidiary of Venaxis have entered into an Asset Purchase Agreement pursuant to which the Venaxis subsidiary is to acquire substantially all of the assets and assume substantially all of the liabilities of SGI as of the first closing date.  The excluded assets include the cash on hand and the excluded liabilities consist primarily of the intercompany obligations between SGI and Strand.  The purpose of the Asset Purchase Agreement is to centralize the U.S.-based assets, employees, obligations and activities of the combined companies in the United States.

After the first closing, Venaxis will own a majority of the shares of Strand, will change its name to Strand Life Sciences, and will change its NASDAQ trading symbol.

Annex A

MASTER AGREEMENT
By and Among
STRAND LIFE SCIENCES PRIVATE LIMITED
 and
STRAND GENOMICS, INC.
And
VENAXIS, INC.
JANUARY 26, 2016

i

SCHEDULES AND ANNEXES

SCHEDULES
Schedule	Description
2.4(b)	ESOP Option holders
2.4(c)	Options to Strand Genomics U.S. employees
2.5	Directors and Officers of Venaxis as of the First Closing
6.1	Required Consents and Filings

ANNEXES
Annex	Description

A	Biomark Investment Agreement
B	Biomark Share Sale Agreement
C	Forms of Employment Agreements with: • Stephen T. Lundy • Jeffrey G. McGonegal • Thiru Reddy • Vijay Chandru
D	Non-Resident Remaining Shareholders Investment Agreement
E	Non-Resident Remaining Shareholders Share Sale Agreement
F	Non-Resident Shareholders Share Sale Agreement
G	Non-resident Shareholders Investment Agreement
H	Resident Remaining Shareholders Investment Agreement
I	Resident Remaining Shareholders Share Sale Agreement
J	Series B1 Shareholders Investment Agreement
K	Series B1 Shareholders Share Sale Agreement
L-1	Form of Registration Rights Agreement (non-affiliates)
L-2	Form of Registration Rights Agreement (affiliates)
M	Form of Indemnification Agreement

MASTER AGREEMENT
This Master Agreement, as amended, modified or supplemented from time to time (this "Agreement"), is made and entered into as of January 26, 2016, by and between Strand Life Sciences Private Limited, an Indian private limited company ("Strand"), and Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand ("Strand Genomics"), on the one hand, and Venaxis, Inc., a Colorado corporation ("Venaxis") on the other hand.  Strand, Strand Genomics and Venaxis are each a "Party" to this Agreement and collectively the "Parties" to this Agreement; provided, however, that any provision of this Agreement that contemplates deliveries by, consents to, waivers of or similar provisions will mean and refer to Strand and Venaxis unless reference is made to Strand Genomics.
RECITALS
The Parties desire to enter into a series of agreements, documents and instruments in order to effect transactions such that, subject to the terms of this Agreement (a) Venaxis, by itself or through Venaxis Sub U.S., purchases from the Strand Shareholders the outstanding shares of Strand in exchange for an immediate investment by the Strand Shareholders in shares of common stock, no par value, of Venaxis, and (b) Venaxis Sub U.S., a wholly owned subsidiary of Venaxis, acquires substantially all of the assets of Strand Genomics pursuant to the Asset Purchase Agreement such that, after the consummation of all transactions contemplated by this Agreement, Venaxis shall be the direct or indirect parent of Strand and each of its Subsidiaries and the Strand Shareholders shall own the issued and outstanding shares of the Common Stock as set forth in Section 2.2 hereunder.
NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:
AGREEMENT
ARTICLE 1
 DEFINITIONS; RULES OF CONSTRUCTION
Section 1.1     Definitions.  In addition to the other terms defined throughout this Agreement, the following terms shall have the following meanings when used in this Agreement.
"2016 Equity Incentive Plan" means the Venaxis, Inc. 2016 Equity Incentive Plan submitted to the Venaxis shareholders for approval at the Venaxis Shareholders' Meeting and pursuant to which the Venaxis Options shall be issued in replacement of the ESOP Options.
"Accounts Receivable" means all notes, debentures, trade accounts and billed or unbilled accounts receivable, in each case, to the extent owed to the either Venaxis or Strand as of the First Closing (whether or not then due), including deferred charges, rights of offset and credits and claims for refunds.

"Acquisition Inquiry" means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for information made or submitted by Strand or Venaxis, as the case may be) that would reasonably be expected to lead to an Acquisition Proposal.
"Acquisition Proposal" means any offer or proposal (other than an offer or proposal made or submitted by Strand or Venaxis, as the case may be) contemplating or otherwise relating to any Acquisition Transaction.
"Acquisition Transaction" means any transaction or series of transactions, except the transactions contemplated in this Agreement, involving:
(a)            any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which Strand or Venaxis, as the case may be or any material Subsidiary of Strand or Venaxis, as the case may be is a constituent corporation or is otherwise involved; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding voting securities of Strand or Venaxis, as the case may be or any material Subsidiary of Strand or Venaxis, as the case may be; or (iii) in which Strand or Venaxis, as the case may be, or any of its material Subsidiaries issues securities representing more than 20% of the outstanding voting securities of Strand or Venaxis, as the case may be, or such material Subsidiary;
(b)            any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of Strand and its Subsidiaries or Venaxis and its Subsidiaries, as the case may be;
(c)            any investment in either Strand or Venaxis, as the case may be, after the Venaxis Proxy Statement is filed;
(d)            any transaction or series of transactions that would prevent or adversely impact the transactions contemplated by this Agreement or the Transaction Agreements; or
(e)            any liquidation or dissolution of Strand or any of its material Subsidiaries or Venaxis or any of its material Subsidiaries, as the case may be.
For purposes of this definition, a "material Subsidiary" shall mean any Subsidiary of the applicable Party that, together with all Subsidiaries of such Party on a consolidated basis, accounts for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Party and its Subsidiaries, taken together as a whole.
"Action" means any claim, charge, action, cause of action, suit, litigation, arbitration, mediation, investigation, opposition, interference, audit, assessment, hearing, review, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity, or in court or before any Governmental Authority) that has been served, noticed, conducted, tried or heard.

2

"Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For purposes of the foregoing, (a) a Person shall be deemed to control a specified Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person or (b) if such other Person is at such time a direct or indirect beneficial holder of at least 10% of any class of the Securities of such specified Person.
"Agreement" has the meaning set forth in the Preamble.
"Asset Purchase Agreement" means the Asset Purchase Agreement by and between Venaxis Sub U.S. and Strand Genomics.
"Books and Records" means all files, documents, instruments, papers, books, reports, records, drawings, tapes, microfilms, photographs, letters, budgets, ledgers, journals, title policies, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), internal and external correspondence (including electronic mail), corporate, financial, Tax, human resources and legal data and records and other documents relating to the operation of the Facilities (including correspondence with contractors, customers, suppliers, vendors and the like), and other similar materials that, in all such cases, are primarily related to its business.
"Business Day" means any day other than a Saturday or a Sunday or a weekday on which banks in either Denver, Colorado, U.S. or Bangalore, India are closed.
"Biomark" means Biomark Capital Fund IV, L.P.,  a limited partnership formed under the Laws of Delaware, USA.
"Biomark Investment Agreement" means that certain Investment Agreement by and between Biomark and Venaxis, the form of which is set forth as Annex A to this Agreement.
"Biomark Share Sale Agreement" means that certain Share Sale Agreement by and between Biomark, Biomark Mauritius Investment Company Limited and Venaxis, the form of which is set forth as Annex B to this Agreement.
"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.
"Claims" means all Actions, judgments, demands, prepayments, refunds, rights of recovery, rights of setoff, rights of recoupment or rights of any nature that are held by or to the benefit either Party, as the context provided, and all rights to recover damages for the breach, infringement or misappropriation of any assets of either Party, as the case may be.
"Closing" means the First Closing or the Second Closing, as the case may be, as the context requires.

3

"Closing Date" means the First Closing Date or the Second Closing Date, as the context requires.
"Code" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
"Common Stock" means the common stock, no par value, of Venaxis.
"Contract" or "Contracts" means any and all contracts, agreements, open purchase orders, leases, subleases and licenses of either Strand or Venaxis, as the case may be.
"Contractual Obligation" means, with respect to any Person, any material contract, agreement, deed, mortgage, lease, sublease, license, sublicense, easement or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding to which or by which such Person is a Party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
"Debt" means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (a) for borrowed money (including amounts outstanding under overdraft facilities), (b) evidenced by notes, bonds, debentures or other similar Contractual Obligations, (c) in respect of "earn-out" obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) in respect of letters of credit and bankers' acceptances, (e) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, and (f) in the nature of Guarantees of the obligations described in clauses (a) through (e) above of any other Person.
"D&O Insurance" has the meaning set forth in Section 5.12(a).
"D&O Run-Off Insurance" has the meaning set forth in Section 5.12(a).
"Drop Dead Date" has the meaning set forth in Section 7.1(b)(ii).
"Employee Benefit Plan" means, whether or not written, any plan, program, policy, arrangement or Contractual Obligation, whether covering a single individual or a group of individuals.
"Employment Agreements" means those amended and restated employment agreements between Venaxis and each of Stephen Lundy and Jeffrey McGonegal, and those amended and restated employment agreements between Strand and each of Vijay Chandru and Thiru Reddy, substantially in the forms set forth in Annex C to this Agreement.
"Encumbrance" means any charge, claim, community or other marital property interest, equitable or ownership interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or Equity Interest), transfer, receipt of income or exercise of any other attribute of ownership (other than, in the case of a security, any restriction on the transfer of such security arising solely under federal and state securities laws).

4

"Enforceable" means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
"Environmental Claims" means any Action, Government Order, Encumbrance, fine, penalty, or, as to each, any settlement or judgment arising therefrom, alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Substances; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
"Environmental Laws" means any Legal Requirement relating to (a) Releases or threatened Releases of Hazardous Substances, (b) pollution or protection of public health or the environment or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
"Environmental Liabilities" means any and all Liabilities and Losses, including the cost of any Remedial Action (a) of or relating to the Real Property of either Strand or Venaxis, or any of its current or former properties or facilities (whether owned, leased or operated), and (b) which arise out of or relate to (i) Releases of any Hazardous Substances, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances or (iii) the violation of or Liability under any Environmental Law or Environmental Permit.
"Environmental Permits" means all Permits required under Environmental Laws to own, lease or operate the Real Property and the facilities of, and to carry on its business.
"Equity Interest" means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other Contractual Obligation that would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, phantom stock or phantom unit, profit participation or other similar rights).
"ERISA" means the U.S. Employee Retirement Income Security Act of 1974.
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"ERISA Affiliate" means any Person that is or at any relevant time could have been considered a single employer or is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with Strand within the meaning of Section 414(o) of the Code or is under "common control" with Strand within the meaning of Section 4001(a)(14) of ERISA.
"ESOP Options" means the stock options granted to directors and employees of Strand under the Strand Employees Stock Ownership Plans aggregating to 1,422,148 stock options.
"ESOP Shares" means share of Strand held by the Strand Employees Welfare Trust aggregating to 1,447,332 shares.
 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
"First Closing" means the date on which the transactions contemplated by and under the Transaction Agreements other than the Second Closing Agreements are consummated.
"First Closing Date" means the date on which the First Closing actually occurs.
"Forecast" has the meaning set forth in Section 5.13.
"GAAP" means Indian GAAP or U.S. GAAP, as applicable.
"Governmental Authority" means any United States or India federal, state or local or any foreign government; or political subdivision thereof; or any multinational organization or authority; or any other authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power.
"Government Order" means any order, writ, judgment, injunction, decree, treaty, stipulation, ruling, decision, verdict, determination or award made, issued or entered by or with any Governmental Authority.
"Guarantee" means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person, or (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person to (i) pay the Debt or other Liability of such obligor, (ii) purchase any obligation owed by such obligor, (iii) purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (iv) maintain the capital, working capital, solvency or general financial condition of such obligor.
"Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or toxic material, substance or waste, or any material, substance or waste having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, and any material, substance or waste defined in or regulated under any Environmental Law.

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"Improper Payments" has the meaning set forth in Section 3.27.
"Indian GAAP" means accounting principles generally accepted in the India, consistently applied.
"Indemnified Person" has the meaning set forth in Section 5.12(c).
"Intellectual Property Agreements" means contracts, agreements or other instruments that transfer, sell, assign or acquire, license or assume any Intellectual Property of the applicable Party; provided, however, that the term shall not include (a) off-the-shelf, shrink wrap, open source or similar licenses acquired by the applicable Party upon purchase of software, databases or other products or (b) software licenses or rights transferred or acquired by the applicable Party to or from customers, distributors, suppliers or others in the Ordinary Course of Business.
"Intellectual Property" means intellectual property owned or licensed including but not limited to all registered and unregistered trademarks, assumed fictional business names, service marks, service names, brands, trade dress, logos, trade names, patents, copyrights, mark work rights, confidential information, and internet domain names, together with all applications and registrations related to the foregoing,; and all know-how, trade secrets, rights of privacy and publicity, moral rights, confidential information or proprietary information, proprietary processes (including without limitation, business processes), customer lists, pricing data, software (including all owned software) and all third party software licenses (including for the avoidance of any doubt, any licenses with respect to the air handling unit selection tool), technical information, data, databases (including but not limited to customer data, sales data etc.), process technology, plans, formulae, algorithms, models, drawings and blue prints any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, and contractual rights relating to any of the foregoing.
"Intellectual Property Rights" means all rights, title, and interests in and to all proprietary rights of every kind and nature however denominated, throughout the world primarily used in its business the Intellectual Property and all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.
"Investment Agreements" means collectively, the Biomark Investment Agreement, the Non-Resident Shareholders Investment Agreement, the Non-Resident Remaining Shareholders Investment Agreement, the Resident Remaining Shareholders Investment Agreement and the Series B1 Shareholders Investment Agreement.
"IRS" means the Internal Revenue Service.
"Knowledge" means, in the case of Strand, the actual knowledge (after due inquiry) of Thiru Reddy, in the case of Venaxis, the actual knowledge (after due inquiry) of Stephen Lundy and/or Jeff McGonegal.
"Law" means any applicable federal, state, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

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"Leased Real Property" has the meaning set forth in Section 3.12(b).
"Leases" has the meaning set forth in Section 3.12(b).
"Legal Requirement" means any United States or India federal, state or local law (including common law) or foreign law, statute, ordinance, rule, regulation or promulgation, or any Government Order, any restriction or requirement of any Governmental Authority or any Permit granted under any of the foregoing, or any similar provision having the force or effect of law, and, with respect to Venaxis, also includes any NASDAQ rules and regulations.
"Liability" means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or un-asserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.
"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of Strand or Venaxis, as applicable, taken as a whole, or (b) the ability of such Party to consummate the transactions contemplated by the Transaction Agreements on a timely basis; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Parties operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of either Party; (vi) any matter of which either Strand or Venaxis is aware regarding the other Party on or before the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with either Party; or (ix) any natural or man-made disaster or acts of God; or (x) any failure by either Strand, Strand Genomics or Venaxis to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a significantly material disproportionate effect on the applicable Party compared to other participants in the industries in which the applicable Party operates.
"Material Strand Contracts" has the meaning set forth in Section 3.9(a).

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"Name Change" means the name of Venaxis as of and after the First Closing, which shall be Strand Life Sciences, Inc.
"NASDAQ" means Nasdaq Capital Market, the exchange on which Venaxis Common Stock is listed for trading.
"New Venaxis Shares" means the newly issued shares of Common Stock issued to the Strand Shareholders under the Investment Agreements to meet the applicable Shareholding Ratio.
"Non-Resident Remaining Shareholders" means the non-Indian-resident shareholders of Strand excluding Biomark Mauritius Investment Company Limited and the Non-Resident Shareholders.
"Non-Resident Shareholders" means Scott Storrer, SDK Partners LLC and Desi Investment Group LLC.
"Non-Resident Remaining Shareholders Investment Agreement" means those certain Investment Agreements by and between the Non-Resident Remaining Shareholders and Venaxis, the form of which is set forth as Annex D to this Agreement.
"Non-Shareholders Investment Agreement" means those certain Investment Agreements by and between the Non-Resident Remaining Shareholders and Venaxis, the form of which is set forth as Annex F to this Agreement.
"Non-Resident Remaining Shareholders Share Sale Agreement" means those certain Share Sale Agreements by and between the Non-Resident Remaining Shareholders and Venaxis, the form of which is set forth as Annex E to this Agreement.
"Non-Resident Shareholders Share Sale Agreement" means those certain Share Sale Agreements by and between the Non-Resident Remaining Shareholders and Venaxis, the form of which is set forth as Annex G to this Agreement.
"Ordinary Course of Business" means an action taken by any Person in the ordinary course of such Person's business that is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures) and that is taken in the ordinary course of the normal day-to-day operations of such Person.
"Outstanding Shareholders" means those Strand Shareholders that in the aggregate own less than 10% of the outstanding capital shares of Strand.
"Permits" means, with respect to any Person, any license, franchise, permit, consent, approval, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority used in its business.

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"Permitted Encumbrance" means (a) statutory liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by a Party and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics', materialmen's, carriers', workers', repairers' and similar statutory liens arising or incurred in the Ordinary Course of Business and relating to obligations as to which there is no default on the part of the Party, (c) zoning, entitlement, building and other land use regulations imposed by a Governmental Authority having jurisdiction over any Real Property which are not violated by the current use and operation of the Real Property, (d) any non‑monetary encumbrances and other matters provided by a Party to the other in due diligence, and (e) public roads and highways.
"Person" means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.
"Pre-Closing Period" means the period of time beginning on the date this Agreement is executed by both Parties and ending on the First Closing Date.
"Qualified Benefit Plan" has the meaning set forth in Section 3.17(b).
"Real Property" means all real property, including easements related thereto.
"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or other release (including any continuous release) at, in, on, into, onto or through ambient air, surface water, groundwater, soil, lands or other environmental media.
"Registration Rights Agreements" means the applicable Registration Rights Agreement as described in Section 2.6 among Venaxis and the Strand Shareholders who execute and deliver an Investment Agreement to Venaxis, and participate in a Closing under such Investment Agreement with Venaxis.
"Remaining Shareholders" means the Resident Remaining Shareholders and the Non‑Resident Remaining Shareholders of Strand.
"Remedial Action" means the voluntary or involuntary investigation, clean-up, removal or remediation (or words of similar import) of contamination or of damage caused by, related to, or arising from the Release, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, including, where applicable, investigations, response and remedial actions under the Comprehensive Environmental Response, Compensation, and Liability Act, corrective action under the Resource Conservation and Recovery Act of 1976, as amended, and investigation, clean-up or other requirements under any other Environmental Law.
"Representative" means, with respect to any Person, any director, officer, employee, agent, manager, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

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"Required Consents and Filings" has the meaning set forth in Section 6.1(d).
"Resale Registration Statements" has the meaning set forth in Section 2.6.
"Resident Remaining Shareholders" means the resident Indian shareholders of Strand excluding those Series B1 Shareholders who sell their shares in Strand to Venaxis at the First Closing.
"Resident Remaining Shareholders Investment Agreement" means those certain Investment Agreements by and between the Resident Remaining Shareholders and Venaxis, the form of which is set forth as Annex H to this Agreement.
"Resident Remaining Shareholders Share Sale Agreement" means those certain Share Sale Agreements by and between the Resident Remaining Shareholders and Venaxis, the form of which is set forth as Annex I to this Agreement.
"Reverse Split" means the reverse stock split of the Common Stock of Venaxis, anticipated to be effectuated as of the First Closing, if applicable, by the filing of the Venaxis Amended Charter.
"SEC" means the U.S. Securities and Exchange Commission.
"Second Closing Agreements" means the Resident Remaining Shareholders Investment Agreement, the Resident Remaining Shareholders Share Sale Agreement, the Non-Resident Remaining Shareholders Investment Agreement and the Non-Resident Remaining Shareholders Share Sale Agreement.
"Second Closing" means the date on which the transactions contemplated under the Second Closing Agreements are consummated.
"Second Closing Date" means the date on which the Second Closing actually occurs.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
"Securities Filings" means the reports, statements and other documents filed (not furnished) by Venaxis with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between January 1, 2013 and December 31, 2015, including any amendments.
"Series B1 Shareholders" means the investors in Strand holding Series B1 shares of Strand, and related preference rights, as of the date of this Agreement, other than Biomark Mauritius Investment Company Limited.
"Series B1 Shareholders Investment Agreement" means those certain Investment Agreements by and between the Series B1 Shareholders and Venaxis, the form of which is set forth as Annex J to this Agreement.

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"Series B1 Shareholders Share Sale Agreement" means those certain Share Sale Agreements by and between the Series B1 Shareholders and Venaxis, the form of which is set forth as Annex K to this Agreement.
"Share Sale Agreements" means collectively, the Biomark Share Sale Agreement, the Non-Resident Shareholders Share Sale Agreement, the Non‑Resident Remaining Shareholders Share Sale Agreement, the Resident Remaining Shareholders Share Sale Agreement and the Series B1 Shareholders Share Sale Agreement.
"Shareholding Ratio" has the meaning set forth in Section 2.2.
"Strand" means Strand Life Sciences Private Limited, a private limited company incorporated under the Laws of India.
"Strand Audited Financial Statements" has the meaning set forth in Section 3.6.
"Strand Balance Sheet" has the meaning set forth in Section 3.6.
"Strand Balance Sheet Date" has the meaning set forth in Section 3.6.
"Strand Benefit Plan" has the meaning set forth in Section 3.17(a).
"Strand Closing Certificate" has the meaning set forth in Section 6.1(g).
"Strand D&O Run-Off Insurance" has the meaning set forth in Section 5.12(a).
"Strand Employee Stock Ownership Plans" means the Strand Employees Stock Option Plan of 2003, 2006, 2007 and 2013.
"Strand Financial Statements" has the meaning set forth in Section 3.6.
"Strand Genomics" means Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand.
"Strand Indemnified Person(s)" has the meaning set forth in Section 5.12(c).
"Strand Insurance Policies" has the meaning set forth in Section 3.21.
"Strand Interim Balance Sheet" has the meaning set forth in Section 3.6.
"Strand Interim Balance Sheet Date" has the meaning set forth in Section 3.6.
"Strand Interim Financial Statements" has the meaning set forth in Section 3.6.
"Strand Material Customer" has the meaning set forth in Section 3.20(b).
"Strand Material Supplier" has the meaning set forth in Section 3.20(a).
"Strand Shareholders" means, collectively, the holders of the Strand Shares.

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"Strand Shares" means, as the context requires, the MediBIC Preferred Shares, the Preferred Shares, the Series B Shares, the Series B1 Equity Shares and the ordinary equity shares of Strand.
"Strand Subsidiaries" means Strand Genomics and Strand UK.
"Strand Superior Offer" means an unsolicited bona fide written offer by an unaffiliated third party to acquire pursuant to a tender offer, exchange offer, merger, consolidation or other business combination: (a) all or substantially all of the assets of Strand, including its subsidiaries; or (b) more than 50% of the outstanding voting securities of Strand and as a result of which the shareholders of Strand immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction, in exchange for consideration that is determined by the board of directors of Strand, in its good faith judgment, after obtaining and taking into account the advice of an independent financial advisor, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to Strand's shareholders than the transactions contemplated in the Transaction Agreements.
"Strand UK" means Strand Centers UK Limited, a company incorporated under the laws of the United Kingdom.
"Subsidiary" means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding Equity Interests entitled to vote generally in the election of the Board of Directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.
"Tangible Personal Property" means all furniture, fixtures, equipment, machinery, tools, patterns, laboratory and other equipment, office equipment, supplies, computers, telephones and other tangible personal property used in the business of a Person.
"Tax" or "Taxes" means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person's taxes as a transferee or successor, by Contractual Obligation or otherwise.

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"Tax Return" means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
"Taxing Authority" means any governmental body responsible for the imposition, administration or collection of Taxes.
"Technology" means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation, and manuals), databases, computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical, and mechanical equipment, and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing.
"Transaction Agreements" means, collectively, this Agreement, the Asset Purchase Agreement, the Biomark Share Sale Agreement, the Biomark Investment Agreement, the Non‑Resident Shareholders Share Sale Agreement, the Non-Resident Shareholders Investment Agreement, the Non‑Resident Remaining Shareholders Share Sale Agreement, the Non-Resident Remaining Shareholders Investment Agreement, the Resident Remaining Shareholders Share Sale Agreement, the Resident Remaining Shareholders Investment Agreement, the Series B1 Shareholders Share Sale Agreement, the Series B1 Shareholders Investment Agreement, the Registration Rights Agreements, and the Indemnification Agreements.
"Treasury Regulations" means the regulations promulgated under the Code.
"U.S. GAAP" means accounting principles generally accepted in the United States of America, consistently applied.
"Venaxis" means Venaxis, Inc.
"Venaxis Audited Financial Statements" has the meaning set forth in Section 4.6.
"Venaxis Balance Sheet" has the meaning set forth in Section 4.6.
"Venaxis Balance Sheet Date" has the meaning set forth in Section 4.6.
"Venaxis Board Recommendation" has the meaning set forth in Section 5.8(b).
"Venaxis Building Sale Contract" means the Contract to Buy and Sell Real Estate, dated October 16, 2015, by and between Venaxis, as Seller and Tenant, and Niebur Golf Development, LLC, as Buyer and Landlord, as amended from time to time, filed as an exhibit to Venaxis' Current Report on Form 8-K filed with the SEC on October 21, 2015.
"Venaxis Closing Certificate" has the meaning set forth in Section 6.2(g).

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"Venaxis Amended Charter" means the Amended and Restated Articles of Incorporation of Venaxis to be filed with the Secretary of State of the State of Colorado to (i) increase the number of authorized shares to 200 million shares of Common Stock; (ii) to effect the Reverse Split, if needed, (iii) to effect the Name Change, and (iv) to reflect the governance changes set forth in Section 2.5(a).
"Venaxis Financial Statements" has the meaning set forth in Section 4.6.
"Venaxis Incentive Plans" means the 2016 Equity Incentive Plan, the Venaxis, Inc. 2002 Stock Incentive Plan, as amended and any other equity incentive plan of Venaxis created to provide for the issuance of Venaxis Options and options issued pursuant to Section 2.4(c) under this Agreement or any of the employment agreements contemplated by this Agreement.
"Venaxis Insurance Policies" has the meaning set forth in Section 4.22.
"Venaxis Intellectual Property" has the meaning set forth in Section 4.14(a).
"Venaxis Interim Balance Sheet" has the meaning set forth in Section 4.6.
"Venaxis Interim Balance Sheet Date" has the meaning set forth in Section 4.6.
"Venaxis Interim Financial Statements" has the meaning set forth in Section 4.6.
"Venaxis Material Customer" has the meaning set forth in Section 4.21(b).
"Venaxis Material Supplier" has the meaning set forth in Section 4.21(a).
"Venaxis Options" means the stock options issued by Venaxis under a Venaxis Incentive Plan to the employees and/or directors of Strand identified on Schedule 2.4(b) in replacement for the ESOP Options.
"Venaxis Proxy Statement" means the proxy statement of Venaxis to be filed by Venaxis with the SEC and distributed to the Venaxis shareholders in connection with the transactions contemplated by the Transaction Agreements.
"Venaxis Required Consents and Filings" has the meaning set forth in Section 4.3.
"Venaxis Shareholder Approvals" means approval by the requisite vote of the Venaxis shareholders of the proposals submitted to the Venaxis shareholders at the Venaxis Shareholders' Meeting, which include approval of: (a) this Agreement and other Transaction Agreements to which Venaxis is a party requiring shareholder approval under Colorado law, (b) the issuance of the New Venaxis Shares to the Strand Shareholders in accordance with the applicable Transaction Agreements, (c) the Venaxis Amended Charter, and (d) the Venaxis Incentive Plans.
"Venaxis Shareholders' Meeting" has the meaning set forth in Section 5.8(a).
"Venaxis Sub U.S." means Venaxis Sub Inc., a Delaware corporation and wholly owned subsidiary of Venaxis.

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"Venaxis Superior Offer" means an unsolicited bona fide written offer by an unaffiliated third party to acquire pursuant to a tender offer, exchange offer, merger, consolidation or other business combination: (a) all or substantially all of the assets of Venaxis; or (b) more than 50% of the outstanding voting securities of Venaxis and as a result of which the shareholders of Venaxis immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction, in exchange for consideration that is determined by the board of directors of Venaxis, in its good faith judgment, after obtaining and taking into account the advice of an independent financial advisor, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to Venaxis' shareholders than the transactions contemplated in the Transaction Agreements.
Section 1.2            Certain Matters of Construction.
(a)            The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
(b)            Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content of the Sections or subsections of this Agreement and shall not affect the construction hereof.
(c)            Except as otherwise explicitly specified to the contrary herein, (i) the words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement and reference to a particular Section of this Agreement shall include all subsections thereof, (ii) references to a Section, Exhibit, Annex or Schedule means a Section of, or Exhibit, Annex or Schedule to this Agreement, unless another agreement is specified, (iii) definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender, (iv) the words "include," "includes," and "including" mean "including without limitation," (v) any reference to "$" or "dollars" means United States dollars, and (vi) references to a particular statute or regulation include all amendments thereto and all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time.
(d)            The specification of any dollar amount in the representations or warranties contained in this Agreement is not intended to imply that such amounts are or are not material.
(e)            Unless the context clearly requires otherwise, when used herein "or" shall not be exclusive (i.e., "or" shall mean "and/or").
(f)            Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

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ARTICLE 2
 EFFECTUATION OF THE TRANSACTIONS
Section 2.1              Transaction Agreements.  Venaxis, Venaxis Sub U.S., Strand, Strand Genomics and the Strand Shareholders (excluding the Strand Employees Welfare Trust) holding more than 90% of the issued and outstanding Strand Shares in aggregate (excluding the ESOP Shares) and more than 90% of the issued and outstanding Strand Shares of each class (other than the ESOP Shares), will enter into each of the Transaction Agreements applicable to them at the same time that this Agreement is executed.  The consummation of each of the Transaction Agreements other than the Second Closing Agreements shall occur at, and are conditional upon, the First Closing as long as all applicable Closing conditions set forth in Sections 6.1 and 6.2 of this Agreement are met.  The consummation of the Second Closing Agreements shall occur at the Second Closing as long as all applicable Closing conditions set forth in Section 6.3 are met; provided, however, the Second Closing shall not occur earlier than October 1, 2016 without the consent of all of the Remaining Shareholders.
Section 2.2              Shareholding Ratio.  Following the Closings, and assuming all 100% of the Strand Shareholders (excluding the Strand Employees Welfare Trust) execute the applicable Share Sale Agreements and Investment Agreements, and participate in either the First Closing or the Second Closing the Venaxis shareholders existing as of the date of this Agreement (or their successors-in-interest) would collectively own, as of and after the Second Closing, an aggregate of 32% of the issued and outstanding shares of Venaxis, and the existing Strand Shareholders,  along with the holders of the ESOP Options on a fully diluted basis as of the date of this Agreement (or their successors-in-interest) would collectively own, as of and after the Second Closing, an aggregate of 68% of the issued and outstanding shares of Venaxis (the "Shareholding Ratio").  It is clarified that the stock options to acquire shares of Common Stock issued to the U.S. employees of Strand Genomics or Venaxis Sub U.S. as identified on Schedule 2.4(c) to this Agreement shall be in addition to and not form part of the Shareholding Ratio.
Section 2.3               Changes to Venaxis Articles of Incorporation.  Venaxis shall seek approval of its shareholders for, and, assuming such approval, shall effectuate the following corporate events at the First Closing:  (a) an increase in the authorized shares of its capital stock to 200,000,000 shares of capital stock, all designated as Common Stock; (b) the Reverse Split, if needed; (c) the Name Change; and (d) the Venaxis Amended Charter and Amended and Restated Bylaws to reflect the corporate items set forth in this Section 2.3 and the governance changes set forth in Section 2.5(a).
Section 2.4              ESOP Shares; ESOP Options and Venaxis Stock Options.
(a)            Prior to the First Closing, Strand shall take all actions necessary to cancel the ESOP Options issued under the Strand Employee Stock Ownership Plans and commence the reduction of share capital procedures with the applicable Governmental Authority for cancellation of the ESOP Shares.  The Strand Employees Welfare Trust which holds the ESOP Shares is not a party to a Share Sale Agreement or Investment Agreement and will receive no Venaxis Common Stock at either Closing.

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(b)            In connection with the First Closing, Venaxis shall issue the Venaxis Options to the holders of ESOP Options identified on Schedule 2.4(b) to this Agreement in replacement of the ESOP Options held by such Persons under the Strand Employee Stock Ownership Plans immediately prior to the First Closing in the number and with the exercise price and vested schedule specified in Schedule 2.4(b).  The issuance of the Venaxis Options shall be adjusted/re-allocated by Strand to then-existing ESOP Option holders for terminations and forfeitures of any ESOP Options pursuant to the Strand Employee Stock Ownership Plans which occur between the date hereof and the First Closing Date; provided, however, no such ESOP Options shall be re-allocated to the chief executive officer, chief financial officer or any other key management employee, director or Affiliate of Strand.  Schedule 2.4(b) also sets forth the strike price and vesting schedule for each of the Venaxis Options.
(c)            In addition, at the First Closing, Venaxis shall issue stock options to acquire shares of Common Stock, as set forth on Schedule 2.4(c) to the employees of Strand Genomics or Venaxis Sub U.S. in the U.S. identified on Schedule 2.4(c), with the vesting schedule specified on Schedule 2.4(c).  The exercise price for such stock options shall be the higher of the exercise price specified on Schedule 2.4(c) or the fair market value price on the date of grant. Such Venaxis stock options shall be in addition to, and not be part of, the Venaxis Options issued to the holders of ESOP Options included in the Shareholding Ratio as described in Section 2.2 of this Agreement.
Section 2.5              Governance.
(a)            Of Venaxis.  From and after the First Closing, the Parties shall take all necessary steps to reconstitute the Board of Directors of Venaxis to consist of seven (7) directors, with four (4) of such directors selected by Strand and reasonably acceptable to Venaxis, and three (3) of such directors selected by Venaxis and reasonably acceptable to Strand.  The Board of Directors of Venaxis as of the First Closing are listed on Schedule 2.5.  The Executive Chairman of the Board will be Dr. Vijay Chandru.  For purposes of this Section, "reasonably acceptable" means with the qualifications, skills and experience to serve as a member of the Board of Directors of a publicly traded company and, to the maximum extent possible, meeting the independence requirements of NASDAQ and the SEC.
(b)          The Nominating and Corporate Governance Committee of Venaxis shall take action as of or promptly after the First Closing to identify and recruit an additional independent director with qualifications and skills to serve on the reconstituted Board of Directors of Venaxis, and at the time such independent director joins the reconstituted Board of Directors of Venaxis, the CEO of Venaxis shall be added to the Board of Directors of Venaxis as well.
(c)            Of Strand.  As of the First Closing, the individuals serving as the directors of Venaxis under Section 2.5(a) shall be elected to serve as the directors of Strand and each Strand Subsidiary.  From and after the First Closing, and until the Second Closing is consummated, if any replacement director is required for Strand or any Strand Subsidiary, the Venaxis Board of Directors shall nominate a successor.  Such nominee(s) shall then be elected by the then shareholders of Strand, including Venaxis, by a plurality vote.  To the extent necessary to effectuate the foregoing, Venaxis shall enter into one or more voting agreements with the Remaining Shareholders.  Without limiting the foregoing, as of and after the First Closing, Strand and each of the Strand Subsidiaries shall be a direct or indirect Subsidiary of Venaxis, and operated as part of the consolidated company under the ultimate authority of the Board of Directors of Venaxis, as constituted under Section 2.5(a) above.

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(d)            Officers.  In connection with the First Closing, Venaxis and Strand shall have the officers set forth on Schedule 2.5.  Venaxis shall enter into the Employment Agreements with such officers as of the First Closing.
Section 2.6               Registration Rights Agreements and Resale Registration Statements.  At the First Closing, Venaxis will enter into (a) a Registration Rights Agreement with all Strand Shareholders who will not be affiliates of Venaxis post-Closing, substantially in the form of Annex L-1 to this Agreement; and (b) a Registration Rights Agreement with all Strand Shareholders who will be affiliates of Venaxis post-Closing, substantially in the form of Annex L-2 to this Agreement.  As promptly as practicable under applicable Law and Legal Requirements, Venaxis shall use its best efforts to register under the Securities Act all New Venaxis Shares to be issued to the Strand Shareholders pursuant to the Investment Agreements on an appropriate form of resale registration statement(s) for non-affiliates and affiliates (collectively, the "Resale Registration Statements"), as may be required by the Securities Act and other applicable Law and Legal Requirements, and shall use its best efforts to cause such Resale Registration Statements to become effective and keep such Resale Registration Statements effective until the New Venaxis Shares so registered are freely tradable under Rule 144 promulgated under the Securities Act without the need for any Strand Shareholder holding such New Venaxis Shares to comply with the volume limitation requirements of Rule 144 promulgated under the Securities Act.  The Registration Rights Agreements each includes an obligation of Venaxis to use its best efforts to register and qualify the securities covered by a Resale Registration Statement under such other securities or, blue sky laws of such jurisdiction as shall be required by applicable Law and as reasonably requested by Strand Shareholders.
Section 2.7               Name Change and Trading Symbol.  Effective as of the First Closing, the Amended and Restated Articles of Incorporation, as amended, of Venaxis will be amended to change the name of Venaxis to Strand Life Sciences, Inc., a Colorado corporation.  In addition, the Parties will apply for a new NASDAQ trading symbol to be consistent with the Strand business.
Section 2.8               Strand Genomics.  Any representations and warranties, covenants or other obligations relating to Strand Genomics have been approved by the board of directors and sole stockholder of Strand Genomics.
ARTICLE 3
 REPRESENTATIONS AND WARRANTIES OF STRAND AND STRAND GENOMICS
Strand represents and warrants to Venaxis that the statements contained in this ARTICLE 3 are true and correct as of the date hereof, as supplemented by materials provided in writing by or on behalf of Strand prior to the date hereof, and Strand Genomics represents and warrants to Venaxis that the statements contained in this ARTICLE 3 related to Strand Genomics are true and correct as of the date hereof, as supplemented by materials provided in writing by or on behalf of Strand Genomics prior to the date hereof.

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Section 3.1               Organization and Qualification.
(a)            Strand is a private limited company duly incorporated and validly existing under the Laws of the India and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Strand is duly licensed or qualified to do business in each jurisdiction in which the ownership of its assets or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.
(b)            Each of the Strand Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, formation or incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Each of the Strand Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.
(c)            The copies of the memorandum and articles of association of Strand delivered to Venaxis are true and complete copies, and Strand has not entered into any ultra vires transaction which has had or is likely to have a Material Adverse Effect on Strand.  All the statutory registers and books prescribed under India's Companies Act, 1956 or Companies Act, 2013, as may be applicable and any applicable Law, including the minute books of Strand, have been properly and accurately maintained and written, are up-to-date in all respects, and contain full and accurate records of all resolutions passed by the board of directors and the shareholders of Strand.  All such documents are in the possession of Strand.  The directors of Strand have been duly and validly appointed as per the provisions of India's Companies Act, 1956 or Companies Act, 2013, as may be applicable, and the articles of association of Strand, and none of the directors of Strand are disqualified.
(d)            The copies of the certificate of incorporation and bylaws of Strand Genomics delivered to Venaxis are true and complete copies, and Strand Genomics has not entered into any ultra vires transaction which has had or is likely to have a Material Adverse Effect on Strand Genomics.  Except as disclosed by Strand in writing, the directors of Strand Genomics have been duly and validly elected in accordance with the Delaware General Corporation Law and certificate of incorporation and Bylaws of Strand Genomics, and none of the directors of Strand Genomics are disqualified.
Section 3.2               Authority of Strand and Strand Genomics.
(a)            Strand has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder.  The execution and delivery by Strand of this Agreement, and the performance by Strand of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Strand.  This Agreement has been duly executed and delivered by Strand, and (assuming due authorization, execution and delivery by Venaxis) this Agreement constitutes a legal, valid and binding obligation of Strand, enforceable against Strand in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(b)            Strand Genomics has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder.  The execution and delivery by Strand Genomics of this Agreement, and the performance by Strand Genomics of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Strand Genomics.  This Agreement has been duly executed and delivered by Strand Genomics, and (assuming due authorization, execution and delivery by Venaxis) this Agreement constitutes a legal, valid and binding obligation of Strand Genomics, enforceable against Strand Genomics in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 3.3               No Conflicts; Consents.  The execution, delivery and performance by Strand of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or the memorandum and articles of association of Strand; (b) result in a violation or breach of any provision of any Law or Government Order applicable to Strand, its business or its assets; or (c) except as set forth on Schedule 6.1, require the Consent by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Strand Contracts.  No Permit or Government Order is required by or with respect to Strand in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 3.4               Ownership; Subsidiaries.  Strand does not control or own, directly or indirectly, any equity or profits interests in any Person or have the power, directly or indirectly, to elect any Persons to the board of directors or comparable governing body of any other Person other than the Strand Subsidiaries.  Except for the Strand-Triesta Cancer Genomics LLP joint venture between Strand and Healthcare Global Enterprises Limited, Strand is not a participant in any joint venture or similar arrangement with any Person.
Section 3.5               Capitalization.
(a)            The Strand Shareholders listed in the certified register of members as of the date hereof own all of the outstanding shares of Strand. As of the date hereof, Strand has provided to Venaxis in writing a certified register of Strand Shareholders, including the number of shares and class of shares held by each Strand Shareholder as of the date hereof certified by a key management employee of Strand as complete and current.

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(b)            As of the date hereof, Strand has provided to Venaxis in writing a certified register of ESOP Options, including the number of Strand Shares underlying such ESOP Options, the applicable exercise price, vesting schedule and term, certified by a key management employee of Strand as complete and current.  Except for the ESOP Options and except as disclosed by Strand in writing, there are no outstanding securities convertible or exchangeable into securities of Strand or any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require Strand to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem securities of Strand.
(c)            Except as disclosed by Strand in writing, there are no preferences, liquidation payments or similar rights due to any of the Strand Shareholders that will be triggered by the transactions contemplated by the Transaction Agreements.  There are no outstanding appreciation, phantom, profit participation or similar rights with respect to the securities of Strand. Strand has not violated any securities Law in connection with the offer, sale or issuance of any of its capital stock or other equity or debt securities.  There are no voting trusts, proxies or other Contracts relating to the voting of the securities of Strand.
Section 3.6               Financial Statements. Except as disclosed by Strand in writing, Strand has provided to Venaxis complete copies of the audited financial statements consisting of the balance sheet of each of Strand and Strand Genomics as of March 31 and for each of the fiscal years ended March 31, 2014 and 2015, and the related statements of operations, cash flows and shareholders' equity and related footnote disclosures for the years then ended (the "Strand Audited Financial Statements"), and unaudited financial statements consisting of the balance sheets of Strand on a consolidated basis with Strand Genomics as of September 30, 2015 and September 30, 2014, and the related statements of operations, cash flows and shareholders' equity and related footnote disclosures, on a consolidated basis, for the six-month period then ended (the "Strand Interim Financial Statements" and together with the Strand Audited Financial Statements, the "Strand Financial Statements").  The books of account and the Strand Financial Statements have been properly and accurately prepared and maintained in accordance with Indian GAAP applied on a consistent basis throughout the periods involved, subject to normal and recurring period and year-end adjustments and the absence of notes, as applicable.  The Financial Statements are based on the Books and Records of Strand and its Subsidiaries.  The balance sheet as of March 31, 2015 is referred to herein as the "Strand Balance Sheet" and the date thereof as the "Strand Balance Sheet Date" and the balance sheet as of September 30, 2015 is referred to herein as the "Strand Interim Balance Sheet" and the date thereof as the "Strand Interim Balance Sheet Date".
Section 3.7               Undisclosed Liabilities.  Strand has no Liabilities except (a) those which are adequately reflected or reserved against in the Strand Interim Balance Sheet as of the Strand Interim Balance Sheet Date, and (b) current liabilities which have been incurred in the Ordinary Course of Business since the Strand Interim Balance Sheet Date.
Section 3.8              Absence of Certain Changes, Events and Conditions.  Since the Strand Interim Balance Sheet Date, and other than in the Ordinary Course of Business, there has not been, with respect to Strand or Strand Genomics, as the case may be, any:
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(a)            event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)            material change in any method of accounting or accounting practice for its business, except as required by Indian GAAP or U.S. GAAP, as the case may be, which negatively affected its business;
(c)            material change in cash management practices and policies, practices and procedures with respect to recordation or collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(d)            entry into any Contract that would constitute a Material Strand Contract;
(e)            incurrence, assumption or guarantee of any material Debt;
(f)             transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Strand Interim Balance Sheet;
(g)            cancellation, amendment, termination, or waiver of any rights under, any material Debts or Claims;
(h)            transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Strand Intellectual Property;
(i)             damage, destruction or loss, or any interruption in use, of any assets, whether or not covered by insurance, which would constitute a Material Adverse Effect;
(j)             acceleration, termination, material modification to or cancellation of any Contract or Permit;
(k)            material capital expenditures;
(l)              imposition of any Encumbrance upon any of the assets;
(m)           except as disclosed by Strand in writing, grant of any bonuses, whether monetary or otherwise, or any increase in compensation in respect of any current or former employee or current or former material independent contractor, other than as provided for in any written agreements or consistent with past practice, or change in the terms of consultancy for any material independent contractor;
(n)            entry into or termination of any employment or consulting agreement, written or oral, or modification of the terms of any such existing agreement;
(o)            except as disclosed by Strand in writing, loan to, or entry into any other transaction with, any current or former employee or current or former material independent contractor;

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(p)            adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(q)            except as disclosed by Strand in writing, purchase, lease or other acquisition of the right to own, use or lease any assets for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term);
(r)            except as disclosed by Strand in writing, adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, or other plan, Contract or commitment for the benefit of any current or former employee or current or former material independent contractor (or any such action taken with respect to any other Employee Benefit Plan); or
(s)            any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 3.9               Material Strand Contracts.
(a)            Strand has provided to Venaxis in writing each of the following material Contracts (x) by which any of Strand's assets are bound or affected or (y) to which Strand is a party or by which it is bound in connection with its business or its assets (together with all Strand Leases and all Strand Intellectual Property Agreements, collectively, the "Material Strand Contracts"):
(i)            all Contracts involving aggregate consideration in excess of $50,000 or requiring performance by any party more than one (1) year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than thirty (30) days' notice;
(ii)            all Contracts that relate to the sale of any of its assets, other than in the Ordinary Course of Business;
(iii)           all Strand Intellectual Property Agreements with consideration of $50,000 or more;
(iv)           all Contracts that relate to the acquisition of any business, equity or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) with a value of $50,000 or above;
(v)            all Contracts relating to Debt;
(vi)           all Contracts between or among Strand on the one hand and any Affiliate of Strand on the other hand;

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(vii)         all Contracts with consideration of $50,000 or more that provide for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person;
(viii)        the Strand standard form employment agreement, all employment agreements with key management and Contracts with material independent contractors or material consultants (or similar arrangements), for this purpose, "materiality" meaning annual compensation over $25,000;
(ix)            all Contracts that limit or purport to limit the ability of Strand to compete in any line of business or with any Person or in any geographic area or during any period of time;
(x)             all Contracts for the sale of any of its assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of its assets; and
(xi)            all powers of attorney with respect to Strand.
(b)            Each Material Strand Contract is valid and binding on Strand in accordance with its terms and is in full force and effect.  None of Strand or, to Strand's Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Strand Contract.  To Strand's Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Strand Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete and correct copies of each Material Strand Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Venaxis by Strand.  There are no material disputes pending or, to Strand's Knowledge, threatened under any Material Strand Contract.
(c)            Strand has not been a party to any Contract, arrangement or practice which in whole or in part contravenes or is invalidated by any restrictive trade practices, competition, fair trading, consumer protection or similar Laws under the relevant jurisdiction or in respect of which any filing, registration or notification is required pursuant to such Laws, (whether or not the same has in fact been made) and which would have a Material Adverse Effect on Strand.
Section 3.10           Title to Tangible Personal Property.  Except as disclosed by Strand in writing, Strand has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property included in its assets, free and clear of Encumbrances except for Permitted Encumbrances.
Section 3.11           Condition and Sufficiency of Assets.  The Tangible Personal Property included in Strand's assets are in good operating condition and repair, and adequate for the uses to which it is being put, and none of such Tangible Personal Property is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

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Section 3.12            Real Property.
(a)            Strand does not now own, nor has it ever owned, any real property.
(b)            Strand has provided to Venaxis in writing all material real property leased by Strand (collectively, the "Leased Real Property"), along with, as of the date of this Agreement, all leases for each Leased Real Property (collectively, the "Leases").  Strand has valid and enforceable leasehold interests in all of its Leased Real Property.  Neither Strand nor, to Strand's Knowledge, any third party, is in breach of or default under the terms of any Lease (or has taken or failed to take any action which, with or without notice, lapse of time, or both, would constitute a default) or has received any written notice of default, termination or non‑renewal under any of the Leases.
(c)            Strand has not received any written notice of existing, pending or, to Strand's Knowledge, threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated.  Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.
Section 3.13            Intellectual Property.
(a)            Strand has provided to Venaxis in writing (i) all Intellectual Property registrations and (ii) all Intellectual Property Agreements with consideration equal to or greater than $50,000 and applicable to Strand.  Strand or one of its Subsidiaries exclusively owns or has the exclusive right to use all of Strand's Intellectual Property and the Intellectual Property licensed to Strand under Intellectual Property Agreements other than Intellectual Property that is customarily not licensed on an exclusive basis.
(b)            (i) The conduct of Strand's business as currently or formerly conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person in the jurisdictions in which Strand exploits its Intellectual Property; and (ii) to Strand's Knowledge, no Person is infringing, misappropriating or otherwise violating any of Strand's Intellectual Property.
(c)            Strand has entered into binding, written agreements with every material current and former employee of Strand, and with every material current and former material independent contractor, whereby such employees and independent contractors (i) assign to Strand any ownership interest and right they may have in Strand's Intellectual Property; and (ii) acknowledge Strand's exclusive ownership of all of Strand's Intellectual Property.  Strand has made available to Venaxis the form of such agreements and shall provide a list of all such signed agreements prior to or at the First Closing.  Strand is in full compliance with all Legal Requirements applicable to the Strand Intellectual Property and Strand's ownership and use thereof.
(d)            Strand's Intellectual Property is not the subject of any pending, nor has Strand received any written notice threatening, proceedings for opposition, cancellation, revocation, or rectification or Claims from employees and to Strand's Knowledge, there are no facts or matters that might give rise to any such proceedings.

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(e)            To Strand's Knowledge, all the Strand Intellectual Property required to carry on the business as presently carried on, is owned by or licensed to, and is in the possession or under the control of Strand.
(f)            Strand has taken all reasonable steps necessary for the protection of the Intellectual Property owned or licensed to Strand and all rights therein.
(g)            The Intellectual Property owned by Strand is not subject to any Encumbrances other than Permitted Encumbrances.
(h)            Strand has regularly enhanced and maintained the Intellectual Property owned by Strand and Strand has adequate capabilities to use the Intellectual Property for the projected requirements of its business.
Section 3.14            Legal Proceedings; Government Orders.
(a)            There are no Actions pending or, to Strand's Knowledge, threatened against or by Strand relating to or affecting its business, its assets.
(b)            There are no outstanding Government Orders and no unsatisfied judgments, penalties or awards against or affecting its business or its assets.
(c)            Strand has not received any notice of any Action by any Governmental Authority or any other Person that would restrain, prohibit or otherwise challenge or impede the transactions contemplated by this Agreement or any of the Transaction Agreements, or will or is likely to have a Material Adverse Effect on Strand.
(d)            Strand is not being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning the business or key management of Strand (in their capacity as employees of Strand) or any of its assets or its business is in progress or pending; and to Strand's Knowledge, there are no circumstances which are likely to give rise to any such proceedings investigation or inquiry.
(e)            No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated or a substantial part of the assets of Strand are distributed amongst its creditors and/or shareholders or other contributories) of Strand and there are no cases or proceedings under any applicable insolvency, reorganization, or similar Laws concerning Strand.
(f)             To Strand's Knowledge, its key management, agents or employees have not committed, or omitted to do, any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any applicable Laws giving rise to any fine, penalty, default proceedings or other Liability on Strand or key management of Strand (solely related to activities of Strand) or any of its assets or any judgment or decision which would materially affect the financial or trading position or prospects of Strand.

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(g)            Strand has not committed:  (i) any criminal or unlawful act; (ii) any breach of fiduciary obligation under applicable Laws; or (iii) any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any Material Strand Contract to which Strand is a party; and which could, under subsections (i), (ii) or (iii) have a Material Adverse Effect on Strand.
Section 3.15            Compliance With Laws; Permits.
(a)            Strand has complied, and is now complying, in all material respects with all Laws applicable to the conduct of its business as currently conducted or the ownership and use of its assets.
(b)            All material Permits required for Strand to conduct its business as currently conducted or for the ownership and use of its assets have been obtained by Strand and are valid and in full force and effect, and Strand is not in breach of any terms and conditions of any such Permit.  Strand has provided Venaxis with copies of all material current Permits issued to Strand which are related to the conduct of its business as currently conducted or the ownership and use of its assets, including the names of the Permits and their respective dates of issuance and expiration.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.
(c)            None of the representations and warranties in this Section 3.15 shall be deemed to relate to environmental matters (which are governed by Section 3.16), employee benefits matters (which are governed by Section 3.17), employment matters (which are governed by Section 3.18) or Tax matters (which are governed by Section 3.19).
Section 3.16            Environmental Matters.
(a)            The operations of Strand with respect to its business and its assets have been and are in compliance with all Environmental Laws and Environmental Permits in all material respects. Strand has not received from any Person, with respect to its business or its assets, any: (i) notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Laws, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the First Closing Date.
(b)            Strand has obtained and is in material compliance with all material Environmental Permits (each of which has been provided by Strand to Venaxis) necessary for the conduct of its business as currently conducted or the ownership, lease, operation or use of its assets.
(c)            There has been no Release of Hazardous Substances in contravention of Environmental Law with respect to its business, its assets or any Real Property, and Strand has not received any notice that its business or any of its assets or Leased Real Property has been contaminated with any Hazardous Substance which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Strand.

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(d)            Strand has provided to Venaxis details of all off-site Hazardous Substances  treatment, storage or disposal facilities or locations used by Strand and any predecessors in connection with its business or its assets as to which Strand may retain liability or obligations, and none of these U.S.-based facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar U.S. state list, and Strand has not received any notice regarding potential Environmental Liabilities with respect to such off-site Hazardous Substances treatment, storage or disposal facilities or locations used by Strand.
Section 3.17            Employee Benefit Matters.
(a)            Strand has described to Venaxis its material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreements, plans, policies and programs in effect and covering one or more current Strand employees or directors or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Strand, or under which Strand has any material liability for premiums or benefits (as described by Strand in writing to Venaxis, each, a "Strand Benefit Plan").  For purposes of this Section 3.17, Strand employees include employees of any Strand Subsidiary.
(b)            Except as would not have a Material Adverse Effect, to Strand's Knowledge, each Strand Benefit Plan and related trust complies with all applicable Laws (including the Employees Provident Funds and Miscellaneous Provisions Act, 1952, the Payment of Gratuity Act, 1971, the Employees' State Insurance Act, 1948 and the Payment of Bonus Act 1965.  With respect to any Strand Benefit Plan, to Strand's Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject Strand to a Tax under the provisions of applicable Law, including the Income-tax Act, 1961.
(c)            No Strand Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).
(d)            Except as would not have a Material Adverse Effect, no Strand Benefit Plan exists that could: (i) result in the payment to any Strand employee, director or material consultant of its business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Strand employee, director or material consultant of its business, in each case, as a result of the execution of this Agreement.
Section 3.18            Employment Matters; Material Independent Contractors.
(a)            Strand has previously provided Venaxis with a list of all persons who are employees, material consultants, or material contractors of Strand as of the date hereof.  As of the date hereof, all commissions and bonuses payable to employees, material consultants, or material contractors of Strand's business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Strand with respect to any commissions, bonuses or increases in compensation.

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(b)            Strand is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of employees of Strand or any of its Subsidiaries. Since April 1, 2013, there has not been, nor, to Strand's Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Strand or any of such employees.
(c)            Strand is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the employees of Strand or any of its Subsidiaries.
(d)            Except as disclosed by Strand in writing and to Strand's Knowledge, none of the employees of Strand or Strand Genomics are in breach of their respective employment contracts or any terms by which any such Person may have been seconded to Strand.
Section 3.19           Taxes.
(a)            All Tax Returns required to be filed by Strand have been duly filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all respects; and (ii) all Taxes payable by Strand have been fully and timely paid.  The unpaid Taxes of Strand (1) did not, as of the date of the most recent Strand Financial Statements, exceed the reserve for Tax liability set forth on the Strand Financial Statements.
(b)            There are no Encumbrances for Taxes on any of the assets of Strand other than Encumbrances for Taxes not yet due or payable.
(c)            Strand has complied, in all material respects, with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to the Income-tax Act, 1961 or similar provisions under foreign Law for jurisdictions where Tax Returns are filed by Strand.
(d)            There is no ongoing or threatened, in writing, Action, audit, examination or other investigation by any Governmental Authority of the Tax liability of Strand and there is no Claim concerning any Tax liability of Strand either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Strand (or employees of Strand responsible for Tax matters) has Knowledge.  No Tax Return of Strand has been formally audited or is currently the subject of a formal Tax audit undertaken under the provisions of the Indian Income Tax Act, 1961.  Strand has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(e)            All deficiencies asserted or assessments made as a result of any examinations by any Governmental Authority of the Tax Returns of, or including, Strand have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has Strand received any notice from any Governmental Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a Governmental Authority in any prior examination of Strand which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

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(f)            There is no Tax sharing, allocation, indemnity, or similar contract that will require any payment be made by Strand after the First Closing Date to any Person, and Strand is not liable for the Taxes of any other Person by virtue of any Tax law, as a transferee or successor by contract or otherwise.
Section 3.20            Suppliers and Customers.
(a)            Strand has provided to Venaxis, with respect to Strand's business, details of the suppliers to whom Strand has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 for the most recent completed fiscal year and each supplier to whom Strand has paid consideration for goods and/or services in an amount greater than or equal to $50,000 for the six (6) month period ended September 30, 2015 (collectively, the "Strand Material Suppliers").  Strand has not received any notice, and has no reason to believe, that any of the Strand Material Suppliers has ceased, or intends to cease, to supply goods or services to Strand or to otherwise terminate or materially reduce its relationship with Strand, except in regard to certain changes to pricing by Strand Material Suppliers and a change in raw material in a Strand non-Material Supplier.
(b)            Strand has provided to Venaxis, with respect to Strand's business, details of the customers of Strand who or which ordered more than $100,000 of goods and services for the most recent completed fiscal year and each customer who committed to purchase goods and/or services in an amount greater than or equal to $50,000 for the six (6) month period ended September 30, 2015 (collectively, the "Strand Material Customers").  Strand has not received any notice, and has no reason to believe, that any of the Strand Material Customers has ceased, or intends to cease, purchasing goods or services or to otherwise terminate or materially reduce its relationship with Strand.
Section 3.21           Insurance.  Except as disclosed by Strand in writing, Strand has provided Venaxis with (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Strand or its Affiliates and relating to its business (collectively, the "Strand Insurance Policies"); and (b) a list of all pending claims and a five-year claims history for Strand.  There are no claims pending under any such Strand Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.  Except as disclosed by Strand in writing, neither Strand nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Strand Insurance Policies.  All premiums due on such Strand Insurance Policies have either been paid or, if not yet due, accrued.  All such Strand Insurance Policies (i) are in full force and effect and enforceable in accordance with their terms; (ii) to Strand's Knowledge, are provided by carriers who are financially solvent; and (iii) have not been subject to any lapse in coverage.  None of Strand or any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Strand Insurance Policy.  True and complete copies of the Strand Insurance Policies have been made available to Venaxis.

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Section 3.22            Product Liability, Warranty and Product Recalls.  To Strand's Knowledge, Strand has not committed any act or omission which could reasonably be expected to result in, or that could reasonably be expected to give rise to (i) any product liability not covered by insurance, (ii) any obligation to recall any products produced by Strand, or (iii) any material costs to cure any breach of warranty or failure to meet or exceed product specifications in excess of the reserve established therefor on the Strand Balance Sheet or Strand Interim Balance Sheet, as the case may be.
Section 3.23           Related Party Transactions.  Strand has provided to Venaxis in writing evidence of or descriptions of all transactions or series of transactions between Strand, on the one hand, and any Related Party, on the other hand, that are currently in effect, other than any employment agreement, consultant agreement, agreement not to compete with Strand, agreement to maintain the confidential information of Strand, agreement assigning Intellectual Property rights to Strand and the participation in any Strand Benefit Plan.  Neither Strand nor, to Strand's Knowledge, any employees, own, directly or indirectly, any interest in, or is an officer, director, employee or material consultant of, any Person that is engaged in business that is a competitor of Strand or that is a supplier to or customer or distributor of Strand.  Neither Strand nor, to Strand's Knowledge any employees of Strand have been entered into any contracts or agreements otherwise than on arm's length terms or outside the Ordinary Course of Business that would be or constitute a Related Party transaction.
Section 3.24           Brokers.  Except for Raymond James Financial, Inc. and Oppenheimer & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Agreement based upon arrangements made by or on behalf of Strand.
Section 3.25           Materials Provided.  Any written materials provided by Strand or its Representatives to Venaxis do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, and in light of the circumstances under which they are made, are not misleading.
Section 3.26            No Restrictions on Business Activities.  There is no agreement or contract (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Strand is a party or otherwise binding upon Strand which has or reasonably could be expected to have the effect of prohibiting or impairing the conduct of the business of Strand.
Section 3.27            Illegal Payments.  Neither Strand nor any of the Strand Subsidiaries, including but not limited to the key management employees or material consultants of any of the foregoing, have paid, offered or promised to pay, or authorized the payment directly or indirectly of any monies or anything of value ("Improper Payments") to any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the Governmental Authority.  By way of clarification, a government official or employee includes employees of regulatory bodies, government-owned institutions such as hospitals and clinics, universities, public utilities, government-owned corporations, schools, convention centers and stadiums.  Neither Strand nor any of the Strand Subsidiaries are in violation of any applicable Laws, including the Prevention of Corruption Act, 1988, the Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder as may be amended and promulgated from time to time.  Neither Strand nor any of the Strand Subsidiaries have made or permitted any Person to make any Improper Payments or perform an act in breach of any applicable Laws on behalf of Strand or any of the Strand Subsidiaries.

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Section 3.28            Insolvency.  No voluntary arrangement for winding up has been proposed under the Companies Act, 1956 or Companies Act, 2013 as may be applicable or any applicable Laws in respect of Strand. Strand is not insolvent and will not be insolvent under the Companies Act, 1956 or Companies Act, 2013 as may be applicable, or the Sick Industrial Companies (Special Provisions) Act, 1985.
Section 3.29            No Other Representations and Warranties.  Except for the representations and warranties contained in this ARTICLE 3 (including materials and information previously provided by Strand in writing to Venaxis), and, with respect to Strand Genomics, in the Asset Purchase Agreement, neither Strand, Strand Genomics nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Strand or Strand Genomics, including any representation or warranty as to the future revenue, profitability or success of its business, or any representation or warranty arising from statute or otherwise in law.
ARTICLE 4
 REPRESENTATIONS AND WARRANTIES OF VENAXIS
Venaxis hereby represents and warrants to Strand that the statements contained in this ARTICLE 4 are true and correct as of the date hereof, as supplemented by materials provided in writing by or on behalf of Venaxis prior to the date hereof :
Section 4.1               Organization, Existence and Power.
(a)            Venaxis is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.  Venaxis has full right, power and authority to enter into this Agreement to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Venaxis of this Agreement, the performance by Venaxis of its obligations hereunder and the consummation by Venaxis of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Venaxis.  Venaxis is duly licensed or qualified to do business and is in good standing in each jurisdiction in which properties are owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.  This Agreement, and each of the Transaction Agreements to which Venaxis is a party, has been duly executed and delivered by Venaxis, and (assuming due authorization, execution and delivery by Strand, Strand Genomics and each Strand Shareholder, as applicable) this Agreement and each such Transaction Agreement constitutes a legal, valid and binding obligation of Venaxis enforceable against Venaxis in accordance with its terms.

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(b)            The copies of the articles of incorporation, as amended, and bylaws of Venaxis delivered to Strand are true and complete copies, and Venaxis has not entered into any ultra vires transaction which has had or is likely to have a Material Adverse Effect on Venaxis.  The minute books of Venaxis have been properly and accurately maintained and written, are up-to-date in all respects, and contain full and accurate records of all resolutions passed by the board of directors and the shareholders of Venaxis.  All such documents are in the possession of Venaxis.  The directors of Venaxis have been duly and validly elected in accordance with the articles of incorporation, as amended, and bylaws of Venaxis, and none of the directors of Venaxis are disqualified.
Section 4.2               Authority of Venaxis.  Venaxis has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder.  The execution and delivery by Venaxis of this Agreement, and the performance by Venaxis of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Venaxis, subject to receipt of the approvals of the Venaxis shareholders under the Venaxis Proxy Statement.  This Agreement has been duly executed and delivered by Venaxis, and (assuming due authorization, execution and delivery by Strand and Strand Genomics) this Agreement constitutes a legal, valid and binding obligation of Venaxis, enforceable against Venaxis in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 4.3              No Conflicts; Consents.  The execution, delivery and performance by Venaxis of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or the memorandum and articles of association of Venaxis; (b) result in a violation or breach of any provision of any Law or Government Order applicable to Venaxis, its business or its assets; or (c) require the Consent by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Venaxis Contracts, except as previously disclosed to Strand in writing.  No consent or approval is required by a Governmental Authority or a third party with respect to Venaxis in connection with the execution and delivery of this Agreement and each of the Transaction Agreements to which Venaxis is a party, and the consummation of transactions contemplated hereby or thereby, except for (i) where the failure to obtain any such consent or approval would not, individually or in the aggregate, affect Venaxis' ability to consummate the transactions contemplated by this Agreement and each of the Transaction Agreements to which Venaxis is a party, and (ii) the registration of New Venaxis Shares under the Securities Act (the "Venaxis Required Consents and Filings").
Section 4.4               Ownership; Subsidiaries.  Venaxis does not control or own, directly or indirectly, any equity or profits interests in any Person or have the power, directly or indirectly, to elect any Persons to the board of directors or comparable governing body of any other Person other than Venaxis Sub U.S.  Venaxis is not a participant in any joint venture or similar arrangement with any Person.

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Section 4.5               Capitalization(a)           The authorized capital stock of Venaxis consists of (i) 60,000,000 shares of Common Stock of which, as of November 30, 2015, 30,990,029 shares of Common Stock were issued and outstanding.  Venaxis has no preferred stock.  As of September 30, 2015, there were outstanding stock options and warrants of Venaxis to purchase an aggregate of 6,187,266 shares of Common Stock.  Venaxis has not issued any stock options and warrants since September 30, 2015.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  Except as previously disclosed to Strand in writing, there are no preferences, liquidation payments or similar rights due to any of Venaxis shareholders that will be triggered by the transactions contemplated by the Transaction Agreements.  There are no outstanding appreciation, phantom, profit participation or similar rights with respect to the securities of Venaxis other than those filed as exhibits to the Securities Filings. Venaxis has not violated any securities Law in connection with the offer, sale or issuance of any of its capital stock.  There are no voting trusts, proxies or other Contracts relating to the voting of the securities of Venaxis.
Section 4.6               Financial Statements.  Complete copies of the Venaxis audited financial statements consisting of the balance sheet of Venaxis as at December 31 in each of the years 2014, 2013 and 2012, and the related statements of operations, shareholders' equity and cash flow for the years then ended (the "Venaxis Audited Financial Statements"), and unaudited financial statements consisting of (i) the balance sheet of Venaxis as at September 30, 2015, and the related statements of operations and cash flow for the nine-month period then ended and (ii) the balance sheet of Venaxis as at November 30, 2015 (the "Venaxis Interim Financial Statements" and together with the Audited Financial Statements, the "Venaxis Financial Statements") have been timely filed with the SEC as part of the Securities Filings (with the exception of the unaudited, internally prepared balance sheet of Venaxis as at November 30, 2015), and are available to Strand and each Strand Shareholder.  The Financial Statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Venaxis Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes.  The Venaxis Financial Statements are based on the accounting records of Venaxis, and fairly present in all material respects the financial condition of Venaxis as of the respective dates they were prepared and the results of the operations of Venaxis for the periods indicated.  The audited balance sheet of Venaxis as of December 31, 2014 is referred to herein as the "Venaxis Balance Sheet" and the date thereof as the "Venaxis Balance Sheet Date," and the balance sheet of Venaxis as at September 30, 2015 is referred to herein as the "Venaxis Interim Balance Sheet" and the date thereof as the "Venaxis Interim Balance Sheet Date."
Section 4.7               Undisclosed Liabilities.  Venaxis has no Liabilities except (a) those which are adequately reflected or reserved against in the Venaxis Interim Balance Sheet as of the Venaxis Interim Balance Sheet Date, (b) current liabilities which have been incurred in the Ordinary Course of Business since the Venaxis Interim Balance Sheet Date and (c) as previously disclosed to Strand in writing.
Section 4.8               Absence of Certain Changes, Events and Conditions.  Since the Venaxis Interim Balance Sheet Date, and other than in the Ordinary Course of Business, there has not been any:

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(a)            event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)            material change in any method of accounting or accounting practice for its business, except as required by U.S. GAAP, which negatively affected its business;
(c)            material change in cash management practices and policies, practices and procedures with respect to recordation or collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(d)            entry into any Contract that would constitute a Material Venaxis Contract;
(e)            incurrence, assumption or guarantee of any material Debt;
(f)             transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Venaxis Interim Balance Sheet, except for the consummation of the transactions contemplated by the Venaxis Building Sale Contract and the sale of Inventory in the Ordinary Course of Business;
(g)            cancellation, amendment, termination, or waiver of any rights under, any material Debts or Claims;
(h)            transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;
(i)             damage, destruction or loss, or any interruption in use, of any assets, whether or not covered by insurance that would constitute a Material Adverse Effect;
(j)             acceleration, termination, material modification to or cancellation of any Contract or Permit;
(k)            material capital expenditures;
(l)             imposition of any Encumbrance upon any of the assets;
(m)            grant of any bonuses, whether monetary or otherwise, or any increase in compensation in respect of any current or former employee or current or former independent contractor, other than as provided for in any written agreements or consistent with past practice, or change in the terms of consultancy for any independent contractor;
(n)            entry into or termination of any employment or consulting agreement, written or oral, or modification of the terms of any such existing agreement;
(o)            loan to, or entry into any other transaction with, any current or former employee or current or former independent contractor;

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(p)            adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(q)            purchase, lease or other acquisition of the right to own, use or lease any assets for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for the consummation of the transactions contemplated by the Venaxis Building Sale Contract and purchases of Inventory or supplies in the Ordinary Course of Business;
(r)             adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, or other plan, Contract or commitment for the benefit of any current or former employee or current or former independent contractor (or any such action taken with respect to any other Employee Benefit Plan); or
(s)            except as previously disclosed in writing to Strand, any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 4.9              Material Venaxis Contracts.
(a)            Venaxis has made available to Strand each of the following material Contracts (x) by which any of Venaxis' assets are bound or affected or (y) to which Venaxis is a party or by which it is bound in connection with its business or its assets (together with all Venaxis Intellectual Property Agreements filed with the Venaxis Securities Filings, collectively, the "Material Venaxis Contracts"):
(i)              all Contracts involving aggregate consideration in excess of $50,000 or requiring performance by any party more than one (1) year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than thirty (30) days' notice;
(ii)            all Contracts that relate to the sale of any of its assets, other than in the ordinary course of business;
(iii)            all Intellectual Property Agreements with consideration of $50,000 or more;
(iv)           all Contracts that relate to the acquisition of any business, equity or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) with a value of $50,000 or above;
(v)            all Contracts relating to Debt;
(vi)           all Contracts between or among Venaxis on the one hand and any Affiliate of Venaxis on the other hand;

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(vii)          all Contracts with consideration of $50,000 or more that provide for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person;
(viii)        all employment agreements and Contracts with material independent contractors or material consultants (or similar arrangements),for this purpose, "materiality" meaning annual compensation over $25,000;
(ix)            all Contracts that limit or purport to limit the ability of Venaxis to compete in any line of business or with any Person or in any geographic area or during any period of time;
(x)             all Contracts for the sale of any of its assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of its assets; and
(xi)            all powers of attorney with respect to Venaxis.
(b)            Each Material Venaxis Contract is valid and binding on Venaxis in accordance with its terms and is in full force and effect.  None of Venaxis or, to Venaxis' Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Venaxis Contract, except as previously disclosed to Strand in writing.  To Venaxis' Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Venaxis Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder, except as previously disclosed to Strand in writing.  Complete and correct copies of each Material Venaxis Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Venaxis.  Except as previously disclosed to Strand in writing, there are no material disputes pending or, to Venaxis' Knowledge, threatened under any Material Venaxis Contract.
(c)            Venaxis has not been a party to any Contract, arrangement or practice which in whole or in part contravenes or is invalidated by any restrictive trade practices, competition, fair trading, consumer protection or similar Laws under the relevant jurisdiction or in respect of which any filing, registration or notification is required pursuant to such Laws, (whether or not the same has in fact been made) and which would have a Material Adverse Effect on Venaxis.
Section 4.10           Title to Tangible Personal Property.  Venaxis has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property included in its assets, free and clear of Encumbrances except for Permitted Encumbrances.
Section 4.11           Condition and Sufficiency of Assets.  The Tangible Personal Property included in Venaxis' assets are in good operating condition and repair, and adequate for the uses to which it is being put, and none of such Tangible Personal Property is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

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Section 4.12            Securities Filings and Incorporated Documents; NASDAQ.
(a)            The Securities Filings, and the documents incorporated by reference in the Securities Filings, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and none of such Securities Filings or documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Securities Filings, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)            Venaxis Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market.  Except as disclosed in the Securities Filings, Venaxis is in compliance with the continued listing requirements of the Nasdaq Marketplace Rules and has taken no action designed to, or which to Venaxis' Knowledge is likely to have the effect of, terminating the registration of the Venaxis Common Stock under the Exchange Act or delisting the Venaxis Common Stock from the Nasdaq Capital Market.
Section 4.13            Title to Assets; Real Property.  Venaxis has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Venaxis Audited Financial Statements or acquired after the Venaxis Interim Balance Sheet Date that are material to the business of Venaxis, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Venaxis Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except those that (a) do not materially interfere with the use made and proposed to be made of such property by Venaxis, or (b) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Venaxis has not received any written notice of existing, pending or, to Venaxis' Knowledge, threatened (i) condemnation proceedings affecting its Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Real Property as currently operated.  Neither the whole nor any material portion of any Real Property has been damaged or destroyed by fire or other casualty.
Section 4.14            Intellectual Property.
(a)            "Venaxis Intellectual Property" means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world that is owned by Venaxis or in which Venaxis holds exclusive or non-exclusive rights or interests granted by license from other Persons.
(i)            trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;

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(ii)            original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;
(iii)            confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and
(iv)            patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.
(b)            Venaxis has provided to Strand copies of or access to (i) all Venaxis Intellectual Property.  Except as previously disclosed to Strand in writing, Venaxis exclusively owns or has the exclusive right to use all of Venaxis' Intellectual Property and the Intellectual Property licensed to Venaxis under Intellectual Property Agreements other than Intellectual Property that is customarily not licensed on an exclusive basis.
(c)            (i) The conduct of Venaxis' business as currently or formerly conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person in the jurisdictions in which Venaxis exploits its Intellectual Property; and (ii) to Venaxis' Knowledge, no Person is infringing, misappropriating or otherwise violating any of Venaxis' Intellectual Property.
(d)            Venaxis has entered into binding, written agreements with every material current and former employee of Venaxis, and with every material current and former independent contractor, whereby such employees and independent contractors (i) assign to Venaxis any ownership interest and right they may have in Venaxis' Intellectual Property; and (ii) acknowledge Venaxis' exclusive ownership of all of Venaxis' Intellectual Property.  Venaxis has made available to Venaxis true and complete copies of all such agreements.  Venaxis is in full compliance with all Legal Requirements applicable to the Venaxis Intellectual Property and Venaxis' ownership and use thereof.
(e)            Venaxis' Intellectual Property is not the subject of any pending, nor has Venaxis received any written notice threatening, proceedings for opposition, cancellation, revocation, or rectification or Claims from employees and there are no facts or matters that might give rise to any such proceedings.
(f)            To Venaxis' Knowledge, all the Intellectual Property required to carry on the business as presently carried on, is owned by or licensed to, and is in the possession or under the control of Venaxis.

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(g)            Venaxis has taken all reasonable steps necessary for the protection of the Intellectual Property owned or licensed to Venaxis and all rights therein.
(h)            The Intellectual Property owned by Venaxis is not subject to any Encumbrances other than Permitted Encumbrances.
(i)            Venaxis has regularly enhanced and maintained the Intellectual Property owned by Venaxis and Venaxis has adequate capabilities to use the Intellectual Property for the projected requirements of its business.
Section 4.15           Legal Proceedings; Government Orders.
(a)            Except as disclosed in the Securities Filings, there are no Actions pending or, to Venaxis' Knowledge, threatened against or by Venaxis relating to or affecting its business, its assets.
(b)            There are no outstanding Government Orders and no unsatisfied judgments, penalties or awards against or affecting its business or its assets.
(c)            Venaxis has not received any notice of any Action by any Governmental Authority or any other Person that would restrain, prohibit or otherwise challenge or impede the transactions contemplated by this Agreement or any of the Transaction Agreements, or will or is likely to have a Material Adverse Effect on Venaxis.
(d)            Venaxis is not being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning the business or officers of Venaxis (in such capacities) or any of its assets or its business is in progress or pending; and to Venaxis' Knowledge, there are no circumstances which are likely to give rise to any such proceedings investigation or inquiry.
(e)            No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated or a substantial part of the assets of Venaxis are distributed amongst its creditors and/or shareholders or other contributories) of Venaxis and there are no cases or proceedings under any applicable insolvency, reorganization, or similar Laws concerning Venaxis.
(f)            To Venaxis' Knowledge, Venaxis' officers, agents or employees have not committed, or omitted to do, any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any applicable Laws giving rise to any fine, penalty, default proceedings or other Liability on Venaxis or officers of Venaxis (solely related to activities of Venaxis) or any of its assets or any judgment or decision which would materially affect the financial or trading position or prospects of Venaxis.
(g)            Venaxis has not committed:  (i) any criminal or unlawful act; (ii) any breach of fiduciary obligation under applicable Laws; or (iii) any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any Material Venaxis Contract to which Venaxis is a party; and which could, under subsections (i), (ii) or (iii) have a Material Adverse Effect on Venaxis.

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Section 4.16            Compliance With Laws; Permits.
(a)            Venaxis has complied, and is now complying, in all material respects with all Laws applicable to the conduct of its business as currently conducted or the ownership and use of its assets.
(b)            All material Permits required for Venaxis to conduct its business as currently conducted or for the ownership and use of its assets have been obtained by Venaxis and are valid and in full force and effect, and Venaxis is not in breach of any terms and conditions of any such Permit.  Venaxis has made available to Strand all material current Permits issued to Venaxis which are related to the conduct of its business as currently conducted or the ownership and use of its assets, including the names of the Permits and their respective dates of issuance and expiration.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.
(c)            None of the representations and warranties in this Section 4.16 shall be deemed to relate to environmental matters (which are governed by Section 4.17), employee benefits matters (which are governed by Section 4.18 ), employment matters (which are governed by Section 4.19) or Tax matters (which are governed by Section 4.20).
Section 4.17            Environmental Matters.
(a)            The operations of Venaxis with respect to its business and its assets have been and are in compliance with all Environmental Laws and Environmental Permits in all material respects. Venaxis has not received from any Person, with respect to its business or its assets, any: (i) notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Laws, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the First Closing Date.
(b)            Venaxis has obtained and is in material compliance with all material Environmental Permits necessary for the conduct of its business as currently conducted or the ownership, lease, operation or use of its assets.
(c)            There has been no Release of Hazardous Substances in contravention of Environmental Law with respect to its business, its assets or any Real Property, and Venaxis has not received any notice that its business or any of its assets or Real Property has been contaminated with any Hazardous Substance which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Venaxis.
(d)            Venaxis has previously disclosed to Strand the location of all off-site Hazardous Substances  treatment, storage or disposal facilities or locations used by Venaxis and any predecessors in connection with its business or its assets as to which Venaxis may retain liability or obligations, and none of these U.S.-based facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar U.S. state list, and Venaxis has not received any notice regarding potential Environmental Liabilities with respect to such off-site Hazardous Substances treatment, storage or disposal facilities or locations used by Venaxis.

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Section 4.18           Employee Benefit Matters.
(a)            Venaxis has provided Strand with each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more current Venaxis employees or directors, or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Venaxis, or under which Venaxis has any material liability for premiums or benefits (each, a "Venaxis Benefit Plan").
(b)            Except as would not have a Material Adverse Effect, to Venaxis' Knowledge, each Venaxis Benefit Plan and related trust complies with all applicable Laws (including ERISA and the Code). Each Venaxis Qualified Benefit Plan has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Venaxis' Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable.  With respect to any Venaxis Benefit Plan, to Venaxis' Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject Venaxis to a Tax under Section 4971 of the Code or its assets to a lien under Section 430(k) of the Code.
(c)            No Venaxis Benefit Plan: (i) is subject to the minimum funding standards of any applicable Law, including Section 302 of ERISA or Section 412 of the Code; or (ii) is a "multi-employer plan" (as defined in Section 3(37) of ERISA). Except as would not have a Material Adverse Effect, Venaxis has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under any applicable Law or Section 4069 or Section 4212(c) of ERISA.
(d)            Other than as required under Section 4980B of the Code or other applicable Law, no Venaxis Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).
(e)            Except as would not have a Material Adverse Effect, no Venaxis Benefit Plan exists that could: (i) result in the payment to any Venaxis employee, director or consultant of its business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Venaxis employee, director or material consultant of its business, in each case, as a result of the execution of this Agreement.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in "excess parachute payments" within the meaning of Section 280G(b) of the Code.

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Section 4.19           Employment Matters; Independent Contractors.
(a)            Venaxis has provided Strand with a list of all persons who are employees, consultants, or contractors of Venaxis as of the date hereof, and sets forth for each such individual the following:  (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof.  As of the date hereof, all commissions and bonuses payable to employees, material consultants, or material contractors of Venaxis' business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Venaxis with respect to any commissions, bonuses or increases in compensation.
(b)            Venaxis is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of employees of Venaxis or any of its Subsidiaries. Since April 1, 2013, there has not been, nor, to Venaxis' Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Venaxis or any of such employees.
(c)            Venaxis is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the employees of Venaxis or any of its Subsidiaries.
(d)            To Venaxis' Knowledge, none of the employees of Venaxis are in breach of their respective employment contracts or any other employee arrangements.
Section 4.20            Taxes.
(a)            Except as previously disclosed to Strand in writing, all Tax Returns required to be filed by Venaxis have been duly filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all respects; and (ii) all Taxes payable by Venaxis have been fully and timely paid.  The unpaid Taxes of Venaxis did not, as of the date of the most recent Venaxis Financial Statements, exceed the reserve for Tax liability set forth on the Venaxis Financial Statements.
(b)            There are no Encumbrances for Taxes on any of the assets of Venaxis other than Encumbrances for Taxes not yet due or payable.
(c)            Venaxis has complied, in all material respects, with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law for jurisdictions where Tax Returns are filed.

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(d)            There is no ongoing or threatened, in writing, Action, audit, examination or other investigation by any Governmental Authority of the Tax liability of Venaxis and there is no Claim concerning any Tax liability of Venaxis either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Venaxis (or employees of Venaxis responsible for Tax matters) has Knowledge.  No Tax Return of Venaxis has been audited or is currently the subject of an audit.  Venaxis has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(e)            All deficiencies asserted or assessments made as a result of any examinations by any Governmental Authority of the Tax Returns of, or including, Venaxis have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has Venaxis received any notice from any Governmental Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a Governmental Authority in any prior examination of Venaxis which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.
(f)            There is no Tax sharing, allocation, indemnity, or similar contract that will require any payment be made by Venaxis after the First Closing Date to any Person, and Venaxis is not liable for the Taxes of any other Person by virtue of any Tax law, as a transferee or successor by contract or otherwise.
Section 4.21           Suppliers and Customers.
(a)            Venaxis has provided Strand with a list of each supplier to whom Venaxis has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 for the most recent completed fiscal year and each supplier to whom Venaxis has paid consideration for goods and/or services in an amount greater than or equal to $50,000 for the six (6) month period ended September 30, 2015 (collectively, the "Venaxis Material Suppliers").  Venaxis has not received any notice, and has no reason to believe, that any of the Venaxis Material Suppliers has ceased, or intends to cease, to supply goods or services to Venaxis or to otherwise terminate or materially reduce its relationship with Venaxis.
(b)            Venaxis has provided Strand with a list of the customers of Venaxis who or which ordered more than $100,000 of goods and services for the most recent completed fiscal year and each customer who committed to purchase goods and/or services in an amount greater than or equal to $50,000 for the six (6) month period ended September 30, 2015 (collectively, the "Venaxis Material Customers").  Venaxis has not received any notice, and has no reason to believe, that any of the Venaxis Material Customers has ceased, or intends to cease, purchasing goods or services or to otherwise terminate or materially reduce its relationship with Venaxis.
Section 4.22             Insurance.  Venaxis has provided Strand with (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Venaxis or its Affiliates and relating to its business (collectively, the "Venaxis Insurance Policies"); and (b) a list of all pending claims and a five-year claims history for Venaxis.  There are no claims pending under any such Venaxis Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.  Neither Venaxis nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies.  All premiums due on such Venaxis Insurance Policies have either been paid or, if not yet due, accrued.  All such Venaxis Insurance Policies (i) are in full force and effect and enforceable in accordance with their terms; (ii) to Venaxis' Knowledge, are provided by carriers who are financially solvent; and (iii) have not been subject to any lapse in coverage.  None of Venaxis or any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Venaxis Insurance Policy.  True and complete copies of the Venaxis Insurance Policies have been made available to Strand.

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Section 4.23           Product Liability, Warranty and Product Recalls.  To Venaxis' Knowledge, Venaxis has not committed any act or omission which could reasonably be expected to result in, or that could reasonably be expected to give rise to (i) any product liability not covered by insurance, (ii) any obligation to recall any products produced by Venaxis, or (iii) any material costs to cure any breach of warranty or failure to meet or exceed product specifications in excess of the reserve established therefor on the Venaxis Balance Sheet or Venaxis Interim Balance Sheet, as the case may be.
Section 4.24            Related Party Transactions.  There are no transactions or series of transactions between Venaxis, on the one hand, and any Related Party, on the other hand, that are currently in effect, other than any employment agreement, consultant agreement, agreement not to compete with Venaxis, agreement to maintain the confidential information of Venaxis, agreement assigning Intellectual Property rights to Venaxis and the participation in any Venaxis Benefit Plan.  Neither Venaxis nor, to Venaxis' Knowledge, any employees, own, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person that is engaged in business that is a competitor of Venaxis or that is a supplier to or customer or distributor of Venaxis.  Neither Venaxis nor, to Venaxis' Knowledge any employees of Venaxis have been entered into any contracts or agreements otherwise than on arm's length terms or outside the Ordinary Course of Business that would be or constitute a Related Party transaction.
Section 4.25           Brokers.  Except for Jon Vance of MedDx Strategy Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Agreement based upon arrangements made by or on behalf of Venaxis.
Section 4.26            Materials Provided.  Any written materials provided by Venaxis or its Representatives to Strand (which include the Securities Filings) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, and in light of the circumstances under which they are made, not misleading.
Section 4.27           No Restrictions on Business Activities.  There is no agreement or contract (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Venaxis is a party or otherwise binding upon Venaxis which has or reasonably could be expected to have the effect of prohibiting or impairing the conduct of the business of Venaxis.

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Section 4.28            Illegal Payments.  Venaxis, including but not limited to its employees or material consultants of Venaxis, has not paid, offered or promised to pay, or authorized the payment directly or indirectly of any Improper Payments to any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the Governmental Authority.  By way of clarification, a government official or employee includes employees of regulatory bodies, government-owned institutions such as hospitals and clinics, universities, public utilities, government-owned corporations, schools, convention centers and stadiums.  Venaxis is not in violation of any applicable Laws, including the Foreign Corrupt Practices Act of 1977 and all similar laws in force in Europe, and the rules and regulations thereunder as may be amended and promulgated from time to time.  Venaxis has not made or permitted any Person to make any Improper Payments or perform an act in breach of any applicable Laws on behalf of Venaxis.
Section 4.29           Insolvency.  No voluntary arrangement for winding up has been proposed under any applicable Laws in respect of Venaxis. Venaxis is not insolvent under applicable Laws.
Section 4.30           No Other Representations and Warranties.  Except for the representations and warranties contained in this ARTICLE 4 (including materials and information made available by Venaxis to Strand or Strand Genomics in writing), neither Venaxis nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Venaxis, including any representation or warranty as to the future revenue, profitability or success of its business, or any implied representation or warranty arising from statute or otherwise in law.
ARTICLE 5
 COVENANTS
Section 5.1               Conduct of Strand and Strand Genomics Business Prior to the First Closing.  From the date hereof until the First Closing, except as otherwise provided in this Agreement or consented to in writing by Venaxis (which consent shall not be unreasonably withheld or delayed), each of Strand and Strand Genomics shall (x) conduct its business in the Ordinary Course of Business; and (y) use commercially reasonable efforts to maintain and preserve intact its current organization and operations and to preserve the rights, goodwill and relationships of its employees, consultants, customers, lenders, suppliers, regulators and others having relationships with its business.  Without limiting the foregoing, from the date hereof until the First Closing Date, each of Strand and Strand Genomics shall:
(a)            preserve and maintain all material Permits required for the conduct of its business as currently conducted or the ownership and use of its assets;
(b)            pay all the material debts, Taxes and other obligations of its business when due;

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(c)            maintain all the material properties and assets included in its assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(d)            continue in full force and effect without modification all Insurance Policies, except as required by Law or in the Ordinary Course of Business;
(e)            defend and protect all the material properties and assets included in its assets from infringement or usurpation except in the Ordinary Course of Business;
(f)             perform all of its obligations under all Contracts;
(g)            maintain its Books and Records in accordance with past practice in all material respects;
(h)            comply in all material respects with all Laws applicable to the conduct of its business or the ownership and use of its assets; and
(i)              not take any action that would cause any of the changes, events or conditions described in Section 3.8 to occur.
(j)              Between the date of execution of this Agreement and the First Closing Date, Strand:
(i)            shall not declare or pay any dividends, or effect any splits or reverse splits of its securities or similar transaction other than the Reverse Split;
(ii)           shall not hire any new employees or give any raises to employees or pay any bonuses or severance amounts to existing employees other than under its currently existing agreements and policies; and
(iii)         shall not issue any additional shares, options, phantom shares or warrants.
Section 5.2              Conduct of Venaxis Business Prior to the First Closing.  From the date hereof until the First Closing, except as otherwise provided in this Agreement or consented to in writing by Strand (which consent shall not be unreasonably withheld or delayed), Venaxis shall (x) conduct its business in the Ordinary Course of Business; and (y) use commercially reasonable efforts to maintain and preserve intact its current organization and operations and to preserve the rights, goodwill and relationships of its employees, consultants, customers, lenders, suppliers, regulators and others having relationships with its business.  Without limiting the foregoing, from the date hereof until the First Closing Date, Venaxis shall:
(a)            preserve and maintain all material Permits required for the conduct of its business as currently conducted or the ownership and use of its assets;
(b)            pay all the material debts, Taxes and other obligations of its business when due;

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(c)            maintain all the properties and assets included in its assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(d)            continue in full force and effect without modification all Insurance Policies, except as required by Law or in the Ordinary Course of Business;
(e)            defend and protect all the material properties and assets included in its assets from infringement or usurpation, except in the Ordinary Course of Business;
(f)             perform all of its obligations under all Contracts;
(g)            maintain its Books and Records in accordance with past practice in all material respects;
(h)            comply in all material respects with all Laws applicable to the conduct of its business or the ownership and use of its assets;
(i)              not take or permit any action that would cause any of the changes, events or conditions described in Section 4.8 to occur except as required by Venaxis to close the sale of its real property in accordance with the Venaxis Building Sale Contract; and
(j)              Between the date of execution of this Agreement and the First Closing Date, Venaxis:
(i)             shall not declare or pay any dividends;
(ii)            shall use reasonable and prudent business judgment to generate and conserve as much cash as reasonably practical, including taking reasonable and prudent efforts to reduce its expenses as much as practicable;
(iii)           shall not hire any new employees or give any raises to employees or pay any bonuses or severance amounts to existing employees beyond amounts disclosed to Strand; and
(iv)          shall not issue any additional shares, options, phantom shares or warrants.
Section 5.3               Cooperation and Access to Information.
(a)            From the date hereof and until the First Closing is consummated, each of Strand and Venaxis will use their respective commercially reasonable efforts to facilitate the activities and obligations of the parties under each of the Transaction Agreements, including, without limitation, this Agreement, the Asset Purchase Agreement, the Share Sale Agreements and the Investment Agreements, and will use commercially reasonable efforts to:  (i) take the actions necessary to secure the approval of Venaxis shareholders to the Transactions and other proposals submitted in the Venaxis Proxy Statement and (ii) cause each Outstanding Shareholder to execute all Transaction Agreements applicable to him, her or it; provided, if all such Transaction Agreements are not executed by the First Closing, this subsection (ii) shall continue until the Second Closing. Venaxis shall provide all documents and information which may be required to obtain the Strand Required Consents and Filings including Know Your Customer (KYC) requirements of Kotak Mahindra Bank Limited and use commercially reasonable efforts to assist Strand in obtaining the Strand Required Consents and Filings.

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(b)            From the date hereof and until the Second Closing is consummated, each of Strand and Venaxis shall (a) afford the other Party and its Representatives full and free access to and the right to inspect all of the assets, Books and Records, Contracts and other documents and data related to its business; (b) furnish the other Party and its Representatives with such financial, operating and other data and information related to its business as the requesting Party or any of its Representatives may reasonably request; and (c) instruct the Representatives of Strand and Venaxis, as applicable to cooperate with the other Party in its investigation of its business.  Any investigation pursuant to this Section 5.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of its business or any other businesses of Strand or Venaxis, as the case may be.
Section 5.4              No Solicitation of Other Bids.
(a)            During the Pre-Closing Period, neither Strand nor Venaxis shall, directly or indirectly, and each of Strand and Venaxis shall ensure that its respective Subsidiaries and its respective Representatives do not, directly or indirectly:
(i)             solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
(ii)            furnish any nonpublic information regarding Strand or Venaxis, as the case may be, or any of its respective Subsidiaries, to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;
(iii)            engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;
(iv)           approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or
(v)            enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction;
(vi)            provided, however, that prior to the Venaxis Shareholders' Meeting, this Section 5.4(a) shall not prohibit Venaxis from furnishing nonpublic information regarding Venaxis to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal made by such Person (and not withdrawn) that constitutes, or would reasonably be expected to result in the submission by such Person to Venaxis of, a Venaxis Superior Offer if: (A) neither Venaxis nor any Representative of Venaxis shall have breached any of the provisions set forth in this Section 5.4(a); (B) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, Venaxis gives Strand written notice of the identity of such Person and of Venaxis' intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and Venaxis receives from such Person an executed confidentiality agreement; and (C) at least two business days prior to furnishing any such nonpublic information to such Person, Venaxis furnishes such nonpublic information to Strand (to the extent such nonpublic information has not been previously furnished by Venaxis to Strand), and provided, however, that prior to the receipt of the Venaxis Shareholder Approvals, this Section 5.4(a) shall not prohibit Strand from furnishing nonpublic information regarding Strand to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal made by such Person (and not withdrawn) that constitutes, or would reasonably be expected to result in the submission by such Person to Strand of, a Strand Superior Offer if: (A) neither Strand nor any Representative of Strand shall have breached any of the provisions set forth in this Section 5.4(a); (B) at least two days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, Strand gives Venaxis written notice of the identity of such Person and of Strand's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and Strand receives from such Person an executed confidentiality agreement; and (C) at least two days prior to furnishing any such nonpublic information to such Person, Strand furnishes such nonpublic information to Venaxis (to the extent such nonpublic information has not been previously furnished by Strand to Venaxis).

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(b)            Each of Strand and Venaxis shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Such Party shall keep the other Party informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any modification or proposed modification thereto.
(c)            Each of Strand and Venaxis shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.
Section 5.5               Notice of Certain Events.
(a)            From the date hereof until the Closing, each of Strand and Venaxis shall promptly notify the other Party in writing of:
(i)            any fact, circumstance, event or action the existence, occurrence or taking of which the notifying Party has Knowledge, that (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Strand or Venaxis hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in ARTICLE 6 to be satisfied;

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(ii)            any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)           any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and
(iv)           any Actions commenced or, to the notifying Party's Knowledge, threatened against, relating to or involving or otherwise affecting its business, its assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relates to the consummation of the transactions contemplated by this Agreement.
(b)            The receiving Party's receipt of information pursuant to this Section 5.5 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Strand or Venaxis in this Agreement and shall not be deemed to amend or supplement any materials or information provided in writing by one Party to the other.
Section 5.6               Governmental Approvals and Consents.  Each Party shall, as promptly as possible, (a) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (b) use commercially reasonable efforts to obtain, or cause to be obtained, all Permits, consents and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Agreements.  Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such Consents.  The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.
Section 5.7               Venaxis Proxy Statement.  As promptly as practicable after the date of this Agreement, Venaxis shall prepare the Venaxis Proxy Statement and cause a preliminary Venaxis Proxy Statement to be filed with the SEC.  Venaxis shall provide Strand (and its counsel) with a reasonable opportunity to review and comment on the Venaxis Proxy Statement prior to it being filed on a preliminary basis with the SEC.  Venaxis shall use commercially reasonable efforts and Strand shall cooperate with Venaxis as reasonably requested by Venaxis: (i) to cause the Venaxis Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC; and (ii) to promptly notify Strand of, cooperate with Strand with respect to and respond promptly to any comments of the SEC or its staff.  Venaxis shall use best efforts to cause the Venaxis Proxy Statement to be mailed to Venaxis' shareholders, as promptly as practicable after it is able to do under the applicable SEC Legal Requirements.  Each of Venaxis and Strand shall promptly furnish to the other all information concerning such Party and its Subsidiaries and shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.7.  If either Venaxis or Strand becomes aware of any information that should be disclosed in an amendment or supplement to the Venaxis Proxy Statement, then such Party: (A) shall promptly inform the other Party thereof; (B) shall provide the other Party (and its Representatives) with a reasonable opportunity to review and comment on any amendment or supplement to the Venaxis Proxy Statement prior to it being filed with the SEC; (C) shall provide the other Party with a copy of such amendment or supplement promptly after it is filed with the SEC; and (D) shall cooperate, if appropriate, in mailing such amendment or supplement to the shareholders of Venaxis.

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Section 5.8               Venaxis Shareholders' Meeting.
(a)            Venaxis shall take all action necessary to call, give notice of and hold a meeting of the holders of Venaxis Common Stock to vote on the Venaxis Shareholder Approvals (the "Venaxis Shareholders' Meeting").  The Venaxis Shareholders' Meeting shall be scheduled to be held on a date selected by Venaxis but no later than 40 calendar days after the date the Venaxis Proxy Statement is first mailed to the Venaxis shareholders.  Venaxis shall ensure that all proxies solicited in connection with the Venaxis Shareholders' Meeting are solicited in compliance with all applicable Law and Legal Requirements.
(b)            Subject to Section 5.8(c): (i) the Venaxis Proxy Statement shall include a statement to the effect that the Board of Directors of Venaxis recommends that Venaxis' shareholders vote to approve each of the Venaxis Shareholder Approvals submitted to the Venaxis shareholders in the Venaxis Proxy Statement (the "Venaxis Board Recommendation"); and (ii) the Venaxis Board Recommendation shall not be withdrawn or modified in a manner adverse to Strand, and no resolution by the Board of Directors of Venaxis or any committee thereof to withdraw the Venaxis Board Recommendation or modify the Venaxis Board Recommendation in a manner adverse to Strand shall be adopted. Nothing in this Section 5.8(b) shall preclude Venaxis from making any accurate and complete public disclosure of any material facts if: (1) Venaxis' Board of Directors determines in good faith, after taking into account the advice of Venaxis' outside legal counsel, that such disclosure is required by the fiduciary duties of the Board of Directors of Venaxis or by any Law or Legal Requirement; and (2) Venaxis shall have provided Strand with reasonable advance notice of the content of such disclosure.
(c)            Notwithstanding anything to the contrary contained in Section 5.8(b), at any time prior to the approval of the proposals submitted to the Venaxis shareholders in the Venaxis Proxy Statement, the Venaxis Board Recommendation may be withdrawn or modified in a manner adverse to Strand if:  (i) Venaxis shall have provided to Strand, at least five Business Days prior to each meeting of Venaxis' Board of Directors at which such Board of Directors considers the possibility of withdrawing the Venaxis Board Recommendation or modifying the Venaxis Board Recommendation in a manner adverse to Strand, written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; and (ii) Venaxis' Board of Directors determines in good faith, on account the advice of Venaxis' outside legal counsel, that the withdrawal or modification of the Venaxis Board Recommendation is required in order for Venaxis' Board of Directors to comply with its fiduciary obligations to Venaxis' shareholders under applicable Law. Venaxis shall notify Strand promptly (and in any event within two hours) of: (1) any withdrawal of or modification to the Venaxis Board Recommendation; and (2) the circumstances surrounding such withdrawal or modification.

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Section 5.9              Stock Options.
(a)            In connection with the First Closing, without any action on the part of Venaxis, Strand, the holders of ESOP Options or the U.S. employees of Strand Genomics or Venaxis Sub U.S., except as otherwise required by applicable Law, Venaxis shall issue the Venaxis Options and other stock options to acquire Common Stock under and in accordance with the terms of a Venaxis Incentive Plan to the employees and directors of Strand, Strand Genomics or Venaxis Sub U.S. as set forth on Schedule 2.4(b) and Schedule 2.4(c).
(b)            Provided that Strand shall first provide to Venaxis all information necessary for Venaxis to comply with Section 16(b) of the Exchange Act and any other information reasonably requested by Venaxis and relating to the same, the Board of Directors of Venaxis shall, prior to the First Closing, take appropriate action to approve, for purposes of Section 16(b) of the Exchange Act, the deemed grant of options to purchase Common Stock under the Venaxis Options issued in replacement of the ESOP Options and options issued pursuant to Section 2.4(c) hereof.
(c)            Venaxis shall file with the SEC no later than 10 business days after the First Closing a registration statement on Form S-8 (or any successor form or other appropriate forms) relating to Venaxis Common Stock issuable pursuant to a Venaxis Incentive Plan (to the extent not previously registered on Form S-8) and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the applicable Venaxis Incentive Plan remains in effect.  Venaxis shall use all reasonable efforts to cause shares of Common Stock, when issued upon exercise of the Venaxis Options and options issued pursuant to Section 2.4(c) hereof, to be approved for quotation on NASDAQ.
(d)            Prior to the First Closing, Strand shall take all actions that may be necessary to cancel the ESOP Options to effectuate the provisions of this Section 5.9 and to ensure that, from and after the First Closing, holders of ESOP Options have no rights with respect thereto other than those specifically provided in this Section 5.9.
Section 5.10           Closing Conditions.  From the date hereof until the applicable Closing, each Party shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE 6.
Section 5.11           Transfer Taxes.  All transfer, documentary, sales, use, registration, value added and other such Taxes and fees (including any penalties and interest), but excluding capital gains Tax which will be borne by the respective Strand Shareholder, incurred in connection with this Agreement and the other Transaction Agreements shall be borne and paid by Strand and Venaxis in equal proportions when due, except that Venaxis shall be responsible and pay any stamp duty payable on the share transfer forms to be executed in accordance with the Share Sale Agreements.  Following the First Closing, neither Venaxis nor Strand shall take any action to modify this covenant.  This covenant shall survive the Closings contemplated by this Agreement and the Transaction Agreements and shall survive in perpetuity.
Section 5.12            Indemnification and D&O Insurance.

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(a)            Venaxis shall maintain in effect for not less than six years after the First Closing Venaxis' existing directors' and officers' liability insurance ("D&O Insurance") covering acts or omissions occurring (or alleged to occur) prior to or at the First Closing with respect to Indemnified Persons; provided that Venaxis may substitute therefor policies of the same or substantially similar coverage and amounts containing terms no less advantageous to the Indemnified Persons.  In lieu of the foregoing, Venaxis may purchase, prior to the First Closing, a six-year "tail" prepaid directors' and officers' liability insurance policy in respect of acts or omissions occurring (or alleged to occur) prior to the First Closing covering each such Indemnified Person ("D&O Run-off Insurance"); provided that in no event shall Venaxis be required to pay an aggregate premium for D&O Run-off Insurance under this Section in excess of $675,000.  In the event that the aggregate premium for D&O Run-off Insurance exceeds $675,000, Venaxis shall purchase the highest level of directors' and officers' liability insurance coverage available for $675,000.
(b)            Effective as of the First Closing, Venaxis shall enter into indemnification agreements with each of the directors and officers identified on Schedule 2.5, substantially in the form of Annex M.  In addition, in conjunction with the First Closing, Venaxis shall enter into an addendum to the existing indemnification agreements with those individuals serving as Strand directors and key management employees as of the date of this Agreement to provide for continuation of the indemnification obligations of Strand to such individuals for events and occurrences arising prior to the date of the First Closing.  Strand may purchase, prior to the First Closing, a six-year "tail" prepaid directors' and officers' liability insurance policy in respect to acts or omissions occurring (or alleged to occur) prior to the First Closing covering each such Strand Indemnified Person ("Strand D&O Run-off Insurance"); provided that in no event shall Strand be required to pay an aggregate premium for Strand D&O Run-off Insurance under this Section in excess of $7,000.  In the event that the aggregate premium for Strand D&O Run-off Insurance exceeds $7,000, Strand shall purchase the highest level of directors' and officers' liability insurance coverage available for $7,000.
(c)            For purposes of this Section 5.12, "Indemnified Person(s)" shall mean any person who is now, or has been at any time prior to the First Closing, an officer or director of Venaxis or any of its Subsidiaries and "Strand Indemnified Person(s)" shall mean any person who is now, or has been at any time prior to the First Closing, a key management employee or director of Strand or any of its Subsidiaries.
Section 5.13           Covenant on Cash Schedules. From January 1, 2016 until the First Closing Date, Venaxis shall provide to Strand on or before the twentieth calendar day of each calendar month (i) an unaudited balance sheet of Venaxis as of the previous month-end and (ii) a forecast of expenses and the cash projected to be remaining with Venaxis as of the Drop Dead Date and to Venaxis' Knowledge, all known Liabilities of Venaxis projected as of the Drop Dead Date (collectively, the "Forecast").  Strand acknowledges that the Forecasts will be forward looking statements and may not be accurate.  In the absence of fraud or intentional wrongdoing by Venaxis, Strand agrees that this Section 5.13 shall not be considered, in any manner, under ARTICLE 6 or ARTICLE 7 of this Agreement, and shall not be a reason to renegotiate, amend or revise any terms of any of the Transaction Agreements.

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Section 5.14           Information Supplied. None of the information supplied or to be supplied by or on behalf of Venaxis specifically for inclusion or incorporation by reference in the Venaxis Proxy Statement will, at the time the Venaxis Proxy Statement is first mailed to the Venaxis shareholders and, including any amendments or supplements that may be filed as described in Section 5.7, at the time of the Venaxis Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required.  None of the information supplied or to be supplied by or on behalf of Strand specifically for inclusion or incorporation by reference in the Venaxis Proxy Statement will, at the date it is first mailed to the shareholders of Venaxis and, including any amendments or supplements that may be filed as described in Section 5.7, at the time of the Venaxis Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required.
ARTICLE 6
 CLOSINGS; CLOSING CONDITIONS
Section 6.1              Conditions to Obligations of Venaxis to First Closing.  The obligations of Venaxis to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Venaxis' waiver, at or prior to the First Closing, of each of the following conditions:
(a)            The representations and warranties of Strand and Strand Genomics contained in this Agreement and those of Strand Shareholders in the Transaction Agreements, as applicable to them, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation  or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the First Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(b)            Strand shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the First Closing Date.
(c)            No Action shall have been commenced against Venaxis or Strand, which would prevent the First Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(d)            All Strand Required Consents and Filings and Venaxis Required Consents and Filings, including but not limited to, those listed in Schedule 6.1 (the "Required Consents and Filings") shall have been received and delivered to Strand and Venaxis at or prior to the First Closing.
(e)            There shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

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(f)             Each of the Outstanding Strand Shareholders who has not yet delivered to Venaxis duly executed counterparts to the Transaction Agreements to which he, she or it is a party, and who wants to participate in the First Closing shall have delivered to Venaxis duly executed counterparts to the Transaction Agreements to which he, she or it is a party, and Strand, Strand Genomics and the Strand Shareholders participating in the First Closing shall have delivered executed counterparts to such other documents and deliveries set forth in the Transaction Agreements as closing deliveries.
(g)            Venaxis shall have received a certificate, dated the First Closing Date and signed by a duly authorized officer of Strand, that each of the conditions set forth in Section 6.1(a) and Section 6.1(b) have been satisfied (the "Strand Closing Certificate").
(h)            Venaxis shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Strand certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Strand authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; and (ii)  the names and signatures of the officers of Strand authorized to sign the other documents to be delivered under this Agreement.
(i)             The shareholders of Venaxis shall have approved the Venaxis Shareholder Approvals, by a vote of at least a majority of the outstanding shares entitled to vote on each such proposal.
(j)             Strand shall have delivered to Venaxis such other documents or instruments as Venaxis reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(k)            Strand shall have caused its board of directors to issue letters seeking consent of the holders of each of the MediBIC Preferred Shares, the Preferred Shares and the Series B Shares of Strand in order to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such MediBIC Preferred Shares, Preferred Shares and Series B Shares of Strand such that upon receiving such consents, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.
(l)             Strand shall have caused its board of directors to convene a special meeting of the holders of the Series B1 Equity Shares of Strand in order to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such Series B1 Equity Shares of Strand in accordance with the procedure set out in the Restated Shareholders' Agreement dated 22 December 2014 such that upon receiving such consents, all Series B1 Equity Shares of Strand are ordinary equity shares, at the First Closing.
(m)           Strand Shareholders holding more than 90% of each of the MediBIC Preferred Shares, the Preferred Shares and the Series B Shares of Strand shall have consented in writing to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such MediBIC Preferred Shares, Preferred Shares and Series B Shares of Strand such that upon receiving such consents, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.

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(n)            Strand Shareholders holding more than a majority of the Series B1 Equity Shares of Strand shall have consented at a special meeting of the holders of the Series B1 Equity Shares of Strand to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such Series B1 Equity Shares of Strand in accordance with the procedure set out in the Restated Shareholders' Agreement dated 22 December 2014 such that upon receiving such consents, all Series B1 Equity Shares of Strand are ordinary equity shares at the First Closing.
Section 6.2              Conditions to Obligations of Strand and Strand Genomics to First Closing.  The obligations of Strand, Strand Genomics and Strand Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Strand's waiver, at or prior to the First Closing, of each of the following conditions:
(a)            The representations and warranties of Venaxis contained in this Agreement, the other Transaction Agreements and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation  or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the First Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(b)            Venaxis shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Agreements to be performed or complied with by it prior to or on the First Closing Date.
(c)            No Action shall have been commenced against Venaxis or Strand, which would prevent the First Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(d)            All Required Consents and Filings shall have been received and delivered to Strand and Venaxis at or prior to the First Closing.
(e)            There shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
(f)            Venaxis shall have delivered to Strand Genomics and the Strand Shareholders duly executed counterparts to the Transaction Agreements (other than this Agreement), and such other documents and deliveries set forth in such Transaction Agreements as closing deliveries.

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(g)            Strand shall have received a certificate, dated the First Closing Date and signed by a duly authorized officer of Venaxis, that each of the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied (the "Venaxis Closing Certificate").
(h)            Strand shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Venaxis certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Venaxis authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and (ii) certifying the names and signatures of the officers of Venaxis authorized to sign the other Transaction Agreements and the other documents to be delivered under this Agreement and thereunder.
(i)            The shareholders of Venaxis shall have approved the Venaxis Shareholder Approvals, by a vote of at least a majority of the outstanding shares entitled to vote on each such proposal.
(j)            Venaxis shall have delivered to Strand such other documents or instruments as Strand reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(k)            Strand shall have caused its board of directors to issue letters seeking consent of the holders of each of the MediBIC Preferred Shares, the Preferred Shares and the Series B Shares of Strand in order to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such MediBIC Preferred Shares, Preferred Shares and Series B Shares of Strand such that upon receiving such consents, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.
(l)            Strand shall have caused its board of directors to convene a special meeting of the holders of the Series B1 Equity Shares of Strand in order to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such Series B1 Equity Shares of Strand in accordance with the procedure set out in the Restated Shareholders' Agreement dated 22 December 2014 such that upon receiving such consents, all Series B1 Equity Shares of Strand are ordinary equity shares, at the First Closing.
(m)            Strand Shareholders holding more than 90% of each of the MediBIC Preferred Shares, the Preferred Shares and the Series B Shares of Strand shall have consented in writing to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such MediBIC Preferred Shares, Preferred Shares and Series B Shares of Strand such that upon receiving such consents, all preference and equity shares of Strand are ordinary preference shares or ordinary equity shares, as the case may be, at the First Closing.

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(n)            Strand Shareholders holding a majority of the Series B1 Equity Shares of Strand shall have consented at a special meeting of the holders of the Series B1 Equity Shares of Strand to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such  Series B1 Equity Shares of Strand in accordance with the procedure set out in the Restated Shareholders' Agreement dated 22 December 2014 such that upon receiving such consents, all Series B1 Equity Shares of Strand are ordinary equity shares, at the First Closing.
Section 6.3              Conditions to Obligations of Venaxis and Strand for Second Closing.  The obligations of Venaxis and Strand to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Venaxis', Strand's waiver, at or prior to the Second Closing, of each of the following conditions:
(a)            No Action shall have been commenced against Venaxis or Strand, which would prevent the Second Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(b)            Each of the Outstanding Strand Shareholders who has not yet delivered to Venaxis duly executed counterparts to the Transaction Agreements to which he, she or it is a party, and who wants to participate in the Second Closing shall have delivered to Venaxis duly executed counterparts to the Transaction Agreements to which he, she or it is a party.
ARTICLE 7
 TERMINATION
Section 7.1              Termination.  This Agreement may be terminated at any time prior to the First Closing:
(a)            by the mutual written consent of Strand and Venaxis;
(b)            by Venaxis by written notice to Strand if:
(i)             Venaxis is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Strand pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.1 and such breach, inaccuracy or failure has not been cured by Strand within thirty (30) days of Strand's receipt of written notice of such breach from Venaxis; or
(ii)            any of the conditions set forth in Section 6.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by April 5, 2016, or such other date that the Parties may mutually agree upon, in writing, in their sole and absolute discretion (the "Drop Dead Date") unless such failure shall be due to the failure of Venaxis to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

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(c)            by Strand by written notice to Venaxis if:
(i)              Strand is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Venaxis pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.2 and such breach, inaccuracy or failure has not been cured by Venaxis within thirty (30) days of Venaxis' receipt of written notice of such breach from Strand; or
(ii)            any of the conditions set forth in Section 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Strand to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(d)            by Venaxis or Strand in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Government Order restraining or enjoining the transactions contemplated by this Agreement, and such Government Order shall have become final and non-appealable;
(e)            by Venaxis immediately prior to entering into a definitive agreement with respect to a Venaxis Superior Offer, provided that (i) subject to the terms of this Agreement, the Board of Directors of Venaxis has withdrawn or modified the Venaxis Board Recommendation in accordance with Section 5.8(c) and authorized Venaxis to enter into a definitive agreement for a transaction that constitutes a Venaxis Superior Offer, (ii) immediately prior to the termination of this Agreement, Venaxis pays to Strand the amount payable pursuant to Section 7.3(b) and (iii) immediately following such termination Venaxis enters into a definitive agreement to effect such Venaxis Superior Offer;
(f)             by Strand immediately prior to entering into a definitive agreement with respect to a Strand Superior Offer, provided that (i) subject to the terms of this Agreement, the Board of Directors of Strand has authorized Strand to enter into a definitive agreement for a transaction that constitutes a Strand Superior Offer, (ii) immediately prior to the termination of this Agreement, Strand pays to Venaxis the amount payable pursuant to Section 7.3(b), and (iii) immediately following such termination of Strand enters into a definitive agreement to effect such Strand Superior Offer;  or
(g)            by Venaxis if the Venaxis Shareholder Approvals are not received at the Venaxis Shareholders' Meeting.
Section 7.2              Effect of Termination.  In the event of termination of this Agreement in accordance with this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 7.3.  If this Agreement is terminated, none of Strand, Strand Genomics, Strand Shareholders nor Venaxis shall have any obligation or liability under the other Transaction Agreements, or be required to proceed to closing under any such other Transaction Agreements.

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Section 7.3               Expenses; Termination Fees.
(a)            Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expenses, whether or not the transactions are consummated, including, without limitation, the fees and expenses disclosed to the other Party; provided, however, that Venaxis and Strand shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Venaxis Proxy Statement and any amendments or supplements thereto.
(b)            If this Agreement is terminated by Venaxis pursuant to Section 7.1(e) then Venaxis shall pay to Strand a nonrefundable fee in the amount of $2,500,000 plus actual, direct costs and expenses of Strand in connection with the Transaction Agreements up to a cap of $1,500,000, and the transactions contemplated thereby at the time of such termination.  If this Agreement is terminated by Strand pursuant to Section 7.1(f), then Strand shall pay to Venaxis a nonrefundable fee in the amount of $2,500,000 plus actual, direct costs and expenses of Venaxis up to a cap of $1,500,000 in connection with the Transaction Agreements and the transactions contemplated thereby at the time of such termination.
ARTICLE 8
 MISCELLANEOUS
Section 8.1               Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by electronic mail (with confirmation of receipt), and with additional delivery under subsection (b), (c) or (d) below; (b) when delivered by hand (with written confirmation of receipt); (c) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid (for U.S. delivery only).  Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.1):

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If to Strand and Strand Genomics:
Strand Life Sciences Private Limited
Kirloskar Business Park, 5th Floor
Bellary Road
Bengaluru, Karnataka 560024 India
Attn:  Thiru Reddy, Chief Financial Officer
Email:  thiru.reddy@strandls.com

Strand Genomics, Inc.
12635 East Montview Boulevard,
 Suite 370
Aurora, CO 80045
Attn: Thiru Reddy, Chief Financial Officer
Email:  thiru.reddy@strandls.com

with copies (which shall not constitute notice) to:
Baker & Hostetler LLP
45 Rockefeller Plaza
New York, NY 10111 USA
Attn:  Rajiv Khanna
Email: rkhanna@bakerlaw.com

                  and

Trilegal
The Residency
7th Floor, 133/1, Residency Road
Bangalore 560 025
Attn: Kosturi Ghosh
Email: kosturi.ghosh@trilegal.com

If to Venaxis:	1585 South Perry Street Castle Rock, CO 80104 USA Attn: Steve Lundy, CEO Email: slundy@venaxis.com
with a copy (which shall not constitute notice) to:	Ballard Spahr LLP 1735 Market Street, 51st FL Philadelphia, PA 19103 USA Attn: Mary J. Mullany Email: mullany@ballardspahr.com
Section 8.2              Interpretation.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  The  Schedules and Annexes referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 8.3              Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 8.4              Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 8.5              Entire Agreement.  This Agreement and the other Transaction Agreements constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Agreements (excluding the Investment Agreements and the Share Sale Agreements), the Annexes and the Schedules, the statements in the body of this Agreement will control.  In the event of any inconsistency between the statements in the body of the Investment Agreements or the Share Sale Agreements and the body of this Agreement, the statements in the body of the respective Investment Agreement or Share Sale Agreement will control.
Section 8.6              Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.
Section 8.7              No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties, and their respective successors and permitted assigns and except as set forth in Sections 2.5, 2.6, 5.12 and 8.8 of this Agreement, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 8.8               Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party.  No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.  No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  Without limiting the foregoing, no amendment to this Agreement shall be made between the First Closing and the Second Closing without the prior written consent of the Remaining Shareholders.

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Section 8.9               Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.
(b)            THE PARTIES HEREBY CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IN THE ABSENCE OF SUCH FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF GENERAL JURISDICTION IN THE CITY OF NEW YORK NEW YORK, AND HEREBY WAIVE THE RIGHT TO ASSERT THE LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE IN CONNECTION WITH ANY SUCH SUIT, ACTION OR OTHER PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT GIVEN IN ACCORDANCE WITH SECTION 8.1 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9(c).
Section 8.10            Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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Section 8.11            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 8.12           Survival.  None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the First Closing. This Section 8.12 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the First Closing.
 [Signatures on the following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Master Agreement as of the date first written above.
VENAXIS: VENAXIS, INC. By: /s/ Stephen T. Lundy Name: Stephen T. Lundy Title: Chief Executive Officer and President

STRAND:

STRAND LIFE SCIENCES PRIVATE LIMITED

By:            /s/ Thiru Reddy
Name: Thiru Reddy
Title:  Chief Financial Officer

STRAND GENOMICS:

STRAND GENOMICS, INC.

By:            /s/ Thiru Reddy
Name: Thiru Reddy
Title:  Chief Financial Officer

Annex B-1

SHARE SALE AGREEMENT
THIS SHARE SALE AGREEMENT (this "Agreement") is entered into as of __________, 2016, by and between Venaxis, Inc., a corporation organized under the Laws of the State of Colorado ("Venaxis"), and [●], [an individual [not] residing in India/a company [not] organized under the Laws of India] ("Seller").  Venaxis and Seller are collectively referred to herein as the "parties" and individually as a "party".
RECITALS
A.            As on the date of this Agreement, Seller is the legal and beneficial owner of [(i) [______] issued and paid-up equity shares of Strand Life Sciences Private Limited, a corporation organized under the laws of India ("Strand"), face value of Rs 10 each ("Preferred Strand Shares"), (ii) [________] issued and paid-up compulsorily convertible preference shares of Strand, face value of Rs 10 each ("Series B Strand Shares") [and] (iii) [___________________] issued and paid-up series B1 equity shares of Strand, face value of Rs 10 each ("Series B1 Equity Strand Shares")], which collectively constitute [●] of the issued and paid-up share capital of Strand on a fully-diluted basis. The [Preferred Strand Shares, Series B Strand Shares and Series B1 Equity Strand Shares] are collectively referred to herein as the "Strand Shares".
B.            Upon the terms and subject to the conditions set forth in this Agreement, Seller has agreed to sell, and Venaxis has agreed to purchase, the Strand Shares for the Purchase Price (defined herein).
THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:
ARTICLE I
DEFINITIONS

1.01       Certain Definitions.
(a)            For the purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.01:
"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York or [_________] are authorized or required by Law to be closed for business.
"Code" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

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"Consent and Waiver" means that certain Consent and Waiver acknowledgement letter delivered by Seller to Strand as of the date hereof, effective as of the Closing if the Closing occurs.
"Contract(s)" shall mean, with respect to a Person, any agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether written or oral, entered into by such Person.
"Dollars or $" means the lawful currency of the United States.
"Encumbrance" means any charge, claim, community or other marital property interest, equitable or ownership interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or Equity Interest), transfer, receipt of income or exercise of any other attribute of ownership (other than, in the case of a security, any restriction on the transfer of such security arising solely under federal and state securities laws).
"Equity Interest" means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation that would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, phantom stock or phantom unit, profit participation or other similar rights).
"ESOP Shares" means the shares of Strand held by the Strand Employees Welfare Trust.
"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
"Investment Agreement" means the investment agreement executed between Seller and Venaxis simultaneous with the execution of this Agreement.
 "Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

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"Master Agreement" means that certain Master Agreement by and among Strand, Strand Genomics, and Venaxis, made and executed simultaneously with the execution of this Agreement.
"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
 "Strand Genomics" means Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand.
"Venaxis Proxy Statement" means the proxy statement of Venaxis to be filed by Venaxis with the U.S. Securities and Exchange Commission and distributed to the Venaxis shareholders to seek approval for the transactions contemplated hereby and the other transactions described in the Master Agreement.
ARTICLE II
SALE AND PURCHASE; PURCHASE PRICE
2.01       Sale and Purchase of the Strand Shares.  Subject to the terms and conditions of this Agreement, Seller hereby covenants and agrees to sell, assign and transfer to Venaxis and Venaxis hereby covenants and agrees to purchase from Seller all the right, title and interest in the Strand Shares free and clear of all Encumbrances but together with goodwill and all rights and advantages now and hereafter attaching or accruing to the Strand Shares under Law, that Venaxis, upon the registration of transfer of the Strand Shares in the name of Venaxis, shall receive full legal and beneficial ownership of the Strand Shares and all the rights attached to the Strand Shares under Law now and hereafter relating thereto.
2.02       Purchase Price.  Subject to Section 2.03, as full consideration for the sale of the Strand Shares by Seller to Venaxis, Venaxis shall pay to Seller the aggregate purchase price of $[________] (the "Purchase Price"). [Based on and relying upon the representation and warranty provided by Seller in Section 4.03(f) and the opinion issued by Ernst & Young LLP delivered pursuant to Section 3.02(b)(ii), the Purchase Price shall be paid by Venaxis to Seller without any deduction, restriction, set-off or withholding; provided, however, that if the opinion issued by Ernst & Young LLP delivered pursuant to Section 3.02(b)(ii) states that withholding is required, Venaxis shall remit (through Strand) withholding taxes to the proper taxing authorities in compliance with applicable Law.]  The Purchase Price shall be paid [subject to withholding of applicable taxes (if any)] by wire transfer of immediately available funds to the account designated by Seller as set forth on Schedule 2.02.
2.03       Swap of Strand Shares. If prior to the Closing Date, the Department of Industrial Policy and Promotion, Government of India and the Reserve Bank of India issue circulars or notifications and India's foreign exchange regulations are amended to the effect that prior approval of the Foreign Investment Promotion Board, Department of Economic Affairs, Ministry of Finance and the Reserve Bank of India is not required to be obtained for the swap of shares, then upon the mutual consent of the parties, the Strand Shares may be transferred by Seller to Venaxis for a consideration equal to the Purchase Price [without taking into account any withholding deposited by Venaxis (through Strand) with the Indian tax authorities, which shall be dealt with as set forth below]. For discharging such consideration, Venaxis shall not be required to pay any cash to Seller and shall issue [___________] shares of Venaxis (as defined as the "Venaxis Shares" in the Investment Agreement) to Seller (in accordance with the terms of the Investment Agreement) after complying with the valuation and any other requirements prescribed in respect to the swap of shares by the Foreign Investment Promotion Board, Department of Economic Affairs, Ministry of Finance and the Reserve Bank of India [without taking into account any withholding deposited by Venaxis (through Strand) with the Indian tax authorities, which shall be dealt with as set forth below].  [If Venaxis is required to withhold taxes as per Section 2.02 of this Agreement, then Venaxis shall deposit the withholding amount in cash (through Strand) with the Indian tax authorities, and Seller, shall, in turn, deposit the withholding amount in cash with Venaxis under the Investment Agreement.]

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2.04       [Elimination of Preferential Rights. Seller hereby agrees, if it holds the Strand Shares at the time of a duly noticed and held meeting of the Series B1 Equity Strand Shares, to vote to eliminate all preferential rights associated with such Series B1 Equity Strand Shares so that such Series B1 Equity Strand Shares are ordinary equity shares as of the Closing.  Seller confirms to Venaxis that Seller has executed and delivered to Strand, prior to or simultaneously with execution and delivery of this Agreement, the Consent and Waiver under which Seller has consented, for all Preferred Strand Shares, Series B1 Equity Strand Shares and Series B Strand Shares held by Seller as of the date hereof, to the proposed transaction with Venaxis, to terminate the Restated Shareholders' Agreement dated December 22, 2014, to eliminate all preferential rights associated with each such class of shares so that all of the Strand Shares are ordinary preference shares or ordinary equity shares effective as of the Closing, and to amend the articles of association of Strand to give effect to the terms of this Section 2.04, and that Seller will take no action to withdraw such Consent and Waiver prior to the Closing.]
ARTICLE III
CLOSING

3.01        Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 45 Rockefeller Plaza, New York, New York 10111-0100, at 10:00 am EST, on the second (2nd) Business Day after all of the conditions to Closing set forth in Article V are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as the parties may mutually agree upon in writing.  The date on which the Closing is to occur is herein referred to as the "Closing Date."  The parties hereby acknowledge and agree that the Closing may consist of one or more wire transfers as a discharge of consideration towards the sale of Strand Shares.
3.02       Closing Deliverables.
(a)            At the Closing, Venaxis shall deliver to the Seller the following:
(i)     subject to Section 2.03, the Purchase Price;

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(ii)    the duly stamped and executed share transfer form evidencing the transfer of the Strand Shares from Seller to Venaxis;
(iii)   a Secretary's Certificate, dated as of the Closing Date, certifying attached copies of (A) Venaxis' charter documents, (B) resolutions of Venaxis' board approving this Agreement and the transactions contemplated herein and (C) the incumbency of each authorized officer signing this Agreement; and
(iv)   a certificate, dated as of the Closing Date, signed by a duly authorized officer of Venaxis, that each of the conditions set forth in Section 5.02(b) and Section 5.02(c) have been satisfied.
(b)            At the Closing, Seller shall deliver to Venaxis the following:
(i)     the original duly stamped share certificate(s) representing the Strand Shares issued in the name of Seller (the "Strand Share Certificates") duly endorsed by Strand transferring the Strand Shares to Venaxis;
(ii)    [a Secretary's Certificate, dated as of the Closing Date, certifying attached copies of (A) Seller's charter documents, (B) resolutions of Seller's board approving this Agreement and the transactions contemplated herein and (C) the incumbency of each authorized officer signing this Agreement; and]
(iii)   [an opinion, dated as of the Closing Date, issued by Ernst & Young LLP confirming the capital gains/ capital loss incidence to Seller from the sale of the Strand Shares and consequently confirming the amount of withholding tax to be deducted and paid by Venaxis (through Strand) to the Indian tax authorities in case of capital gains arising to Seller, or confirming that there is no obligation on Venaxis to withhold tax from the Purchase Price under the Income Tax Act, 1961 (the "Tax Act") in case of a capital loss or in case there is neither a capital loss nor a capital gain arising to Seller; and]
(iv)   a certificate, dated as of the Closing Date, signed by [a duly authorized officer of] the Seller, that each of the conditions set forth in Section 5.03(b) and Section 5.03(c) have been satisfied; and
(v)   [a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable successor form, establishing Seller's exemption from withholding under Section 1471-1474 of the Code.]
(c)            At the Closing, Seller shall deliver to Strand the following with instructions to Strand to give effect to such documents immediately:
(i)     the duly stamped and executed share transfer form (which has been counter-signed by Venaxis) evidencing the transfer of the Strand Shares from Seller to Venaxis;
(ii)   [the executed FC-TRS Documentation duly certified by the Seller's authorised dealer bank;] and

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(iii)    confirmation of continued effectiveness of the Consent and Waiver executed by Seller to give effect to the terms of Section 2.04.
(d)            [At the Closing, Seller shall cause Strand to convene a meeting of the Board of Directors of Strand in order to take the actions as listed below:
(i)     approve the transfer of the Strand Shares from Seller to Venaxis and approve the amendment to the register of members and the share transfer register of Strand to reflect Venaxis as the owner of the Strand Shares; and
(ii)    approve amendment to the articles of association of Strand to delete the terms of the Restated Shareholders' Agreement dated December 22, 2014.]
(e)            [After conducting a meeting of the Board of Directors of Strand as mentioned above, Seller shall cause Strand to convene a shareholders' meeting of Strand in order to approve amendment to the articles of association of Strand to delete the terms of the Restated Shareholders' Agreement dated December 22, 2014 and to appoint such persons as directors of Strand as recommended by Venaxis.]
(f)            At the Closing, Seller shall cause Strand to amend the register of members and the share transfer register of Strand to reflect Venaxis as the owner of Strand Shares, to amend the register of directors to reflect appointment of the directors nominated by Venaxis and to file such forms with the registrar of companies as may be required to give effect to the resolutions passed by the Board of Directors of Strand and the shareholders of Strand.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
4.01       Venaxis.  Venaxis hereby represents and warrants to Seller that:
(a)            Organization, Existence and Power.  Venaxis is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Colorado.  Venaxis has the requisite corporate power and authority to carry on its business as currently conducted.  Venaxis has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Venaxis of this Agreement, the performance by Venaxis of its obligations hereunder and the consummation by Venaxis of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Venaxis.
(b)            Non-Contravention.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of Venaxis' charter documents or other governing instruments.

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(c)            Purchase for Own Account.  Venaxis is acquiring the Strand Shares for its own account and not with the view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder (the "Securities Act").
(d)            Investment Purpose.  Venaxis is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Venaxis has discussed or has had the opportunity to discuss with its professional legal, tax and financial advisors the suitability of an investment in the Strand Shares for Venaxis' particular tax and financial situation.
(e)            Consents. Except for the consents and approvals listed on Schedule 4.01(e), no consent or approval is required by a Governmental Authority or a third party with respect to Venaxis in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby.
(f)             Brokers. Except for Jon Vance of MedDx Strategy Partners, LLC, Venaxis has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fee or commissions with respect to transactions contemplated hereby.
(g)            Sufficiency of Funds.  Subject to Section 2.03, Venaxis will have at the Closing sufficient cash on hand or other resources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.
4.02       Seller.  Seller hereby represents and warrants to Venaxis that:
(a)            [Organization, Existence and Power] [Power and Authority].  [Seller is a company duly organized and validly existing under the Laws of India.  Seller has the requisite corporate power and authority to carry on its business as currently conducted.]  Seller has all necessary [corporate] power and authority to enter into this Agreement, to carry out [his/her/its] obligations hereunder and to consummate the transactions contemplated hereby. [The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller.]
(b)            Title to Strand Shares.  The Strand Shares are legally and beneficially owned by Seller and are free and clear of all Encumbrances.  Seller has full power to transfer the Strand Shares to Venaxis under the terms and conditions hereof.  [Such Strand Shares are held in dematerialized form as of the date of this Agreement.]  [Such Strand Shares are held in materialized form as of the date of this Agreement, and will continue to be held in such form up to the Closing Date.]
(c)            [Non-Contravention.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of Seller's charter documents or other governing instruments.]

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(d)            Consents.  Except for the consents and approvals listed on Schedule 4.02[(d)], no consent or approval is required by a Governmental Authority or a third party with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby.
(e)            Brokers. Seller has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated hereby.
(f)            [Capital Gain/Loss.  In the event the sale of the Strand Shares by Seller to Venaxis hereunder results in a capital gain to Seller, Venaxis will be required to withhold applicable taxes from the Purchase Price under the Tax Act and deposit the same (through Strand) to the Indian tax authorities. In the event the sale of the Strand Shares by Seller to Venaxis hereunder results in a capital loss or neither a capital gain nor a capital loss to Seller, Venaxis will not be required to withhold any taxes from the Purchase Price.]
(g)       [Residential Status. Seller is a resident of India under the (Indian) Income Tax Act, 1961.]
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING
5.01            Condition Precedent to Obligation of All Parties. The obligations of each party hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            The Board of Directors of Venaxis shall have approved and recommended to the shareholders of Venaxis the Sale and Reinvestment Transaction, that certain asset purchase transaction between Venaxis Sub, Inc., a wholly-owned subsidiary of Venaxis and Strand Genomics, pursuant to which Strand Genomics shall sell, and Venaxis Sub, Inc., shall purchase substantially all of the assets of Strand Genomics (the "Asset Purchase Transaction") and the Remaining Shareholders Sale and Reinvestment Transaction and Venaxis shall have received the affirmative vote of the requisite shareholders approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholders Sale and Reinvestment Transaction and the transactions contemplated under this Agreement pursuant to the Venaxis Proxy Statement;
(b)            The simultaneous closing of the transactions contemplated under (A) the Investment Agreement between Venaxis and Seller pursuant to which Seller will acquire the shares of Venaxis (B) the Share Sale Agreement and the Investment Agreement with certain shareholders of Strand pursuant to which Venaxis will acquire shares of Strand from such shareholders and such shareholders will acquire the shares of Venaxis so that as a result of (A) and (B) above, Venaxis shall own at least fifty-one percent (51%) of the issued and outstanding shares of Strand (other than the ESOP Shares) (collectively, the "Sale and Reinvestment Transaction");
(c)            The execution of (A) the Share Sale Agreements and (B) the Investment Agreements with all of the remaining shareholders of Strand who are willing to sign such agreements pursuant to which Venaxis will purchase shares of Strand from such shareholders and such shareholders will acquire the shares of Venaxis upon the closing of the first and/or second tranche of the Sale and Reinvestment Transaction, as a result of which Venaxis shall own more than 90% of the issued and outstanding shares of Strand (other than the ESOP Shares) (collectively, the "Remaining Shareholders Sale and Reinvestment Transaction"); and

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(d)            Strand has obtained all Strand Required Consents and Filings (as defined in the Master Agreement).
5.02      Condition Precedent to Obligations of Seller.  The obligations of Seller hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            Seller shall have received all closing deliverables from Venaxis as set forth in Section 3.02(a).
(b)            [The representations and warranties of Venaxis contained in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).]
(c)            Venaxis shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Master Agreement to be performed or complied with by it prior to or on the Closing Date.
(d)            Venaxis shall have received all consents, authorizations, orders and approvals from the Governmental Authorities or any third parties, including, but not limited to, such consents, authorizations, orders and approvals listed on Schedule 4.01(e), in form and substance reasonably satisfactory to Seller, and no such consent, authorization, order and approval shall have been revoked.
5.03       Condition Precedent to Obligations of Venaxis. The obligations of Venaxis hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            Venaxis shall have received all closing deliverables from Seller as set forth in Section 3.02(b) to (f).
(b)            The representations and warranties of Seller contained in Article IV shall be true and correct in all material respects, except that the representations and warranties in Section 4.02(b) (Title to Strand Shares), Section 4.03(b) (Title to Strand Shares) and Section 4.03(f) (Capital Gain/Loss) shall be true in all respects, as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(c)        [Seller shall have obtaioned a valuation certificate;]

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(d)            Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.
(e)            Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities or any third parties, including, but not limited to, such consents, authorizations, orders and approvals listed on Schedule 4.02(d) and Schedule 4.03(d) respectively, in form and substance reasonably satisfactory to Venaxis, and no such consent, authorization, order and approval shall have been revoked.
(f)        [Seller shall have completed all formalities for rematerialization of the Strand Shares and the Strand Shares shall have been rematerialized.]
ARTICLE VI
TERMINATION
6.01      Termination. This Agreement stands terminated automatically in the event of termination of the Master Agreement or the Investment Agreement. Further, this Agreement may be terminated at any time prior to the Closing:
(a)            by the mutual written consent of Seller and Venaxis;
(b)            by Seller with written notice to Venaxis if:
(i)     Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Venaxis pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article V and such breach, inaccuracy or failure cannot be cured by Venaxis by April 5, 2016, or such other date as may be mutually agreed upon by the parties in their sole and absolute discretion (the "Drop Dead Date");
(ii)    any of the conditions set forth in Section 5.01 or Section 5.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller USA to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(c)            by Venaxis with written notice to Seller if:
(i)     Venaxis is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article V and such breach, inaccuracy or failure cannot be cured by Seller by the Drop Dead Date; or
(ii)    any of the conditions set forth in Section 5.01 or Section 5.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Venaxis to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing[; provided, however, if prior to the Closing the Strand Shareholders (as defined in the Master Agreement) holding more than a majority of the Series B1 Equity Shares of Strand shall have consented at a special meeting of the holders of the Series B1 Equity Shares of Strand to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such Series B1 Equity Shares of Strand in accordance with the procedure set out in the Restated Shareholders' Agreement dated 22 December 2014 such that upon receiving such consents, all Series B1 Equity Shares of Strand are ordinary equity shares at the Closing, then Venaxis shall not be entitled to terminate this Agreement under this Section 6.01(c) or otherwise for an alleged breach of Section 2.04 of this Agreement];
10

(d)            by Seller or Venaxis in the event that:
(i)     there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or
(ii)    any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or
(iii)   if Venaxis fails to obtain the affirmative vote of the requisite shareholders of Venaxis approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholder Sale and Reinvestment Transaction or the transactions contemplated under this Agreement pursuant to the Venaxis Proxy Statement.
6.02       Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a)            as set forth in this Article VI and Article VII hereof; and
(b)            that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof.
ARTICLE VII
MISCELLANEOUS
7.01            Notices; Communications.  All notices, requests, demands or other communications under this Agreement, required or desired to be given hereunder shall be in writing and shall be effective only if delivered by one of the following means: (i) by personal delivery of the notice or consent if the recipient thereof gives a signed receipt therefor; (ii) by telegraph, telex, telecopier or other similar form of communication; (iii) or by registered or certified mail, postage prepaid, return receipt requested, to the following addresses, or to such other address as the parties may provide by notice:
If to Seller:
[______________]
[______________]
[______________]
[______________]

11

with a copy (which shall not constitute notice) to:
[______________]
[______________]
[______________]
[______________]

with copies (which shall not constitute notice) to:
Strand Life Sciences Private Limited
5th Floor, Kirloskar Business Park, Bellary Road
Opp. Columbia Hospital
Hebbal, Bengaluru, Karnataka 560024, India
Attn: Thiru P. Reddy, Chief Financial Officer

and

Trilegal
The Residency, 7th Floor
133/1, Residency Road
Bangalore – 560 025
Attn: Kosturi Ghosh

and

Baker & Hostetler LLP
45 Rockefeller Plaza,
New York, New York 10111-0100
Attn: Rajiv Khanna

If to Venaxis:
Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104
Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, Pennsylvania 19103
Attn: Mary J. Mullany

12

Any such notice shall be presumed received by the addressee seventy-two (72) hours after posting, if sent by mail, and upon receipt, if personally delivered or sent by telegraph, telex, telecommunication device or similar form of communication.  Any party may change its address by giving the other parties timely written notice of its new address as herein provided.
7.02            Entire Agreement.  This Agreement contains the entire understanding between the parties and supersedes any prior understanding or agreement between them respecting the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement which are not fully expressed herein.
7.03            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW; PROVIDED, HOWEVER, THAT ANY LEGAL ISSUES WITH RESPECT TO THE TRANSFER OF THE STRAND SHARES AND THE ELIMINATION OF PREFERENTIAL RIGHTS ASSOCIATED WITH STRAND SHARES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF INDIA.
7.04            Submission of Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING, SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
7.05            Waiver of Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THAT MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.05.

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7.06            Successors and Assigns.  All provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and each of their respective heirs, executors, administrators, personal representatives, successors and assigns.  No party hereto shall have the right to assign this Agreement.
7.07            Amendments and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
7.08            Severability.  Should any part, term or provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall be given effect separately from the provision or provisions determined to be invalid, void or unenforceable, shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.
7.09            Separate Counterparts.  This Agreement may be executed in separate counterparts and shall become effective when such separate counterparts have been exchanged among the parties.
7.10            Further Assurances.  After the Closing Date, the parties hereto agree to execute and deliver such further agreements or instruments and take such further action as may be required to carry out the intent and purpose of this Agreement.
7.11        Survival.  The representations and warranties contained herein shall not survive the Closing.  None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each surviving covenant and agreement shall survive the Closing for the period contemplated by its terms.

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7.12            Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Share Sale Agreement as of the date first written above.
VENAXIS: VENAXIS, INC. By: ___________________________________________ Name: Stephen T. Lundy Title: Chief Executive Officer and President SELLER:
[___________________________] By: _________________________________

16

Annex B-2

INVESTMENT AGREEMENT

by and between

VENAXIS, INC.
And

[__________________]

dated as of
__________________, 2016

INVESTMENT AGREEMENT
THIS INVESTMENT AGREEMENT (this "Agreement") is entered into as of __________, 2016, by and between Venaxis, Inc., a corporation organized under the Laws of the State of Colorado ("Venaxis"), [an individual [not] residing in India/a company [not] organized under the Laws of India] ("Subscriber").  Venaxis and Subscriber are collectively referred to herein as the "parties".
RECITALS
A.            The parties are party to that certain Share Sale Agreement, dated of even date herewith (the "Share Sale Agreement"), pursuant to which Venaxis will acquire all of the shares of Strand Life Sciences Private Limited ("Strand") owned by Subscriber (such shares of stock, the "Strand Shares").
B.            Upon the terms and subject to the conditions set forth in this Agreement, Venaxis has agreed to issue to Subscriber, and Subscriber has agreed to subscribe, to the Venaxis Shares (as defined in Section 2.01), consequent to the acquisition by Venaxis of the Strand Shares from Subscriber.
THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:
ARTICLE I.
DEFINTIONS
The following terms have the meanings specified or referred in this ARTICLE I:
"Accounts Receivable" means all notes, debentures, trade accounts and billed or unbilled accounts receivable, in each case, to the extent owed to Venaxis as of the Closing (whether or not then due), including deferred charges, rights of offset and credits and claims for refunds.
"Action" means any claim, charge, action, cause of action, suit, litigation, arbitration, mediation, investigation, opposition, interference, audit, assessment, hearing, review, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity, or in court or before any Governmental Authority) that has been served, noticed, conducted, tried or heard.
"Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For purposes of the foregoing, (a) a Person shall be deemed to control a specified Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person or (b) if such other Person is at such time a direct or indirect beneficial holder of at least 10% of any class of the securities of such specified Person.

"Agreement" has the meaning set forth in the preamble.
"Asset Purchase Transaction" means that certain asset purchase transaction between Venaxis Sub Inc., a wholly-owned subsidiary of Venaxis and Strand Genomics, Inc., a wholly-owned subsidiary of Strand, pursuant to which Strand Genomics, Inc. shall sell, and Venaxis Sub U.S., Inc. shall purchase all or substantially all of the assets of Strand Genomics, Inc. and Venaxis Sub U.S., Inc. shall assume substantially all of the liabilities of Strand Genomics, Inc.
 "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York or [_________] are authorized or required by Law to be closed for business.
"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.
"Claims" means all Actions, judgments, demands, prepayments, refunds, rights of recovery, rights of setoff, rights of recoupment or rights of any nature that are held by or to the benefit either Party, as the context provided, and all rights to recover damages for the breach, infringement or misappropriation of any assets of either Party, as the case may be.
"Closing" has the meaning set forth in Section 3.01.
"Closing Date" has the meaning set forth in Section 3.01.
"Code" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
"Common Stock" means the common stock, no par value, of Venaxis.
"Contract" or "Contracts" means any and all contracts, agreements, open purchase orders, leases, subleases and licenses of Venaxis.
"Disclosure Schedule" means the Disclosure Schedule of Venaxis provided to Subscriber with this Agreement.
"Debt" means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (a) for borrowed money (including amounts outstanding under overdraft facilities), (b) evidenced by notes, bonds, debentures or other similar contractual obligations, (c) in respect of "earn-out" obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) in respect of letters of credit and bankers' acceptances, (e) for contractual obligations relating to interest rate protection, swap agreements and collar agreements, and (f) in the nature of guarantees of the obligations described in clauses (a) through (e) above of any other Person.

2

"Disqualification Event" has the meaning set forth in Section 4.30.
["Drop Dead Date" has the meaning set forth in Section 8.01(b)(i).]
"Encumbrance" means any charge, claim, community or other marital property interest, equitable or ownership interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or Equity Interest), transfer, receipt of income or exercise of any other attribute of ownership (other than, in the case of a security, any restriction on the transfer of such security arising solely under federal and state securities laws).
"Environmental Claims" means any Action, Government Order, Encumbrance, fine, penalty, or, as to each, any settlement or judgment arising therefrom, alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Substances; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
"Environmental Laws" means any Legal Requirement relating to (a) Releases or threatened Releases of Hazardous Substances, (b) pollution or protection of public health or the environment or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
"Environmental Liabilities" means any and all Liabilities and Losses, including the cost of any Remedial Action (a) of or relating to the Real Property of either Strand or Venaxis, or any of its current or former properties or facilities (whether owned, leased or operated), and (b) which arise out of or relate to (i) Releases of any Hazardous Substances, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances or (iii) the violation of or Liability under any Environmental Law or Environmental Permit.
"Environmental Permits" means all Permits required under Environmental Laws to own, lease or operate the Real Property and the facilities of, and to carry on its business.
"Equity Interest" means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation that would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, phantom stock or phantom unit, profit participation or other similar rights).

3

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
"ESOP Shares" means the shares of Strand held by the Strand Employees Welfare Trust.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
"GAAP" means United States generally accepted accounting principles in effect from time to time, consistently applied.
 "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
"Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or toxic material, substance or waste, or any material, substance or waste having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, and any material, substance or waste defined in or regulated under any Environmental Law.
"Improper Payments" has the meaning set forth in Section 4.28.
"Intellectual Property Agreements" means contracts, agreements or other instruments that transfer, sell, assign or acquire, license or assume any Intellectual Property of the applicable Party; provided, however, that the term shall not include (a) off-the-shelf, shrink wrap, open source or similar licenses acquired by the applicable Party upon purchase of software, databases or other products or (b) software licenses or rights transferred or acquired by the applicable Party to or from customers, distributors, suppliers or others in the Ordinary Course of Business.
"Intellectual Property" means intellectual property owned or licensed including but not limited to all registered and unregistered trademarks, assumed fictional business names, service marks, service names, brands, trade dress, logos, trade names, patents, copyrights, mark work rights, confidential information, and internet domain names, together with all applications and registrations related to the foregoing,; and all know-how, trade secrets, rights of privacy and publicity, moral rights, confidential information or proprietary information, proprietary processes (including without limitation, business processes), customer lists, pricing data, software (including all owned software) and all third party software licenses (including for the avoidance of any doubt, any licenses with respect to the air handling unit selection tool), technical information, data, databases (including but not limited to customer data, sales data etc.), process technology, plans, formulae, algorithms, models, drawings and blue prints any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, and contractual rights relating to any of the foregoing.

4

"Issuer Covered Person" or "Issuer Covered Persons" has the meaning set forth in Section 4.30.
"Knowledge of Venaxis or Venaxis' Knowledge" or any other similar knowledge qualification, means the actual knowledge of Jeffrey McGonegal or Steve Lundy, after due inquiry.
"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
"Legal Requirement" means any United States federal, state or local law (including common law) or foreign law, statute, ordinance, rule, regulation or promulgation, or any Government Order, any restriction or requirement of any Governmental Authority or any Permit granted under any of the foregoing, or any similar provision having the force or effect of law, and also includes any rules and regulations of the Nasdaq Capital Market.
"Liability" means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or un-asserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.
["LRS Documentation" means forms A2 and Application cum Declaration for purchase of foreign exchange under the liberalised remittance scheme of USD 250,000, consent letters, undertakings and all other documents that the Subscriber's authorised dealer bank mandates as required for the certification and approval of the forms A2 and Application cum Declaration for purchase of foreign exchange under the liberalised remittance scheme of USD 250,000 in respect of the Venaxis Shares;]
"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of Strand or Venaxis, as applicable, taken as a whole, or (b) the ability of such Party to consummate the transactions contemplated by the Transaction Agreements on a timely basis; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Parties operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of either Party; (vi) any matter of which Subscriber is aware regarding Venaxis on or before the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with either Party; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the business of Venaxis to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a significantly material disproportionate effect on the applicable Party compared to other participants in the industries in which the applicable Party operates.

5

"Material Venaxis Contracts" has the meaning set forth in Section 4.09.
"Name Change" means the name of Venaxis as of and after the Closing, which shall be Strand Life Sciences, Inc.
"New Venaxis Shares" means the newly issued shares of Common Stock issued to the Strand shareholders under the Investment Agreements (as defined in the Master Agreement) to meet the applicable Shareholding Ratio (as defined in the Master Agreement).
["ODI Documentation" means forms ODI and A2, consent letters, undertakings, Valuation Certificate and all other documents that the Subscriber's authorised dealer bank mandates as required for the certification and approval of the forms ODI and A2 in respect of the Venaxis Shares;]
"Offering Memorandum" means the Offering Memorandum meeting the requirements of Section 10 of the Securities Act for a private placement transaction provided by Venaxis on behalf of Venaxis and Strand prior to the date hereof, describing the Transactions contemplated by the Transaction Agreements.
"Ordinary Course of Business" means an action taken by any Person in the ordinary course of such Person's business that is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures) and that is taken in the ordinary course of the normal day-to-day operations of such Person.
"parties" has the meaning set forth in the preamble.

6

"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
"Permitted Encumbrance" means (a) statutory liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by a Party and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics', materialmen's, carriers', workers', repairers' and similar statutory liens arising or incurred in the Ordinary Course of Business and relating to obligations as to which there is no default on the part of the Party, (c) zoning, entitlement, building and other land use regulations imposed by a Governmental Authority having jurisdiction over any Real Property which are not violated by the current use and operation of the Real Property, (d) any non‑monetary encumbrances and other matters provided by a Party to the other in due diligence, and (e) public roads and highways.
"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
"Real Property" means all real property, including easements related thereto.
"Reg D" has the meaning set forth in Section 5.05.
"Registration Rights Agreement" means the registration rights agreement in the form attached as Annex L-2 to the Master Agreement, dated as of the Closing Date between Subscriber and Venaxis.
"Regulation D Securities" has the meaning set forth in Section 4.30.
"Related Party" means (i) any officer or manager of Venaxis, (ii) any spouse, child or parent of any Persons listed in clause (i) of this definition, and (iii) any Affiliate of any of the Persons listed in clause (i) or (ii) of this definition.
"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or other release (including any continuous release) at, in, on, into, onto or through ambient air, surface water, groundwater, soil, lands or other environmental media.
"Remaining Shareholders Sale and Reinvestment Transaction" has the meaning set forth in Section 7.01(b).
"Representative" means, with respect to any Person, any director, officer, employee, agent, manager, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
"Resale Registration Statement" has the meaning set forth in Section 6.05.

7

"Reverse Split" means the reverse stock split of the Common Stock of Venaxis, to be effectuated as of the Closing, if applicable, by the filing of the Amended and Restated Articles of Incorporation of Venaxis with the Secretary of State of the State of Colorado.
"Sale and Reinvestment Transaction" has the meaning set forth in Section 7.01(a).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
"Securities Filings" means the reports, statements and other documents filed (not furnished) by Venaxis with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between January 1, 2013 and December 31, 2015, including any amendments thereto.
"Share Sale Agreement" has the meaning set forth in the recitals.
"Strand" has the meaning set forth in the recitals.
"Strand Shares" has the meaning set forth in the recitals.
"Subscriber" has the meaning set forth in the preamble.
"Subscription Price" has the meaning set forth in Section 2.02.
"Subsidiary" means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding Equity Interests entitled to vote generally in the election of the Board of Directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.
"Tangible Personal Property" means all furniture, fixtures, equipment, machinery, tools, patterns, laboratory and other equipment, office equipment, supplies, computers, telephones and other tangible personal property used in the business of a Person.
"Tax" or "Taxes" means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person's taxes as a transferee or successor, by contractual obligation or otherwise.

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"Tax Return" means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
"Taxing Authority" means any governmental body responsible for the imposition, administration or collection of Taxes.
"Transaction Agreements" means, collectively, this Agreement, the Share Sale Agreement, the agreements executed with respect to the Asset Purchase Transaction, the agreements executed with respect to the Sale and Reinvestment Transaction, the agreements executed with respect to the Remaining Shareholders Sale and Reinvestment Transaction (defined below), the Master Purchase Agreement executed between Strand, Strand Genomics, Inc. and Venaxis and the registration rights agreements between Venaxis and Strand shareholders in the forms attached as Annex L-1 or L-2 to the Master Agreement.
"Transactions" means, collectively, the transactions contemplated by this Agreement and the other Transaction Agreements.
["Valuation Certificate" means a certificate of fair value of shares in respect of the Venaxis Shares to be issued in accordance with the conditions prescribed under the Foreign Exchange Management (Transfer or Issue of Any Foreign Security) Regulations, 2004."]
"Venaxis" has the meaning set forth in the preamble.
"Venaxis Audited Financial Statements" has the meaning set forth in Section 4.06.
"Venaxis Balance Sheet" has the meaning set forth in Section 4.06.
"Venaxis Balance Sheet Date" has the meaning set forth in Section 4.06.
"Venaxis Benefit Plan" has the meaning set forth in Section 4.18(a).
"Venaxis Building Sale Contract" means the Contract to Buy and Sell Real Estate, dated October 16, 2015, by and between Venaxis, as Seller and Tenant, and Niebur Golf Development, LLC, as Buyer and Landlord, as amended from time to time, as filed as an exhibit to Venaxis' Current Report on Form 8-K filed with the SEC on October 21, 2015.
"Venaxis Charter Amendment" means the Amended and Restated Articles of Amendment of Venaxis as submitted to the Venaxis shareholders for approval at the Venaxis Shareholders' Meeting with respect to (a) an increase in the authorized shares of its capital stock to 150,000,000 shares of capital stock, all designated as Common Stock; (b) the Reverse Split, if needed; and (c) the Name Change.

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"Venaxis Financial Statements" has the meaning set forth in Section 4.06.
"Venaxis Incentive Plans" means the Venaxis, Inc. 2016 Equity Incentive Plan, the Venaxis, Inc. 2002 Stock Incentive Plan, as amended and any other equity incentive plan of Venaxis created to provide for the issuance of Venaxis stock options under the Master Agreement or any of the employment agreements contemplated by the Master Agreement.
"Venaxis Insurance Policies" has the meaning set forth in Section 4.22.
"Venaxis Intellectual Property" has the meaning set forth in Section 4.14.
"Venaxis Interim Balance Sheet" has the meaning set forth in Section 4.06.
"Venaxis Interim Balance Sheet Date" has the meaning set forth in Section 4.06.
"Venaxis Interim Financial Statements" has the meaning set forth in Section 4.06.
"Venaxis Material Customer" has the meaning set forth in Section 4.21(b).
"Venaxis Material Supplier" has the meaning set forth in Section 4.21(a).
"Venaxis Proxy Statement" means the proxy statement of Venaxis to be filed by Venaxis with the SEC and distributed to the Venaxis shareholders to seek approval for the transactions contemplated by the Transaction Agreements.
"Venaxis Shareholder Approvals" means approval by the requisite vote of the Venaxis shareholders of the proposals submitted to the Venaxis shareholders at the Venaxis Shareholders' Meeting contemplated by the Master Agreement, which include approval of: (a) this Agreement and other Transaction Agreements to which Venaxis is a party requiring shareholder approval under Colorado law, (b) the issuance of the New Venaxis Shares to the Strand shareholders in accordance with the applicable Transaction Agreements, (c) the Venaxis Charter Amendment, and (d) the Venaxis Incentive Plans.
"Venaxis Shares" has the meaning set forth in Section 2.01.
"Venaxis Qualified Benefit Plan" has the meaning set forth in Section 4.18(b).
ARTICLE II.
ISSUANCE AND SUBSCRIPTION; SUBSCRIPTION PRICE
2.01  Issuance and Subscription of the Venaxis Shares.  Subject to the terms and conditions of this Agreement, Venaxis hereby covenants and agrees to issue to Subscriber and Subscriber hereby covenants and agrees to subscribe to [________]  shares of common stock, no par value, of Venaxis (such number of shares to be adjusted for any stock split, stock dividend, combination or similar action, including the Reverse Split occurring between the date hereof and the Closing Date) (the "Venaxis Shares") constituting [___]% of the outstanding stock of Venaxis as of the date of this Agreement (such percentage assuming 100% participation by all Strand Shareholders (without giving effect to ESOP Shares)).  In connection with the offering of the Venaxis Shares hereunder, Venaxis has provided Subscriber with the Offering Memorandum, a list of Venaxis due diligence documents, and has provided Subscriber with the opportunity and ability to ask questions and receive additional information and documents of Venaxis.  Strand has provided Subscriber with a list of Strand due diligence documents, and has provided Subscriber with the opportunity and the ability to ask questions and receive additional information and documents of Strand. The delivery of the Offering Memorandum, a list of Venaxis due diligence documents and the ability of Subscriber to ask questions and receive additional information and documents of Venaxis, however, does not limit or modify the representations and warranties of Venaxis in this Agreement or the right of Subscriber to rely hereon.

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2.02  Subscription Price.  Subject to Section 2.03, as consideration for the issuance of the Venaxis Shares by Venaxis to Subscriber, Subscriber shall pay Venaxis the aggregate subscription price of $[________] (the "Subscription Price").  The Subscription Price shall be equal to the Purchase Price (defined herein and in the Share Sale Agreement), [regardless of whether any portion of the Purchase Price has been remitted as withholding by Venaxis (through Strand) with the Indian tax authorities under applicable Law under the Share Sale Agreement,] and shall be paid by wire transfer of immediately available funds to the account designated by Venaxis as set forth on Schedule 2.02.

2.03  Swap of Strand Shares.  If prior to the Closing Date, the Department of Industrial Policy and Promotion, Government of India and the Reserve Bank of India issue circulars or notifications and India's foreign exchange regulations are amended to the effect that prior approval of the Foreign Investment Promotion Board, Department of Economic Affairs, Ministry of Finance and the Reserve Bank of India is not required to be obtained for the swap of shares, then upon the mutual consent of the parties, the Strand Shares may be transferred by Subscriber to Venaxis for a consideration equal to USD [________] ("Purchase Price") [without taking into account any withholding deposited by Venaxis (through Strand) with the Indian tax authorities, which shall be dealt with as set forth below.] For discharging such consideration, Venaxis shall not be required to pay any cash to Subscriber and shall issue the Venaxis Shares to Subscriber (in accordance with the terms of this Agreement) after complying with the valuation and any other requirements prescribed in respect to the swap of shares by the Foreign Investment Promotion Board, Department of Economic Affairs, Ministry of Finance and the Reserve Bank of India [without taking into account any withholding deposited by Venaxis (through Strand) with the Indian tax authorities, which shall be dealt with as set forth below.  If Venaxis is required to withhold as per Section 2.02 of the Share Sale Agreement, then Venaxis shall deposit the withholding amount in cash (through Strand) with the Indian tax authorities, and Subscriber, shall, in turn, deposit the withholding amount in cash with Venaxis under this Agreement.]

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ARTICLE III.
CLOSING
3.01  Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 45 Rockefeller Plaza, New York, New York 10111-0100, at 10:00 am EST, on the second (2nd) Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as the parties may mutually agree upon in writing.  The date on which the Closing is to occur is herein referred to as the "Closing Date."  The parties hereby acknowledge and agree that the Closing may consist of one or more wire transfers as a discharge of consideration for the Venaxis Shares.
3.02  Closing Deliverables.
(a)     At the Closing, Venaxis shall deliver to Subscriber the following:
(i)     a Secretary's Certificate, dated as of the Closing Date, certifying attached copies of (A) Venaxis' charter documents, (B) resolutions of Venaxis' board approving this Agreement and the transactions contemplated hereby and (C) the incumbency of each authorized officer signing this Agreement;
(ii)     a certificate, dated as of the Closing Date, signed by a duly authorized officer of Venaxis, that each of the conditions set forth in Section 7.02(b) and Section 7.02(c) have been satisfied;
(iii)    Registration Rights Agreement, duly executed by Venaxis.
(b)    At the Closing, Venaxis shall irrevocably authorize its transfer agent to deliver the Venaxis Shares to Subscriber by electronic book entry and provide a copy of such authorization to Subscriber.
(c)    At the Closing, Subscriber shall deliver to Venaxis the following:
(i)     subject to Section 2.03, the Subscription Price;
(ii)    [a Certificate of a duly authorized officer or manager of Subscriber or the general partner of  Subscriber, dated as of the Closing Date, certifying attached copies of the incumbency of each authorized officer signing this Agreement];
(iii)   a certificate, dated as of the Closing Date, signed by [a duly authorized officer or manager of] Subscriber or the general partner of Subscriber, that each of the conditions set forth in Section 7.03(b) and Section 7.03(c) have been satisfied;
(iv)   [At the Closing, Subscriber shall submit the duly executed [ODI Documentation] [OR] [LRS Documentation] to [his/her/its] authorized dealer bank]; and
(v)    a Registration Rights Agreement duly executed by Subscriber.

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ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF VENAXIS
Venaxis hereby represents and warrants to Subscriber that the statements contained in this Article IV are true and correct as of the date hereof:
4.01  Organization, Existence and Power.

(a)    Venaxis is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.  Venaxis has full right, power and authority to enter into this Agreement to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Venaxis of this Agreement, the performance by Venaxis of its obligations hereunder and the consummation by Venaxis of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Venaxis.  Venaxis is duly licensed or qualified to do business and is in good standing in each jurisdiction in which properties are owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.  This Agreement has been duly executed and delivered by Venaxis, and (assuming due authorization, execution and delivery by Subscriber) this Agreement constitutes a legal, valid and binding obligation of Venaxis enforceable against Venaxis in accordance with its terms.
(b)    The copies of the articles of incorporation, as amended, and bylaws of Venaxis delivered to Strand are true and complete copies, and Venaxis has not entered into any ultra vires transaction which has had or is likely to have a Material Adverse Effect on Venaxis.  The minute books of Venaxis have been properly and accurately maintained and written, are up-to-date in all respects, and contain full and accurate records of all resolutions passed by the board of directors and the shareholders of Venaxis.  All such documents are in the possession of Venaxis.  The directors of Venaxis have been duly and validly elected in accordance with the articles of incorporation, as amended, and bylaws of Venaxis, and none of the directors of Venaxis are disqualified.
4.02  Authority of Venaxis.  Venaxis has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder.  The execution and delivery by Venaxis of this Agreement, and the performance by Venaxis of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Venaxis, subject to receipt of the approvals of the Venaxis shareholders under the Venaxis Proxy Statement.  This Agreement has been duly executed and delivered by Venaxis, and (assuming due authorization, execution and delivery by Subscriber) this Agreement constitutes a legal, valid and binding obligation of Venaxis, enforceable against Venaxis in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.03  No Conflicts; Consents.  The execution, delivery and performance by Venaxis of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or the memorandum and articles of association of Venaxis; (b) result in a violation or breach of any provision of any Law or Government Order applicable to Venaxis, its business or its assets; or (c) require the Consent by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Venaxis Contracts, except for the Venaxis Shareholder Approvals and as set forth in Disclosure Schedule 4.03.  No consent or approval is required by a Governmental Authority or a third party with respect to Venaxis in connection with the execution and delivery of this Agreement and each of the Transaction Agreements to which Venaxis is a party, and the consummation of transactions contemplated hereby or thereby, except for (i) where the failure to obtain any such consent or approval would not, individually or in the aggregate, affect Venaxis' ability to consummate the transactions contemplated by this Agreement, and (ii) the registration of New Venaxis Shares under the Securities Act.

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4.04  Ownership; Subsidiaries.  Venaxis does not control or own, directly or indirectly, any equity or profits interests in any Person or have the power, directly or indirectly, to elect any Persons to the board of directors or comparable governing body of any other Person other than Venaxis Sub Inc.  Venaxis is not a participant in any joint venture or similar arrangement with any Person.

4.05  Capitalization.

(a)     The authorized capital stock of Venaxis consists of (i) 60,000,000 shares of Common Stock of which, as of November 30, 2015, 30,990,029 shares of Common Stock were issued and outstanding.  Venaxis has no preferred stock.  As of September 30, 2015, there were outstanding stock options and warrants of Venaxis to purchase an aggregate of 6,187,266 shares of Common Stock.  Venaxis has not issued additional options or warrants since September 30, 2015.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  Except as set forth in Disclosure Schedule 4.05, there are no preferences, liquidation payments or similar rights due to any of Venaxis shareholders that will be triggered by the transactions contemplated by the Transaction Agreements. There are no outstanding appreciation, phantom, profit participation or similar rights with respect to the securities of Venaxis other than those filed as exhibits to the Securities Filings. Venaxis has not violated any securities Law in connection with the offer, sale or issuance of any of its capital stock.  There are no voting trusts, proxies or other Contracts relating to the voting of the securities of Venaxis.
(b)      The Venaxis Shares are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  The Venaxis Shares will be issued in compliance with all applicable federal and state securities laws.    No shareholder of Venaxis or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase the Venaxis Shares.
4.06  Financial Statements.  Complete copies of the Venaxis audited financial statements consisting of the balance sheet of Venaxis as at December 31 in each of the years 2014, 2013 and 2012, and the related statements of operations, shareholders' equity and cash flow for the years then ended (the "Venaxis Audited Financial Statements"), and unaudited financial statements consisting of (i) the balance sheet of Venaxis as at September 30, 2015, and the related statements of operations and cash flow for the nine-month period then ended and (ii) the balance sheet of Venaxis as at November 30, 2015 (the "Venaxis Interim Financial Statements" and together with the Venaxis Audited Financial Statements, the "Venaxis Financial Statements") have been timely filed with the SEC as part of the Securities Filings (with the exception of the unaudited, internally prepared balance sheet of Venaxis as at November 30, 2015), and have been provided to Subscriber.  The Venaxis Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Venaxis Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes.  The Venaxis Financial Statements are based on the accounting records of Venaxis, and fairly present in all material respects the financial condition of Venaxis as of the respective dates they were prepared and the results of the operations of Venaxis for the periods indicated.  The audited balance sheet of Venaxis as of December 31, 2014 is referred to herein as the "Venaxis Balance Sheet" and the date thereof as the "Venaxis Balance Sheet Date," and the balance sheet of Venaxis as of September 30, 2015 is referred to herein as the "Venaxis Interim Balance Sheet" and the date thereof as the "Venaxis Interim Balance Sheet Date."

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4.07  Undisclosed Liabilities.  Venaxis has no Liabilities except (a) those which are adequately reflected or reserved against in the Venaxis Interim Balance Sheet as of the Venaxis Interim Balance Sheet Date, (b) current liabilities which have been incurred in the Ordinary Course of Business since the Venaxis Interim Balance Sheet Date and (c) except as set forth in Disclosure Schedule 4.07.

4.08  Absence of Certain Changes, Events and Conditions.  Since the Venaxis Interim Balance Sheet Date, and other than in the Ordinary Course of Business, there has not been any:

(a)            event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)            material change in any method of accounting or accounting practice for its business, except as required by GAAP, which negatively affected its business;
(c)            material change in cash management practices and policies, practices and procedures with respect to recordation or collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(d)            entry into any Contract that would constitute a Material Venaxis Contract;
(e)            incurrence, assumption or guarantee of any material Debt;

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(f)            transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Venaxis Interim Balance Sheet, except for the consummation of the transactions contemplated by the Venaxis Building Sale Contract and the sale of inventory in the Ordinary Course of Business;
(g)            cancellation, amendment, termination, or waiver of any rights under, any material Debts or Claims;
(h)            transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;
(i)            damage, destruction or loss, or any interruption in use, of any assets, whether or not covered by insurance that would constitute a Material Adverse Effect;
(j)            acceleration, termination, material modification to or cancellation of any Contract or Permit;
(k)            material capital expenditures;
(l)            imposition of any Encumbrance upon any of the assets;
(m)         grant of any bonuses, whether monetary or otherwise, or any increase in compensation in respect of any current or former employee or current or former independent contractor, other than as provided for in any written agreements or consistent with past practice, or change in the terms of consultancy for any independent contractor;
(n)          entry into or termination of any employment or consulting agreement, written or oral, or modification of the terms of any such existing agreement;
(o)            loan to, or entry into any other transaction with, any current or former employee or current or former independent contractor;
(p)            adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(q)            purchase, lease or other acquisition of the right to own, use or lease any assets for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for the consummation of the transactions contemplated by the Venaxis Building Sale Contract and purchases of inventory or supplies in the Ordinary Course of Business;
(r)            adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, or other plan, Contract or commitment for the benefit of any current or former employee or current or former independent contractor (or any such action taken with respect to any other Venaxis Benefit Plan); or

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(s)            except as set forth in Disclosure Schedule 4.08(s), any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
4.09  Material Venaxis Contracts.

(a)      Venaxis has made available to Subscriber each of the following material Contracts (x) by which any of Venaxis' assets are bound or affected or (y) to which Venaxis is a party or by which it is bound in connection with its business or its assets (together with all Intellectual Property Agreements filed with the Securities Filings, collectively, the "Material Venaxis Contracts"):
(i)      all Contracts involving aggregate consideration in excess of $50,000 or requiring performance by any party more than one (1) year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than thirty (30) days' notice;
(ii)     all Contracts that relate to the sale of any of its assets, other than in the Ordinary Course of Business;
(iii)    all Intellectual Property Agreements with consideration of $50,000 or more;
(iv)    all Contracts that relate to the acquisition of any business, equity or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) with a value of $50,000 or above;
(v)     all Contracts relating to Debt;
(vi)    all Contracts between or among Venaxis on the one hand and any Affiliate of Venaxis on the other hand;
(vii)   all Contracts with consideration of $50,000 or more that provide for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person;
(viii)  all employment agreements and Contracts with material independent contractors or material consultants (or similar arrangements), for this purpose, "materiality" meaning annual compensation over $25,000;
(ix)    all Contracts that limit or purport to limit the ability of Venaxis to compete in any line of business or with any Person or in any geographic area or during any period of time;

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(x)      all Contracts for the sale of any of its assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of its assets; and
(xi)    all powers of attorney with respect to Venaxis.
(b)    Each Material Venaxis Contract is valid and binding on Venaxis in accordance with its terms and is in full force and effect.  None of Venaxis or, to Venaxis' Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Venaxis Contract, except as set forth in Disclosure Schedule 4.09(b).  To Venaxis' Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Venaxis Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder, except as set forth in Disclosure Schedule 4.09(b).  Complete and correct copies of each Material Venaxis Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Venaxis.  Except as set forth in Disclosure Schedule 4.09(b), there are no material disputes pending or, to Venaxis' Knowledge, threatened under any Material Venaxis Contract.
(c)     Venaxis has not been a party to any Contract, arrangement or practice which in whole or in part contravenes or is invalidated by any restrictive trade practices, competition, fair trading, consumer protection or similar Laws under the relevant jurisdiction or in respect of which any filing, registration or notification is required pursuant to such Laws, (whether or not the same has in fact been made) and which would have a Material Adverse Effect on Venaxis.
4.10  Title to Tangible Personal Property.  Venaxis has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property included in its assets, free and clear of Encumbrances except for Permitted Encumbrances.

4.11  Condition and Sufficiency of Assets.  The Tangible Personal Property included in Venaxis' assets are in good operating condition and repair, and adequate for the uses to which it is being put, and none of such Tangible Personal Property is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

4.12  Securities Filings and Incorporated Documents; NASDAQ.

(a)            The Securities Filings and the documents incorporated by reference in the Securities Filings, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and none of such Securities Filings or documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Securities Filings, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b)            Venaxis Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market.  Except as disclosed in the Securities Filings and in Disclosure Schedule 4.12(b), Venaxis is in compliance with the continued listing requirements of the Nasdaq Marketplace Rules and has taken no action designed to, or which to Venaxis' Knowledge is likely to have the effect of, terminating the registration of the Venaxis Common Stock under the Exchange Act or delisting the Venaxis Common Stock from the Nasdaq Capital Market.
4.13  Title to Assets; Real Property.  Venaxis has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Venaxis Audited Financial Statements or acquired after the Venaxis Interim Balance Sheet Date that are material to the business of Venaxis, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Venaxis Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except those that (i) do not materially interfere with the use made and proposed to be made of such property by Venaxis, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Venaxis has not received any written notice of existing, pending or, to Venaxis' Knowledge, threatened (i) condemnation proceedings affecting its Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Real Property as currently operated.  Neither the whole nor any material portion of any Real Property has been damaged or destroyed by fire or other casualty.

4.14  Intellectual Property.

(a)      "Venaxis Intellectual Property" means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world that is owned by Venaxis or in which Venaxis holds exclusive or non-exclusive rights or interests granted by license from other Persons.
(i)      trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;
(ii)     original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

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(iii)    confidential information, formulas, designs, devices, technology, know‑how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and
(iv)    patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.
(b)     Venaxis has made available to Subscriber copies of or access to (i) all Venaxis Intellectual Property.  Except as set forth in Disclosure Schedule 4.14(b), Venaxis exclusively owns or has the exclusive right to use all Venaxis Intellectual Property and the Intellectual Property licensed to Venaxis under Intellectual Property Agreements other than Intellectual Property that is customarily not licensed on an exclusive basis.
(c)    (i) The conduct of Venaxis' business as currently or formerly conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person in the jurisdictions in which Venaxis exploits its Intellectual Property; and (ii) to Venaxis' Knowledge, no Person is infringing, misappropriating or otherwise violating any of Venaxis' Intellectual Property.
(d)     Venaxis has entered into binding, written agreements with every material current and former employee of Venaxis, and with every material current and former independent contractor, whereby such employees and independent contractors (i) assign to Venaxis any ownership interest and right they may have in any Venaxis Intellectual Property; and (ii) acknowledge Venaxis' exclusive ownership of all of Venaxis' Intellectual Property.  Venaxis has made available to Subscriber true and complete copies of all such agreements.  Venaxis is in full compliance with all Legal Requirements applicable to the Venaxis Intellectual Property and Venaxis' ownership and use thereof.
(e)     Venaxis Intellectual Property is not the subject of any pending, nor has Venaxis received any written notice threatening, proceedings for opposition, cancellation, revocation, or rectification or Claims from employees and there are no facts or matters that might give rise to any such proceedings.
(f)      To Venaxis' Knowledge, all the Intellectual Property required to carry on the business as presently carried on, is owned by or licensed to, and is in the possession or under the control of Venaxis.
(g)     Venaxis has taken all reasonable steps necessary for the protection of the Venaxis Intellectual Property owned or licensed to Venaxis and all rights therein.
(h)     The Intellectual Property owned by Venaxis is not subject to any Encumbrances other than Permitted Encumbrances.

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(i)      Venaxis has regularly enhanced and maintained the Venaxis Intellectual Property owned by Venaxis and Venaxis has adequate capabilities to use the Venaxis Intellectual Property for the projected requirements of its business.
4.15  Legal Proceedings; Government Orders.

(a)      Except as disclosed in the Securities Filings, there are no Actions pending or, to Venaxis' Knowledge, threatened against or by Venaxis relating to or affecting its business, its assets.
(b)     There are no outstanding Government Orders and no unsatisfied judgments, penalties or awards against or affecting its business or its assets.
(c)     Venaxis has not received any notice of any Action by any Governmental Authority or any other Person that would restrain, prohibit or otherwise challenge or impede the transactions contemplated by this Agreement or any of the Transaction Agreements, or will or is likely to have a Material Adverse Effect on Venaxis.
(d)     Venaxis is not being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning the business or officers of Venaxis (in such capacities) or any of its assets or its business is in progress or pending; and to Venaxis' Knowledge, there are no circumstances which are likely to give rise to any such proceedings investigation or inquiry.
(e)     No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated or a substantial part of the assets of Venaxis are distributed amongst its creditors and/or shareholders or other contributories) of Venaxis and there are no cases or proceedings under any applicable insolvency, reorganization, or similar Laws concerning Venaxis.
(f)      To Venaxis' Knowledge, Venaxis' officers, agents or employees have not committed, or omitted to do, any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any applicable Laws giving rise to any fine, penalty, default proceedings or other Liability on Venaxis or officers of Venaxis (solely related to activities of Venaxis) or any of its assets or any judgment or decision which would materially affect the financial or trading position or prospects of Venaxis.
(g)     Venaxis has not committed:  (i) any criminal or unlawful act; (ii) any breach of fiduciary obligation under applicable Laws; or (iii) any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any Material Venaxis Contract to which Venaxis is a party; and which could, under subsections (i), (ii) or (iii) have a Material Adverse Effect on Venaxis.
4.16  Compliance With Laws; Permits.

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(a)            Venaxis has complied, and is now complying, in all material respects with all Laws applicable to the conduct of its business as currently conducted or the ownership and use of its assets.
(b)            All material Permits required for Venaxis to conduct its business as currently conducted or for the ownership and use of its assets have been obtained by Venaxis and are valid and in full force and effect, and Venaxis is not in breach of any terms and conditions of any such Permit.  Venaxis has made available to Subscriber all material current Permits issued to Venaxis which are related to the conduct of its business as currently conducted or the ownership and use of its assets, including the names of the Permits and their respective dates of issuance and expiration.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.
(c)            None of the representations and warranties in this Section 4.16 shall be deemed to relate to environmental matters (which are governed by Section 4.17), employee benefits matters (which are governed by Section 4.18 ), employment matters (which are governed by Section 4.19) or Taxes (which are governed by Section 4.20).
4.17  Environmental Matters.

(a)            The operations of Venaxis with respect to its business and its assets have been and are in compliance with all Environmental Laws and Environmental Permits in all material respects. Venaxis has not received from any Person, with respect to its business or its assets, any: (i) notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Laws, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.
(b)            Venaxis has obtained and is in material compliance with all material Environmental Permits necessary for the conduct of its business as currently conducted or the ownership, lease, operation or use of its assets.
(c)            There has been no Release of Hazardous Substances in contravention of Environmental Law with respect to its business, its assets or any Real Property, and Venaxis has not received any notice that its business or any of its assets or Real Property has been contaminated with any Hazardous Substance which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Venaxis.
(d)            Venaxis has made available to Subscriber the location of all off-site Hazardous Substances  treatment, storage or disposal facilities or locations used by Venaxis and any predecessors in connection with its business or its assets as to which Venaxis may retain liability or obligations, and none of these U.S.-based facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar U.S. state list, and Venaxis has not received any notice regarding potential Environmental Liabilities with respect to such off-site Hazardous Substances treatment, storage or disposal facilities or locations used by Venaxis.

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4.18  Employee Benefit Matters.

(a)            Venaxis has made available to Subscriber each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more current Venaxis employees or directors or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Venaxis, or under which Venaxis has any material liability for premiums or benefits (each, a "Venaxis Benefit Plan").
(b)            Except as would not have a Material Adverse Effect, to Venaxis' Knowledge, each Venaxis Benefit Plan and related trust complies with all applicable Laws (including ERISA and the Code). Each Venaxis Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a "Venaxis Qualified Benefit Plan") has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Venaxis Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Venaxis' Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable.  With respect to any Venaxis Benefit Plan, to Venaxis' Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject Venaxis to a Tax under Section 4971 of the Code or its assets to a lien under Section 430(k) of the Code.
(c)            No Venaxis Benefit Plan: (i) is subject to the minimum funding standards of any applicable Law, including Section 302 of ERISA or Section 412 of the Code; or (ii) is a "multi-employer plan" (as defined in Section 3(37) of ERISA). Except as would not have a Material Adverse Effect, Venaxis has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under any applicable Law or Section 4069 or Section 4212(c) of ERISA.
(d)            Other than as required under Section 4980B of the Code or other applicable Law, no Venaxis Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).
(e)            Except as would not have a Material Adverse Effect, no Venaxis Benefit Plan exists that could: (i) result in the payment to any Venaxis employee, director or material consultant of its business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Venaxis employee, director or consultant of its business, in each case, as a result of the execution of this Agreement.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in "excess parachute payments" within the meaning of Section 280G(b) of the Code.

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4.19  Employment Matters; Independent Contractors.

(a)            Venaxis has made available to Subscriber a list of all persons who are employees, consultants, or contractors of Venaxis as of the date hereof, and sets forth for each such individual the following:  (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof.  As of the date hereof, all commissions and bonuses payable to employees, material consultants, or material contractors of Venaxis' business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Venaxis with respect to any commissions, bonuses or increases in compensation.
(b)            Venaxis is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of employees of Venaxis or any of its Subsidiaries. Since April 1, 2013, there has not been, nor, to Venaxis' Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Venaxis or any of such employees.
(c)            Venaxis is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the employees of Venaxis or any of its Subsidiaries.
(d)            To Venaxis' Knowledge, none of the employees of Venaxis are in breach of their respective employment contracts or any other employee arrangements.
4.20  Taxes.

(a)            Except as set forth in Disclosure Schedule 4.20(a), (i) all Tax Returns required to be filed by Venaxis have been duly filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all respects; and (ii) all Taxes payable by Venaxis have been fully and timely paid.  The unpaid Taxes of Venaxis did not, as of the date of the most recent Venaxis Financial Statements, exceed the reserve for Tax liability set forth on the Venaxis Financial Statements.
(b)            There are no Encumbrances for Taxes on any of the assets of Venaxis other than Encumbrances for Taxes not yet due or payable.
(c)            Venaxis has complied, in all material respects, with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

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(d)            There is no ongoing or threatened, in writing, Action, audit, examination or other investigation by any Governmental Authority of the Tax liability of Venaxis and there is no Claim concerning any Tax liability of Venaxis either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Venaxis (or employees of Venaxis responsible for Tax matters) has Knowledge.  No Tax Return of Venaxis has been audited or is currently the subject of an audit.  Venaxis has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(e)            All deficiencies asserted or assessments made as a result of any examinations by any Governmental Authority of the Tax Returns of, or including, Venaxis have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has Venaxis received any notice from any Governmental Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a Governmental Authority in any prior examination of Venaxis which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.
(f)            There is no Tax sharing, allocation, indemnity, or similar contract that will require any payment be made by Venaxis after the Closing Date to any Person, and Venaxis is not liable for the Taxes of any other Person by virtue of any Tax law, as a transferee or successor by contract or otherwise.
4.21  Suppliers and Customers.

(a)            Venaxis has made available to Subscriber a list of each supplier to whom Venaxis has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 for the most recent completed fiscal year and each supplier to whom Venaxis has paid consideration for goods and/or services in an amount greater than or equal to $50,000 for the six (6) month period ended September 30, 2015 (collectively, the "Venaxis Material Suppliers").  Venaxis has not received any notice, and has no reason to believe, that any of the Venaxis Material Suppliers has ceased, or intends to cease, to supply goods or services to Venaxis or to otherwise terminate or materially reduce its relationship with Venaxis.
(b)            Venaxis has made available to Subscriber a list of the customers of Venaxis who or which ordered more than $100,000 of goods and services for the most recent completed fiscal year and each customer who committed to purchase goods and/or services in an amount greater than or equal to $50,000 for the six (6) month period ended September 30, 2015 (collectively, the "Venaxis Material Customers".  Venaxis has not received any notice, and has no reason to believe, that any of the Venaxis Material Customers has ceased, or intends to cease, purchasing goods or services or to otherwise terminate or materially reduce its relationship with Venaxis.
4.22  Insurance.  Venaxis has made available to Subscriber (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Venaxis or its Affiliates and relating to its business (collectively, the "Venaxis Insurance Policies"); and (b) a list of all pending claims and a five-year claims history for Venaxis.  There are no claims pending under any such Venaxis Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.  Neither Venaxis nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Venaxis Insurance Policies.  All premiums due on such Venaxis Insurance Policies have either been paid or, if not yet due, accrued.  All such Venaxis Insurance Policies (i) are in full force and effect and enforceable in accordance with their terms; (ii) to Venaxis' Knowledge, are provided by carriers who are financially solvent; and (iii) have not been subject to any lapse in coverage.  None of Venaxis or any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Venaxis Insurance Policy.  True and complete copies of the Venaxis Insurance Policies have been made available to Subscriber.

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4.23  Product Liability, Warranty and Product Recalls.  To Venaxis' Knowledge, Venaxis has not committed any act or omission which could reasonably be expected to result in, or that could reasonably be expected to give rise to (i) any product liability not covered by insurance, (ii) any obligation to recall any products produced by Venaxis, or (iii) any material costs to cure any breach of warranty or failure to meet or exceed product specifications in excess of the reserve established therefor on the Venaxis Balance Sheet or Venaxis Interim Balance Sheet, as the case may be.

4.24  Related Party Transactions.  There are no transactions or series of transactions between Venaxis, on the one hand, and any Related Party, on the other hand, that are currently in effect, other than any employment agreement, consultant agreement, agreement not to compete with Venaxis, agreement to maintain the confidential information of Venaxis, agreement assigning Intellectual Property rights to Venaxis and the participation in any Venaxis Benefit Plan.  Neither Venaxis nor, to Venaxis' Knowledge, any employees, own, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person that is engaged in business that is a competitor of Venaxis or that is a supplier to or customer or distributor of Venaxis.  Neither Venaxis nor, to Venaxis' Knowledge any employees of Venaxis have been entered into any contracts or agreements otherwise than on arm's length terms or outside the Ordinary Course of Business that would be or constitute a Related Party transaction.

4.25  Brokers.  Except for Jon Vance of MedDx Strategy Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Agreement based upon arrangements made by or on behalf of Venaxis.

4.26  Materials Made Available.  None of (a) the Offering Memorandum and other documents and written materials made available by Venaxis or its Representatives to Subscriber in accordance with Section 2.01 (which shall include the Securities Filings) or (b) the information supplied or to be supplied by or on behalf of Venaxis specifically for inclusion or incorporation by reference in (i) the Venaxis Proxy Statement to be filed with the SEC by Venaxis in connection with the transactions contemplated by this Agreement, at the time the Venaxis Proxy Statement is first mailed to the Venaxis shareholders and, including any amendments or supplements that may be filed, at the time of the Venaxis Shareholders' Meeting, does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Venaxis with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Strand specifically for inclusion or incorporation by reference in the Venaxis Proxy Statement. The Venaxis Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, and in light of the circumstances under which they are made, not misleading.

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4.27  No Restrictions on Business Activities.  There is no agreement or contract (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Venaxis is a party or otherwise binding upon Venaxis which has or reasonably could be expected to have the effect of prohibiting or impairing the conduct of the business of Venaxis.

4.28  Illegal Payments.  Venaxis, including but not limited to its employees or material consultants of Venaxis, has not paid, offered or promised to pay, or authorized the payment directly or indirectly of any monies or anything of value to any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the Governmental Authority (an "Improper Payment").  By way of clarification, a government official or employee includes employees of regulatory bodies, government-owned institutions such as hospitals and clinics, universities, public utilities, government-owned corporations, schools, convention centers and stadiums.  Venaxis is not in violation of any applicable Laws, including the Foreign Corrupt Practices Act of 1977 and all similar laws in Europe, and the rules and regulations thereunder as may be amended and promulgated from time to time.  Venaxis has not made or permitted any Person to make any Improper Payments or perform an act in breach of any applicable Laws on behalf of Venaxis.

4.29  Insolvency.  No voluntary arrangement for winding up has been proposed under any applicable Laws in respect of Venaxis. Venaxis is not insolvent under applicable Laws.

4.30  No Disqualification Events.  With respect to the Venaxis Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act ("Regulation D Securities"), none of Venaxis, any of its predecessors, any director, executive officer, or other officer of Venaxis participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of Venaxis' outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Venaxis in any capacity at the time of sale of any Regulation D Securities (each, an "Issuer Covered Person" and collectively, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"). Venaxis has exercised reasonable care to determine (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event.

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4.31  No Other Representations and Warranties.  Except for the representations and warranties contained in this ARTICLE IV (including materials and information made available to Subscriber), neither Venaxis nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Venaxis, including any representation or warranty as to the future revenue, profitability or success of its business, or any implied representation or warranty arising from statute or otherwise in law.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER
Subscriber hereby represents and warrants to Venaxis that:
5.01  Existence and Power.  [Subscriber is a __________ duly formed, validly existing and in good standing under the Laws of _____________.  Subscriber has the requisite _________ power and authority to carry on its business as currently conducted.  Subscriber has all necessary _________ power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Subscriber of this Agreement, the performance by Subscriber of its obligations hereunder and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all requisite _________ action on the part of Subscriber.] This Agreement has been duly executed and delivered by Subscriber, and (assuming due authorization, execution and delivery by Venaxis) this Agreement constitutes a legal, valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.

5.02  [Non-Contravention.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of Subscriber's charter documents or other governing instruments.]

5.03  Consents.  Except as listed on Schedule 5.03, no consent or approval is required by a Governmental Authority or a third party with respect to Subscriber in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby.

5.04  Brokers.  Subscriber has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated hereby.

5.05  Accredited Investor.  Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act ("Reg D").  [Neither Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Venaxis Shares.  With respect to the Venaxis Shares, neither Subscriber nor any of its directors, executive officers, or other officers is subject to a Disqualification Event.]  Subscriber has discussed or has had the opportunity to discuss with its professional legal, tax and financial advisors the suitability of an investment in the Venaxis Shares for Subscriber's particular tax and financial situation.

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5.06  Purchase for Own Account.  Subscriber is acquiring the Venaxis Shares for its own account and not with the view of the distribution thereof in violation of the Securities Act.

ARTICLE VI.
COVENANTS
6.01  Affirmative Covenants.  From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Subscriber (which consent shall not be unreasonably withheld or delayed), Venaxis shall (x) conduct its business in the Ordinary Course of Business; and (y) use commercially reasonable best efforts to maintain and preserve intact its current organization and operations and to preserve the rights, goodwill and relationships of its employees, consultants, customers, lenders, suppliers, regulators and others having relationships with its business.  Without limiting the foregoing, from the date hereof until the Closing Date, Venaxis shall:
(a)            preserve and maintain all material Permits required for the conduct of its business as currently conducted or the ownership and use of its assets;
(b)            pay all the material debts, Taxes and other obligations of its business when due;
(c)            maintain all the properties and assets included in its assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(d)            continue in full force and effect without modification all insurance policies relating to its business, except as required by Law or in the Ordinary Course of Business;
(e)            defend and protect all the material properties and assets included in its assets from infringement or usurpation, except in the Ordinary Course of Business;
(f)             perform all of its obligations under all Contracts;
(g)            maintain its books and records in accordance with past practice in all material respects;
(h)            comply in all material respects with all Laws applicable to the conduct of its business or the ownership and use of its assets;

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(i)            not take or permit any action that would cause any of the changes, events or conditions described in Section 4.08 to occur except as required by Venaxis to close the sale of its real property in accordance with the applicable contract for sale;
(j)            make all formal securities filings and material supplements, including but not limited to, a Form D filing, blue sky filings and any other filings necessary for a private placement under Reg D and to register the Venaxis Shares for resale under the Securities Act or as otherwise required by Law, as promptly as practicable; and
(k)           Between the date of execution of this Agreement and the Closing Date, Venaxis shall:
(i)            not declare or pay any dividends, or effect any split or reverse split of its securities or similar transaction, other than the Reverse Split;
(ii)           not hire any new employees or give any raises to employees or pay any bonuses or severance amounts to existing employees other than under its currently existing agreements and policies;
(iii)         use reasonable and prudent business judgment to generate and conserve as much cash as reasonably practical, including taking reasonable and prudent efforts to reduce its expenses as much as practicable; and
(iv)         not issue any additional shares, options, phantom shares or warrants.
6.02  Further Assurances.  Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

6.03  Payment of Taxes.  Venaxis shall pay when due all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred outside of the United States in connection with this Agreement (including any real property transfer Tax and any other similar Tax). Venaxis shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Subscriber shall cooperate with respect thereto as necessary).

6.04  Venaxis Proxy Statement.  As promptly as practicable after the date of this Agreement, Venaxis shall prepare the Venaxis Proxy Statement and cause the Venaxis Proxy Statement to be filed with the SEC.  Venaxis shall provide Strand (and its counsel) with a reasonable opportunity to review and comment on the Venaxis Proxy Statement prior to it being filed with the SEC.  Venaxis shall use commercially reasonable efforts: (i) to cause the Venaxis Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC; and (ii) to promptly notify Strand of, cooperate with Strand with respect to, and respond promptly to, any comments of the SEC or its staff.  Venaxis shall use best efforts to cause the Venaxis Proxy Statement to be mailed to Venaxis' shareholders as promptly as practicable after it is able to do so under the applicable SEC Legal Requirements.

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6.05  Resale Registration Statement.  As promptly as practicable under applicable Law and Legal Requirements, Venaxis shall use its best efforts to register under the Securities Act the Venaxis Shares on an appropriate form of resale registration statement(s) (the "Resale Registration Statement"), as may be required by the Securities Act and other applicable Law and Legal Requirements, and shall use its best efforts to keep such Resale Registration Statement(s) effective until the Venaxis Shares so registered are freely tradable under Rule 144 promulgated under the Securities Act, without the need for Subscriber to comply with the volume limitation requirements of Rule 144 promulgated under the Securities Act. The Registration Rights Agreement includes an obligation of Venaxis to use its best efforts to register and qualify the securities covered by the Resale Registration Statement under such other securities or, blue sky laws of such jurisdiction as shall be required by applicable Law and as reasonably requested by Subscriber.

[ARTICLE VII.
CONDITIONS PRECEDENT TO CLOSING [First Closing Only]

7.01  Condition Precedent to Obligation of All Parties.  The obligations of each party hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            The simultaneous closing or closings of the Transactions contemplated under (A) the Share Sale Agreement between Subscriber and Venaxis pursuant to which Venaxis will acquire the shares of Strand from Subscriber and (B) the Share Sale Agreement and the Investment Agreement with certain shareholders of Strand pursuant to which Venaxis will acquire shares of Strand from the shareholders and such shareholders will acquire shares of Venaxis so that as a result of (A) and (B) above, Venaxis shall own at least fifty-one percent (51%) of the issued and outstanding shares of Strand (excluding the ESOP Shares) (collectively, the "Sale and Reinvestment Transaction");
(b)            The execution of (A) the Share Sale Agreements and (B) the Investment Agreements with all of the remaining shareholders of Strand who are willing to enter into such agreements pursuant to which Venaxis will acquire more than 90% of each class of shares of Strand (excluding the ESOP Shares) and such remaining shareholders will acquire shares of Venaxis upon the closing of the first and/or second tranche of the Sale and Reinvestment Transaction (collectively, the "Remaining Shareholders Sale and Reinvestment Transaction"); and
(c)            The Board of Directors of Venaxis shall have approved and recommended to the shareholders of Venaxis the Sale and Reinvestment Transaction, the Asset Purchase Transaction and the Remaining Shareholders Sale and Reinvestment Transaction, and Venaxis shall have received the affirmative vote of the requisite shareholders of Venaxis approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholders Sale and Reinvestment Transaction and the transactions contemplated under this Agreement pursuant to the Venaxis Proxy Statement.

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7.02  Condition Precedent to Obligations of Subscriber.  The obligations of Subscriber hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a)            Subscriber shall have received all closing deliverables from Venaxis as set forth in Section 3.02(a).
(b)            [Venaxis shall have delivered to Subscriber consent letters, undertakings and such other information and documents forming part of the ODI Documentation which may be required from Venaxis, other than the Valuation Certificate to be obtained by Subscriber.]
(c)            The representations and warranties of Venaxis contained in Article IV shall be true and correct in all respects (in the case of any representation  or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(d)            Venaxis shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Master Agreement to be performed or complied with by it prior to or on the Closing Date.
(e)            Venaxis shall have received all consents, authorizations, orders and approvals from the Governmental Authorities or any third parties, including, but not limited to, such consents, authorizations, orders and approvals listed on Schedule 4.04 in form and substance reasonably satisfactory to Subscriber, and no such consent, authorization, order and approval shall have been revoked.
7.03  Condition Precedent to Obligations of Venaxis.  The obligations of Venaxis hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a)            Venaxis shall have received all closing deliverables from Subscriber as set forth in Section 3.02(c).
(b)            The representations and warranties of Subscriber contained in Article V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(c)            [Subscriber shall have obtained a Valuation Certificate.]
(d)            Subscriber shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

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(e)            Subscriber shall have received all consents, authorizations, orders and approvals from the Governmental Authorities or any third parties, including, but not limited to, such consents, authorizations, orders and approvals listed on Schedule 5.03 in form and substance reasonably satisfactory to Venaxis, and no such consent, authorization, order and approval shall have been revoked.]
[ARTICLE VII.
CONDITIONS PRECEDENT TO SECOND CLOSING  [Second Closing Only]
7.01  Condition Precedent to Obligation of All Parties.  The obligations of each party hereunder are subject to the satisfaction on or prior to the Second Closing Date of each of the following conditions:

(a)            No Action shall have been commenced against the parties, which would prevent the Second Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits the transaction contemplated by this Agreement;
(b)            The simultaneous closing of the Transactions contemplated under (A) the Share Sale Agreement between Venaxis and Subscriber pursuant to which Venaxis will acquire the Strand Shares from the Subscriber  ("Sale and Reinvestment Transaction") and (B) the Share Sale Agreements and Investment Agreements with all of the remaining shareholders of Strand who are willing to enter into such agreements pursuant to which Venaxis will acquire more than 90% of each class of shares of Strand (excluding the ESOP Shares) and such remaining shareholders will acquire shares of Venaxis, so that as a result of (A) and (B) above, Venaxis shall own more than 90% of the issued and outstanding shares of Strand (excluding the ESOP Shares)  (collectively, the "Remaining Shareholders Sale and Reinvestment Transaction");
(c)            The representations and warranties of Subscriber contained in Article V (except the representations in Sections [5.05] and [5.06]) shall be true and correct in all respects as of the Second Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date); and
(d)            All Venaxis Shares to be received by Subscriber pursuant to this Agreement shall have been registered for resale under the Securities Act.]
ARTICLE VIII.
TERMINATION
8.01  Termination.  This Agreement stands terminated automatically in the event of termination of the Master Agreement or the Share Sale Agreement. Further, this Agreement may be terminated at any time prior to the Closing:
(a)            by the mutual written consent of Subscriber and Venaxis;
(b)            by Subscriber by written notice to Venaxis if:
(i)            Subscriber is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Venaxis pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Venaxis by April 5, 2016 or such other date that the parties may mutually agree upon, in writing, in their sole and absolute discretion (the "Drop Dead Date"); or
(ii)            any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Subscriber to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(c)            by Venaxis by written notice to Subscriber if:
(i)             Venaxis is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Subscriber pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Subscriber by the Drop Dead Date; or
(ii)            any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Venaxis to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(d)            by Subscriber or Venaxis in the event that:

33

(i)             there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;
(ii)            any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or
(iii)          if Venaxis fails to obtain the affirmative vote of the requisite shareholders of Venaxis approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholders Sale and Reinvestment Transaction, or the transactions contemplated under this Agreement pursuant to the Venaxis Proxy Statement.
8.02  Effect of Termination.  In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)            as set forth in this ARTICLE VIII and ARTICLE IX hereof; and
(b)            that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof
ARTICLE IX.
MISCELLANEOUS
9.01  Notices; Communications.  All notices, requests, demands or other communications under this Agreement, required or desired to be given hereunder shall be in writing and shall be effective only if delivered by one of the following means: (i) by personal delivery of the notice or consent if the recipient thereof gives a signed receipt therefore; (ii) by telegraph, telex, telecopier or other similar form of communication; (iii) or by registered or certified mail, postage prepaid, return receipt requested, to the following addresses, or to such other address as the parties may provide by notice:
If to Subscriber:
[______________]
[______________]
[______________]
[______________]

with copies (which shall not constitute notice) to:
[______________]
[______________]
[______________]
[______________]

34

and

Strand Life Sciences Private Limited
5th Floor, Kirloskar Business Park, Bellary Road
Opp. Columbia Hospital
Hebbal, Bengaluru, Karnataka 560024, India
Attn: Thiru P. Reddy, Chief Financial Officer

and

Baker & Hostetler LLP
45 Rockefeller Plaza
New York, New York 10111-0100
Attn: Rajiv Khanna

and
Trilegal
The Residency, 7th Floor
133/1, Residency Road
Bangalore – 560 025
Attn: Kosturi Ghosh

If to Venaxis:

Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104
Attn: Stephen T. Lundy, Chief Executive Officer
and President

with a copy (which shall not constitute notice) to:

Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, Pennsylvania 19103
Attn: Mary J. Mullany

Any such notice shall be presumed received by the addressee seventy-two (72) hours after posting, if sent by mail, and upon receipt, if personally delivered or sent by telegraph, telex, telecommunication device or similar form of communication.  Any party may change its address by giving the other parties timely written notice of its new address as herein provided.
9.02  Entire Agreement.  This Agreement contains the entire understanding between the parties and supersedes any prior understanding or agreement between them respecting the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement which are not fully expressed herein.

35

9.03  Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except Section 5-1401 of the New York General Obligations Law; PROVIDED, HOWEVER, THAT ANY LEGAL ISSUES WITH RESPECT TO THE OWNERSHIP OF THE STOCK OF VENAXIS SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.
9.04  Submission of Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
9.05  Waiver of Jury.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.05.

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9.06  Successors and Assigns.  All provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and each of their respective heirs, executors, administrators, personal representatives, successors and assigns.  No party hereto shall have the right to assign this Agreement.
9.07  Amendments and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
9.08  Severability.  Should any part, term or provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall be given effect separately from the provision or provisions determined to be invalid, void or unenforceable, shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.
9.09  Separate Counterparts.  This Agreement may be executed in separate counterparts and shall become effective when such separate counterparts have been exchanged among the parties.
9.10  Survival.  The representations and warranties contained herein shall not survive the Closing.  The covenants and other agreements contained in this Agreement shall survive the Closing Date for the period contemplated by its terms or until fully performed.
9.11  Interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Investment Agreement as of the date first written above.
VENAXIS: VENAXIS, INC. By: Name: Stephen T. Lundy Title: Chief Executive Officer and President
SUBSCRIBER: [___________________________] By: _________________________________ Name: Title:

38

Annex C

ASSET PURCHASE AGREEMENT

by and between

STRAND GENOMICS, INC.

and

VENAXIS SUB INC.
dated as of

January 26, 2016

i

ii

Exhibits
Exhibit A - Form of Bill of Sale
Exhibit B - Form of Assignment and Assumption Agreement
Exhibit C - Form of Assignment and Assumption of Lease

iii

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this "Agreement"), dated as of January 26, 2016, is entered into by and between Strand Genomics, Inc., a corporation organized under the laws of the State of Delaware ("Seller") and Venaxis Sub Inc., a corporation organized under the laws of the State of Delaware ("Buyer").
RECITALS
WHEREAS, Seller is engaged in the business of precision medicine and genomic software (the "Business"); and
WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets and liabilities of Seller, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
 DEFINITIONS
The following terms have the meanings specified or referred to in this ARTICLE I:
"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
"Agreement" has the meaning set forth in the preamble.
"Allocation Schedule" has the meaning set forth in Section 2.07.
"Assigned Contracts" has the meaning set forth in Section 2.01(c).
"Assignment and Assumption Agreement" has the meaning set forth in Section 3.02(a)(ii).
"Assignment and Assumption of Lease" has the meaning set forth in Section 3.02(a)(iii).

"Assumed Liabilities" has the meaning set forth in Section 2.03.
"Benefit Plan" has the meaning set forth in Section 4.14(a).
"Bill of Sale" has the meaning set forth in Section 3.02(a)(i).
"Books and Records" has the meaning set forth in Section 2.01(l).
"Business" has the meaning set forth in the recitals.
"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.
"Buyer" has the meaning set forth in the preamble.
"Buyer Benefit Plans" has the meaning set forth in Section 6.01(c).
"Buyer Closing Certificate" has the meaning set forth in Section 7.03(d).
"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.
"CLIA" has the meaning set forth in  Section 6.07.
"CLIA Certificate" has the meaning set forth in Section 6.07.
"Closing" has the meaning set forth in Section 3.01.
"Closing Date" has the meaning set forth in Section 3.01.
"Code" means the Internal Revenue Code of 1986, as amended.
"Confidentiality Agreement" means the Confidentiality Agreement, dated as of July 6, 2015, between Buyer and Seller.
"Consent" means any approval, consent, notice, ratification, waiver, license, order, declaration, filing, registration, permit or authorization.
"Contracts" means all legally binding written contracts, purchase orders, leases, mortgages, licenses, instruments, notes, commitments, undertakings, indentures and other agreements.
"Disclosure Schedule" means the Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.
"Dollars or $" means the lawful currency of the United States.

2

"Drop Dead Date" has the meaning set forth in Section 9.01(c)(i).
"Employees" means those Persons employed by Seller.
"Encumbrance" means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.
"Environmental Claim" means any Governmental Order, action, suit, claim, investigation or other legal proceeding by any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
"Environmental Law" means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
"Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
"ESOP Shares" means the shares of Strand held by the Strand Employees Welfare Trust.

3

"Excluded Assets" has the meaning set forth in Section 2.02.
"Excluded Liabilities" has the meaning set forth in Section 2.04.
"Form CMS-116" has the meaning set forth in Section 6.07.
"GAAP" means United States generally accepted accounting principles in effect from time to time.
"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
"Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.
"Indebtedness" means (i) indebtedness for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties, early termination fees or other similar amounts payable in connection with the repayment thereof), (ii) obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property (other than customary trade credit), (iv) interest rate and currency obligation swaps, hedges or similar arrangements, (v) obligations under or in respect of capitalized leases and (vi) all obligations of any to guarantee any of the foregoing types of obligations on behalf of any other Person.
 "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

4

"Intellectual Property Agreements" means all licenses, sublicenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property.
"Intellectual Property Assets" means all Intellectual Property that is owned by Seller.
"Intellectual Property Registrations" means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued and reissued patents and pending applications for any of the foregoing.
"Inventory" has the meaning set forth in Section 2.01(b).
"Knowledge of Seller or Seller's Knowledge" or any other similar knowledge qualification, means the actual knowledge of Thiru Reddy, after reasonable inquiry.
"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
"Leased Real Property" has the meaning set forth in Section 4.09(b).
"Leases" has the meaning set forth in Section 4.09(b).
"Master Agreement" means that certain Master Agreement by and among Seller, Venaxis and Strand, made and executed simultaneously with the execution of this Agreement.
"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer has been made aware by Seller with respect to the Business on or before the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a significantly material disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

5

"Material Contracts" has the meaning set forth in Section 4.06(a).
"Permits" means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.
"Permitted Encumbrances" means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property; (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (e) other imperfections of title or Encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.
 "Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
"Purchase Price" has the meaning set forth in Section 2.05.
"Purchased Assets" has the meaning set forth in Section 2.01.
"Qualified Benefit Plan" has the meaning set forth in Section 4.14(b).
 "Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
"Responsible Party" has the meaning set forth in Section 6.05.
"Sale and Reinvestment Transaction" has the meaning set forth in Section 7.01(b).
"Seller" has the meaning set forth in the preamble.

6

"Seller Closing Certificate" has the meaning set forth in Section 7.02(d).
"Strand" means Strand Life Sciences Private Limited, a corporation organized under laws of India.
"Tangible Personal Property" has the meaning set forth in Section 2.01(e).
"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
"Transaction Documents" means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Assignment and Assumption of Lease, and the other agreements, instruments and documents required to be delivered at the Closing.
"Transfer Taxes" has the meaning set forth in Section 6.05.
"Transferred Employee" has the meaning set forth in Section 6.01(a).
"UK Subsidiary" means Strand Centers UK Limited, a company incorporated under the laws of the United Kingdom.
"Venaxis" means Venaxis, Inc., a corporation organized under the laws of the State of Colorado.
ARTICLE II
 PURCHASE AND SALE
Section 2.01  Purchase and Sale of Assets.  Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), of Seller, to the extent that such assets, properties and rights exist as of the Closing Date (collectively, the "Purchased Assets"), including the following:
(a)             all accounts or notes receivable and any claim, remedy or other right related to any of the foregoing except as set forth in Section 2.02(b);

7

(b)    all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories ("Inventory");

(c)    all Contracts, including those Contracts set forth on Section 2.01(c) of the Disclosure Schedule and all leases of real property, including the Leases set forth on Section 4.09(b) of the Disclosure Schedule (collectively, the "Assigned Contracts");

(d)    all Intellectual Property Assets;

(e)    all furniture, fixtures, equipment, supplies, machinery, tools, vehicles, and other tangible personal property of the Seller which can be assigned by the Seller, including those items listed on Section 2.01(e) of the Disclosure Schedule (the "Tangible Personal Property");

(f)    all leasehold interests in the Leased Real Property;

(g)   all Permits, including Environmental Permits, including the Permits listed on Section 2.01(g) of the Disclosure Schedule, but only to the extent such Permits may be transferred under applicable Law;

(h)   all prepaid expenses, credits, advance payments, security, deposits, charges, sums, refunds, rights of recovery, rights of set-off, rights of recoupment and fees other than Excluded Assets;

(i)    all of Seller's rights under warranties, indemnities and all similar rights against third parties which can be assigned by the Seller;

(j)    all rights to any Actions of any nature available to or being pursued by Seller which can be assigned by the Seller, whether arising by way of counterclaim or otherwise other than the Excluded Assets;

(k)   all insurance benefits due to Seller, including rights and proceeds which can be assigned by the Seller;

(l)    originals, or where not available, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, other than books and records set forth in Section 2.02(d) ("Books and Records"); and

(m)   all goodwill associated with any of the Purchased Assets and the going concern value of the Business.

Section 2.02  Excluded Assets. Notwithstanding the foregoing, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any of the following assets, properties or rights of Seller (collectively, the "Excluded Assets"):

8

(a)       all cash and cash equivalents, bank accounts and securities of Seller, including the Seller's equity interests in the UK Subsidiary;
(b)      all Contracts which cannot be assigned by the Seller;
(c)       all intercompany accounts or notes receivable due to the Seller;
(d)     the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Transferred Employees, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;
(e)       all insurance policies of Seller;
(f)        all Benefit Plans and related trusts of Seller;
(g)    all refunds or credits, if any, of Taxes due to or from Seller that are related to taxable periods ending on or before the Closing Date, and in the case of a taxable period beginning before the Closing Date and ending after the Closing Date, refunds or credits of Taxes relating to the portion of the period ending on the Closing Date (determined in the case of income or similar Taxes, on the basis of a deemed closing of the books on the Closing Date, and in the case of other Taxes, on a per diem basis);
(h)     the assets, properties and rights specifically set forth in Section 2.02(h) of the Disclosure Schedules; and
(i)       the rights which accrue or will accrue to Seller under the Transaction Documents, including the Purchase Price payable pursuant to this Agreement.
Section 2.03  Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due, all liabilities and obligations of Seller arising before, on or after the Closing (collectively, the "Assumed Liabilities"). Without limiting the generality of the foregoing, the Assumed Liabilities shall include the following:
(a)        All trade accounts payable of Seller to third parties that remain unpaid as of the Closing Date;
(b)        all liabilities and obligations arising under or relating to the Assigned Contracts;
(c)         all liabilities and obligations of Seller or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee;

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(d)    all liabilities, obligations and Indebtedness of Seller other than Excluded Liabilities; and
(e)     all liabilities and obligations for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending after the Closing Date and (ii) Taxes for which Buyer is liable pursuant to Section 6.05.
Section 2.04  Excluded Liabilities. Notwithstanding Section 2.3 or any provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any of the following liabilities or obligations of Seller (collectively, the "Excluded Liabilities"), and Seller shall pay and satisfy in due course all Excluded Liabilities which it is obligated to pay and satisfy:
(a)    any liabilities or obligations for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending on or prior to the Closing Date and in the case of a taxable period beginning before the Closing Date and ending after the Closing Date, the Taxes relating to the portion of the period ending on the Closing Date (determined in the case of income or similar Taxes on the basis of a deemed closing of the books on the Closing Date, and in the case of other Taxes, on a per diem basis) and (ii) any other Taxes of Seller (other than Taxes allocated to Buyer under Section 6.05) for any taxable period;
(b)   any Consent fees and expenses incurred to obtain any Consent with respect to the transfer of any Purchased Assets to the Buyer hereunder; and
(c)    any intercompany accounts or notes payable due from the Seller.
Section 2.05  Purchase Price. The aggregate purchase price for the Purchased Assets shall be the value of the Purchased Assets as determined by an independent third party valuer, acceptable to Buyer and Seller, reduced by the Assumed Liabilities, to the extent that any Assumed Liabilities are not taken into account as a reduction in the amount of the independent third-party valuation (as adjusted, the "Purchase Price").  The Purchase Price shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer (such designation to be made no later than two (2) Business Days prior to the Closing Date).
Section 2.06  Third Party Consents.   To the extent that Seller's rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the Consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required Consent(s) as promptly as possible.  If any such Consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as  Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by applicable  Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.  Notwithstanding any provision in this Section 2.06 to the contrary, the Buyer shall not be deemed to have waived its rights under Section 7.02(e) hereof unless and until Buyer either provides written waivers thereof.

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Section 2.07  Allocation of Purchase Price. Within sixty (60) days after the Closing Date, Buyer shall deliver a schedule allocating the Purchase Price (including any Assumed Liabilities treated as consideration for the Purchased Assets for Tax purposes) (the "Allocation Schedule"). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule within five (5) days after delivery of the Allocation Schedule to Seller. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within five (5) days after the delivery of the Allocation Schedule to Buyer, such dispute shall be resolved by an independent certified public accountant mutually appointed by Buyer and Seller. The fees and expenses of such accounting firm shall be shared equally by Buyer and Seller. Seller and Buyer agree to (a) file their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule and (b) act in accordance with the Allocation Schedule for all income tax purposes.
ARTICLE III
 CLOSING
Section 3.01  Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place within two Business Days of the satisfaction of all conditions precedent to this Agreement (the "Closing Date") at the offices of Baker & Hostetler LLP, 45 Rockefeller Plaza, New York, New York 10111-0100, at 10:00 a.m. Eastern Standard Time (EST), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing.  The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. EST on the Closing Date.
Section 3.02  Closing Deliverables.
(a)            At the Closing, Seller shall deliver to Buyer the following:
(i)      a bill of sale in the form of Exhibit A hereto (the "Bill of Sale") and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;
(ii)      an assignment and assumption agreement in the form of Exhibit B hereto (the "Assignment and Assumption Agreement") and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Assigned Contracts and the Assumed Liabilities;
(iii)     with respect to each Lease, an Assignment and Assumption of Lease substantially in the form of Exhibit C (each, an "Assignment and Assumption of Lease"), duly executed by Seller and, if necessary, Seller's signature shall be witnessed and/or notarized;

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(iv)      the Seller Closing Certificate;
(v)       an affidavit of non-foreign status of Seller pursuant to Section 1445 of the Code executed by a duly authorized representative of Seller; and
(vi)      such other customary instruments of transfer, assumption, filings or documents, as may be reasonably required to give effect to this Agreement.
(b)            At the Closing, Buyer shall deliver to Seller the following:
(i)         the Purchase Price;
(ii)       the Assignment and Assumption Agreement duly executed by Buyer;
(iii)    with respect to each Lease, an Assignment and Assumption of Lease duly executed by Buyer and, if necessary, Buyer's signature shall be witnessed and/or notarized; and
(iv)      the Buyer Closing Certificate.
ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof.
Section 4.01  Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.
Section 4.02  Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 4.03  No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; or (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the Consent by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract. No material Consent, Permit or Governmental Order is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby.
Section 4.04  Ownership; Subsidiaries.   Seller is wholly owned by Strand. Except for the UK Subsidiary, Seller has no equity ownership in any Person.  Seller is not a participant in any joint venture or similar arrangement with any Person.
Section 4.05  [Intentionally Deleted.]
Section 4.06  Material Contracts.
(a)            Section 4.06(a) of the Disclosure Schedule lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Business or the Purchased Assets (together with all Leases listed in Section 4.09(b) of the Disclosure Schedule, the "Material Contracts"):
(i)         all Contracts involving aggregate consideration in excess of $50,000 or requiring performance by any party more than one (1) year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than 90 days' notice;
(ii)        all Contracts that relate to the sale of any of the Purchased Assets, other than in the ordinary course of business;
(iii)      all Contracts that relate to the acquisition of any business, equity or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);
(iv)     except for agreements relating to trade payables, all Contracts relating to Indebtedness (including, without limitation, guarantees), in each case having an outstanding principal amount in excess of $50,000.

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(v)        all Contracts between or among the Seller on the one hand and any Affiliate of Seller on the other hand;
(vi)      all Contracts that provide for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person;
(vii)     all employment agreements and Contracts with independent contractors or consultants (or similar arrangements);
(viii)   all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;
(ix)      all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;
(x)         all powers of attorney with respect to the Business or any Purchased Asset; and
(xi)       all other Contracts that are material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 4.06(a).
(b)            Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect.  None of Seller or, to the Seller's Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.  There are no material disputes pending or, to the Seller's Knowledge, threatened under any Contract included in the Purchased Assets.
Section 4.07  Title to Tangible Personal Property.  Seller has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property included in the Purchased Assets, free and clear of Encumbrances except for Permitted Encumbrances.
Section 4.08  Condition of Assets.    The Tangible Personal Property included in the Purchased Assets is in reasonably good operating condition, except for ordinary, routine maintenance and repairs.
Section 4.09  Real Property.
(a)    Seller does not now own, nor has it ever owned, any real property.
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(b)    Section 4.09(b) of the Disclosure Schedules sets forth all material real property leased by Seller (collectively, the "Leased Real Property"), and a list, as of the date of this Agreement, of all leases for each Leased Real Property (collectively, the "Leases"). Seller has made available to Buyer true, correct and complete copies of the Leases.
(c)    Seller has not received any written notice of existing, pending or, to the Seller's Knowledge, threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.
Section 4.10  Intellectual Property.
(a)    The Seller has no Intellectual Property Registrations, Intellectual Property Assets, or Intellectual Property Agreements.
(b)    To Seller's knowledge, (i) the conduct of the Business as currently or formerly conducted does not materially infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Intellectual Property Assets. Notwithstanding anything to the contrary in this Agreement, this Section 4.10(b) constitutes the sole representation and warranty of the Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Seller of any Intellectual Property of any other Person.
(c)    Seller has entered into binding, written agreements with every current and former employee of Seller, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Seller any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge Seller's exclusive ownership of all Intellectual Property Assets.  Seller has made available Buyer with true and complete copies of all such agreements.  Seller is in full compliance with all legal requirements applicable to the Intellectual Property Assets and Seller's ownership and use thereof.
Section 4.11  Legal Proceedings; Governmental Orders.
(a)   There are no material Actions pending or, to Seller's Knowledge, threatened against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities.
(b)   There are no material outstanding Governmental Orders and no material unsatisfied judgments, penalties or awards against or affecting the Business or the Purchased Assets.
Section 4.12  Compliance With Laws; Permits.
(a)      The Seller has complied, and is now complying, in all material respects with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.
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(b)      All material Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect.  Section 4.12(b) of the Disclosure Schedule lists all material current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.12(b) of the Disclosure Schedule.
(c)       None of the representations and warranties in Section 4.12 shall be deemed to relate to environmental matters (which are governed by Section 4.13), employee benefits matters (which are governed by Section 4.14), employment matters (which are governed by Section 4.15) or tax matters (which are governed by Section 4.16).
Section 4.13  Environmental Matters.
(a)      The operations of Seller with respect to the Business and the Purchased Assets have been and are in compliance with all Environmental Laws in all material respects. Seller has not received from any Person, with respect to the Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.
(b)     Seller has obtained and is in material compliance with all material Environmental Permits (each of which is disclosed in Section 4.13(b) of the Disclosure Schedules) necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets.
(c)      None of the Real Property is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.
(d)      There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business, the Purchased Assets or any Real Property, and Seller has not received any Environmental Notice that the Business or any of the Purchased Assets or Real Property has been contaminated with any Hazardous Material which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller.
(e)      Seller has contracted with a third-party waste management services company in connection with the treatment, storage, or disposal of Hazardous Materials at off-site facilities or locations generated by the Business or the Purchased Assets, and to the Seller's Knowledge, none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and Seller has not received any Environmental Notice regarding potential Liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by such third-party waste management services company.

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(f)       The representations and warranties set forth in this Section 4.13 are the Seller's sole and exclusive representations and warranties regarding environmental matters.
Section 4.14  Employee Benefit Matters.
(a)       Section 4.14(a) of the Disclosure Schedule contains a list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) and any other material benefit, retirement, pension, employment, consulting, compensation, deferred compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, unemployment, vacation, holiday, sick leave, paid time off, health, welfare, disability, and fringe-benefit agreement, plan, policy, program or similar arrangement in effect and covering one or more Employees, former employees of the Business, current or former directors of the Business or the beneficiaries or dependents of any such Persons, whether or not reduced to writing, maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has or previously had any material liability, contingent or otherwise, (as listed on Section 4.14(a) of the Disclosure Schedule, each, a "Benefit Plan").  The Business has made available to Buyer true and complete copies of each Benefit Plan document and related trust agreement, and any amendments thereto, annuity contracts, the most recent determination letter, actuarial valuation report and summary plan description, annual reports on Form 5500 for the most recent three (3) plan years and the most recent results of nondiscrimination testing.
(b)      To Seller's Knowledge, each Benefit Plan and related trust has been administered in all material respects with its terms and complies with all applicable Laws (including ERISA and the Code) in all material respects. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a "Qualified Benefit Plan") has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Seller's Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable. With respect to any Benefit Plan, to Seller's Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject Seller or any Affiliate to a Tax under Sections 4975 of the Code or Section 404 or 406 of ERISA.  All contributions and premiums required by and due under the terms of each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan.  With respect to any Benefit Plan, to Seller's Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject Seller or any Affiliate to a Tax under Section 4971 of the Code or the Purchased Assets to a lien under Section 430(k) of the Code.

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(c)      No Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a "multi-employer plan" (as defined in Section 3(37) of ERISA).  To Seller's Knowledge, Seller has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of ERISA.
(d)      Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).
(e)       To Seller's Knowledge, no Benefit Plan exists that, as a result of the transactions contemplated by this Agreement (whether alone or in connection with any other event) could: (i) result in the payment to any Employee, director or consultant of the Business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant of the Business, in each case, as a result of the execution of this Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in "excess parachute payments" within the meaning of Section 280G(b) of the Code.
(f)        There are no pending or, to Seller's Knowledge, threatened actions, suits, or claims (other than routine claims for benefits) relating to a Benefit Plan or against the Business and no Benefit Plan is the subject of an examination or audit by a Governmental Authority.
(g)      To the Seller's Knowledge, each Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been operated and administered in good faith compliance with the requirements of the Code, to the extent applicable.
(h)      The representations and warranties set forth in this Section 4.14 are the Seller's sole and exclusive representations and warranties regarding employee benefits matters.
Section 4.15  Employment Matters; Independent Contractors.
(a)      Section 4.15(a) of the Disclosure Schedule contains a list of all persons who are employees, consultants, or contractors of the Business as of the date hereof, and sets forth for each such individual the following:  (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof.  All commissions and bonuses payable to employees, consultants, or contractors of the Business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Seller with respect to any commissions, bonuses or increases in compensation.
(b)      Seller is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of the Employees. Since January 1, 2012, there has not been, nor, to Seller's Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of the Employees.

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(c)       Seller is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees.
(d)      The representations and warranties set forth in this Section 4.15 are the Seller's sole and exclusive representations and warranties regarding employment and independent contractor matters.
Section 4.16  Taxes.
(a)       All material Tax Returns required to be filed by or on behalf of the Seller have been duly filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all material Taxes payable by or on behalf of the Seller have been fully and timely paid.  With respect to any period for which Tax Returns of or relating to any Seller have not been filed or for which Taxes are not yet due or owing, the Seller has made due and sufficient accruals for such Taxes in its books and records.
(b)      There are no material Encumbrances for Taxes on any of the assets of Seller other than Permitted Encumbrances for Taxes not yet due or payable.
(c)       Seller has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.
(d)      There is no ongoing audit or examination or other investigation by any Governmental Authority of the Tax liability of Seller and there is no dispute or claim concerning any Tax liability of Seller either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Seller has Knowledge.  No Tax Return of Seller has been audited or is currently the subject of an audit.  Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency
(e)       All deficiencies asserted or assessments made as a result of any examinations by any Governmental Authority of the Tax Returns of, or including, Seller have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has the Seller received any notice from any Governmental Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a Governmental Authority in any prior examination of Seller which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

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(f)        No claim has ever been made by any jurisdiction in which any Seller did not file Tax Returns that such Seller is or may be subject to taxation by that jurisdiction.
(g)      Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.
(h)      The representations and warranties set forth in this Section 4.16 are the Seller's sole and exclusive representations and warranties regarding tax matters.
Section 4.17  Brokers. Except for Raymond James Financial, Inc. and Oppenheimer & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.
Section 4.18  No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV (including the related portions of the Disclosure Schedule), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer and its Representatives (including any information, documents or material made available to Buyer, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.
ARTICLE V
 REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.
Section 5.01  Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.
Section 5.02  Authority of Buyer. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 5.03  No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party. No material Consent, Permit or Governmental Order is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
Section 5.04  Brokers. Except for John Vance of MedDx Strategy Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.
Section 5.05  Sufficiency of Funds. Buyer or its sole corporate parent, Venaxis, Inc., has sufficient cash on hand or other sources of immediately available funds to enable Buyer to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.
Section 5.06  Legal Proceedings. There are no Actions, pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
Section 5.07  No Other Representations and Warranties.   Except for the representations and warranties contained in this ARTICLE V, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer or any representation or warranty arising from statute or otherwise in law.
ARTICLE VI
 COVENANTS
Section 6.01  Employees and Employee Benefits.

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(a)    Buyer shall, or shall cause an Affiliate of Buyer to, offer employment effective on the Closing Date, to all Employees, including Employees who are absent due to vacation, family leave, short-term disability or other approved leave of absence (the Employees who accept such employment and commence employment on the Closing Date, the "Transferred Employees").
(b)   During the period commencing on the Closing Date and ending on the date which is twelve (12) months from the Closing (or if earlier, the date of the Transferred Employee's termination of employment with Buyer or an Affiliate of Buyer), Buyer shall, or shall cause an Affiliate of Buyer to, provide each Transferred Employee with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by Seller immediately prior to the Closing; (ii) target bonus opportunities (excluding equity-based compensation), if any, which are no less than the target bonus opportunities (excluding equity-based compensation) provided by Seller immediately prior to the Closing; (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by Seller immediately prior to the Closing; and (iv) severance benefits that are no less favorable than the practice, plan or policy in effect for such Transferred Employee immediately prior to the Closing.
(c)   With respect to any employee benefit plan maintained by Buyer or an Affiliate of Buyer (collectively, "Buyer Benefit Plans") for the benefit of any Transferred Employee, effective as of the Closing, Buyer shall, or shall cause its Affiliate to, recognize all service of the Transferred Employees with Seller, as if such service were with Buyer, for vesting, eligibility and accrual purposes; provided, however, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.
(d)   Effective as soon as practicable following the Closing Date, Seller, or any applicable Affiliate, shall effect a transfer of assets and liabilities (including outstanding loans) from the defined contribution retirement plan that it maintains to the defined contribution retirement plan maintained by Buyer, with respect to the Transferred Employees, in connection with the transactions contemplated by this Agreement. Any such transfer shall be in an amount sufficient to satisfy Section 414(l) of the Code. Upon the transfer of assets and liabilities into Buyer's plan, all transferred account balances from Seller's plan shall become fully vested.
(e)   Effective as of the Closing, the Transferred Employees shall cease active participation in the Benefit Plans.
(f)   Buyer and Seller intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Employee who accepts an employment offer by Buyer that is consistent with the requirements of Section 6.01(b), including for purposes of any Benefit Plan that provides for separation, termination or severance benefits, and that each such Employee will have continuous employment immediately before and immediately after the Closing. Buyer shall be liable and hold the Seller harmless for: (i) any statutory, common law, contractual or other severance with respect to any Employee, other than an Employee who has received an offer of employment by Buyer on terms and conditions consistent with Section 6.01(b) hereof and declines such offer; and (ii) any claims relating to the employment of any Transferred Employee arising in connection with or following the Closing.

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(g)     This Section 6.01 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.01, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.01. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.01 shall not create any right in any Transferred Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever except as provided under Section 6.01(b).
Section 6.02  Confidentiality. Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement.
Section 6.03  Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 6.04  Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer, provided, however that on or prior to the Closing Date, Seller shall provide Buyer a certificate or notice from the Department of Revenue of Colorado, and any other state in which Seller does business, that reflects that all sales and use Taxes due and payable prior to the Closing have been paid by Seller.
Section 6.05  Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (collectively, "Transfer Taxes") shall be borne and paid by Buyer when due. Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required in connection with the payment of Transfer Taxes. The party responsible for paying any Transfer Taxes (the "Responsible Party") will cause such Transfer Taxes to be timely paid to the applicable Governmental Authority.  The other party shall pay to the Responsible Party its share of the Transfer Taxes paid by the Responsible Party within (5) five days of the request for payment by the Responsible Party. Seller and Buyer, as appropriate shall execute and deliver all instruments and certificates reasonably necessary to enable the other to comply with any filing requirements relating to any such Transfer Taxes, and to claim any exemption from Transfer Taxes.
Section 6.06  Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

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Section 6.07  Amendment to CLIA Certificate.   As soon as practicable after the Closing Date, but not later than thirty (30) days after the Closing Date, Buyer shall file Form CMS-116 ("Form CMS-116") with the Colorado Department of Public Health & Environment, Laboratory Services Division, effectuating the transfer of Seller's certificate of registration under the Clinical Laboratory Improvement Amendments ("CLIA") (the "CLIA Certificate") to Buyer. Buyer shall ensure that all corrections necessary to comport with CLIA and any other applicable Law, including any change in the lab manager, are made to the CLIA Certificate. Seller shall cooperate with Buyer as necessary, to prepare Form CMS-116 and any supporting documentation, whether prior to or after the Closing.
ARTICLE VII
 CONDITIONS TO CLOSING
Section 7.01    Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)      Venaxis shall be received approval form the Securities and Exchange Commission of the proxy statement and the registration statement on Form S-4 filed by Venaxis.
(b)     Venaxis shall have received the affirmative vote of the requisite shareholders of Venaxis to consummate the transactions contemplated under (A) the Share Sale Agreements and (B) the Investment Agreements with certain shareholders of Strand pursuant to which Venaxis will purchase shares of Strand from the shareholders and such shareholders will reinvest the cash consideration received from the sale of shares into Venaxis (collectively, the "Sale and Reinvestment Transaction").
(c)      The prior closing of the first tranche of the Sale and Reinvestment Transaction pursuant to which Venaxis shall own at least fifty-one percent (51%) of the total issued and outstanding shares of Strand (excluding the ESOP Shares).
(d)      No Action shall have been commenced against the Buyer or the Seller, which would prevent the Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(e)     The execution of (A) the Share Sale Agreements and (B) the Investment Agreements with all of the remaining shareholders of Strand who are willing to sign such agreements pursuant to which Venaxis will purchase shares of Strand from such shareholders and such shareholders will reinvest the cash consideration received from the sale of shares into Venaxis upon the closing of the first and/or second tranche of the Sale and Reinvestment Transaction, as a result of which Venaxis shall own over 90% of each class of shares of Strand (excluding the ESOP Shares).

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(f)       The Purchase Price has been agreed upon by Buyer and Seller.
(g)      The Master Agreement shall be in full force and effect and shall not have been terminated by either party.
Section 7.02  Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:
(a)      The representations and warranties of Seller contained in ARTICLE IV shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
(b)      Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)      Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a).
(d)      Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the "Seller Closing Certificate").
(e)      Seller shall have received all Consents from the Persons set forth in Section 4.03 of the Disclosure Schedule, in each case, in form and substance reasonably satisfactory to Buyer, and no such Consent shall have been revoked.
(f)       Seller shall have received resolutions passed by the Board of Directors of Strand (which has the affirmative vote of the nominee director of Biomark Mauritius Investment Holding Company as required under the Restated Shareholders' Agreement dated December 22, 2014) for the transfer of all or substantially all of the assets of Seller as contemplated hereby.
(g)      Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

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(h)      Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.
(i)        Venaxis shall not have received a Venaxis Superior Offer (as such term is defined in the Master Agreement).
Section 7.03  Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:
(a)      The representations and warranties of Buyer contained in ARTICLE V shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
(b)      Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)      Buyer shall have delivered to Seller the Purchase Price, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).
(d)      Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the "Buyer Closing Certificate").
(e)      Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.
(f)        Strand shall not have received a Strand Superior Offer (as such term is defined in the Master Agreement).

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ARTICLE VIII
 [RESERVED]
ARTICLE IX
 TERMINATION
Section 9.01  Termination. This Agreement may be terminated at any time prior to the Closing:
(a)            upon termination of the Master Agreement;
(b)            by the mutual written consent of Seller and Buyer;
(c)            by Buyer by written notice to Seller if:
(i)    Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure cannot be cured by Seller by April 5, 2016 (or other date the parties may agree upon in writing, in their sole and absolute discretion) (the "Drop Dead Date"); or
(ii)   any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(d)      by Seller by written notice to Buyer if:
(i)    Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or
(ii)    any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(e)       by Buyer or Seller in the event that:
(i)     there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or
(ii)    any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

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Section 9.02  Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a)       as set forth in this ARTICLE IX, Section 6.02 and Article X hereof; and
(b)      that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof.
ARTICLE X
 MISCELLANEOUS
Section 10.01  Expenses. Except as otherwise expressly provided herein (including Section 6.05 hereof), all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 10.02  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
If to Seller:	Strand Genomics, Inc. 12635 East Montview Boulevard, Suite 370 Aurora, CO 80045 Facsimile: (720) 496-4867 E-mail: thiru@strandls.com Attention: Thiru Reddy, Chief Operating Officer
with a copy (which shall not constitute notice) to:	Baker & Hostetler LLP 45 Rockefeller Plaza New York, NY 10111-0100 Facsimile: (212) 589-4201 E-mail: rkhanna@bakerlaw.com Attention: Rajiv Khanna

If to Buyer:	Venaxis Sub Inc. 1585 South Perry Street Castle Rock, CO 80104 Facsimile: (303) 798-8332 E-mail: slundy@venaxis.com Attention: Stephen Lundy, Chief Executive Officer and President

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with a copy (which shall not constitute notice) to:	Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 Facsimile: (215) 864-8999 E-mail: mullany@ballardspahr.com Attention: Mary J. Mullany
Section 10.03  Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. (a) References herein to "days," unless otherwise indicated, are to consecutive calendar days.  All accounting terms not specifically defined herein shall, to the extent not inconsistent with the express terms of this Agreement, be construed in conformity with GAAP.  The terms defined in the singular herein shall have a comparable meaning when used in the plural, and vice versa.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and words denoting any gender shall include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 10.04  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.05  Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 10.06  Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.
Section 10.07  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 10.08  No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.09  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.10  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York  without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction), except Section 5-1401 of the New York General Obligations Law.
(b)   ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).
Section 10.11  Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 10.12  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 10.13  Disclosure Schedule.  The only exceptions to, or disclosures in connection with, the representations and warranties made in ARTICLE IV are those set forth in the Disclosure Schedule.  Any fact or item which is disclosed in any Section of the Disclosure Schedule shall be deemed to be disclosed in any other Section of the Disclosure Schedule only to the extent that it is disclosed in such a way as to make its applicability to information called for by such other Section of the Disclosure Schedule readily apparent on its face.  The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to the Seller.

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Section 10.14  Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Closing. This Section 10.14 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Closing.
Section 10.15  Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
SELLER: STRAND GENOMICS, INC.
By /s/ Thiru Reddy Name: Thiru Reddy Title: Chief Financial Officer
BUYER: VENAXIS SUB INC.
By /s/ Stephen T. Lundy Name: Stephen T. Lundy Title: Chief Executive Officer and President

Annex D

STRAND LIFE SCIENCES, INC.
 2016 STOCK OPTION PLAN

ARTICLE 1
PURPOSE
The purpose of the Strand Life Sciences, Inc. 2016 Stock Option Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Strand Life Sciences, Inc. (the “Company”) by aligning the individual interests of designated employees with those of Company shareholders.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1            “Administrator” means the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 8.6, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2            “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.3            “Award” means an Option award granted under this Plan.
2.4            “Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.5            “Board” means the Board of Directors of the Company.
2.6            “Change in Control” means and includes each of the following:
(a)            A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

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(b)            The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)            which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)            after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(b)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(c)            The Company’s shareholders approve a liquidation or dissolution of the Company.
2.7            “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.8            “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 8.1.
2.9            “Common Stock” means the common stock of the Company, no par value.
2.10          “Company” has the meaning set forth in Article 1.  Prior to the First Closing, the Company was formerly known as Venaxis, Inc., a Colorado corporation.
2.11          “Consultant” means any Participant that becomes a consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

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2.12            “Effective Date” means the day this Plan is first approved by the Company’s shareholders in accordance with the requirements of the NASDAQ Capital Market Corporate Governance Rules.
2.13            “Equity Restructuring” means a nonreciprocal transaction between the Company and all of its then-current shareholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.14            “ESOP Options” means the stock options granted to directors and employees of Strand under the Strand Employees Stock Ownership Plans aggregating to 1,422,148 stock options.
2.15            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.16            “Expiration Date” has the meaning given to such term in Section 9.1.
2.17            “First Closing” means the date on which the transactions contemplated by and under the Master Agreement and the other Transaction Agreements (as defined in the Master Agreement) other than the Second Closing Agreements (as defined in the Master Agreement) are consummated.
2.18            “Master Agreement” means that certain Master Agreement, dated January 26, 2016, by and among Strand and Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand, on the one hand, and the Company, on the other hand
2.19            “Option” means a right to purchase Shares at a specified exercise price, granted under Article 5. All Options are non-qualified stock options under the Code in that no Option is intended to qualify as an incentive stock option or conform to the applicable provisions of Section 422 of the Code.
2.20            “Option Term” has the meaning set forth in Section 5.3.
2.21            “Participant” means any director, officer or other employee of Strand as of the First Closing who holds ESOP Options.
2.22            “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.
2.23            “Plan” has the meaning set forth in Article 1.
2.24            “Securities Act” means the Securities Act of 1933, as amended.

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2.25            “Shares” means shares of Common Stock.
2.26            “Strand” means Strand Life Sciences Private Limited, an Indian private limited company and majority-owned Subsidiary of the Company.
2.27            "Strand Employee Stock Ownership Plans" means the Strand Employees Stock Option Plan of 2003, 2006, 2007 and 2013.
2.28            “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.29            “Termination of Service” means:
(a)            As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)            As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service as a Consultant to the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service.  For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3
SHARES SUBJECT TO THE PLAN
Number of Shares.  Subject to adjustment as provided in Section 9.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 9,343,650 shares of Common Stock.  To the extent all or a portion of an Award is forfeited, expires or lapses for any reason, or is settled for cash without delivery of Shares to the Participant, such Shares shall no longer be reserved under this Plan, and shall not be available for the future grant of an Award pursuant to the Plan.

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3.2            Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
ARTICLE 4
GRANTING OF AWARDS
4.1            Participation. The Participants set forth on Schedule 5.1 to this Plan shall be the individuals eligible to receive Awards under this Plan, with all Awards to be made as of the First Closing Date.
4.2            Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award and the provisions applicable in the event of the Participant’s Termination of Service.
4.3            At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Consultant to, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.
ARTICLE 5
GRANTING OF OPTIONS
5.1            Granting of Options to Eligible Individuals. In accordance with the Master Agreement requirements, and in satisfaction of the termination of the ESOP Options, the Administrator is authorized to grant Options to the Participants set forth, as of the Effective Date, on Schedule 5.1 to this Plan as of the First Closing.
5.2            Option Exercise Price.  The exercise price per Share subject to each Option shall be as set forth on Schedule 5.1.
5.3            Option Term.  The term of each Option (the “Option Term”) shall be as set forth on Schedule 5.1.
5.4            Option Vesting.
(a)            The vesting schedule of each Option shall be as set forth on Schedule 5.1.
(b)            No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service.

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(c)            Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Options will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise.
ARTICLE 6
EXERCISE OF OPTIONS
6.1            Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
6.2            Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)            A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)            Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)            In the event that the Option shall be exercised pursuant to Section 7.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)            Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 7.1 and 7.2.
6.3            Effect of Termination of Service.  Effective upon the date of Termination of Service, all unvested Options shall immediately expire and be forfeited.  All vested Options shall remain exercisable by the Participant for ninety (90) days following the date of Termination of Service.

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ARTICLE 7
ADDITIONAL TERMS OF AWARDS
7.1            Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a fair market value (as determined by the Administrator) on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.
7.2            Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.
7.3            Transferability of Awards.
(a)            Except as otherwise provided in Sections 7.3(b) and 7.3(c):
(i)            No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Award has been exercised;
(ii)            No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 7.3(a)(i); and

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(iii)            During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to such Participant under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)            Notwithstanding Section 7.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee without the consent of the Administrator shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.
(c)            Notwithstanding Section 7.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan or any Award Agreement otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is filed with the Administrator prior to the Participant’s death.

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7.4            Conditions to Issuance of Shares.
(a)            Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)            All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures may be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.
(c)            The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)            No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)            Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.5            Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:
(a)            (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award); and

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(b)            All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
ARTICLE 8
ADMINISTRATION
8.1            Administrator. The Compensation Committee of the Board (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 8.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 8.6.
8.2            Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee has the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 7.5. Any such grant or award under the Plan need not be the same with respect to each Participant.

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8.3            Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
8.4            Authority of Administrator. Subject to the Company’s Amended and Restated Bylaws, the charter of the Committee and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)            Subject to compliance with Schedule 5.1, determine the terms and conditions of any Award granted pursuant to the Plan, based on such considerations as the Administrator in its sole discretion determines, and amend any existing Awards;
(b)            Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(c)            Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(d)            Decide all other matters that must be determined in connection with an Award;
(e)            Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(f)            Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;
(g)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(h)            Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 9.2.

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8.5            Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
8.6            Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 8.6 shall serve in such capacity at the pleasure of the Board and the Committee (to the extent the Committee delegated its authority to the delegatee).
ARTICLE 9
MISCELLANEOUS PROVISIONS
9.1            Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 9.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 9.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, or otherwise amend or modify the Plan in a manner requiring shareholder approval under Applicable Law. Except as provided in Section 7.5, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date of the Plan (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
9.2            Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)            In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to: (i)  the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

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(b)            In the event of any transaction or event described in Section 9.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)            To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 9.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)            To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

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(iv)            To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)            To provide that the Award cannot vest, be exercised or become payable after such event.
(c)            In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 9.2(a) and 9.2(b), the Administrator shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards, and/or the making of a cash payment. The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan). The adjustments provided under this Section 9.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(d)            Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, such Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.
(e)            In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause any or all of such Award (or portion thereof) to (i) terminate in exchange for cash, rights or other property pursuant to Section 9.2(b)(i) or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f)            The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(g)            No adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

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(h)            The existence of the Plan, an Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(i)            In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to sixty (60) days prior to the consummation of any such transaction.
9.3            Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s shareholders at a special meeting of shareholders to be held in 2016.  The date of such shareholder approval shall be the Effective Date of the Plan, and added to this Plan on such date.
9.4            No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
9.5            Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
9.6            Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

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9.7            Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
9.8            Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
9.9            Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Colorado without regard to conflicts of laws thereof or of any other jurisdiction.
9.10            No Right to Awards. No person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat persons uniformly.
9.11            Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
9.12            Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Amended and Restated Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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9.13            Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
9.14            Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

The Effective Date of the Plan is:  _____ __, 2016.
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Annex E

STRAND LIFE SCIENCES, INC.
 2016 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE
The purpose of the Strand Life Sciences, Inc. 2016 Equity Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Strand Life Sciences, Inc., formerly known as Venaxis, Inc. (the “Company”) by aligning the individual interests of the members of the Board, Employees, and Consultants with those of Company shareholders and by providing such individuals with an equity-based incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1            “Administrator” means the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2            “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.3            “Award” means an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance award, a Dividend Equivalent award, or a Stock Payment award, which may be awarded or granted under the Plan (collectively, “Awards”).
2.4            “Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.5            “Board” means the Board of Directors of the Company.

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2.6            “Change in Control” means and includes each of the following:
(a)            A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)            The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)            which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)            after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(b)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(c)            The Company’s shareholders approve a liquidation or dissolution of the Company.
In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

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2.7              “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.8              “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 12.1.
2.9              “Common Stock” means the common stock of the Company, no par value.
2.10            “Company” means Strand Life Sciences, Inc., formerly known as Venaxis, Inc., a Colorado corporation.
2.11            “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.12            “Director” means a member of the Board, as constituted from time to time.
2.13            “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.14            “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.15            “Effective Date” means the day this Plan is first approved by the Company's shareholders in accordance with the requirements of the NASDAQ Capital Market Corporate Governance Rules.
2.16            “Eligible Individual” means any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
2.17            “Employee” means any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.18            “Equity Restructuring” means a nonreciprocal transaction between the Company and all of its then-current shareholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

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2.19            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.20            “Expiration Date” has the meaning given to such term in Section 13.1.
2.21            “Fair Market Value” means, as of any given date, the value of a Share determined as follows:
(a)            If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market and the NASDAQ Capital Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)            If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)            If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Board or Committee in good faith.
2.22            “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.23            “Holder” means a person who has been granted an Award.
2.24            “Incentive Stock Option” means an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.25            “Non-Employee Director” means a Director of the Company who is not an Employee.
2.26            “Non-Employee Director Compensation Program” has the meaning set forth in Section 4.5.
2.27            “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

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2.28            “Option” means a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.29            “Option Term” has the meaning set forth in Section 5.4.
2.30            “Performance Award” means a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
2.31            “Performance Goals” means, for a Performance Period, one or more goals established by the Administrator for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.
2.32            “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.
2.33            “Performance Stock Unit” means a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.
2.34            “Permitted Transferee” means, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.
2.35            “Plan” has the meaning set forth in Article 1.
2.36            “Prior Plan” means the Venaxis, Inc. 2002 Stock Option Plan, as such plan has been amended from time to time.
2.37            “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.
2.38            “Program” means any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.39            “Restricted Stock” means Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.40            “Restricted Stock Units” means the right to receive Shares awarded under Article 8.
2.41            “Securities Act” means the Securities Act of 1933, as amended.

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2.42            “Separation From Service” means a termination of the employment or other service relationship of an Eligible Individual with the Company meeting the requirements of Section 409(a)(2)(A)(i) of the Code.
2.43            “Shares” means shares of Common Stock.
2.44            “Stock Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.1.
2.45            “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.46            “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.
2.47            “Termination of Service” means:
(a)            As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)            As to a Non-Employee Director, the time when a Holder who is a Non‑Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)            As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service as a Consultant or Non-Employee Director with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1            Number of Shares.
(a)            Subject to adjustment as provided in Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 8,000,000 shares of Common Stock; plus (ii) any Shares which as of the Effective Date are subject to awards granted under the Prior Plan which are forfeited, or lapse unexercised; provided, however, no more than 8,000,000 Shares may be issued upon the exercise of Incentive Stock Options.  From and after the Effective Date, no future awards shall be granted under the Prior Plan; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the Prior Plan.
(b)            To the extent all or a portion of an Award is forfeited, expires or lapses for any reason, or is settled for cash without delivery of Shares to the Holder, any Shares subject to such Award, or portion thereof, to the extent of such forfeiture, expiration, lapse or cash settlement, shall again be or shall become, as applicable, available for the future grant of an Award pursuant to the Plan. Any Shares repurchased by or surrendered to the Company pursuant to Section 7.4 or in connection with any Prior Plan Award so that such Shares are returned to the Company shall again be or shall become, as applicable, available for the future grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)            Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

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3.2            Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
ARTICLE 4
GRANTING OF AWARDS
4.1            Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.5 regarding the grant of Awards pursuant to the Non‑Employee Director Compensation Program, no Eligible Individual has any right to be granted an Award pursuant to the Plan.
4.2            Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3            Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4            At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

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4.5            Non-Employee Director Awards. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Compensation Program”), subject to the limitations of the Plan. The Non-Employee Director Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Compensation Program may be modified by the Administrator from time to time in its sole discretion.
4.6            Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5
GRANTING OF OPTIONS
5.1            Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2            Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee. No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
5.3            Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

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5.4            Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.
5.5            Option Vesting.
(a)            The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any performance criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.
(b)            No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.
(c)            Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Options will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise.
5.6            Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

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ARTICLE 6
EXERCISE OF OPTIONS
6.1            Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
6.2            Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)            A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)            Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)            In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)            Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.
6.3            Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of the grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.
6.4            Effect of Termination of Service.  Effective upon the date of Termination of Service, all unvested Options shall immediately expire and be forfeited.  All vested Options shall remain exercisable by the Participant for ninety (90) days following the date of Termination of Service.

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ARTICLE 7
AWARD OF RESTRICTED STOCK
7.1            Award of Restricted Stock.
(a)            The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)            The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
7.2            Rights as Shareholder. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3.
7.3            Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.  Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Restricted Stock will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise.

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7.4            Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.  Subject to the foregoing, all unvested or unearned Restricted Stock shall immediately expire and be forfeited on the date of Termination of Service, unless this provision is amended by the Administrator in the Award Agreement.
7.5            Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.
7.6            Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8
AWARD OF RESTRICTED STOCK UNITS
8.1            Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2            Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.3            Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

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8.4            Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.  Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Restricted Stock Units will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise
8.5            No Rights as a Shareholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the applicable Award Agreement.
8.6            Dividend Equivalents.  Subject to Section 9.2, the Administrator, in its sole discretion, may provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.
8.7            Effect of Termination of Service.  Effective upon the date of Termination of Service, all unvested or unearned Restricted Stock Units shall immediately expire and be forfeited, unless this provision is amended by the Administrator in the Award Agreement.
ARTICLE 9
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS
9.1            Performance Awards.
(a)            The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to specific performance criteria determined by the Administrator on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

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(b)            Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
9.2            Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.
9.3            Term. The term of a Performance Award or Dividend Equivalent Award shall be established by the Administrator in its sole discretion.
9.4            Purchase Price. The Administrator may establish the purchase price of a Performance Award.
9.5            Termination of Service. A Performance Award or a Dividend Equivalent Award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award and/or Dividend Equivalent Award may be distributed subsequent to the Holder’s Termination of Service subject to terms and conditions determined by the Administrator; provided that such Termination of Service also qualifies as a Separation From Service if applicable under Section 409A of the Code.
ARTICLE 10
STOCK PAYMENT AWARDS
10.1            Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more specific performance criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company shareholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

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10.2            Term. The term of a Stock Payment Award shall be established by the Administrator in its sole discretion.
10.3            Purchase Price. The Administrator may establish the purchase price of a Stock Payment Award.
10.4            Termination of Service. A Stock Payment Award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Stock Payment Award may be distributed subsequent to the Holder’s Termination of Service subject to terms and conditions determined by the Administrator, provided that such Termination of Service also qualifies as a Separation From Service if applicable under Section 409A of the Code.
ARTICLE 11
ADDITIONAL TERMS OF AWARDS
11.1            Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2            Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.

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11.3            Transferability of Awards.
(a)            Except as otherwise provided in Sections 11.3(b) and 11.3(c):
(i)            No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)            No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii)            During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)            Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee without the consent of the Administrator shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

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(c)            Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, any Program or any Award Agreement otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.
11.4            Conditions to Issuance of Shares.
(a)            Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)            All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures may be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.
(c)            The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)            No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)            Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

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11.5            Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:
(a)            (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award); and
(b)            All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
ARTICLE 12
ADMINISTRATION
12.1            Administrator. The Compensation Committee of the Board (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

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12.2            Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee has the power to interpret the Plan, the Programs and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, are required to be determined in the sole discretion of the Committee.
12.3            Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4            Authority of Administrator. Subject to the Company’s Amended and Restated Bylaws, the charter of the Committee and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)            Designate Eligible Individuals to receive Awards;
(b)            Determine the type or types of Awards to be granted to each Eligible Individual;

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(c)            Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)            Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines, and amend any existing Awards;
(e)            Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)            Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)            Decide all other matters that must be determined in connection with an Award;
(h)            Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)            Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)            Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.
12.5            Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement, and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
12.6            Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee (to the extent the Committee delegated its authority to the delegatee).

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ARTICLE 13
MISCELLANEOUS PROVISIONS
13.1            Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, or otherwise amend or modify the Plan in a manner requiring shareholder approval under Applicable Law. Except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date of the Plan (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
13.2            Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)            In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to: (i)  the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)            In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

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(i)            To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)            To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)            To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v)            To provide that the Award cannot vest, be exercised or become payable after such event.
(c)            In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b), the Administrator shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards, and/or the making of a cash payment. The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

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(d)            Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 13.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.
(e)            In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause any or all of such Award (or portion thereof) to (i) terminate in exchange for cash, rights or other property pursuant to Section 13.2(b)(i) or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f)            The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(g)            No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(h)            The existence of the Plan, a Program, an Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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(i)            No other action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.
(j)            In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to sixty (60) days prior to the consummation of any such transaction.
13.3            Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s shareholders at a special meeting of shareholders to be held in 2016.  The date of such shareholder approval shall be the Effective Date of the Plan, and added to this Plan on such date.
13.4            No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
13.5            Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6            Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7            Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

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13.8              Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9              Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Colorado without regard to conflicts of laws thereof or of any other jurisdiction.
13.10            Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.  Notwithstanding anything else in this Plan, if the Committee determines that an Employee is a “specified employee” under Section 409A of the Code at the time of such Employee’s Separation From Service, and the amount to be paid or distributed is “deferred compensation” under Section 409A of the Code, then any distribution that otherwise would be made to such Employee with respect to an Award hereunder, shall not be made until the date that is six months after the Separation From Service, or the Employee’s death, if earlier.
13.11            No Right to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
13.12            Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

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13.13            Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Amended and Restated Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14            Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15            Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

The Effective Date of the Plan is:  _____ __, 2016.

27

Appendix 1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
STRAND LIFE SCIENCES, INC.
Pursuant to the provisions of the Colorado Business Corporation Act, Section 7-110-107 of the Colorado Revised Statutes, Venaxis, Inc., the name of the corporation immediately prior to the change of the name of the corporation to Strand Life Sciences, Inc. as reflected below, hereby adopts the following Amended and Restated Articles of Incorporation:
FIRST:                         The name of the corporation is Strand Life Sciences, Inc.
SECOND:                  The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado.  In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.  The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.
THIRD:                          (1)      The aggregate number of shares which the corporation shall have authority to issue is [60,000,000] [75,000,000] [200,000,000] shares of common stock.  The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act.  The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.
a.              Each shareholder of record shall have one vote for each share of stock standing in his, her or its name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting shall not be permitted in the election of directors or otherwise.
b.              Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.
FOURTH:          The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one.

1

FIFTH:                         The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.
a.            Conflicting Interest Transactions.  As used in this paragraph, “conflicting interest transaction” means any of the following:  (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest.  No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose if:  (A) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.
b.            Loans and Guaranties for the Benefit of Directors.  Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.  The requirements of this paragraph b. are in addition to, and not in substitution for, the provisions of paragraph a. of Article FIFTH.
c.            Indemnification.  The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or an employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request.  The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

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d.            Limitation on Director’s Liability.  No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:  (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes § 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes § 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes § 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.
e.            Negotiation of Equitable Interests in Shares or Rights.  Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes § 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.  By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes § 7-107-204 or any similar applicable law, he shall not be entitled:  (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation.  Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes § 7-113 -101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

3

Appendix 2

Reverse Stock Split Amendment if Implemented
[THIRD:                          (1)            The aggregate number of shares which the corporation shall have authority to issue is [60,000,000] [75,000,000] [200,000,000] shares of common stock.  The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act.  The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.]
(c)            Combination and Reverse Stock Split.  Upon the filing and effectiveness of this amendment and restatement of this corporation’s Articles of Incorporation (the “Effective Time”) pursuant to Colorado law, each _____ (__) shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof.  This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to the nearest whole share.  Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post combination shares. Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination, or, in the event of a fractional share, the nearest whole share.  In connection with the combination, the authorized number of shares of common stock of this corporation has been amended as set forth in the first sentence of this Article THIRD (1).

1

Appendix 3

NEIDIGER, TUCKER, BRUNER INC. Investment Bankers Member FINRA/SIPC	9540 South Maroon Circle, Suite 250 Englewood , CO 80112-5731 (303) 825-1825 • (800) 525-3086 Fax (303) 825-3789
January 19, 2016

The Board of Directors
Attn:  Mr. Stephen T. Lundy,
Chief Executive Officer and President
Venaxis, Inc.
1585 South Perry Street
 Castle Rock, CO 80104

To the Board of Directors,

The Board of Directors of Venaxis, Inc., a Colorado Corporation (the “Company” or “Venaxis”) has requested our opinion as to the fairness, from a financial point of view, to the proposed business combination by and between Venaxis and Strand Life Sciences Private Limited, a private company with operations in the United States and India (“Strand”).  Venaxis has entered in to a Non-binding Term Sheet (“Term Sheet”) proposing a Business Combination (the “Transaction”) with Strand.  Assuming the Transaction is completed and a definitive Master Agreement by and between Strand Life Sciences Private Limited and Venaxis Inc. (the “Agreement”) is executed, the stockholders of Strand will be issued shares of Venaxis common stock.  The tentative terms further contemplate Venaxis will be the surviving corporation and all or at least 90%, of the issued and outstanding shares of common stock of Strand will be converted into shares of common stock of Venaxis.
Pursuant to the terms of the proposed Agreement, the Transaction would take place with two closings.  In the first closing, certain Strand stockholders owning at least 60% of the outstanding Strand shares would transfer Strand India shares to Venaxis, thereby making Strand India a majority-owned consolidated subsidiary of Venaxis.  The second closing would be a transfer of the remaining or substantially all of Strand India shares to Venaxis with the remaining Strand Shareholders.  Upon completion of the two closings and assuming 100% transfer of the Strand India shares and the consequent issue of shares by Venaxis, the Strand shareholders would collectively own 68% of Venaxis and the existing Venaxis shareholders would own 32% of the Company (‘‘Shareholder Ratio”).

The Board of Directors
Venaxis, Inc
January 19, 2016

The Transaction is subject to the Agreement being executed and the terms and conditions therein.  The Board of Directors of Venaxis requests that Neidiger, Tucker, Bruner, Inc. (“NTB”) render its opinion (the “Opinion”) as to the fairness of the Transaction from a financial point of view, to the shareholders of Venaxis.  NTB has been engaged by Venaxis for the purpose of rendering its Opinion solely for the use of the Board of Directors, senior management and shareholders of Venaxis and, except as otherwise contemplated herein.  We understand the Opinion will be included in shareholders proxy materials and/or included in other Securities and Exchange Commission filings.  NTB as part of its investment banking services, is regularly engaged in the valuation of businesses, securities and assets in connection with mergers, acquisitions, underwritings, sales and distribution of securities, private placements and valuations for other purposes.
NTB discloses that other than as contemplated in rendering the Opinion, we have not acted as a financial advisor to any party to the Transaction that is the subject of the Opinion, and will not receive compensation that is contingent upon the successful completion of the Transaction and/or serving as an advisor to the Transaction.  Further, NTB has not had any material relationships with any of the parties to the Transaction during the past two years or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between NTB and any party to the Transaction that is the subject of the Opinion.  NTB has relied on information obtained from the Company concerning Venaxis and Strand in formulating the Opinion and NTB has not independently verified the accuracy of such information.  The Opinion rendered was approved by a Fairness Committee of NTB.  The Opinion does not express an opinion about the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the company.
In arriving at our opinion, we have reviewed (i) a draft of the Master Agreement by and between Strand Life Sciences Private Limited and Venaxis Inc.; (ii) Strand Life Sciences Business Combination with Venaxis Non-binding Term Sheet; (iii) Venaxis SEC Form 10-K-A for the fiscal year ended December 31, 2014; (iv) Venaxis SEC Form 10-Q for the period ended September 30, 2015; (iv) Strand Corporate Overview presentation prepared by Strand management and/or Strand’s advisors; (v) Strand consolidated unaudited summary financial statements in USD for fiscal years ended March 31 for 2012, 2013, and 2014, (vi) Strand consolidated unaudited summary financial statement in USD for the nine months ended September 30, 2015; (vii) Strand consolidated financial statements in USD for fiscal years ended March 31 for 2014 and 2015; (vii) Strand Shareholders’ Agreement dated January 31, 2013 (viii) Strand Restated Shareholders’ Agreement dated December 22, 2014; (ix) Strand Form No PAS-4 Private Placement Letter dated November 24, 2014 (xi) certain internal financial analyses and forecasts prepared by the managements of, and/or the advisors to, the Company and Strand respectively; (xii) Frost and Sullivan report titled Next Generation Sequencing (NGS) Information Markets ‑ Competitive Landscape Assessment of Products and Services dated May 31, 2013; (xiii) other information including independent research for comparable and/or competitive companies to Strand involved in the medical diagnostic and life sciences tools industry (ixx) publicly available information concerning the business of Strand and of certain other companies engaged in businesses comparable to Strand; (xx) information including independent research coverage for the medical diagnostic and life sciences industry; and (xxi) other information we deemed relevant.

The Board of Directors
Venaxis, Inc
January 19, 2016

NTB also held discussions with members of the management of the Company with respect to the past and current business operations of the Company and Strand, the financial condition and future prospects and operations of the Company and Strand, and certain other matters we believed necessary or appropriate to our inquiry.  We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this Opinion.  In giving our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and Strand and or otherwise reviewed by us, and we have not assumed any responsibility or liability with regard to its accuracy.  We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us.  In relying on the financial analyses and forecasts provided to us, we have assumed that they are reasonable and prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company, Strand and/or outside parties as to the expected future result of operations and financial condition of the Company and Strand to which such analyses or forecasts relate.  Our Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect our opinion.  We express no opinion as to the future value of the Common Stock of Venaxis.  We have also assumed that the Transaction will have the tax consequences described to us in discussions with, and materials furnished to us by representatives of the Company.
On the basis of and subject to the foregoing and such other factors as we deem relevant, we are of the Opinion as of the date hereof that the Transaction contemplated whereby Strand and Venaxis will enter into a business combination as contemplated in the Agreement is fair and reasonable from a financial point of view to the shareholders of Venaxis, Inc.  This opinion is provided solely for the benefit of the Board of Directors, management, and current shareholders of Venaxis in connection with and for the purposes of the evaluation of the Transaction, and is not to be used or relied upon for any other purpose.  This opinion does not constitute a recommendation to any shareholder of Venaxis as to whether such shareholder should purchase, sell, or take any other action in relation to their ownership of Venaxis.

Sincerely,
NEIDIGER, TUCKER, BRUNER, INC.

/s/ Anthony B. Petrelli
Anthony B. Petrelli
 President

ABP/bGw